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                                                                     Exhibit 4



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            SHP ACQUISITION, L.L.C.,

                             SHP INVESTORS SUB, INC.

                                       AND

                         SUNSTONE HOTEL INVESTORS, INC.

                            DATED AS OF JULY 12, 1999
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                                TABLE OF CONTENTS

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ARTICLE 1         THE MERGER......................................................................................2
         1.1      The Merger......................................................................................2
         1.2      Closing.........................................................................................2
         1.3      Effective Time..................................................................................3
         1.4      Effect of Merger on Charter and Bylaws..........................................................3
         1.5      Directors and Officers..........................................................................3
         1.6      Effect on Shares................................................................................3
         1.7      Merger Consideration............................................................................3
         1.8      Transactions Relating to Seller Partnership.....................................................5
         1.9      Exchange of Certificates........................................................................5
         1.10     Further Assurances..............................................................................6

ARTICLE 2         REPRESENTATIONS AND WARRANTIES OF SELLER........................................................7
         2.1      Organization, Standing and Power of Seller......................................................7
         2.2      Seller Subsidiaries/Investments.................................................................7
         2.3      Capital Structure...............................................................................8
         2.4      Authority; Noncontravention; Consents..........................................................10
         2.5      SEC Documents; Financial Statements; Undisclosed Liabilities...................................11
         2.6      Absence of Certain Changes or Events...........................................................12
         2.7      Litigation.....................................................................................13
         2.8      Properties.....................................................................................13
         2.9      Environmental Matters..........................................................................15
         2.10     Related Party Transactions.....................................................................16
         2.11     Employee Benefits..............................................................................16
         2.12     Employee Matters...............................................................................18
         2.13     Taxes..........................................................................................18
         2.14     No Payments to Employees, Officers or Directors................................................20
         2.15     Brokers........................................................................................20
         2.16     Compliance With Laws...........................................................................20
         2.17     Contracts; Debt Instruments....................................................................21
         2.18     Opinion of Financial Advisor...................................................................22
         2.19     State Takeover Statutes........................................................................22
         2.20     Proxy Statement and Information Statement......................................................23
         2.21     Investment Company Act of 1940.................................................................23
         2.22     Definition of Knowledge of Seller..............................................................23
         2.23     Insurance......................................................................................23
         2.24     Board Recommendation...........................................................................23
         2.25     Representations in Partnership Merger Agreement................................................24

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER.............................................24
         3.1      Organization, Standing and Power of Parent and Buyer...........................................24
         3.2      Ownership of Parent, Buyer and Holdings........................................................25
         3.3      Authority; Noncontravention; Consents..........................................................25

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
         3.4      Litigation.....................................................................................26
         3.5      Undisclosed Liability..........................................................................26
         3.6      Brokers........................................................................................26
         3.7      Compliance With Laws...........................................................................26
         3.8      Contracts; Debt Instruments....................................................................27
         3.9      Solvency.......................................................................................27
         3.10     Proxy Statement and Information Statement......................................................27
         3.11     Investment Company Act of 1940.................................................................27
         3.12     Ownership of Stock in Seller...................................................................27
         3.13     Definition of Knowledge........................................................................28
         3.14     Sufficient Funds...............................................................................28
         3.15     Representations in Partnership Merger Agreement................................................28

ARTICLE 4         COVENANTS......................................................................................28
         4.1      Acquisition Proposals..........................................................................28
         4.2      Conduct of Seller's Business Pending Merger....................................................30
         4.3      Conduct of Parent's and Buyer's Business Pending Merger........................................33
         4.4      Other Actions..................................................................................33
         4.5      Private Placement..............................................................................34
         4.6      Escrow Arrangement.............................................................................34
         4.7      Seller Partnership Actions.....................................................................34
         4.8      Pro Formas.....................................................................................34

ARTICLE 5         ADDITIONAL COVENANTS...........................................................................34
         5.1      Preparation of the Proxy Statement; Seller Stockholders Meeting................................34
         5.2      Access to Information; Confidentiality.........................................................36
         5.3      Reasonable Best Efforts; Notification..........................................................36
         5.4      Public Announcements...........................................................................39
         5.5      Transfer Taxes.................................................................................39
         5.6      Benefit Plans..................................................................................39
         5.7      Indemnification................................................................................40
         5.8      Declaration of Dividends and Distributions.....................................................41
         5.9      Resignations...................................................................................42
         5.10     Stockholder Claims.............................................................................42
         5.11     Seller Franchise Agreements and Leases.........................................................42
         5.12     Cooperation with Proposed Financings...........................................................42

ARTICLE 6         CONDITIONS.....................................................................................43
         6.1      Conditions to Each Party's Obligation to Effect the Merger.....................................43
         6.2      Conditions to Obligations of Parent and Buyer..................................................43
         6.3      Conditions to Obligations of Seller............................................................45

ARTICLE 7         TERMINATION, AMENDMENT AND WAIVER..............................................................46
         7.1      Termination....................................................................................46
         7.2      Certain Fees and Expenses......................................................................47
         7.3      Effect of Termination..........................................................................51

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
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         7.4      Amendment......................................................................................51
         7.5      Extension; Waiver..............................................................................51

ARTICLE 8         GENERAL PROVISIONS.............................................................................51
         8.1      Nonsurvival of Representations and Warranties..................................................51
         8.2      Notices........................................................................................52
         8.3      Interpretation.................................................................................53
         8.4      Counterparts...................................................................................53
         8.5      Entire Agreement; No Third-Party Beneficiaries.................................................53
         8.6      Governing Law..................................................................................53
         8.7      Assignment.....................................................................................53
         8.8      Enforcement....................................................................................54
         8.9      Severability...................................................................................54


EXHIBITS

Exhibit A     Seller Partnership Redemption Terms
Exhibit B     Lessee/Manager Agreement
Exhibit C     Voting Agreement and Irrevocable Proxy
Exhibit D     Form of Seller Charter Amendments
Exhibit E     Voting Agreements and Consents of Seller Unit Holders
Exhibit F     Form of Seller Partnership Agreement Amendments
Exhibit G     Financing Commitment
Exhibit H     Form of Letter of Credit
Exhibit I     Form of Tax Opinions
Exhibit J     Pro Forma



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                             INDEX OF DEFINED TERMS

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DEFINED TERM                                                                                                SECTION

1940 Act.......................................................................................................2.21
Acquisition Proposal.........................................................................................4.1(a)
Additional Filings...........................................................................................5.1(a)
Adverse Determination .......................................................................................7.1(j)
Affiliate......................................................................................................2.10
Agreement..................................................................................................Preamble
AICPA Statement..............................................................................................5.1(b)
Alter.....................................................................................................Recital E
Alter Investment Group....................................................................................Recital E
Articles of Merger..............................................................................................1.3
Base Amount..................................................................................................7.2(b)
Biederman.................................................................................................Recital E
Break-Up Expenses............................................................................................7.2(c)
Break-Up Expenses Tax Opinion................................................................................7.2(c)
Break-Up Fee.................................................................................................7.2(b)
Break-Up Fee Tax Opinion.....................................................................................7.2(b)
Buyer......................................................................................................Preamble
Buyer Disclosure Letter...................................................................................Article 3
Buyer Material Adverse Effect................................................................................3.1(b)
Buyer Operating Partnership...............................................................................Recital G
CapEx Budget.................................................................................................2.8(c)
Cash Collateral.................................................................................................4.6
Certificates.................................................................................................1.9(c)
Charter.........................................................................................................1.4
Charter Amendments...........................................................................................2.4(a)
Claims.......................................................................................................5.7(b)
Closing.........................................................................................................1.2
Closing Date....................................................................................................1.2
Code........................................................................................................2.11(a)
Commitment...................................................................................................4.2(q)
Common Merger Consideration...............................................................................1.7(a)(i)
Contribution..............................................................................................Recital E
Contribution Agreement....................................................................................Recital E
Controlled Group Member........................................................................................2.11
Data Room....................................................................................................2.8(a)
Defect Amount................................................................................................7.1(j)
Development Agreements.......................................................................................4.2(i)
Effective Time..................................................................................................1.3
Employee Plan..................................................................................................2.11
Encumbrances.................................................................................................2.8(a)
Environmental Law............................................................................................2.9(c)
Environmental Liabilities and Costs..........................................................................2.9(c)


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
ERISA..........................................................................................................2.11
Escrow Agent....................................................................................................4.6
Escrow Agreement................................................................................................4.6
Exchange Act.................................................................................................2.5(a)
Financing......................................................................................................3.14
Financing Commitment...........................................................................................3.14
Financing Overage.........................................................................................5.3(c)(i)
Flow-Through Entity.........................................................................................2.13(b)
Franchise Consents...........................................................................................5.3(a)
Franchise Fees...............................................................................................5.3(d)
GAAP.........................................................................................................2.5(a)
Goldman Sachs..................................................................................................2.15
Governmental Entity..........................................................................................2.4(b)
Hazardous Materials..........................................................................................2.9(a)
Holdings.....................................................................................................3.1(b)
HSR Act......................................................................................................2.4(b)
Indebtedness................................................................................................2.17(b)
Indemnified Parties..........................................................................................5.7(a)
Indemnifying Parties.........................................................................................5.7(b)
Information Statement........................................................................................5.1(a)
Injunction...................................................................................................7.1(d)
Irrevocable Proxy.........................................................................................Recital I
IRS..........................................................................................................7.2(b)
Knowledge of Buyer.............................................................................................3.13
Knowledge of Parent............................................................................................3.13
Knowledge of Seller............................................................................................2.22
Laws.........................................................................................................2.4(b)
Lender Consents......................................................................................5.3(a), 5.3(a)
Lender Property Determination................................................................................7.1(j)
Lessee....................................................................................................Recital E
Lessee/Manager Agreement..................................................................................Recital H
Letter of Credit................................................................................................4.6
Liens.....................................................................................................2.2(b)(i)
Management Sub............................................................................................Recital E
Manager...................................................................................................Recital E
Maryland Department.............................................................................................1.3
Material Contract...........................................................................................2.17(a)
Merger....................................................................................................Recital A
Merger Consideration.....................................................................................1.7(a)(ii)
MGCL............................................................................................................1.1
Option Consideration.........................................................................................1.7(b)
Ordinary Course Liabilities..................................................................................4.2(p)
Outside Date.................................................................................................2.4(b)
Parent.....................................................................................................Preamble
Parent Material Adverse Effect...............................................................................3.1(a)
Partnership Agreement Amendment................................................................................2.24

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
Partnership Merger..............................................................................................1.8
Partnership Merger Agreement..............................................................................Recital G
Paying Agent.................................................................................................1.9(a)
Pension Plan...................................................................................................2.11
Person.......................................................................................................2.2(a)
Preferred Merger Consideration...........................................................................1.7(a)(ii)
Property Reports.............................................................................................5.1(a)
Property Restrictions........................................................................................2.8(a)
Proxy Statement..............................................................................................5.1(a)
Qualifying Income............................................................................................7.2(b)
REIT........................................................................................................2.13(b)
REIT Income Requirements.....................................................................................7.2(b)
Required Consents............................................................................................5.3(a)
Riverside ................................................................................................Recital E
Satisfaction Date...............................................................................................1.2
SEC..........................................................................................................2.4(b)
Securities Act    ...........................................................................................2.5(a)
Seller.....................................................................................................Preamble
Seller 1994 Incentive Plan...................................................................................2.3(a)
Seller 1997 Supplemental Plan................................................................................2.3(a)
Seller Board..............................................................................................Recital A
Seller Common OP Units..........................................................................................1.8
Seller Common Shares.........................................................................................2.3(a)
Seller Common Unit Holder.......................................................................................1.8
Seller Contribution Agreements..............................................................................2.17(a)
Seller Director Plan.........................................................................................2.3(a)
Seller Disclosure Letter..................................................................................Article 2
Seller Financial Statement Date.................................................................................2.6
Seller Franchise Agreements..................................................................................2.8(e)
Seller Ground Leases.........................................................................................2.8(d)
Seller Material Adverse Change..................................................................................2.6
Seller Material Adverse Effect..................................................................................2.1
Seller OP Preferred Units....................................................................................2.3(e)
Seller OP Preferred Unit Holder..............................................................................2.3(e)
Seller OP Units..............................................................................................2.3(e)
Seller Options...............................................................................................2.3(b)
Seller Partner Approval......................................................................................2.4(a)
Seller Partnership........................................................................................Recital F
Seller Partnership Agreement.................................................................................2.3(e)
Seller Partnership Redemption.............................................................................Recital F
Seller Permits.................................................................................................2.16
Seller Plans.................................................................................................2.3(b)
Seller Preferred Shares......................................................................................2.3(a)
Seller Properties....................................................................................2.8(a), 2.9(a)
Seller SEC Documents.........................................................................................2.5(b)
Seller Stockholder Approvals.................................................................................2.4(a)

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
Seller Stockholders Meeting..................................................................................5.1(c)
Seller Subsidiaries..........................................................................................2.2(a)
Seller's Environmental Reports...............................................................................2.9(a)
Seller's Knowledge.............................................................................................2.22
Service Agreements..........................................................................................2.17(c)
Special Committee.........................................................................................Recital A
Subsidiary...................................................................................................2.2(a)
Superior Acquisition Proposal...................................................................................4.1
Surviving Company...............................................................................................1.1
Surviving Operating Partnership...........................................................................Recital G
Takeover Statute...............................................................................................2.19
Tax Authority...............................................................................................2.13(a)
Tax Protection Agreements...................................................................................2.17(f)
Tax Returns.................................................................................................2.13(a)
Taxes.......................................................................................................2.13(a)
Third Party Provisions..........................................................................................8.5
Transactions...................................................................................................2.24
Transfer Taxes..................................................................................................5.5
Underlying Loan...........................................................................................5.3(c)(i)
Voting Agreement..........................................................................................Recital I
Welfare Plan...................................................................................................2.11
Westbrook Co-Investment...................................................................................Recital E
Westbrook Fund I..........................................................................................Recital E
Westbrook Fund III........................................................................................Recital E
Westbrook SHP.............................................................................................Recital E


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                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of July 12, 1999, is by and among SHP Acquisition, L.L.C., a Delaware limited liability company ("Parent"), SHP Investors Sub, Inc., a Maryland corporation and an indirect subsidiary of Parent ("Buyer"), and Sunstone Hotel Investors, Inc., a Maryland corporation ("Seller").

                                    RECITALS:

         A. The Board of Directors of Seller ("Seller Board"), based upon the recommendation of a duly appointed special committee thereof of independent directors ("Special Committee"), and the Board of Directors of Buyer have each determined it to be advisable and in the best interests of their respective stockholders, subject to the conditions and other provisions contained herein, that Buyer merge with and into Seller ("Merger").

         B. The members of Parent have approved this Agreement and the Merger.

         C. The Special Committee and the Seller Board have received a fairness opinion relating to the transactions contemplated hereby as more fully described herein.

         D. Parent, Buyer and Seller desire to make certain representations, warranties and agreements in connection with the transactions contemplated hereby.

         E. Contemporaneously with the execution of this Agreement, Westbrook SHP L.L.C., a Delaware limited liability company ("Westbrook SHP"), Robert A. Alter ("Alter"), Riverside Hotel Partners, Inc., a California corporation ("Riverside"), Alter Investment Group Ltd., a Colorado limited partnership, ("Alter Investment Group"), Charles L. Biederman ("Biederman"), Sunstone Hotel Management, Inc., a Colorado corporation ("Manager"), Management Sub SHP L.L.C., a Delaware limited liability company ("Management Sub"), Sunstone Hotel Properties, Inc., a Colorado corporation ("Lessee"), Parent, Westbrook Real Estate Fund III, L.P., a Delaware limited partnership ("Westbrook Fund III"), Westbrook Real Estate Co-Investment Partnership III, L.P., a Delaware limited partnership ("Westbrook Co-Investment"), and, solely for purposes of Section 4.2(c) of the Contribution Agreement (as defined), Westbrook Real Estate Fund I, L.P., a Delaware limited partnership ("Westbrook Fund I"), and, solely for the purposes of Section 9.14 of the Contribution Agreement, Regina Biederman have entered into a Contribution Agreement (the "Contribution Agreement") pursuant to which and subject to the terms and conditions thereof, Westbrook SHP, Alter, Biederman, Manager, Westbrook Fund III, Westbrook Co-Investment, Management Sub, Riverside and Alter Investment Group shall contribute certain assets, equity interests and cash to Parent as described therein (the "Contribution") immediately prior to the Seller Partnership Redemption (as defined below).

         F. Immediately prior to the Partnership Merger (as defined below) Sunstone Hotel Investors, L.P., a Delaware limited partnership ("Seller Partnership"), will redeem from Seller certain outstanding units of Seller Partnership held by Seller in exchange for certain assets held by Seller Partnership ("Seller Partnership Redemption") in accordance with the terms set forth on Exhibit A attached hereto.

         G. Contemporaneously with the execution of this Agreement, SHP OP, L.L.C., a Delaware limited liability company ("Buyer Operating Partnership"), Seller Partnership and Parent are entering into a Merger Agreement ("Partnership Merger Agreement") pursuant to which, and subject to the terms and conditions thereof, immediately after the Seller Partnership Redemption and immediately prior to the Merger, Buyer Operating Partnership will be merged with and into Seller Partnership (the "Partnership Merger") with Seller Partnership as the surviving entity ("Surviving Operating Partnership").

         H. To effect the Partnership Merger and the Partnership Agreement Amendment (as defined below), (i) approval by the General Partner (as defined in the Seller Partnership Agreement) (the "General Partner") and Limited Partners (as defined in the Seller Partnership Agreement, "Limited Partners") who own more than 50% of the Percentage Interests (as defined in the Seller Partnership Agreement) ("Percentage Interests") of the Partners (as defined in the Seller Partnership Agreement) of the Partnership Merger and the Partnership Merger Agreement and (ii) approval by Limited Partners holding more than 66-2/3% of the Percentage Interests of the Limited Partners (excluding the Percentage Interests held by Seller or any entity controlled by Seller) of the Partnership Agreement Amendment ((i) and (ii) collectively, the "Seller Partner Approval") must be obtained as of the date hereof, and copies of such approvals as have been obtained as a result of the delivery to the Seller Partnership of certain voting agreements and consents are attached as Exhibit E.

         I. Contemporaneously with the execution of this Agreement, Alter, Biederman, Seller, Seller Partnership, Lessee and Manager have entered into a drag-along agreement (the "Lessee/Manager Agreement"), a copy of which is attached as Exhibit B, pursuant to which, under certain circumstances, Seller and the Seller Partnership have the right to require Alter and Biederman or Lessee and Manager, and Alter and Biederman or Lessee or Manager have the obligation, to sell all of their equity interest in Lessee and Manager, as the case may be, to certain third parties.

         J. Contemporaneously with the execution of this Agreement, Seller, Alter, Biederman, Westbrook Fund I and Parent have entered into a voting agreement (the "Voting Agreement") and a limited irrevocable proxy (the "Irrevocable Proxy"), a copy of which is attached as Exhibit C.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with Subtitle 1 of Title 3 of the Maryland General Corporation Law ("MGCL"), Buyer shall be merged with and into Seller, with Seller as the surviving entity (the entity surviving the Merger, the "Surviving Company"). The Merger shall have the effects specified in Section 3-114 of the MGCL and this Agreement.

         1.2 Closing. On the terms and subject to the conditions of this Agreement and provided that this Agreement has not been terminated pursuant to
Article 7, the closing of the Merger ("Closing") will take place at 10:00 a.m., local time in New York, New York, on the date which is the third business day following

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satisfaction (or waiver by the parties entitled to the benefit thereof) of the conditions set forth in Article 6 (other than conditions that by their terms, cannot be satisfied until the Closing Date), at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, NY 10017-3954, unless another date or place is agreed to in writing by the parties; provided however that without the written consent of Parent and Buyer, the Closing shall not occur prior to October 30, 1999 unless the Lender Consent (as herein defined) has been obtained under that certain loan facility dated May 7, 1999 in the original principal amount of $16,135,000. The date on which the Closing occurs is referred to herein as the "Closing Date."

         1.3 Effective Time. On the Closing Date, the parties shall execute and file articles of merger (the "Articles of Merger"), executed in accordance with Maryland law, and shall make all other filings and recordings required under Maryland law. The Merger shall become effective at the time ("Effective Time") the Articles of Merger are accepted for record by the Maryland State Department of Assessments and Taxation (the "Maryland Department"), or at such time as Buyer and Seller shall agree should be specified in the Articles of Merger (not to exceed 30 days after the Articles of Merger are filed with the Maryland Department). Unless otherwise agreed, the parties shall cause the Effective Time to occur on the Closing Date.

         1.4 Effect of Merger on Charter and Bylaws. The Articles of Incorporation, as amended and restated ("Charter"), as further amended by the amendments discussed below, of Seller and the bylaws, as amended and restated, of Seller, as in effect immediately prior to the Effective Time, shall constitute the Charter and bylaws, respectively, of the Surviving Company, from and after the Effective Time, until further amended in accordance with applicable Maryland law.

         1.5 Directors and Officers. The directors and officers of the Surviving Company shall be the Persons who were the directors and officers, respectively, of Buyer immediately prior to the Effective Time. Such directors and officers shall continue to serve for the balance of their unexpired terms or their earlier death, resignation or removal.

         1.6 Effect on Shares. The effect of the Merger on the shares of Seller shall be as provided in this Article 1. Each share of common stock of Buyer outstanding immediately prior to the Merger shall be converted, without any action on the part of the holder thereof, into one share of the common stock of the Surviving Company.

         1.7 Merger Consideration.

                  (a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Buyer, Seller or the holders of the following securities:

                  (i) each Seller Common Share (as defined in Section 2.3(a)) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $10.35 in cash as adjusted pursuant to
Section 1.7(c) ("Common Merger Consideration"), without interest thereon, upon surrender of the certificate formerly representing such Share; and

                  (ii) each Seller Preferred Share (as defined in Section 2.3(a)) issued and outstanding immediately prior to the Effective Time (other than Seller Preferred Shares held by Parent, Buyer or any wholly-owned Subsidiary of Parent or Buyer, which shares by virtue of the Merger and without any action on the part of the holder thereof, shall be canceled and shall cease to exist with no payment being made with respect thereto and Parent and Buyer hereby consent to such treatment) shall be converted into the right to receive the "Liquidation Preference" (as such term is defined in the Articles Supplementary of the Seller Preferred Shares) (the "Preferred Merger Consideration"), without interest thereon, upon surrender of the certificate formerly representing such share.

The Preferred Merger Consideration, together with the Common Merger Consideration, is hereinafter referred to as the "Merger Consideration."

                  (b) Each outstanding Seller Option (as defined in Section 2.3(b)) shall be subject to the terms of this Agreement. As of the Effective Time, each outstanding Seller Option, whether or not then vested or exercisable, shall have the expiration date thereof accelerated to the Closing Date, and Seller shall use its reasonable best efforts to cause each such Seller Option to be converted into the right to receive from the Surviving Company an amount of cash equal to the product of (i) the number of Seller Common Shares subject to the Seller Option and (ii) the excess, if any, of the Common Merger Consideration over the exercise price per Seller Common Share of such option (the "Option Consideration"). Each outstanding agreement for the issuance of warrants ("Warrants") and the shares which would be issuable upon the exercise of such warrants (such shares, "Warrant Shares") shall be subject to the terms of this Agreement. Seller shall use its reasonable best efforts to cause each Warrant to be converted into the right to receive from the Surviving Company an amount of cash equal to the product of (i) the number of Warrant Shares and (ii) the excess, if any, of the Common Merger Consideration over the exercise price per Warrant Share of such Warrants (the "Warrant Consideration"). Prior to the Effective Time, Seller shall take all steps necessary to give written notice to each holder of a Seller Option and Warrant that all Seller Options and Warrants shall expire effective as of the Effective Time and be converted into the right to receive the Option Consideration or Warrant Consideration, as the case may be. The Surviving Company shall cause the Paying Agent (as defined below) to pay each holder of Seller Options and Warrants, promptly following the Effective Time, the Option Consideration or Warrant Consideration, as the case may be, for all Seller Options and of Warrant Shares held by such holder. The Seller Board or any committee thereof responsible for the administration of Seller's stock option plans or warrant plans shall take any and all action necessary to effectuate the matters described in this Section 1.7(b) on or before the Effective Time. Any amounts payable pursuant to this Section 1.7(b) shall be subject to any required withholding of taxes and shall be paid without interest. Parent agrees to provide the Surviving Company with sufficient funds to permit the Surviving Company to satisfy its obligations under this Section 1.7(b).

                  (c) The Common Merger Consideration shall be decreased to the extent and in the circumstances described in Section 5.3 (a)(ii)(y) and (z),
Section 5.3(c), Section 5.3(d), the last sentence of Section 5.8 or the last sentence of Section 6.2(f). The Common Merger Consideration shall be increased by an amount (the "Closing Adjustment Amount") equal to: 50% of (i) consolidated cash, cash equivalents and marketable securities (valued equal to their market value) of Seller and its Subsidiaries, determined by Ernst & Young, LLP in accordance with GAAP, as of the close of business on the fifth business day prior to Closing (the "Measurement Date") minus (ii) consolidated cash, cash equivalents and marketable securities (valued equal to their market value) of Seller and its Subsidiaries, determined by Ernst & Young LLP in accordance with GAAP, as of June 30, 1999; minus (iii) the aggregate proceeds received by Seller and its Subsidiaries during the period after June 30, 1999 and on or prior to the Measurement Date of (x) any sales or other dispositions of assets of Seller or any of its Subsidiaries, (y) any incurrence of indebtedness or other non-equity financing by Seller or any of its Subsidiaries or (z) any issuances of equity interests by Seller or any of its Subsidiaries, except in each case to the extent such proceeds were utilized to pay down debt (other than scheduled amortization payments or payments at scheduled maturity); plus (iv) expenses not exceeding $11,500,000 described in Section 6.2(f) and paid in cash by Seller after June 30, 1999 and on or prior to the Measurement Date, plus (v) the amount by which accrued property taxes of Seller as of the Measurement Date are less than the amount at June 30, 1999; minus (vi) the amount by which accrued property taxes of Seller as of the Measurement Date exceed the amount at June 30, 1999; plus (vii) any amounts overdue from Lessee as of the Measurement Date; minus (viii) the amount of insurance and condemnation proceeds received by Seller that have not been applied (x) to purchase or repair the assets giving rise to such proceeds or (y) to the repayment of debt (other than scheduled amortization payments or payments at scheduled maturity); provided however that the Closing Adjustment Amount will equal not less than $2,500,000. The determination of Ernst & Young LLP with respect to the Closing Adjustment Amount pursuant to this Section 5.8(b) will be binding on the parties except in the case of fraud or gross negligence by Ernst & Young LLP.

         1.8 Transactions Relating to Seller Partnership. Contemporaneously with the execution of this Agreement, Buyer Operating Partnership and Seller Partnership are entering into the Partnership Merger Agreement pursuant to which and subject to the terms and conditions thereof, among other things, (i) on the Closing Date and prior to the Effective Time Buyer Operating Partnership will be merged with and into Seller Partnership (the "Partnership Merger") with Seller Partnership surviving as the Surviving Operating Partnership and (ii) each holder ("Seller Common Unit Holder") other than Seller of common units in the Seller Partnership ("Seller Common OP Units") will be offered the option of receiving either (A) an amount per Seller Common OP Unit equal to the Common Merger Consideration or (B) one Class A Unit (as defined in the limited liability company agreement of Parent, as amended) for each Seller Common OP Unit held by such holder, or (C) one Class B Unit (as defined in the Limited Liability Company Agreement of Parent, as amended) for each Seller Common OP Unit held by such holder, provided that such holder must be an "accredited investor" as defined in Rule 501 under the Securities Act (as defined below) and not an "interested stockholder" of Seller or an "affiliate" of an interested stockholder of Seller (both as defined in Section 3-601 of the MGCL) to elect the option described in the clause (B) or (C). Each Seller Common OP Unit held by Seller shall be converted into the right to receive an amount equal to the Common Merger Consideration. Immediately prior to the Partnership Merger, Seller Partnership shall redeem all of the Seller OP Preferred Units (as defined in Section 2.3(e)) and certain of the Seller Common OP Units held by Seller in exchange for certain assets held by the Seller Partnership in accordance with the terms set forth on Exhibit A attached hereto.

         1.9 Exchange of Certificates.

                  (a) Prior to the Effective Time, Buyer shall appoint a paying agent reasonably acceptable to Seller to act as agent (the "Paying Agent") for the payment of the Merger Consideration upon surrender of certificates formerly representing issued and outstanding Seller Common Shares or Seller Preferred Shares and cash payable in respect of Seller Common OP Units, Seller Options and Warrants.

                  (b) Parent and Buyer shall provide to the Paying Agent on or before the Effective Time, for the benefit of the holders of Seller Common Shares, Seller Preferred Shares and Seller Common OP Units, cash payable in exchange for the issued and outstanding Seller Common Shares and Seller Preferred Shares and cash payable in respect of Seller Common OP Units.

                  (c) Promptly after the Effective Time, the Surviving Company shall cause the Paying Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Seller Common Shares or Seller Preferred Shares (the "Certificates")
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Buyer may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Seller Common Shares or Seller Preferred Shares which is not registered in the transfer records of Seller, payment may be made to a Person (as defined in Section 2.2(a)) other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment either shall pay any transfer or other Taxes (as defined in Section 2.14(a)) required by reason of such payment being made to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Company that such Tax or Taxes have been paid or are not applicable. Until surrendered as contemplated by this
Section 1.9, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest. No interest will be paid or will accrue on the Merger Consideration upon the surrender of any Certificate. Consideration payable in respect of Seller Common OP Units will be paid as provided in the Partnership Merger Agreement.

                  (d) All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Section 1.9 shall be deemed to have been paid in full satisfaction of all rights pertaining to the Seller Common Shares or Seller Preferred Shares formerly represented by such Certificates; provided, however, that Seller shall transfer to the Paying Agent cash sufficient to pay any dividends or make any other distributions with a record date on or prior to the Effective Time which may have been declared or made by Seller on such Seller Common Shares or Seller Preferred Shares, including without limitation any dividends permitted by the second paragraph of
Section 5.8 hereof, in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to such surrender, and there shall be no further registration of transfers on the stock transfer books of Seller of the Seller Common Shares or Seller Preferred Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in this Section 1.9.

                  (e) None of Parent, Seller, Buyer, the Surviving Company or the Paying Agent shall be liable to any Person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Merger Consideration delivered to the Paying Agent pursuant to this Agreement that remains unclaimed for 12 months after the Effective Time shall be redelivered by the Paying Agent to the Surviving Company, upon demand, and any holders of Certificates who have not theretofore complied with Section 1.9(c) shall thereafter look only to the Surviving Company for delivery of the Merger Consideration and any unpaid dividends, subject to applicable escheat and other similar Laws (as defined below).

         1.10 Further Assurances. If, at any time after the Effective Time, the Surviving Company shall determine or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Company the right, title or interest in, to or under any of the rights, properties or assets of Seller acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of each of Parent, Buyer and Seller, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Parent, Buyer and Seller or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Company or otherwise to carry out this Agreement.

                                    ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Parent and Buyer, except (i) as set forth in Seller SEC Documents (as defined below) to the extent it is reasonably clear from a reading of the disclosure in such Seller SEC Document that such disclosure is applicable to the relevant representation and warranty contained herein, (ii) with respect to events, facts, or circumstances or conditions known to Alter as of the date of this Agreement or existing because of acts or omissions by Alter since April 6, 1999, but solely with respect to the representations and warranties set forth in Sections 2.4(b)(ii) and (iii), 2.6(f), and 2.8(e), (g) and (h) or (iii) the letter of even date herewith delivered to Buyer prior to the execution hereof (the "Seller Disclosure Letter") (it being understood that the Seller Disclosure Letter shall be arranged in sections corresponding to the sections contained in this Article 2, and the disclosures in any section of the Seller Disclosure Letter shall qualify all of the representations in the corresponding section of this Article 2 and, in addition, all other sections in this Article 2 to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other sections) as follows:

         2.1 Organization, Standing and Power of Seller. Seller is a corporation duly organized and validly existing under the Laws of Maryland. Seller has the requisite corporate power and authority to carry on its business as now being conducted. Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Seller Material Adverse Effect. Seller has delivered to Buyer complete and correct copies of Seller's Charter and bylaws, in each case, as amended to the date of this Agreement. As used in this Agreement, "Seller Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets, financial condition, or results of operations of Seller and its Subsidiaries, taken as a whole, including the prevention of the ability of Seller or Seller Partnership to consummate timely any of the Transactions (as defined below); provided that adverse effects on the business, properties, assets, financial condition or results of operation of Seller or its Subsidiaries resulting from (A) the fact that Seller and Seller Partnership have entered into this Agreement or Seller's and Seller Partnership's compliance with the terms of this Agreement, including consummating the Merger or the Partnership Merger, (B) general economic or market conditions or (C) the real estate or hotel and lodging industry generally, shall not individually or in the aggregate constitute a Seller Material Adverse Effect.

         2.2      Seller Subsidiaries/Investments.

                  (a) Section 2.2(a) of the Seller Disclosure Letter sets forth as of the date hereof (i) each Subsidiary (as defined below) of Seller (the "Seller Subsidiaries"), (ii) the ownership interest therein of Seller, (iii) if not wholly-owned by Seller, the identity and ownership interest of each of the other owners of such Seller Subsidiary (it being understood that such representation with respect to securities held by any entity other than Seller or a Seller Subsidiary is made only to the Knowledge of Seller (as defined below)) and (iv) each real property owned or leased by such Subsidiary, and identifies whether such property is owned or leased and if leased, the name of the lessor. As used in this Agreement, "Subsidiary" of any Person (as defined below) means any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns 50% or more of the capital stock or other equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity, including, without limitation, the Seller Partnership, but does not include short-term money market investments and other participation interests in short-term investments. As used herein, "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

                  (b) (i) All the outstanding shares of capital stock owned by Seller or a Seller Subsidiary of each Seller Subsidiary that is a corporation have been validly issued and are (A) fully paid, nonassessable and free of any preemptive rights, (B) owned by Seller or by another Seller Subsidiary and (C) owned free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") or any other limitation or restriction (including any contractual restriction on the right to vote or sell the same) other than restrictions under applicable securities laws; and (ii) all equity interests in each Seller Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by Seller, by another Seller Subsidiary or by Seller and another Seller Subsidiary are owned free and clear of all Liens or any other limitation or restriction (including any contractual restriction on the right to vote or sell the same) other than restrictions under applicable securities laws. Each Seller Subsidiary that is a corporation is duly incorporated and validly existing under the Laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each Seller Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the Laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Seller Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Seller Material Adverse Effect. True and correct copies of the certificate or articles of incorporation, By-laws, organization documents and partnership, joint venture and operating agreements of each Seller Subsidiary, and all amendments to the date of this Agreement, have been made available or previously delivered to Buyer.

                  (c) Neither Seller nor any Seller Subsidiary owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in the Seller Subsidiaries and short-term investment securities).

         2.3      Capital Structure.

                  (a) The authorized shares of capital stock of Seller consist of 150,000,000 shares of common stock, $0.01 par value per share, of which 37,929,477 shares are issued and outstanding as of June 30, 1999 (the "Seller Common Shares"), and 10,000,000 shares of preferred stock, $0.01 par value per share, of which 250,000 are issued and outstanding as of the date hereof and are designated as Class A Cumulative Convertible Preferred Stock (the "Seller Preferred Shares"). Since June 30, 1999, no Seller Common Shares have been issued. As of the date hereof, (i) 2,400,000 Seller Common Shares have been reserved for issuance under the 1994 Stock Incentive Plan of Seller (the "Seller 1994 Incentive Plan"), under which options in respect of 1,690,640 Seller Common Shares have been granted and are outstanding as of the date hereof, (ii) 150,900 Seller Common Shares have been reserved for issuance under the 1994 Directors Plan of Seller (the "Seller Director Plan"), under which options in respect of 30,000 Seller Common Shares have been granted and are outstanding on the date hereof, (iii) 15,900 Seller Common Shares have been reserved for issuance under the 1997 Supplemental Stock Option Plan of Seller (the "Seller 1997 Supplemental Plan"), under which options in respect of 9,300 Seller Common Shares have been granted and are outstanding on the date hereof, (iv) 2,072,250 Seller Common Shares are reserved for issuance upon conversion of Seller Common OP Units, (v) 1,699,605 Seller Common Shares are reserved for issuance upon conversion of the Seller Preferred Shares, and (vi) 464,042 Seller Common Shares are reserved for issuance upon exercise of warrants of Seller of which warrants for the purchase of 17,042 Seller Common Shares have been issued and are outstanding.

                  (b) Set forth in Section 2.3(b) of the Seller Disclosure Letter is a true and complete list of the following: (i) each qualified or nonqualified option to purchase Seller Common Shares granted under the Seller 1994 Incentive Plan, Seller Director Plan and Seller 1997 Supplemental Plan (collectively, the "Seller Plans") or any other formal or informal arrangement ("Seller Options"); (ii) each grant of Seller Common Shares to employees which are subject to any risk of forfeiture; (iii) all agreements for the issuance of warrants or to purchase Seller Common Shares and the number of shares which would be issuable upon the exercise of such warrants or agreements, and (iv) all other rights to acquire stock, all limited stock appreciation rights, phantom stock, dividend equivalents, performance units and performance shares granted under the Seller Plans which are outstanding as of the date hereof. On the date of this Agreement, except as set forth in this Section 2.3, no shares of capital stock of Seller were outstanding or reserved for issuance.

                  (c) All outstanding shares of capital stock of Seller are duly authorized, validly issued, fully paid and nonassessable, and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Seller having the right under applicable law or Seller's Charter or bylaws to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Seller may vote.

                  (d) There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Seller or any Seller Subsidiary is a party or by which any such entity is bound, obligating Seller or any Seller Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Seller or any Seller Subsidiary or obligating Seller or any Seller Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to Seller or a Seller Subsidiary). There are no outstanding obligations of Seller or any Seller Subsidiary to repurchase, redeem or otherwise acquire any shares of stock of Seller or shares of stock or other ownership interests of any Seller Subsidiary.

                  (e) As of the date hereof, 40,001,727 Seller Common OP Units are validly issued and outstanding, fully paid and nonassessable, except to the extent provided by applicable law, of which 37,929,477 are owned by Seller. As of the date hereof, 250,000 preferred units of the Seller Partnership are designated 7.9% Class A Cumulative Convertible Preferred Partnership Units (the "Seller OP Preferred Units" (and each holder thereof, a "Seller OP Preferred Unit Holder"), and together with the Seller OP Common Units, the "Seller OP Units") and are validly issued and outstanding, fully paid and nonassessable, all of which are owned by Seller. Section 2.3(e) of the Seller Disclosure Letter sets forth the name of each Seller OP Common Unit Holder and the number of Seller OP Units owned by each such Seller Unit Holder as of the date of this Agreement. The Seller OP Units are not subject to any restriction established by Seller or under applicable law (other than restrictions on sale imposed by applicable securities laws) except as set forth in the Second Amended and Restated Agreement of Limited Partnership of the Seller Partnership (the "Seller Partnership Agreement") and Seller Contribution Agreements (as defined below). Seller Partnership has not issued or granted and is not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understandings with respect to, issuing interests in Seller Partnership or securities convertible into interests in Seller Partnership.

                  (f) All dividends on Seller Common Shares and distributions on Seller OP Units which have been declared prior to the date of this Agreement have been paid in full.

         2.4      Authority; Noncontravention; Consents.

                  (a) Seller has the requisite corporate power and corporate authority to enter into this Agreement and, subject to the approval (i) of the amendments to Seller's Charter as set forth on Exhibit D hereto ("Charter Amendments") and the recommendation by Seller Board that Seller should terminate its status as a real estate investment trust, in each case, by the affirmative vote of two-thirds of all votes entitled to be cast by the holders of the issued and outstanding Seller Common Shares and Seller Preferred Shares (voting on an "as converted" basis), voting as a single class, and (ii) of this Agreement and the Merger by the affirmative vote of a majority of all votes entitled to be cast by the holders of the issued and outstanding Seller Common Shares and Seller Preferred Shares (voting on an "as converted" basis), voting as a single class ((i) and (ii) collectively, the "Seller Stockholder Approvals"), and ratification and approval of the matters described in (i) and (ii) by Seller Board following stockholder approval ("Seller Board Approval") and the Seller Partner Approval to consummate the transactions contemplated by this Agreement to which Seller is a party. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated by this Agreement to which Seller is a party have been duly authorized by all necessary corporate action on the part of Seller, except for and subject to the Seller Stockholder Approvals, Seller Partner Approval and Seller Board Approval. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors' rights and general principles of equity. The Seller Board, based upon the recommendation of the Special Committee, has duly and validly approved, and taken all corporate action required to be taken by it for the consummation of the Transactions (other than the Seller Board Approval), including, assuming the accuracy of the representations and warranties of Parent and Buyer in Section 3.12, all actions required to render inapplicable to the Merger and this Agreement (and the transactions provided for herein) the restrictions on "business combinations" (as defined in Subtitle 6 of Title 3 of the MGCL) between Seller (or any affiliate thereof) and Buyer (or any affiliate thereof) set forth in Subtitle 6 of Title

3 of the MGCL and the limitations on voting rights of shares of stock acquired in a "control share acquisition" (as defined in Subtitle 7 of Title 3 of the MGCL) set forth in Subtitle 7 of Title 3 of the MGCL.

                  (b) The execution and delivery of this Agreement by Seller do not, and the consummation of the transactions contemplated by this Agreement to which Seller is a party and compliance by Seller with the provisions of this Agreement will not, require any consent, approval or notice under, or conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Seller or any Seller Subsidiary under, (i) the Charter or the bylaws of Seller, or subject to the Seller Partner Approval, the comparable articles or certificate of incorporation or organizational documents or partnership or similar agreement (as the case may be) of any Seller Subsidiary, each as amended or supplemented to the date hereof, (ii) any material loan or credit agreement, note, bond, mortgage or indenture to which Seller or any Seller Subsidiary is a party, (iii) any reciprocal easement agreement, lease, joint venture agreement, development agreement, benefit plan or other agreement, instrument, permit, concession, franchise or license applicable to Seller or any Seller Subsidiary or (iv) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "Laws") applicable to Seller or any Seller Subsidiary, provided no representation or warranty is made in this sentence as to any agreement with Lessee, Manager or any of their affiliates, and in the case of clause (iii) or (iv), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not reasonably be expected to (x) have a Seller Material Adverse Effect or (y) prevent or delay beyond December 31, 1999 (the "Outside Date") the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to Seller or any Seller Subsidiary in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated by this Agreement, except for (i) the filing with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange of the Proxy Statement (as defined in Section 5.1(a)) and any filings required by the Exchange Act (including
Schedule 13E-3), (ii) the filing of the Articles of Merger with the Maryland Department, (iii) the filing of a certificate of merger with the Secretary of State of the State of Delaware with respect to the Partnership Merger, (iv) any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (v) the filing of a Form D with the SEC with respect to the transaction contemplated by the Partnership Merger Agreement and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Section 2.4 of the Seller Disclosure Letter, (B) as may be required under (y) federal, state or local environmental Laws or (z) the "blue sky" laws of various states, to the extent applicable or (C) which, if not obtained or made, would not prevent or delay beyond the Outside Date the consummation of any of the transactions contemplated by this Agreement or otherwise prevent or delay beyond the Outside Date Seller from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Seller Material Adverse Effect.

         2.5      SEC Documents; Financial Statements; Undisclosed Liabilities.

                  (a) Seller has filed all Seller SEC Documents (as defined below) on a timely basis. Section 2.5(a) of the Seller Disclosure Letter contains a complete list of all Seller SEC Documents filed by

Seller or Seller Partnership with the SEC since January 1, 1999 and on or prior to the date of this Agreement. All of the Seller SEC Documents (other than preliminary material and, if amended or superseded by a filing prior to the date of this Agreement or of the Closing Date, then on the date of such filing), as of their respective filing dates, did or, if not yet filed, will (i) comply as to form in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in each case, the rules and regulations promulgated thereunder applicable to such Seller SEC Documents and (ii) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Seller included in the Seller SEC Documents did (or, if not yet filed, upon filing will) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been (or, if not yet filed, upon filing will be) prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented (or, if not yet filed, upon filing will fairly present) in all material respects, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of Seller and its Subsidiaries, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Seller has no Subsidiaries which are not consolidated for accounting purposes.

                  (b) Except (i) for liabilities or obligations incurred in the ordinary course of business, (ii) for liabilities or obligations incurred in connection with the transactions contemplated by this Agreement, or (iii) as disclosed in the Seller SEC Documents filed after July 1, 1996 or in the Seller Disclosure Letter, Seller and its Subsidiaries have no liabilities or obligations (whether absolute, accrued, contingent or otherwise) which would have a Seller Material Adverse Effect other than those resulting from any lawsuits or other claims filed with respect to the Merger and the other transactions completed hereby. As used herein, "Seller SEC Documents" shall mean all reports, schedules, forms, statements and other documents required to be filed by the Seller with the SEC since July 1, 1996; provided that with respect to all representations and warranties of Seller contained in this Article 2 (except those contained in Section 2.5(a)), references to Seller SEC Documents shall refer only to those filings made prior to the date hereof.

         2.6 Absence of Certain Changes or Events. Except as disclosed in the Seller SEC Documents, since the date of the most recent audited financial statements included in the Seller SEC Documents (the "Seller Financial Statement Date") through the date of this Agreement, Seller and its Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition and disposition of properties and issuance of securities) and, except as disclosed in the Seller SEC Documents or the Seller Disclosure Letter, there has not been (a) any Seller Material Adverse Change (as defined below), (b) except for regular quarterly distributions not in excess of $0.285 per Seller Common Share or Seller Common OP Unit and dividends on the Seller Preferred Shares in accordance with the terms of Seller's Articles Supplementary of Incorporation, respectively (or as necessary to maintain REIT status) and Seller Preferred OP Units, in each case subject to rounding adjustments as necessary and with customary record and payment dates, and any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Seller Common Shares, the Seller OP Units or the Seller Preferred Shares, (c) any split, combination or reclassification of the Seller Common Shares, the Seller OP Units or the Seller Preferred Shares or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of stock of Seller or partnership interests in Seller partnerships or any issuance of an ownership interest in, any Seller Subsidiary, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would reasonably be likely to have a Seller Material Adverse Effect, (e) any change in financial or tax accounting methods, principles or practices by Seller or any Seller Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP, (f) (x) any granting by Seller or any of its Subsidiaries to any officer or other key employee of Seller or any of its Subsidiaries of any increase in compensation, except for normal increases in the ordinary course of business consistent with past practice or as required under employment agreements in effect as of the date hereof, (y) any granting by Seller or any of its Subsidiaries to any such officer or key employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of December 31, 1998 or (z) any entry by Seller or any of its Subsidiaries into any employment, severance or termination agreement with any such officer or key employee except in the ordinary course of business consistent with past practice, (g) any acquisition or disposition of any real property, or any commitment to do so, made by Seller or any of its Subsidiaries or (h) any making or revocation of any material tax election. As used in this Agreement, "Seller Material Adverse Change" shall mean (i) any material adverse change in the business, properties, assets, financial condition or results of operations of Seller and its Subsidiaries, taken as a whole, or (ii) any other change that would prevent or delay beyond the Outside Date the ability of Seller or the Seller Partnership from consummating any of the Transactions; provided that in no event shall any change, circumstance or effect relating to or arising out of (A) the fact that Seller and Seller Partnership have entered into this Agreement or Seller's and Seller Partnership's compliance with the terms of this Agreement including, consummating the Merger or the Partnership Merger, (B) general economic or market conditions, or (C) the real estate or hotel and lodging industry generally, individually or in the aggregate, constitute a Seller Material Adverse Change.

         2.7 Litigation. Except as disclosed in the Seller SEC Documents, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of Seller and its Subsidiaries which are covered by adequate insurance, as of the date hereof, there are no suits, actions or proceedings pending (in which service of process has been received by Seller or a Seller Subsidiary) or, to the Knowledge of Seller, threatened in writing against or affecting Seller or any Seller Subsidiary that, individually or in the aggregate, would reasonably be expected to (i) have a Seller Material Adverse Effect or (ii) prevent or delay beyond the Outside Date the consummation of the material transactions contemplated by this Agreement, nor, as of the date of this Agreement, is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Seller or any Seller Subsidiaries having, or which insofar as can reasonably be foreseen, in future will have, any such effect. No claim is pending or has been made within the two-year period ending on the date of this Agreement under any director's or officer's liability insurance policy maintained at any time by Seller or any of its Subsidiaries.

         2.8      Properties.

         (a) Each Seller Subsidiary set forth in Section 2.2(a) of the Seller Disclosure Letter owns marketable fee simple or leasehold title to the real properties identified opposite it in Section 2.2(a) of the Seller Disclosure Letter (collectively with all buildings, structures and other improvements thereon, the "Seller Properties" and each, collectively with all buildings, structures and other improvements thereon, a "Seller Property"), which are all of the real properties owned or leased by Seller and the Seller Subsidiaries as of the date hereof. Except as set forth in the existing title reports identified in clause (iii) below or in

Section 2.2(a) of the Seller Disclosure Letter and except for any easements granted in the ordinary course of business since the date of such title reports which do not have a material adverse effect on the operation of any of the Seller Properties, no other Person has any real property ownership interest in any of the Seller Properties. The Seller Properties are not subject to any rights of way, written agreements, Laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions") or Liens (including Liens for Taxes), mortgages or deeds of trust, claims against title, charges which are Liens, security interests or other encumbrances on title (the "Encumbrances"), except for (i) Property Restrictions and Encumbrances set forth in Section 2.8(a)(i) of the Seller Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, which, individually or in the aggregate, would not have a Seller Material Adverse Effect, (iii) Property Restrictions and Encumbrances disclosed on existing title reports or existing surveys (in either case copies of which title reports and surveys have been made available to Buyer's representatives at the data room established by Seller and examined by representatives of Buyer (the "Data Room")), and referenced on Seller's Data Room index dated June 15, 1999 or provided to Parent or Buyer prior to the date hereof, and (iv) mechanics', carriers', workmen's, repairmen's Liens and other Encumbrances and Property Restrictions, if any, which, individually or in the aggregate, would not have a Seller Material Adverse Effect.

         (b) Seller has obtained title insurance insuring Seller's or the applicable Seller Subsidiary's fee simple title to each of the Seller Properties owned by it and leasehold title to each of the Seller Properties leased by it, in each case, subject only to the matters disclosed in such policies, in clause
(a) above and in Section 2.8(b) of the Seller Disclosure Letter. Seller has not received any written notice that any such policy is not in full force and effect. No claim has been made against any such policy in excess of $50,000.

         (c) Section 2.8(c) of the Seller Disclosure Letter sets forth Seller's and each Seller Subsidiary's capital expenditure budget and schedule for each Seller Property, which describes the capital expenditures which the Seller or any Subsidiary has budgeted for such Seller Property for the period running through December 31, 1999 (the "CapEx Budget"). Section 2.8(c) of the Seller Disclosure Letter, sets forth a complete list of each Seller Property that is currently under development or subject to any agreement with respect to development; provided, however, that "development" shall not include capital improvements made in the ordinary course of business to existing Seller Properties and repairs made to existing Seller Properties.

         (d) The ground leases underlying the leased Seller Properties referenced in Section 2.2(a) of the Seller Disclosure Letter (collectively, the "Seller Ground Leases") are listed, by property, in Section 2.8(d) of the Seller Disclosure Letter. Each of the Seller Ground Leases is valid, binding and in full force and effect as against Seller or its Subsidiaries and, to Seller's Knowledge, as against the other party thereto, except to the extent the failure to be binding and in full force and effect would not reasonably be expected to have a Seller Material Adverse Effect. Seller has not received written notice under any of the Seller Ground Leases of any default, and, to Seller's Knowledge, no event has occurred which, with notice or lapse of time or both, would constitute such a default by Seller, except as would not, individually or in the aggregate, be reasonably expected to result in a Seller Material Adverse Effect.

         (e) Section 2.8(e) to the Seller Disclosure Letter sets forth a list of the hotel franchise agreements (the "Seller Franchise Agreements") pursuant to which each of the Seller Properties is being operated by Lessee and Manager. Each of the Seller Franchise Agreements is in full force and effect with respect to Seller or the applicable Seller Subsidiary and there are no defaults thereunder by Seller or a Seller

Subsidiary and, to the Knowledge of Seller, or by any other party thereto. To the Knowledge of Seller, no events have occurred which with the giving notice or the passage time or both would constitute a default or event of default thereunder, except for those which either singly or in the aggregate would not constitute a Seller Material Adverse Effect.

         (f) Neither Seller nor any Seller Subsidiary has received written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement issued by any governmental authority which, individually or in the aggregate, would have a Seller Material Adverse Effect. There has been no physical damage to any Seller Properties which, individually or in the aggregate, would have a Seller Material Adverse Effect for which there is no insurance in effect covering the cost of the restoration (less applicable deductibles).

         (g) Neither Seller nor any of the Seller Subsidiaries has received any written notice with respect to any Seller Property to the effect that any condemnation or rezoning proceedings are pending or threatened which, individually or in the aggregate, would have a Seller Material Adverse Effect.

         (h) To the Knowledge of Seller, no Governmental Entity having jurisdiction over any Seller Property under development has denied or rejected any applications by Seller for a certificate, permit or license with respect to such Seller Property, which denial or rejection, individually or in the aggregate, would have a Seller Material Adverse Effect.

         (i) There are no structural defects in any of the Seller Properties that would, individually or in the aggregate, have a Seller Material Adverse Effect.

         (j) Seller or Seller Partnership has marketable title to all material furniture, fixtures equipment, operating supplies and other personal property necessary for the operation of the Seller Properties, subject to no Liens which, individually or in the aggregate, would have a Seller Material Adverse Effect.

     2.9 Environmental Matters.

         (a) Except as disclosed in the Seller SEC Documents and Seller's Environmental Reports (as defined below) previously made available to Buyer, none of Seller, any of the Seller Subsidiaries or any other Person has caused or permitted (i) the presence of any hazardous substances, hazardous materials, toxic substances or waste materials, pollutants, contaminants, and materials regulated or defined or designated as hazardous, extremely or imminently hazardous, dangerous, or toxic pursuant to any local, county, state, territorial or federal governmental authority or with respect to which such a governmental authority otherwise requires environmental investigation, monitoring, reporting or remediation (collectively, "Hazardous Materials") on any of the Seller Properties except to the extent such presence would, individually or in the aggregate, not have a Seller Material Adverse Effect or (ii) any spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Seller Properties as a result of any construction on or operation and use of the Seller Properties, which presence or occurrence would, individually or in the aggregate, have a Seller Material Adverse Effect; and in connection with the construction on or operation and use of the Seller Properties, Seller and the Seller Subsidiaries have complied with all applicable local, state and federal Environmental Laws, including all regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except to the extent such failure to comply, individually or in the aggregate, would not have a Seller Material Adverse Effect. With respect to each Seller Property, since the date of the most recent Seller's Environmental Report relating to such Seller Property, except where the failure of any of the following to be true individually or in the aggregate would not have a Seller Material Adverse Effect, (i) the assets, properties, businesses and operations of Seller and its Subsidiaries are and have been in compliance with applicable Environmental Laws, (ii) Seller and its Subsidiaries have obtained, currently maintain and, as currently operating, are in compliance with all Seller Permits necessary under any Environmental Law for the conduct of the business and operations of Seller and its Subsidiaries in the manner now conducted, and there are no actions or proceedings pending or threatened to revoke or materially modify such Seller Permits, (iii) no Hazardous Materials have been used, stored, manufactured, treated, processed or transported to or from any such Seller Property except as necessary to the customary conduct of business and in compliance with law and in a manner that does not result in liability under applicable Environmental Laws; (iv) there have been no spills, releases, discharges or disposals of Hazardous Materials on or from such Seller Property of any type or quantity as would require reporting to a Governmental Entity under the Environmental Laws; and (v) Seller and Seller Subsidiaries have not received any written notice of potential responsibility, letter of inquiry or written notice of alleged liability from any Person regarding such Seller Property or the business conducted thereon. For the purposes of this Section 2.9 only, "Seller Properties" shall be deemed to include all property formerly owned, operated or leased by Seller or Seller Subsidiaries; solely, however, as to the period of time when such property was so owned, operated or leased by Seller or the Seller Subsidiaries. Seller has previously made available to Buyer complete copies of all final versions of environmental investigations and testing or analysis (other than those which have been superseded by more recent investigations, testing or analyses) that are in the possession, custody or control of any of Seller or any of the Seller Subsidiaries with respect to the environmental condition of the Seller Properties, all of which are listed in Section 2.9 of the Seller Disclosure Letter ("Seller's Environmental Reports").

         (b) Except as set forth in Seller's Environmental Reports, (i) there are no friable asbestos-containing materials, lead-based paints, or radon at, in or part of any facility owned, operated or leased by Seller or any of its Subsidiaries, and (ii) there are no underground storage tanks owned, operated or controlled by Seller or its Subsidiaries on any real property owned, operated or leased by Seller, the presence of which, in the case of items described in clauses (i) and (ii) individually or in the aggregate, would be reasonably expected to result in Seller incurring Environmental Liabilities and Costs aggregating $30 million or more.

         (c) For purposes of this Agreement, the terms below shall have the following meanings:

         "Environmental Law" means any law (including, without limitation, common law), regulation, ordinance, guideline, code, decree, judgment, order, permit or authorization or other legally enforceable requirement of any Governmental Entity relating to or imposing liability with respect to worker or public safety or the indoor or outdoor environment or natural resources, including, without limitation, pollution, contamination, Hazardous Materials, cleanup, regulation and protection of the air, natural resources, water or soils in the indoor or outdoor environment; and

         "Environmental Liabilities and Costs" means all losses, liabilities, damages, fines, penalties, obligations, costs or expenses (including, without limitation, fees, disbursements, expenses of legal counsel, experts and engineers and the costs of investigation and cleanup studies and to remove, treat or clean up Hazardous Materials) incurred, assessed or levied pursuant to any Environmental Law.

     2.10 Related Party Transactions. Set forth in Section 2.10 of the Seller Disclosure Letter is a list of all written arrangements, agreements and contracts entered into by Seller or any of the Seller Subsidiaries with any Person who is an officer, director or Affiliate (as defined below) of Seller, or any entity of which any of the foregoing is an Affiliate, except those of a type available to Seller employees generally or are with Parent or an Affiliate of Parent. Such documents, copies of all of which have previously been delivered or made available to Buyer, are listed in Section 2.10 of the Seller Disclosure Letter. As used in this Agreement, the term "Affiliate" shall have the same meaning as such term is defined in Rule 405 promulgated under the Securities Act.

         2.11 Employee Benefits. As used herein, the term "Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, tuition reimbursement, severance pay, or other material employee benefit plan, trust, employment agreement, contract, agreement, policy or commitment (including, without limitation, any pension plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder ("ERISA") ("Pension Plan"), and any welfare plan as defined in
Section 3(1) of ERISA ("Welfare Plan")), whether any of the foregoing is funded, insured or self-funded, written or oral, (i) sponsored or maintained by Seller or its Subsidiaries (each a "Controlled Group Member") and covering any Controlled Group Member's active or former employees (or their beneficiaries),
(ii) to which any Controlled Group Member is a party or by which any Controlled Group Member (or any of the rights, properties or assets thereof) is bound or
(iii) with respect to which any current Controlled Group Member may otherwise have any material liability (whether or not such Controlled Group Member still maintains such Employee Plan). Each Employee Plan is listed in Section 2.11 of the Seller Disclosure Letter. With respect to the Employee Plans:

         (a) No Controlled Group Member has any continuing liability under any Welfare Plan which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment, except as may be required by Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"), or Section 601 (et seq.) of ERISA, or under any applicable state law, and at the expense of the participant or the beneficiary of the participant.

         (b) Each Employee Plan complies in all material respects with the applicable requirements of ERISA and any other applicable law governing such Employee Plan, and each Employee Plan has at all times been properly administered in all material respects in accordance with all such requirements of law, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all such requirements of law. Each Pension Plan which is intended to be qualified is qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS stating that such Plan meets the requirements of Section 401(a) of the Code and that the trust associated with such Plan is tax exempt under Section 501(a) of the Code and to the Knowledge of Seller no event has occurred which would jeopardize the qualified status of any such plan or the tax exempt status of any such trust under Sections 401(a) and Section 501(a) of the Code, respectively, except in circumstances in which, individually or in the aggregate, the failure to so qualify or be tax exempt would not have a Seller Material Adverse Effect. No lawsuits, claims (other than routine claims for benefits) or complaints to, or by, any Person or Governmental Entity have been filed or are pending which, individually or in the aggregate, would have a Seller Material Adverse Effect and, to the Knowledge of Seller, there is no fact or contemplated event which would be expected to give rise to any such lawsuit, claim (other than routine claims for benefits) or complaint with respect to any Employee Plan that would have a Seller Material Adverse Effect. Without limiting the foregoing, except in the case of the following clauses (i) through (iv) which have not and would not individually or in the aggregate have a Seller Material Adverse Effect, the following are true with respect to each Employee Plan:

                  (i) all Controlled Group Members have filed or caused to be filed every material return, report statement, notice, declaration and other document required by any law or governmental agency, federal, state and local (including, without limitation, the Internal Revenue Service and the Department of Labor) with respect to each such Employee Plan, each of such filings has been complete and accurate in all material respects and no Controlled Group Member has incurred any material liability in connection with such filings;

                  (ii) all Controlled Group Members have delivered or caused to be delivered to every participant, beneficiary and other party entitled to such material, all material plan descriptions, returns, reports, schedules, notices, statements and similar materials, including, without limitation, summary plan descriptions and summary annual reports, as are required under Title I of ERISA, the Code, or both, and no Controlled Group Member has incurred any material liability in connection with such deliveries;

                  (iii) all contributions and payments with respect to Employee Plans that are required to be made by a Controlled Group Member with respect to periods ending on or before the Closing Date (including periods from the first day of the current plan or policy year to the Closing Date) have been, or will be, made or accrued before the Closing Date in accordance with the appropriate plan document, actuarial report, collective bargaining agreements or insurance contracts or arrangements or as otherwise required by ERISA or the Code;

                  (iv) with respect to each such Employee Plan, to the extent applicable, Seller has delivered to or has made available to Buyer true and complete copies of (A) plan documents, or any and all other documents that establish the existence of the plan, trust, arrangement, contract, policy or commitment and all amendments thereto, (B) the most recent determination letter, if any, received from the Internal Revenue Service, (C) the three most recent Form 5500 Annual Reports (and all schedules and reports relating thereto) and actuarial reports and (D) all related trust agreements, insurance contract or other funding agreements that implement each such Employee Plan; and

                  (v) no payment made or to be made to an officer, director or employee, whether or not pursuant to an Employee Plan, either before, on, or after consummation of the transactions contemplated by this Agreement shall constitute an "excess parachute payment" within the meaning of Section 280G of the Code; and consummation of the transactions contemplated by this Agreement shall not (A) give rise to a severance pay obligation with respect to those employees who continue employment with the Surviving Corporation or (B) enhance or trigger (including acceleration of vesting, payment or funding) any benefits under any Employee Plan.

                  (c) With respect to each Employee Plan, there has not occurred, and no Person or entity is contractually bound to enter into, any "prohibited transaction" within the meaning of Section 4975(c) of the Code of Section 406 of ERISA, which transaction is not exempt under
         Section 4975(d) of the Code or Section 408 of ERISA which, individually or in the aggregate, would have a Seller Material Adverse Effect.

                  (d) No Controlled Group Member has maintained or been obligated to contribute to any Employee Plan subject to Section 412 of the Code or Title IV of ERISA.

     2.12 Employee Matters. Neither Seller nor any of the Seller Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or other labor organization, nor has Seller or any of the Seller Subsidiaries agreed that any unit of its employees is appropriate for collective bargaining. No union or other labor organization has been certified as bargaining representative for any employees of Seller or any of its Subsidiaries. To the Knowledge of Seller, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Seller or any of the Seller Subsidiaries.

     2.13 Taxes.

         (a) Each of Seller and the Seller Subsidiaries and any consolidated, combined, unitary or aggregate group for tax purposes of which Seller or any Seller Subsidiary is or has been a member has timely filed all Tax Returns (as defined below) required to be filed by it (after giving effect to any extension properly granted by a Tax Authority (as defined below) having authority to do
so) and has timely paid (or Seller has timely paid on its behalf) all Taxes (as defined below) required to be paid by it (whether or not shown on such Tax Returns) except (i) Taxes that are being contested in good faith by appropriate proceedings and for which Seller or the applicable Seller Subsidiary shall have set aside on its books adequate reserves or (ii) where the failure to file such Tax Returns or pay such Taxes would not have a Seller Material Adverse Effect. Each such Tax Return is complete and accurate except where any failure to be complete and accurate would not have a Seller Material Adverse Effect. The most recent audited financial statements contained in the Seller SEC Documents reflect an adequate reserve for all Taxes payable by Seller and the Seller Subsidiaries for all taxable periods and portions thereof through the date of such financial statements except where any failure would not have a Seller Material Adverse Effect. Since the Seller Financial Statement Date, Seller has incurred no liability for Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code, including without limitation any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither Seller nor any Seller Subsidiary has incurred any material liability for Taxes other than in the ordinary course of business. No event has occurred, and no condition or circumstance exists, which, in the absence of the Transactions (as defined below), would present a risk that any Tax described in the preceding sentence will be imposed upon Seller or any Seller Subsidiary except where any failure would not have a Seller Material Adverse Effect. No material deficiencies for any Taxes have been proposed, asserted or assessed in writing against Seller or any Seller Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending and no extensions of time to assess any such Taxes are in effect. All Taxes required to be withheld, collected and paid over to any Tax Authority by the Seller and any Seller Subsidiary have been timely withheld, collected and paid over to the proper Tax Authority except where failure to do so would not have a Seller Material Adverse Effect. No Tax Authority has imposed a Lien against any Seller Property for any Taxes payable by Seller except for Taxes not yet due and payable. There are no material pending actions or proceedings by any Taxing Authority for assessment or collection of any Tax. Complete copies of all federal, state and local income or franchise Tax Returns that have been filed by Seller and each Seller Subsidiary for all taxable years beginning on or after January 1, 1995, all extensions filed with any Tax Authority that are currently in effect and all written communications with a Taxing Authority relating thereto, have been made available to the Buyer and the representatives of the Buyer. No written claim has been made by a Taxing Authority in a jurisdiction where Seller or any Seller Subsidiary does not file Tax Returns that it is or may be subject to taxation by the jurisdiction except where the failure to file such Tax Return would not have a Seller Material Adverse Effect. Neither the Seller nor any Seller Subsidiary holds any material asset (A) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under Internal Revenue Service Notice 88-19 other than as set forth in Section 2.13 of the Seller Disclosure Letter or (B) that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder. Neither the Seller, nor any Seller Subsidiary is obligated to make after the Closing any payment that would be not deductible under Section 162(m) of the Code except where the lack of such deduction would not have a Seller Material Adverse Effect. Neither Seller nor any Seller Subsidiary is party to, nor has any liability under (including liability with respect to any predecessor entity), any indemnification, allocation or sharing agreement with respect to Taxes. As used in this Agreement, "Tax" or "Taxes" shall include all federal, state, local and foreign income, property, sales, use, occupancy, transfer, recording, withholding, franchise, employment, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions to tax with respect thereto. As used in this Agreement, "Tax Return" or "Tax Returns" shall include all original and amended returns and reports (including elections, claims, declarations, disclosures, schedules, estimates, computations and information returns) required to be supplied to a Tax Authority in any jurisdiction. As used in this Agreement, "Tax Authority" shall mean the Internal Revenue Service and any other domestic or foreign bureau, department, entity, agency or other Governmental Entity responsible for the administration of any Tax.

         (b) Seller (i) for all taxable years commencing with its initial taxable year through December 31, 1998 has been properly subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Code and has qualified as a REIT for such years, (ii) has operated since December 31, 1998, and will continue to operate to the Closing, in such a manner as to qualify as a REIT (determined without regard to the dividends paid deduction requirements for the current year) for the taxable year beginning January 1, 1999 determined as if the taxable year of the REIT ended as of the Closing and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and no such challenge is pending or to Seller's Knowledge threatened. Each Seller Subsidiary which is a partnership, joint venture or limited liability company
(i) has been since its formation and continues to be treated for federal income tax purposes as a partnership or disregarded as a separate entity, as the case may be, and has not been treated for federal income tax purposes as a corporation or an association taxable as a corporation and (ii) has not since the later of its formation or the acquisition by Seller of a direct or indirect interest therein owned any assets (including, without limitation, securities) that would cause Seller to violate Section 856(c)(4) of the Code. The nature of the assets of the Seller and the Seller Subsidiaries is such that the sale of all of the assets owned by them would not cause the Seller to be disqualified as a REIT under Code Section 856(c)(2) or 856(c)(3) or otherwise. Seller has not elected to pay Tax on any capital gain recognized on or after January 1, 1999. Each Seller Subsidiary which is a corporation has been since it became a Subsidiary a qualified REIT subsidiary under Section 856(i) of the Code. Seller Partnership is not a publicly traded partnership within the meaning of Section 7704 of the Code, and the interests in the Seller Partnership are not considered to be (i) traded on an established securities market or (ii) readily tradable on a secondary market or the substantial equivalent thereof under either Internal Revenue Service Notice 88-75 or Treasury Regulations Section 1.7704-1. In the case of a partner of Seller Partnership that is a Flow-Through Entity (as defined below), no Person owning an interest in such Flow-Through Entity (directly or through another Flow-Through Entity) is treated as a partner of the Seller Partnership under either Internal Revenue Service Notice 88-75 or Treasury Regulation Section 1.7704-1(h)(3). For purposes of this Section 2.13(b), "Flow-Through Entity" means an entity classified as a partnership, a grantor trust or an S corporation for federal income tax purposes.

     2.14 No Payments to Employees, Officers or Directors. Section 2.14 of the Seller Disclosure Letter contains a true and complete list of all material cash and non-cash payments, rights to property or other contract rights which will become payable, accelerated or vested to or in each employee, officer or director of Seller or any Seller Subsidiary as a result of the Merger other than Alter and Biederman. There is no employment or severance contract, or other agreement requiring payments or an increase in existing payments, cancellation of indebtedness or other obligation to be made on a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Agreement, with respect to any employee, officer or director of Seller or any Seller Subsidiary (other than Alter and Biederman) in an aggregate amount in excess of $50,000.

     2.15 Brokers. No broker, investment banker, financial advisor or other Person, other than Goldman, Sachs & Co. ("Goldman Sachs"), the fees and expenses of which are as described in the engagement letter dated April 14, 1999, a true and correct copy of which has previously been given to Buyer, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Seller or any Seller Subsidiary.

     2.16 Compliance With Laws. (i) Neither Seller nor any of the Seller Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations (excluding any violation or failure by Lessee or Manager), except to the extent that such violation or failure has not had or would not reasonably be expected to have a Seller Material Adverse Effect; (ii) Seller and its Subsidiaries have, and are in compliance with, all permits, licenses, certificates, franchises, registrations, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of their businesses, taken as a whole ("Seller Permits"), except where the failure to comply has not had or would not reasonably be expected to have a Seller Material Adverse Effect; and (iii) no investigation by any Governmental Entity with respect to the Seller or the Seller Subsidiaries is pending or, to the Knowledge of the Seller, threatened, other than investigations which, individually or in the aggregate, would not reasonably be expected to have a Seller Material Adverse Effect.

     2.17 Contracts; Debt Instruments.

         (a) Except as disclosed in the Seller SEC Documents, neither Seller nor any Seller Subsidiary is a party to any contract or agreement that purports to limit in any material respect the geographic location in which Seller or any Seller Subsidiary may conduct its business. Neither Seller nor any Seller Subsidiary (i) is in violation of or in default under any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound (excluding primarily as a result of any action or inaction of Lessee or Manager and excluding any of the foregoing with Lessee or Manager) (each, a "Material Contract"), nor (ii) to the Knowledge of Seller does such a violation or default exist, except to the extent that such violation or default referred to in clauses (i) or (ii), individually or in the aggregate, would not have a Seller Material Adverse Effect. Each Material Contract as of the date hereof which has not been filed as an Exhibit to any of the Seller SEC Documents has been or made available to Buyer's representatives at the Data Room, is listed on Seller's Data Room index dated June 15, 1999 or has been provided to Parent or Buyer prior to the date hereof. Seller has made available at the Data Room on or prior to June 15, 1999 or has provided to Parent or Buyer prior to the date hereof all contracts and other agreements relating to the contribution of assets to Seller Partnership in exchange for Seller OP Units (the "Seller Contribution Agreements") and all such agreements are listed on Seller's Data Room index dated June 15, 1999 or have been provided to Parent or Buyer prior to the date hereof.

         (b) Section 2.17(b) of the Seller Disclosure Letter sets forth a list as of the date hereof of each loan or credit agreement, note, bond, mortgage, indenture and any other agreement and instrument pursuant to which any Indebtedness (as defined below) of Seller or any of Seller Subsidiaries, other than Indebtedness payable to Seller or a Seller Subsidiary, is outstanding or may be incurred in an amount in excess of $2,000,000, together with the amount outstanding thereunder as of the date hereof. For purposes of this Section 2.17, "Indebtedness" shall mean (i) indebtedness for borrowed money, whether secured or unsecured, (ii) obligations under conditional sale or other title retention agreements relating to property purchased by such Person, (iii) capitalized lease obligations, (iv) obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof) and (v) guarantees of any such indebtedness of any other Person.

         (c) Neither Seller nor any of the Seller Subsidiaries is a party to any agreement relating to the management of any of the Seller Properties by any Person other than Manager. Section 2.17(c) to the Seller Disclosure Letter lists as of the date hereof all service agreements, brokerage commission agreements, maintenance contracts, contracts for purchase of delivery of services, materials, goods, inventory or supplies, cleaning contracts, equipment rental agreements, equipment leases or leases of personal property (other than the Seller Franchise Agreements) (but excluding any such agreements providing for payment of less than $100,000 per annum or which are terminable by Seller or a Seller Subsidiary without penalty upon 90 days or less prior written notice) to which Seller or any Seller Subsidiary is a party (the foregoing, collectively the "Service Agreements"). Section 2.17(c) to the Seller Disclosure Letter lists as of the date hereof all proposed material Service Agreements being negotiated except for proposed Service Agreements known to Alter as of the date hereof. To Seller's Knowledge, (i) the Service Agreements are in full force and effect and constitute legal, valid, binding and enforceable obligations as against Seller or its Subsidiaries and, to Seller's Knowledge, as against the other party thereto, and (ii) there exists no default of any party thereto, nor has any event or circumstances occurred that, with notice or lapse of time or both, would constitute any default thereunder, except for any defaults that would not reasonably be expected to have a Seller Material Adverse Effect.

         (d) Section 2.17(d) of the Seller Disclosure Letter lists all agreements entered into by Seller or any of the Seller Subsidiaries providing for the sale or exchange of, or option to sell or exchange, any Seller Properties or the purchase of or exchange, or option to purchase or exchange, any real estate which are currently in effect.

         (e) Neither Seller nor any Seller Subsidiary has any continuing contractual liability (i) for indemnification under any agreement relating to the sale of real estate previously owned by Seller or any Seller Subsidiary,
(ii) to pay any additional purchase price for any of the Seller Properties, or
(iii) to make any reprorations or adjustments to prorations involving an amount in excess of $500,000 that may previously have been made with respect to any property currently or formerly owned by Seller.

         (f) Neither Seller nor any Seller Subsidiary has entered into or is subject, directly or indirectly, to any Tax Protection Agreements. As used herein, a "Tax Protection Agreement" is an agreement, oral or written, other than with Parent or an Affiliate of Parent (A) that has as one of its purposes to permit a Person to take the position that such Person could defer federal taxable income that otherwise might have been recognized upon a transfer of property to Seller Partnership or any other Seller Subsidiary that is treated as a partnership for federal income tax purposes, and (B) that (i) prohibits or restricts in any manner the disposition of any assets of Seller or any Seller Subsidiary, (ii) requires that Seller or any Seller Subsidiary maintain, or put in place, or replace, indebtedness, secured by one or more of the Seller Properties, or (iii) requires that Seller or any Seller Subsidiary offer to any Person at any time the opportunity to guarantee or otherwise assume, directly or indirectly, the risk of loss for federal income tax purposes for indebtedness or other liabilities of Seller or any Seller Subsidiary.

         (g) Except for obligations to provide funds to the Seller Partnership or to Seller Subsidiaries owned entirely by Seller and/or Seller Partnership, there are no material outstanding contractual obligations of Seller or its Subsidiaries to provide any funds to, or make investments in, any other Person.

         (h) Neither Seller nor any of the Seller Subsidiaries is party to any agreement other than with Parent or, in the case of clause (ii), with an affiliate of Parent which (i) would restrict any of them from prepaying any of their Indebtedness without penalty or premium at any time or (ii) requires any of them to maintain any amount of Indebtedness with respect to any of the Seller Properties.

         (i) To the extent not set forth in response to the requirements of
Section 2.17(b), Section 2.17 of the Seller Disclosure Letter sets forth as of the date hereof each interest rate cap, interest rate collar, interest rate swap, currency hedging transaction, and any other agreement relating to a similar transaction, in each case involving $50,000 or more, to which Seller or any Seller Subsidiary is a party or an obligor with respect thereto.

         (j) Neither Seller nor any of the Seller Subsidiaries is a party to any agreement pursuant to which Seller or any Seller Subsidiary manages any real properties.

     2.18 Opinion of Financial Advisor. The Seller Board and Special Committee have received the opinion of Goldman Sachs dated July 12, 1999 with respect to the fairness from a financial point of view of the consideration to be received by the holders (other than Parent and its Subsidiaries and Affiliates) of Seller Common Shares in connection with the Merger.

     2.19 State Takeover Statutes. Assuming the accuracy of the representations and warranties of Parent and Buyer set forth in Section 3.12, Seller has taken all action necessary to exempt the transactions contemplated by this Agreement, including without limitation the Merger, among Parent, Buyer and Seller and their respective Affiliates from the operation of any "business combination," "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute of any state (a "Takeover Statute") and
(ii) the action of the Seller Board and Special Committee in approving the Merger and this Agreement (and the transactions provided for herein) is sufficient to render inapplicable to the Merger and this Agreement (and the transactions provided for herein) the restrictions on "business combinations" (as defined in Subtitle 6 of Title 3 of the MGCL) set forth in Subtitle 6 of Title 3 of the MGCL and the limitations on the voting rights of shares of stock acquired in a "control share acquisition" (as defined in Subtitle 7 of Title 3 of the MGCL) set forth in Subtitle 7 of Title 3 of the MGCL.

     2.20 Proxy Statement and Information Statement. The information relating to Seller and the Seller Subsidiaries included in the Proxy Statement (as defined in Section 5.1(a)) and the Information Statement (as defined in Section 5.1(a)) will not, as of the date of mailing of the Proxy Statement and the Information Statement, respectively, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     2.21 Investment Company Act of 1940. Neither Seller nor any of Seller Subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

     2.22 Definition of Knowledge of Seller. As used in this Agreement, the phrase "Knowledge of Seller" or "Seller's Knowledge" (or words of similar import) means the actual knowledge, without any duty of investigation or inquiry, of only those individuals identified in Section 2.22 of the Seller Disclosure Letter. Without limiting the generality of the foregoing, in no event will the knowledge of Alter or Biederman by itself be deemed the "Knowledge of Seller" or "Seller's Knowledge."

     2.23 Insurance. Seller and Seller Subsidiaries maintain insurance coverage for Seller and Seller Subsidiaries and their respective properties and assets of a type and in amounts typical of similar companies engaged in the respective businesses in which Seller and Seller Subsidiaries are engaged. All such insurance policies (a) are in full force and effect, and with respect to all policies neither of Seller nor any Seller Subsidiary is delinquent in the payment of any premiums thereon, and no notice of cancellation or termination has been received with respect to any such policy, and (b) are sufficient for compliance with all requirements of law and of all agreements to which Seller or the Seller Subsidiaries are a party or otherwise bound and are valid, outstanding, collectible, and enforceable policies, subject to any exception in the case of either clause (a) or (b), as would not, alone or in the aggregate, be reasonably expected to have a Seller Material Adverse Effect or prevent or materially delay the ability of Seller to consummate the transactions contemplated by this Agreement. Neither Seller nor any Seller Subsidiary has received written notice within the last 12 months from any insurance company or board of fire underwriters of any defects or inadequacies that would materially adversely affect the insurability of, or cause any material increase in the premiums for, insurance covering either Seller or any Seller Subsidiary or any of their respective properties or assets that have not been cured or repaired to the satisfaction of the party issuing the notice, except as would not have a Seller Material Adverse Effect.

     2.24 Board Recommendation. Seller Board, at a meeting duly called and held on July 12, 1999, at which all of the incumbent directors were present and acting throughout, based upon the unanimous recommendation and approval of the Special Committee, unanimously adopted resolutions which, among other things,
(a) declared that the Merger and the other transactions contemplated by this Agreement are advisable on substantially the terms set forth in this Agreement,
(b) set forth the Charter Amendments and declared that the Charter Amendments are advisable, (c) directed that the Charter Amendments, the Merger and the other transactions contemplated by this Agreement be submitted for consideration by the stockholders of Seller, (d) recommended that the Seller terminate its status as a real estate investment trust and (e) authorized and approved the Partnership Merger Agreement and the transactions contemplated thereby, including the Partnership Merger (such transactions, together with the transactions contemplated by this Agreement, including, without limitation, the Merger, are hereinafter collectively referred to as the "Transactions"). Seller Board has recommended that (y) Seller's stockholders approve this Agreement, the Merger, the Charter Amendments, the termination of Seller's status as a real estate investment trust and the other transactions contemplated by this Agreement, and (z) on behalf of Seller as the sole general partner of Seller Partnership, that the Seller Unit Holders adopt the Partnership Merger Agreement and approve the Partnership Merger and the amendment (the "Partnership Agreement Amendment") to the Seller Partnership Agreement attached hereto as Exhibit F. Such recommendations shall not be withdrawn, modified or amended, other than as expressly permitted under Section 4.1.

     2.25 Representations in Partnership Merger Agreement. The representations and warranties of the Seller and the Seller Partnership set forth in the Partnership Merger Agreement are true and correct.

                                    ARTICLE 3

               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

     Parent and Buyer, jointly and severally, represent and warrant to Seller, except as set forth in the letter of even date herewith and delivered to Seller prior to the execution hereof (the "Buyer Disclosure Letter") (it being understood that the Buyer Disclosure Letter shall be arranged in sections corresponding to the sections contained in this Article 3, and the disclosures in any section of the Buyer Disclosure Letter shall qualify all of the representations in the corresponding section of this Article 3 and, in addition, other sections in this Article 3 to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other sections) as follows:

     3.1 Organization, Standing and Power of Parent and Buyer.

         (a) Parent is a limited liability company duly organized and validly existing under the Laws of Delaware and has the requisite power and authority to carry on its business as now being conducted. Parent is duly qualified or licensed to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the ability of Parent and Buyer to timely consummate the transactions contemplated by this Agreement or the Partnership Merger Agreement ("Parent Material Adverse Effect"). Parent has delivered to Seller complete and correct copies of its organizational documents (including the certificate of formation and limited liability company agreement of Parent) as amended or supplemented to the date of this Agreement.

         (b) Each of Buyer and SHP Investors, Inc. ("Holdings") is a corporation duly organized and validly existing under the Laws of Maryland, in the case of Buyer, or Delaware, in the case of Holdings, and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Buyer and Holdings is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualifications or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the ability of Buyer and Holdings to timely consummate the transactions contemplated by this Agreement or the Partnership Merger Agreement (a "Buyer Material Adverse Effect"). Complete and correct copies of the organizational documents as amended or supplemented to the date of this Agreement of Buyer and Holdings have been delivered to Seller.

         (c) Each of Parent, Buyer and Holdings are newly formed and, except for activities incident to the acquisition of Seller, none of Parent, Buyer or Holdings has (i) engaged in any business activities of any type or kind whatsoever or (ii) acquired any property of any type or kind whatsoever.

     3.2 Ownership of Parent, Buyer and Holdings. As of the date hereof, all of Parent's membership interests are owned by Westbrook Fund III and Alter. Holdings is a wholly-owned Subsidiary of Parent, and Buyer is a wholly-owned Subsidiary of Holdings. As of the Closing Date, at least 75% of the voting interests and 75% of the equity interest of Parent will be owned, directly or indirectly by Westbrook Fund III, Westbrook SHP and Westbrook Co-Investment. Parent has delivered to Seller a true and complete copy of the Contribution Agreement which is being executed contemporaneously with the execution of this Agreement.

     3.3 Authority; Noncontravention; Consents.

         (a) Each of Parent and Buyer has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement to which it is a party. The execution and delivery of this Agreement by Parent and Buyer and the consummation by Parent and Buyer of the transactions contemplated by this Agreement to which Parent and/or Buyer is a party have been duly authorized by all necessary limited liability company or corporate action on the part of Parent, Buyer and Holdings. The Merger has been approved by Holdings as the sole stockholder of Buyer. This Agreement has been duly executed and delivered by Parent and Buyer and constitutes a valid and binding obligation of each of Parent and Buyer, enforceable against each of Parent and Buyer in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors' rights and general principles of equity. The Contribution Agreement has been duly executed and delivered by the parties thereto and constitutes a valid and binding obligation of each party thereto, enforceable against each party thereto in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         (b) The execution and delivery of this Agreement by each of Parent and Buyer does not, and the consummation of the transactions contemplated by this Agreement to which Parent and/or Buyer is a party and compliance by each of Parent and Buyer with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries under, (i) the organizational documents of Parent or Buyer or the comparable certificate of incorporation or organizational documents or partnership or similar agreement (as the case may be) of any other Subsidiary of the Parent, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to Parent or any of its Subsidiaries or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not reasonably be expected to (x) have a Parent Material Adverse Effect or a Buyer Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Buyer or the consummation by Parent or Buyer of any of the transactions contemplated by this Agreement, except for (i) any filings required under the Exchange Act (including Schedule 13E-3), (ii) the filing of the Articles of Merger with the Maryland Department, (iii) the filing of a certificate of merger with the Secretary of State of the State of Delaware with respect to the Partnership Merger, (iv) such filings as may be required in connection with the payment of any Transfer Taxes (as defined in Section 5.6), (v) any filings required under the HSR Act, (vi) the filing of a Form D with the SEC with respect to the transaction contemplated by the Partnership Merger Agreement and (vii) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as may be required under federal, state or local environmental Laws, (B) as may be required under the "blue sky" laws of various states, to the extent applicable, or (C) which, if not obtained or made, would not prevent or delay beyond December 31, 1999 the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Parent or Buyer from timely performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Parent Material Adverse Effect.

     3.4 Litigation. As of the date of this Agreement, there is no suit, action or proceeding pending (in which service of process has been received by Parent or any of its Subsidiaries) or, to the Knowledge of Parent (as defined in
Section 3.13), threatened in writing against or affecting Parent or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to (i) have a Parent Material Adverse Effect or (ii) prevent or delay beyond the Outside Date the consummation of any of the material transactions contemplated by this Agreement, nor, as of the date of this transaction, is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent of any of its Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

     3.5 Undisclosed Liability. As of the date hereof, neither Parent nor Buyer has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) whether or not required by GAAP to be set forth on a consolidated balance sheet of Parent or Buyer or in the notes thereto which, individually or in the aggregate, would have a Parent Material Adverse Effect or Buyer Material Adverse Effect other than those resulting from any lawsuits or other claims filed with respect to the Merger and the other transactions contemplated hereby.

     3.6 Brokers. No broker, investment banker, financial advisor or other Person, the fees and expenses of which will be paid by Parent or Buyer, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent or any of its Subsidiaries other than as set forth in Section 3.6 of the Buyer Disclosure Letter.

     3.7 Compliance With Laws. Neither Parent nor any of its Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except to the extent that such violation or failure would not reasonably be expected to have a Parent Material Adverse Effect or Buyer Material Adverse Effect.

     3.8 Contracts; Debt Instruments. Neither Parent nor any of its Subsidiaries
(i) has received a written notice that Parent or any of its Subsidiaries is in violation of or in default under any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, nor (ii) to the Knowledge of Buyer (as defined in Section 3.15) does such a violation or default exist, except to the extent such violation or default referred to in clauses (i) or (ii), individually or in the aggregate, would not have a Parent Material Adverse Effect or a Buyer Material Adverse Effect.

     3.9 Solvency. Immediately after giving effect to the Transactions and the closing of the Financing (as herein defined) and the Contribution, the Surviving Company and the Surviving Operating Partnership shall (a) be able to pay their respective debts as they become due and shall each own property having a fair market value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities) and (b) have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement and the Partnership Merger Agreement and the closing of any financing to be obtained by Parent, Buyer or Buyer Operating Partnership in order to effect the transactions contemplated by this Agreement and the Partnership Merger Agreement or with the intent to hinder, delay or defraud either present or future creditors of Parent, Buyer, Buyer Operating Partnership, the Surviving Company or the Surviving Operating Partnership.

     3.10 Proxy Statement and Information Statement. The information provided by Parent or Buyer with respect to Parent and its Subsidiaries and the Surviving Company for inclusion in the Proxy Statement and the Information Statement will not, as of the date of mailing of the Proxy Statement and the Information Statement, respectively, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.11 Investment Company Act of 1940. Neither Parent nor any of its Subsidiaries is, or at the Effective Time will be, required to be registered under the 1940 Act.

     3.12 Ownership of Stock in Seller.

         (a) The beneficial ownership of Seller Common Shares (excluding any Seller Common Shares issuable upon exercise of the options for 845,362 Seller Common Shares issued to Alter and Biederman that were not exercisable within 60 days of April 15, 1999), Seller Preferred Shares and Seller OP Units by Parent, Buyer, Buyer Operating Partnership and the parties to the Contribution Agreement and certain other affiliated persons and entities listed in the Schedule 13Ds are as set forth in the Schedule 13D filed by Westbrook Fund I and the other parties named therein with the SEC on October 24, 1997, as amended through the date hereof, and the Schedule 13D filed by Alter and the other parties named therein with the SEC on April 15, 1999, as amended through the date hereof.

         (b) Parent, Holdings, Buyer, and Buyer Operating Partnership are "affiliates" or "associates" (as such terms are defined in Section 3-601 of the MGCL) of Alter.

         (c) Of Parent, Holdings, Buyer, Buyer Operating Partnership, the parties to the Contribution Agreement and the other direct and indirect beneficial owners of stock and affiliates (as such terms are defined in Section 3-601 of the MGCL) of Buyer, only (i) Westbrook Fund I, (ii) Westbrook Co-Investment Partnership I, L.P., a Delaware limited partnership ("Westbrook Co-Investment I"), and (iii) each other beneficial owner of the securities of Seller beneficially owned by Westbrook Fund I or Westbrook Co-Investment I is or was at any time within the 2 years prior to the date hereof the beneficial owner (as such term is defined in Section 3-601 of the MGCL) directly or indirectly of 10 percent or more of the voting power of the outstanding voting stock of Seller.

     3.13 Definition of Knowledge. As used in this Agreement, the phrase "Knowledge of Parent" or "Knowledge of Buyer" (or words of similar import) means the actual knowledge without any duty of investigation or inquiry of those individuals identified in Section 3.13 of the Buyer Disclosure Letter.

     3.14 Sufficient Funds. After giving effect to the contribution of cash and assets to Parent pursuant to, and in accordance with, the Contribution Agreement, and borrowings (the "Financing") under Parent's financing commitment attached as Exhibit G (the "Financing Commitment"), which Contribution Agreement and Financing Commitment are in full force and effect, the Surviving Company and the Surviving Operating Partnership will have sufficient funds available to:

         (a) refinance or repay in cash all indebtedness for borrowed money of Seller or any Seller Subsidiary that will become due as a result of the transactions contemplated by this Agreement or the Partnership Merger Agreement, plus unpaid interest accrued thereon, and any prepayment, breakage or other costs associated with the repayment or refinancing, as the case may be, in each case as set forth in Section 3.14(a) of the Seller Disclosure Letter;

         (b) pay all amounts required to be paid pursuant to this Agreement and the Partnership Merger Agreement;

         (c) pay all fees, costs and expenses incurred by Seller and the Seller Partnership in connection with this Agreement, the Partnership Merger Agreement and the transactions contemplated herein and therein assuming such fees, costs and expenses (including severance costs) are not in excess of $11,500,000; and

         (d) pay all fees, costs and expenses incurred by Parent, Buyer and Buyer Operating Partnership in connection with this Agreement, the Partnership Merger Agreement and the other transactions contemplated herein and therein.

     3.15 Representations in Partnership Merger Agreement. The representations and warranties of Parent and the Buyer Operating Partnership and its Subsidiaries set forth in the Partnership Merger Agreement are true and correct.

                                    ARTICLE 4

                                    COVENANTS

     4.1 Acquisition Proposals. During the period from the date hereof and continuing through the Effective Time or the earlier termination of this Agreement in accordance with its terms, Seller agrees that:

         (a) neither it nor any of the Seller Subsidiaries shall initiate, solicit or knowingly encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation, share exchange, sale of assets or similar transaction involving all or any significant portion of the assets or any equity securities of, Seller and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal (for the avoidance of doubt, responding to an unsolicited inquiry by informing such inquiror that Seller is subject to this Section 4.1 and instructing such inquiror to review this Agreement shall not be a violation of this Section 4.1);

         (b) it shall direct and use its reasonable best efforts to cause its officers, directors, employees, agents or financial advisors not to engage in any of the activities restricted by Section 4.1(a);

         (c) it will immediately cease and cause to be terminated any existing activities, discussions or negotiations theretofore conducted with any Person with respect to any Acquisition Proposal and will take the necessary steps to inform the individuals or entities referred to in Section 4.1(b) of the obligations undertaken in this Section 4.1; and

         (d) it will notify Buyer promptly if Seller receives any such inquiries or proposals, or any requests for such information, or if any such negotiations or discussions are sought to be initiated or continued with it;

provided, however, that nothing contained in this Agreement shall restrict Seller Board or Special Committee (and the officers, directors, employees, agents and financial advisors of Seller acting at the direction of Seller Board or Special Committee) from (i) prior to the Seller Stockholders Meeting (as defined below), furnishing information to, or entering into discussions or negotiations with, any Person that makes an unsolicited Acquisition Proposal, if
(A) Seller Board or Special Committee determines in good faith that the failure to take such action would reasonably be expected to violate its duties under applicable law and such proposal is, or is reasonably likely to be, a Superior Acquisition Proposal (as defined below), (B) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, Seller provides written notice to Buyer to the effect that it is furnishing information to, or entering into discussions with, such Person and (C) subject to any confidentiality agreement with such Person, Seller keeps Buyer informed of the status (not the terms or identity of parties) of any such discussions or negotiations (Seller agreeing that it will not enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits Seller from providing such information to Buyer); and (ii) to the extent applicable, taking and disclosing to the Seller stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; provided, however, that Seller Board or Special Committee may not approve or recommend an Acquisition Proposal, or withdraw or modify in a manner adverse to Buyer its approval or recommendation of this Agreement and the Merger, unless such Acquisition Proposal is a Superior Acquisition Proposal. Nothing in this Section 4.1 shall (x) permit Seller to terminate this Agreement (except as specifically provided in Article 7 hereof) or (y) permit Seller to enter into an agreement with respect to an Acquisition Proposal during the term of this Agreement (other than a confidentiality agreement in customary form executed as provided above); provided, however, that the Seller Board or Special Committee may approve and recommend a Superior Acquisition Proposal and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement and the Merger. As used herein, "Superior Acquisition Proposal" means a bona fide Acquisition Proposal made by a third party which Seller Board or Special Committee determines in good faith (after consultation with its financial advisor) to be more favorable to Seller's stockholders than the Merger and which Seller Board or Special Committee determines is reasonably capable of being consummated.

     4.2 Conduct of Seller's Business Pending Merger. During the period from the date hereof and continuing through the Effective Time, except (i) as consented to in writing by Buyer or as contemplated by this Agreement and (ii) as set forth on Section 4.2 of the Seller Disclosure Letter, Seller shall, and shall cause each of the Seller Subsidiaries to:

         (a) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted and, except as contemplated by this Agreement and the transactions contemplated hereby, take all action necessary to continue to qualify as a REIT;

         (b) use its reasonable efforts to (i) preserve intact its business (corporate or otherwise) organizations and goodwill and (ii) keep available the services of its officers and key employees other than those employed by Parent, Lessee or Manager or any of Affiliate thereof;

         (c) confer on a regular basis upon reasonable request with one or more representatives of Buyer to report on material operational matters and, subject to Section 4.1, any proposals to engage in material transactions;

         (d) promptly notify Buyer of any material adverse change in its condition (financial or otherwise), business, properties, assets or liabilities, or of any material governmental complaints, investigations or hearings adverse to it (or written threats thereof) which could reasonably be expected to have a Seller Material Adverse Effect;

         (e) promptly deliver to Buyer true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement and prior to the Closing Date;

         (f) maintain its books and records in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the Seller Financial Statement Date, except as may be required by the SEC, applicable law or GAAP;

         (g) duly and timely file all material Tax Returns and other documents required to be filed with federal, state, local and other Tax Authorities, subject to timely extensions permitted by law, and provided such extensions do not adversely affect Seller's status as a qualified REIT under the Code;

         (h) except as set forth in this Agreement, not make, rescind or revoke any material express or deemed election relative to Taxes (unless required by law or necessary to preserve Seller's status as a REIT or the status of any Seller Subsidiary as a partnership for federal income tax purposes or as a qualified REIT subsidiary under Section 856(i) of the Code, as the case may be);

         (i) except as contemplated in the CapEx Budget previously made available to Buyer, not acquire, enter into any option to acquire, or exercise an option or contract to acquire, additional real property, incur additional indebtedness except for working capital under its revolving lines of credit, encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct, other real estate projects, except with respect to projects described in the Seller SEC Documents or the Seller Disclosure Letter as being under development in accordance with the agreements in existence on the date of this Agreement and previously furnished to Buyer (the "Development Agreements");

         (j) not (except as contemplated by this Agreement and the Partnership Merger Agreement) amend its Charter or bylaws, or the articles or certificate of incorporation, bylaws, code of regulations, partnership agreement, operating agreement or joint venture agreement or comparable charter or organization document of any Seller Subsidiary;

         (k) except as contemplated by this Agreement and the Seller Partnership Redemption and for issuances under Seller's dividend reinvestment plan in accordance with past practice, make no change in the number of its shares of capital stock, membership interests or units of limited partnership interest (as the case may be) issued and outstanding or reserved for issuance, other than pursuant to (i) the exercise of options or other rights disclosed in Section 2.3 of the Seller Disclosure Letter, (ii) the conversion of Seller Preferred Shares, or (iii) the exchange or redemption of Seller OP Units pursuant to the Seller Partnership Agreement for Seller Common Shares or cash, at Seller's option;

         (l) except as set forth in Section 4.2(l) of the Seller Disclosure Letter or without the consent of Parent, grant no options or other rights or commitments relating to its shares of capital stock, membership interests or units of limited partnership interest or any security convertible into its shares of capital stock, membership interests or units of limited partnership interest, or any security the value of which is measured by shares of capital stock, or any security subordinated to the claim of its general creditors and, except as contemplated by this Agreement, not amend or waive any rights under any of the Seller Options;

         (m) except as provided in this Agreement (including the Seller Partnership Redemption and Section 5.8), the Partnership Merger Agreement and in connection with the use of Seller Common Shares to pay the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants therein, not (i) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any Seller Common Shares, Seller Preferred Shares or Seller OP Units or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of capital stock, membership interests, or units of partnership interest, except for (A) redemptions of Seller Common Shares required under Section 2 of Article V of Seller's Charter in order to preserve the status of Seller as a REIT under the Code and (B) conversions or redemptions of Seller OP Units, whether or not outstanding on the date of this Agreement, for cash or Seller Common Shares in accordance with the terms of the Seller Partnership Agreement;

         (n) not sell, lease (other than to Lessee), exchange or otherwise dispose of any Seller Property outside the ordinary course of business or as set forth on Section 4.2(n) of the Seller Disclosure Letter;

         (o) not make any loans, advances or capital contributions to, or investments in, any other Person, other than regular advances to employees in the ordinary course of business and loans, advances and capital contributions to Seller Subsidiaries in existence on the date hereof;

         (p) not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) which are material to Seller and its Subsidiaries taken as a whole, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) furnished to Buyer or incurred in the ordinary course of business consistent with past practice (collectively, "Ordinary Course Liabilities");

         (q) except as provided in Section 4.2(i) above, not enter into any commitment, contractual obligation or transaction (each, a "Commitment") for the purchase of any real estate; provided that expansion or improvements made in the ordinary course of business to existing real property shall not be considered a purchase of real property;

         (r) not guarantee the indebtedness of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

         (s) not enter into any contractual obligation with any officer, director or Affiliate of Seller except as set forth in this Agreement;

         (t) not increase any compensation or enter into or amend any employment, severance or other agreement with any of its officers, directors or employees earning a base salary of more than $100,000 per annum, other than as required by any contract or Employee Plan or pursuant to waivers by employees of benefits under such agreements;

         (u) except as provided in Section 4.2(l) of this Agreement, not adopt any new employee benefit plan or amend or terminate or increase the benefits under any existing plans or rights, not grant any additional options, warrants, rights to acquire stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance stock to any officer, employee or director, or accelerate vesting with respect to any grant of Seller Common Shares to employees which are subject to any risk of forfeiture, except for changes which are required by law and changes which are not more favorable to participants than provisions presently in effect;

         (v) not change the ownership of any of its Subsidiaries, except changes which arise as a result of the conversion of Seller OP Units into Seller Common Shares or cash or the Seller Partnership Redemption;

         (w) not accept a promissory note in payment of the exercise price payable under any option to purchase Seller Common Shares;

         (x) not enter into or amend or otherwise modify or waive any material rights under any agreement or arrangement for the Persons that are executive officers or directors of Seller or any Seller Subsidiary (other than Alter and Biederman in their capacities as such);

         (y) not directly or indirectly or through a subsidiary, merge or consolidate with, acquire all or substantially all of the assets of, or acquire the beneficial ownership of a majority of the outstanding capital stock or a majority of any other equity interest in, any Person other than any of the foregoing (other than a merger or consolidation) in connection with a transaction permitted pursuant to Section 4.2(i);

         (z) not settle or compromise any material tax liability;

         (aa) perform all actions required to consummate the Seller Partnership Redemption on the Closing Date prior to the Effective Time;

         (bb) perform all agreements required to be performed by the Seller and its Subsidiaries (including the Seller Partnership) under the Partnership Merger Agreement; and

         (cc) not agree, commit or arrange to take any action prohibited under this Section.

     4.3 Conduct of Parent's and Buyer's Business Pending Merger. Prior to the Effective Time, except as (i) contemplated by this Agreement, or (ii) consented to in writing by Seller, Parent shall, and shall cause Buyer to:

         (a) use its reasonable efforts to preserve intact its business organizations and goodwill and keep available the services of its officers and employees;

         (b) promptly notify Seller of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

         (c) not directly or indirectly, through a subsidiary or otherwise, merge or consolidate with, or acquire all or substantially all of the assets of, or the beneficial ownership of a majority of the outstanding capital stock or other equity interests in any Person whose securities are registered under the Exchange Act unless such transaction has been approved by Seller;

         (d) except as contemplated by this Agreement, not issue or commit to issue or change the ownership of any Buyer or Buyer Operating Partnership securities unless such issuance or change in ownership has been approved by Seller;

         (e) use reasonable best efforts to do all necessary things required to obtain and to close the funding contemplated by the Contribution Agreement and the borrowings contemplated by the Financing Commitment or if the Financing Commitment is terminated or such funds shall not otherwise be available, to obtain alternate financing, in each case on financial and other terms no less favorable than those set forth in the Financing Commitment or to the extent not set forth therein, on terms reasonably acceptable to Parent, and to cause such equity funding and such borrowings to be made available to Parent, Buyer, Buyer Operating Partnership and Seller Partnership or the other borrowers thereunder, as applicable as and subject to the conditions provided in the Contribution Agreement and the Financing Commitment. Parent and Buyer will not amend or otherwise modify in any material respect, or waive any material rights under the Contribution Agreement or Financing Commitment, in each case to the extent such action could reasonably be expected to materially and adversely affect the likelihood of obtaining such funding. Parent agrees to use its reasonable best efforts so that representatives of Seller shall have reasonable access to the lender under the Financing Commitment and use its reasonable best efforts to cause such lender to respond to Seller's reasonable request regarding the status of such financing;

         (f) not agree, commit or arrange to take any action prohibited under this Section; and

         (g) except as contemplated by the Contribution Agreement, not acquire ownership, beneficially or of record, of any Seller Common Shares or Seller Preferred Shares.

     4.4 Other Actions. Each of Seller on the one hand, and Parent and Buyer on the other hand, shall not knowingly take, and shall use commercially reasonable efforts to cause their Subsidiaries not to take, any action that would result in
(i) any of the representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) except as contemplated by Section 4.1, any of the conditions to the Merger set forth in
Article 6 not being satisfied.

     4.5 Private Placement. Parent shall take all actions necessary to offer and sell interests in Parent to holders of Seller OP Units in the manner contemplated by the Partnership Merger Agreement and Sections 1.8 and 5.1 hereof and as shall be required for the offering and sale of such units of limited partnership interest to be exempt from the registration requirements of the Securities Act pursuant to Rule 506 of Regulation D.

     4.6 Escrow Arrangement. Parent has delivered to Fidelity National Title Insurance Company, as escrow agent (the "Escrow Agent") $25,000,000 (the "Cash Collateral") in cash or an irrevocable letter of credit in the amount of the Cash Collateral, substantially in the form attached hereto as Exhibit H, with such changes as shall be reasonably satisfactory to Seller and from a bank reasonably satisfactory to Seller (the "Letter of Credit") to secure the obligation of Parent and Buyer to pay certain fees and expenses pursuant to
Section 7.2 and to be held in accordance with the terms of an Escrow Agreement dated as of the date hereof among the Escrow Agent, Seller, Seller Partnership and Parent (the "Escrow Agreement").

     4.7 Seller Partnership Actions. Seller shall use its reasonable best efforts to cause Seller Partnership to (a) obtain the Seller Partner Approval and (b) redeem from Seller, Seller OP Units in exchange for assets of Seller Partnership as set forth on Exhibit A. Parent will cooperate with Seller in obtaining the Seller Partner Approval.

     4.8 Pro Formas. Set forth on Exhibit J is the current estimated sources and uses of funds in connection with the Contribution, the Financing Commitment and the consummation of the transactions contemplated by this Agreement and the Partnership Merger Agreement, which reflects the current assumptions regarding sources and uses of funds for such purposes, and Parent will promptly notify Seller of any material changes in such estimated sources and uses of funds and provide Seller a revised statement reflecting such changes.

                                    ARTICLE 5

                              ADDITIONAL COVENANTS

     5.1 Preparation of the Proxy Statement; Seller Stockholders Meeting.

         (a) The parties shall cooperate and promptly prepare, and Seller shall file with the SEC as soon as practicable a proxy statement with respect to the meeting of the stockholders of Seller in connection with the Merger and Charter Amendments (the "Proxy Statement"). The parties shall cooperate and promptly prepare and the appropriate party shall file with the SEC as soon as practicable any other filings required under the Exchange Act ("Additional Filings"), including a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the Merger to be filed jointly by Seller, Parent and Buyer, together with any required amendments thereto. To the extent the Seller Partnership has received the Seller Partner Approval in the form of valid written consents executed by partners of the Seller Partnership promptly after the date hereof, Seller Partnership and Parent shall jointly promptly prepare an Information Statement of Seller Partnership and Parent for use in connection with the offering of units of limited liability company interest in Parent (the "Information Statement). To the extent the Seller Partnership has not received the Seller Partner Approval in the form of valid written consents executed by partners of the Seller Partnership promptly after the date hereof, Seller Partnership and Parent shall jointly and promptly prepare a Consent Solicitation Statement soliciting the written consent of the holders of Seller OP Units to the adoption of this Agreement and the approval of the Partnership Merger (the "Consent Solicitation Statement"), which Consent Solicitation Statement shall contain a description of the terms of the Class A Preferred Units and the Class B Units and the recommendation of Seller General Partner's Board of Directors that the holders of Seller OP Units consent to the adoption of this Agreement and the approval of the Partnership Merger. Each of Seller, Seller Partnership, Parent, Buyer and Buyer Operating Partnership agrees that the information provided by it for inclusion in the Proxy Statement, the Additional Filings, the Information Statement, Consent Solicitation Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of stockholders of Seller and at the time of the taking of consent in respect of the Seller Partner Approval, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent, Buyer and Buyer Operating Partnership shall, with respect to the Seller Partner Approval and the offering of units of limited liability interests in Parent to holders of Seller OP Units, comply with Regulation D of the Securities Act, as applicable. Seller will use its reasonable best efforts, and Parent, Buyer and Buyer Operating Partnership will cooperate with Seller to (i) file a preliminary Proxy Statement with the SEC and (ii) cause the Proxy Statement to be mailed to Seller's stockholders, in each case, as promptly as practicable (including clearing the Proxy Statement with the SEC) following receipt by Seller of written certification from the lender under the Financing Commitment that it has received and reviewed the environmental reviews, engineering reports, title reports, surveys and appraisal reports with respect to substantially all (based on the aggregate value of the Seller Properties) of the Seller Properties for which it desires such reports (collectively, the "Property Reports"), provided that the termination date of the Financing Commitment shall be later than 12 days from the date the Proxy Statement was otherwise to be mailed to Seller's stockholders; and provided, further, that the parties acknowledge that any of such reports may be updated or supplemented from time to time prior to Closing. Seller will use its reasonable best efforts, and Parent, Buyer and Buyer Operating Partnership will cooperate with Seller, to cause the Information Statement or Consent Solicitation Statement, as applicable, to be mailed to the Seller Unit Holders as promptly as practicable after the SEC has cleared the Proxy Statement and it has been mailed to Seller's stockholders. Seller will notify Buyer promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or the Additional Filings or for additional information and will supply Buyer with copies of all correspondence between such party or any of its representatives and the SEC, with respect to the Proxy Statement or the Additional Filings. The parties shall cooperate to cause the Proxy Statement, the Information Statement, Consent Solicitation Statement and any Additional Filings to comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Additional Filings, or the Information Statement or Consent Solicitation Statement, Seller on the one hand, and Parent and Buyer on the other hand, shall promptly inform the other of such occurrence and cooperate in filing with the SEC and/or mailing to the stockholders of Seller or holders of Seller OP Units, as applicable, such amendment or supplement to the Proxy Statement or the Information Statement or Consent Solicitation Statement.

         (b) It shall be a condition to the mailing of the Proxy Statement and the Information Statement that if they so request, Buyer and Buyer Operating Partnership shall have received a "comfort" letter or an "agreed upon procedures" letter from Ernst & Young LLP, independent public accountants for Seller and Seller Partnership, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), dated as of the date on which the Proxy Statement is to be mailed to the stockholders of Seller, addressed to Parent, Buyer and Buyer Operating Partnership, in form and substance reasonably satisfactory to Buyer and Buyer Operating Partnership, concerning the procedures undertaken by Ernst & Young, LLP with respect to the financial statements and information of Seller, Seller Partnership and their Subsidiaries contained in the Proxy Statement and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

         (c) Seller will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders, such meeting to be held no sooner than 20 business days nor later than 45 days following the date the Proxy Statement is mailed to the stockholders of Seller (the "Seller Stockholders Meeting") for the purpose of obtaining the Seller Stockholder Approvals. Seller shall be required to hold the Seller Stockholders Meeting, regardless of whether the Seller Board has withdrawn, amended or modified its recommendation that its stockholders adopt this Agreement and approve the Merger, unless this Agreement has been terminated pursuant to the provisions of Section 7.1. Seller will, through its Seller Board, recommend that its stockholders adopt this Agreement and approve the transactions contemplated hereby, including the Merger and Charter Amendments; provided, that prior to the Seller Stockholders Meeting, such recommendation may be withdrawn, modified or amended only to the extent expressly permitted under
Section 4.1.

         (d) If on the date for the Seller Stockholders Meeting established pursuant to Section 5.1(c) of this Agreement, Seller has not received duly executed proxies which, when added to the number of votes represented in person at the meeting by Persons who intend to vote to adopt this Agreement, will constitute a sufficient number of votes to adopt the Seller Stockholder Approvals (but less than one-third of the outstanding Seller Common Shares and Seller Preferred Shares (voting on an "as-converted basis"), voting as a single class have indicated their intention to vote against, or have submitted duly executed proxies voting against, the adoption of the Seller Stockholder Approvals), then Seller shall recommend the adjournment of its stockholders meeting until the date 10 business days after the originally scheduled date of the stockholders meeting.

     5.2 Access to Information; Confidentiality. Subject to the requirements of confidentiality agreements with third parties, each of Seller, Parent and Buyer shall, and shall cause each of its Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors, sources of financing and other representatives of such other party, reasonable access during normal business hours prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Seller, Parent and Buyer shall, and shall cause each of its Subsidiaries to, furnish promptly to the other party and its financing sources all other information concerning its business, properties and personnel as such other party may reasonably request. Parent, Buyer and their financing sources shall have the right to conduct non-intrusive environmental and engineering inspections at the Seller Properties, provided that in no event shall Parent or Buyer have the right to conduct so-called "Phase II" environmental tests without Seller's prior consent, which shall not be unreasonably withheld. Notwithstanding anything in this
Section 5.2 to the contrary, all of Parent's and Buyer's activities pursuant to this Section 5.2 must be conducted in a manner that does not unreasonably interfere with the ongoing operations of Seller and Seller Subsidiaries.

         5.3      Reasonable Best Efforts; Notification.

                  (a) Subject to the terms and conditions herein provided, Seller, Parent and Buyer shall: (i) use all reasonable best efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, including without limitation any required filings and consents under the HSR Act, and (B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations (the parties acknowledge that all consents under each of the Seller Franchise Agreements shall comply with the provisions of Section 5.3(a) of the Buyer Disclosure Letter unless otherwise mutually agreed by Seller and Parent); (ii) use all reasonable best efforts to obtain, in writing, the consents listed in Section 5.3(a)(1) of the Seller Disclosure Letter (the "Lender Consents") in the manner set forth in Section 5.3(c) and the consents listed in Section 5.3(a)(3) of the Seller Disclosure Letter (the "Ground Lessor Consents"), and the parties shall use all reasonable best efforts to cause Lessee to obtain, in writing, the consents listed in Section 5.3(a)(2) of the Seller Disclosure Letter (the "Franchise Consents") in the manner set forth in Section 5.3(d) (such Lender Consents, Ground Lessor Consents and Franchise Consents referred to herein collectively as the "Required Consents") in form reasonably satisfactory to Seller and Buyer, provided however, that, without the prior written consent of Parent, neither Seller, the Seller Partnership nor any other Seller Subsidiary shall pay any cash or other consideration, make any commitments or incur any liability or other obligation except (x) in the case of obtaining Lender Consents and consents under the Seller Franchise Agreements, as set forth in clause (y) below and Sections 5.3(c) and 5.3(d), (y) in the case of obtaining Ground Lessor Consents and Lender Consents, in an aggregate amount of $1,500,000 or less for the payment of all Ground Lessor Amounts and Prepayment Amounts (provided that such amount may exceed $1,500,000 if the aggregate cash consideration payable to holders of Seller Common Shares in the Merger and Seller Partnership Units in the Partnership Merger is reduced by the aggregate amount of such excess, and the Merger Consideration and Partnership Merger Consideration per share or unit, as the case may be, is reduced accordingly) and
(z) for all other consents required to effect the Transactions, in an aggregate amount of $100,000 or less (provided that such amount may exceed $100,000 if the aggregate cash consideration payable to holders of Seller Common Shares in the Merger and Seller Partnership Units in the Partnership Merger is reduced by the aggregate amount of such excess, and the Merger Consideration and Partnership Merger Consideration per share or unit, as the case may be, is reduced accordingly); and (iii) use all reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement, subject in the case of Seller to the exercise by the Seller Board or Special Committee prior to the Outside Date of its duties under applicable law; provided however, that nothing in this Section 5.3 shall require Parent or Buyer to pay or commit to pay any money or other consideration or to incur any liability or other obligation (except as described in clause (i) of Section 5.3(c)). In furtherance thereof, Seller agrees to vote in favor of, or at Buyer's request deliver a written consent with respect to, the transactions contemplated by the Partnership Merger Agreement in its capacity as a limited partner of the Seller Partnership, and in its capacity as a general partner of the Seller Partnership. If at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement, Parent and the Surviving Company shall take all such necessary action.

                  (b) Seller shall give prompt notice to Parent and Buyer, and Parent and Buyer shall give prompt notice to Seller, (i) if any representation or warranty made by it or them contained in this Agreement that is qualified as to Seller Material Adverse Effect, Parent Material Adverse Effect or Buyer Material Adverse Effect, as the case may be, becomes untrue or incorrect in any respect or any such representation or warranty that is not so qualified becomes untrue or incorrect in any material respect or (ii) of the failure by it or them to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  (c) With respect to securing the Lender Consents, Buyer and Seller shall cooperate with each other and use all reasonable best efforts to secure each of the Lender Consents, including taking the actions set forth in
Section 5.3(d) of the Seller's Disclosure Schedule. Each party shall update the other on its progress at the request of the other:

                      (i) In the event some or all of the Lender Consents are not obtained, to the extent the Original Loan Amounts (as defined in the Financing Commitment), as such Original Loan Amount may be increased pursuant to the terms of the Financing Commitment, exceed $454,600,000 less the amount, if any, by which the proceeds under the Financing Commitment are reduced as a result of any defect or loss referred to in clause (i)(A) of Section 7.1(j) (whether or not a Lender Property Determination (as defined below) shall have occurred) (a "Financing Overage"), the Financing Overage shall be used as a source of funds to prepay as of the Closing Date, in whole or in part, the outstanding amounts under all of the loans for which a Lender Consent is required (any such loan, an "Underlying Loan") which have not been received and any prepayment penalty with respect thereto. To the extent an Underlying Loan and any related prepayment penalty will be paid as of the Closing Date with the proceeds of a Financing Overage, the Lender Consent with respect to such Underlying Loan shall be deemed to have been obtained;

                      (ii) In the event that at any time after July 15, 1999, Seller reasonably believes that (A) some or all of the Lender Consents will not be obtained or waived or (B) the Financing Overage will be an insufficient source of funds for the prepayment in full of all the Underlying Loans (together with all prepayment penalties) or (C) Buyer will not be able to obtain additional financing to prepay in full all the Underlying Loans (together with all prepayment penalties), Seller may seek to obtain new financing in an amount equal to such excess upon terms materially similar to market terms for similar loans on the date hereof. The proceeds of such financings shall be used solely to prepay as of the Closing Date in whole or in part one or more of the Underlying Loans for which Lender Consents have not been received or waived and any prepayment penalty with respect thereto. To the extent an Underlying Loan and any related prepayment penalty will be paid as of the Closing Date with the proceeds of any such financing, together with any Financing Overage, the

         Lender Consent with respect to such Underlying Loan shall be deemed to have been obtained. With respect to Underlying Loans that are not prepayable in accordance with their respective terms, all amounts paid or required to be paid pursuant to clause (i) above or this clause (ii) to obtain Lender Consents that exceed the amount of principal and accrued interest on the applicable Underlying Loan are referred to herein as the "Prepayment Amounts" and the parties shall use all reasonable best efforts to minimize the Prepayment Amounts;

                      (iii) In the event that, following the operation of clauses (i) and (ii) above, all of the Lender Consents have not been obtained or deemed waived, Seller may, at its sole option, agree to have the Common Merger Consideration reduced by the aggregate amount necessary to pay at Closing all remaining amounts under the Underlying Loans in full, and Buyer shall agree to waive the condition that it receive any of the Lender Consents.

                  (d) Seller, Buyer and Parent shall use all reasonable best efforts to minimize (i) the amounts of so-called Property Improvement Plan costs and termination fees paid or payable by Seller, Seller Partnership or any other Seller Subsidiary or Lessee in cash or other consideration (including by making commitments or incurring any liability or obligation) in connection with obtaining consent of the franchisors (including the Franchise Consents) under each of the Seller Franchise Agreements with respect to any Seller Property (collectively and in the aggregate, "Franchise Fees") and (ii) the amounts paid or required to be paid by Seller, Seller Partnership or any other Seller Subsidiary in cash or other consideration (including by making commitments or incurring any liability or obligation) in connection with obtaining the Ground Lessor Consents (the "Ground Lessor Amounts"), in each case in connection with transactions contemplated hereby and by the Contribution Agreement. If the Franchise Fees are equal to or less than $12,500,000, the aggregate cash consideration payable to the holders of Seller Common Shares in the Merger and Seller Partnership Units in the Partnership Merger shall not be adjusted pursuant to this Section 5.3(d). If the Franchise Fees exceed $12,500,000 but are less than $25,000,000 the aggregate cash consideration payable to holders of Seller Common Shares in the Merger and Seller Partnership Units in the Partnership Merger shall be reduced by one-half of the amount by which the Franchise Fees exceed $12,500,000, and the Merger Consideration and Partnership Merger Consideration per share or unit, as the case may be, shall be reduced accordingly. If the Franchise Fees exceed $25,000,000, at the option of Seller, Seller may or any Seller Subsidiary may pay or commit to pay or Seller may consent to Lessee paying or committing to pay such excess, and the aggregate cash consideration payable to holders of Seller Common Shares in the Merger and Seller Partnership Units in the Partnership Merger shall be reduced by the sum of (x) $6,250,000 as required by the preceding sentence and (y) the amount by which the Franchise Fees exceed $25,000,000, and the Merger Consideration and Partnership Merger Consideration per share or unit, as the case may be, shall be reduced accordingly. The Special Committee (or its representatives) shall be provided reasonable advance notice of all meetings with and copies of all correspondence with any franchisors under each of the Seller Franchise Agreements and be given the opportunity to attend and participate in all such meetings.

                  (e) For purposes of the last two sentences of Section 5.3(d), no Franchise Fees that are paid or payable by Parent, Buyer or Lessee shall be included in determining the dollar thresholds in such sentences unless Seller shall have been consulted by Parent, Buyer or Lessee, as applicable, prior to the incurrence of such Franchise Fees.

         5.4 Public Announcements. Parent, Buyer and Seller will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other written public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such written public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form agreed to by the parties hereto prior to the execution of this Agreement.

         5.5 Transfer Taxes. Buyer and Seller shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to tax, "Transfer Taxes"). From and after the Effective Time, the Surviving Company shall pay, or shall cause the Surviving Operating Partnership, as appropriate, to pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of Seller Common Shares or Seller OP Units, all Transfer Taxes.

         5.6 Benefit Plans. After the Effective Time, all employees of Seller who are employed by the Surviving Company shall, at the option of the Surviving Company, either continue to be eligible to participate in an "employee benefit plan," as defined in Section 3(3) of ERISA, of Seller which is, at the option of the Surviving Company, continued by the Surviving Company, or alternatively shall be eligible to participate in any "employee benefit plan," as defined in Section 3(3) of ERISA, established, sponsored or maintained by the Surviving Company after the Effective Time. With respect to each such employee benefit plan not formerly maintained by Seller, service with Seller or any Seller Subsidiary (as applicable) shall be included for purposes of determining eligibility to participate, vesting (if applicable) and entitlement to benefits and all pre-existing condition exclusions shall be waived and expenses incurred by any employee for deductibles and copayments in the portion of the year prior to the date such employee first becomes a participant in such employee benefit plan shall be credited to the benefit of such employee under such employee benefit plan for the year in which the employee's participation commences.

         5.7      Indemnification.

                  (a) From and after the Effective Time, the Surviving Company shall provide exculpation and indemnification for each Person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, employee or director of Seller or any Seller Subsidiary (the "Indemnified Parties") which is the same as the exculpation and indemnification provided to the Indemnified Parties by Seller and the Seller Subsidiaries immediately prior to the Effective Time in their respective articles or certificate of incorporation and bylaws or other organizational documents, as in effect on the date hereof; provided, that such exculpation and indemnification covers actions on or prior to the Effective Time, including, without limitation, all transactions contemplated by this Agreement and the Financing.

                  (b) In addition to the rights provided in Section 5.7(a) above, in the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including without limitation, any action by or on behalf of any or all security holders of Seller, Parent or Buyer, or any Subsidiary of the Seller or Parent, or by or in the right of Seller, Parent or Buyer, or any Subsidiary of the Seller or Parent, or any claim, action, suit, proceeding or investigation (collectively,

"Claims") in which any Indemnified Party is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was an officer, employee or director of Seller or any of the Seller Subsidiaries or any action or omission or alleged action or omission by such Person in his capacity as an officer, employee or director, or (ii) this Agreement or the Partnership Merger Agreement or the transactions contemplated by this Agreement, the Partnership Merger Agreement or the Financing, whether in any case asserted or arising before or after the Effective Time, Parent and the Surviving Company (the "Indemnifying Parties") shall from and after the Effective Time jointly and severally indemnify and hold harmless the Indemnified Parties from and against any losses, claims, liabilities, expenses (including reasonable attorneys' fees and expenses), judgments, fines or amounts paid in settlement arising out of or relating to any such Claims. Parent, the Surviving Company and the Indemnified Parties hereby agree to use their reasonable best efforts to cooperate in the defense of such Claims. In connection with any such Claim, the Indemnified Parties shall have the right to select and retain one counsel, at the cost of the Indemnifying Parties, subject to the consent of the Indemnifying Parties (which consent shall not be unreasonably withheld or delayed). In addition, after the Effective Time, in the event of any such threatened or actual Claim, the Indemnifying Parties shall promptly pay and advance reasonable expenses and costs incurred by each Indemnified Person as they become due and payable in advance of the final disposition of the Claim to the fullest extent and in the manner permitted by law. Notwithstanding the foregoing, the Indemnifying Parties shall not be obligated to advance any expenses or costs prior to receipt of an undertaking by or on behalf of the Indemnified Party, such undertaking to be accepted without regard to the creditworthiness of the Indemnified Party, to repay any expenses advanced if it shall ultimately be determined that the Indemnified Party is not entitled to be indemnified against such expense. Notwithstanding anything to the contrary set forth in this Agreement, the Indemnifying Parties (i) shall not be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld or delayed), and (ii) shall not have any obligation hereunder to any Indemnified Party to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such indemnification is prohibited by applicable law. In the event of a final and non-appealable determination by a court that any payment of expenses is prohibited by applicable law, the Indemnified Party shall promptly refund to the Indemnifying Parties the amount of all such expenses theretofore advanced pursuant hereto. Any Indemnified Party wishing to claim indemnification under this Section 5.7, upon learning of any such Claim, shall promptly notify the Indemnifying Parties of such Claim and the relevant facts and circumstances with respect thereto; provided however, that the failure to provide such notice shall not affect the obligations of the Indemnifying Parties except to the extent such failure to notify materially prejudices the Indemnifying Parties' ability to defend such Claim; and provided, further, however, that no Indemnified Party shall be obligated to provide any notification pursuant to this Section 5.7(b) prior to the Effective Time.

                  (c) At or prior to the Effective Time, Buyer shall purchase directors' and officers' liability insurance policy coverage for Seller's and each Seller Subsidiary's directors and officers with at least $20,000,000 of coverage for a period of six years which will provide the directors and officers with coverage on substantially similar terms as currently provided by Seller and the Seller Subsidiaries to such directors and officers. At or prior to the Effective Time, Seller shall have the right to reasonably review and approve any such policy, which approval shall not be unreasonably withheld.

                  (d) This Section 5.7 is intended for the irrevocable benefit of, and to grant third-party rights to, the Indemnified Parties and their successors, assigns and heirs and shall be binding on all successors and assigns of Parent and Buyer, including without limitation the Surviving Company. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 5.7 and Parent and Buyer acknowledge and agree that each Indemnified Party would suffer irreparable harm and that no adequate remedy at law exists for a breach of such covenants and such Indemnified Party shall be entitled to injunctive relief and specific performance in the event of any breach of any provision in this Section 5.7.

                  (e) In the event that the Surviving Company or any of its respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, the successors and assigns of such entity shall assume the obligations set forth in this
Section 5.7, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

         Parent guarantees, unconditionally and absolutely, the performance of Surviving Company's and Buyer's obligations under this Section 5.7.

         5.8 Declaration of Dividends and Distributions. From and after the date of this Agreement, Seller shall not make any dividend or distribution to its stockholders without the prior written consent of Buyer; provided, however, the written consent of Buyer shall not be required for the authorization and payment of, and Seller shall make quarterly distributions with respect to the Seller Preferred Shares in the amounts provided for in the Articles Supplementary in respect of the Seller Preferred Shares. From and after the date of this Agreement, Seller Partnership shall not make any distribution to the holders of Seller OP Units except a distribution per Seller OP Unit in the same amount as a dividend per Seller Common Share, with the same record and payment dates as such dividend on the Seller Common Shares, and the Seller Partnership shall not make any distribution to Seller OP Preferred Unit Holders except a distribution per Seller OP Preferred Unit in the same amount as a dividend per Seller Preferred Share. The foregoing restrictions, and Section 4.2(m)(i), shall not apply, however, to the extent a distribution by Seller is necessary for Seller to maintain REIT status or to prevent Seller from having to pay federal income or excise tax; provided that in the event of such a necessary distribution, the aggregate cash consideration payable to holders of Seller Common Shares in the Merger and Seller Partnership Units in the Partnership Merger shall be reduced by the aggregate amount of such distribution, and the Merger Consideration and Partnership Merger Consideration per share or unit, as the case may be, shall be reduced accordingly.

         5.9 Resignations. On the Closing Date, Seller shall use its best efforts to cause the directors and officers of Seller or any of the Seller Subsidiaries to submit their resignations from such positions as may be requested by Buyer, effective immediately after the Effective Time; provided, however, that by resigning, such officers and directors will not lose the benefit of any "change of control" provisions of any employment agreement or other instruments to which they would otherwise be entitled.

         5.10 Stockholder Claims. Seller shall not settle or compromise any claim relating to the Transactions brought by any current, former or purported holder of any securities of Seller or the Seller Partnership without the prior written consent of Buyer, which consent will not be unreasonably withheld.

         5.11 Seller Franchise Agreements and Leases. Except as (i) permitted pursuant to Section 5.3 or (ii) approved by Buyer (which approval shall not be unreasonably withheld or delayed), Seller will not, and will not permit any of its Subsidiaries to, amend in any material respect any of the Seller Franchise Agreements or Seller Ground Leases, or renew any Seller Franchise Agreement or Seller Ground Lease.

         5.12 Cooperation with Proposed Financings. At the request of the Buyer, Seller will, at the Buyer's expense, reasonably cooperate with the Buyer in connection with the proposed financing of the Transactions by the Parent and its Subsidiaries (including causing Seller Partnership and other Seller Subsidiaries who are identified as borrowers in the Financing Commitment to execute and deliver at the Closing the definitive financing agreements as contemplated under the Financing Commitment), provided that such requested actions do not unreasonably interfere with the ongoing operations of Seller and Seller Subsidiaries. Solely in order to permit Parent and Buyer to consummated the Financing, Seller shall immediately prior to the Effective Time cause to be
(i) created a special committee of the Seller Board whose sole authority and purpose shall be to authorize the execution of definitive finance documents to effect the Financing at the Closing and (ii) appointed to such special committee 2 designees of Parent who are reasonably acceptable to Seller. It is expressly agreed and understood that no action or inaction of such special committee shall be treated as action or inaction of Seller or any of its Subsidiaries for purposes of this Agreement.

                                    ARTICLE 6

                                   CONDITIONS

         6.1 Conditions to Each Party's Obligation to Effect the Merger. The obligations of each party to effect the Merger and to consummate the other transactions contemplated by this Agreement to occur on the Closing Date shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. The (i) Seller Stockholder Approvals and (ii) Seller Board Approval shall have been obtained.

                  (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger, the Partnership Merger, the Seller Partnership Redemption or any of the other transactions contemplated hereby (other than the Contribution) shall be in effect.

                  (c) HSR. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

         6.2 Conditions to Obligations of Parent and Buyer. The obligations of Parent and Buyer to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived in writing by Buyer (provided that the failure of any condition set forth in Section 6.2(a) and (c) as a result of any action taken or not taken by Seller as contemplated by Section 4.2 of the Seller Disclosure Letter, as otherwise agreed to by Parent or as a result of the consummation of the transactions contemplated by this Agreement and the Partnership Merger Agreement shall not cause or result in any such condition not being satisfied):

                  (a) Representations and Warranties. The representations and warranties of Seller set forth in this Agreement (i) that are qualified as to Seller Material Adverse Effect shall be true and correct and (ii) that are not so qualified shall be true and correct in all material respects, as of the date of this

Agreement and as of the Closing Date, in each case as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, in which case such representation or warranty shall be true and correct (if qualified as to Seller Material Adverse Effect) or true and correct in all material respects (if not so qualified) only as of such specific date, and Parent and Buyer shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of Seller contained herein are so qualified) signed on behalf of Seller by the chief operating officer of Seller, in such capacity, to such effect.

                  (b) Performance of Obligations of Seller. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Parent and Buyer shall have received a certificate signed on behalf of Seller by an executive officer of Seller, in such capacity, to such effect.

                  (c) Material Adverse Change. Since the date of this Agreement through and including the Closing Date, (i) there shall have been no Seller Material Adverse Change and (ii) Parent and Buyer shall have received a certificate of an executive officer of Seller, in such capacity, certifying to such effect. For purposes of this Section 6.2(c), it is understood and agreed that a Seller Material Adverse Change shall be deemed to have occurred, without regard to any certificate provided pursuant to clause (ii) of the first sentence of this Section 6.2(c), if, as a result of a "change of law" after the date hereof, at the Effective Time Seller would not qualify (at or prior to the Effective Time) as a REIT. For this purpose, the term "change in law" shall mean any amendment to or change (including any announced prospective change having a proposed effective date at or prior to the Effective Time) in the federal tax laws of the United States, including any statute, regulation or proposed regulation or any official administrative pronouncement (consisting of the issuance or revocation of any revenue ruling, revenue procedure, notice, private letter ruling or technical advice memorandum) or any judicial decision interpreting such federal tax laws (whether or not such pronouncement or decision is issued to, or in connection with, a proceeding involving the Seller or a Seller Subsidiary or is subject to review or appeal).

                  (d) Tax Opinions Relating to REIT Status of Seller And Partnership Status of Seller Partnership. Parent and Buyer shall have received an opinion of Brobeck, Phleger and Harrison LLP, or other counsel to Seller reasonably acceptable to Parent and Buyer, dated as of the Effective Time, in the form attached hereto as Exhibit J. Such opinion may be based on certificates in the form of Section 6.2(d) of the Seller Disclosure Letter.

                  (e) Consents. All Required Consents shall have been obtained, and not subsequently been revoked, as of the Closing Date. In addition, the Franchise Fees shall not exceed $25 million (unless Seller shall have exercised its option described in the last sentence of Section 5.3(d)).

                  (f) Seller Expenses. All (i) investment banking, (ii) legal and accounting, (iii) advisory, consulting and severance, (iv) printing and SEC filing and (v) other fees and expenses incurred, paid or accrued by Seller and the Seller Subsidiaries in connection with the Transactions shall not exceed $11,500,000. Parent and Buyer shall have received a certificate signed on behalf of Seller by the chief operating officer of Seller setting forth in reasonable detail the amount of each such fees and expenses. In the event the aggregate of such fees and expenses exceed $11,500,000, the aggregate cash consideration payable to holders of Seller Common Shares in the Merger and Seller Partnership Units in the Partnership

Merger shall be reduced by the aggregate amount of such excess, and the Common Merger Consideration and Partnership Merger Consideration per share or unit, as the case may be, shall be reduced accordingly.

                  (g) Partnership Redemption. The Partnership Redemption shall have occurred.

                  (h) Partnership Merger. The Partnership Merger shall have been consummated.

                  (i) Financing. Parent and its Subsidiaries shall have obtained funds under the Financing Commitment on terms and conditions consistent with Exhibit G hereto and otherwise reasonably acceptable to Parent and Buyer and the Original Loan Amount equals or exceeds $454,600,000 less any reduction resulting from a Lender Property Determination up to the Defect Amount (as defined below).

Notwithstanding anything to the contrary in this Agreement, none of the initiation, threat or existence of any legal action of any kind with respect to this Agreement or the Partnership Merger Agreement or any transaction contemplated hereby or thereby, including without limitation any action initiated, threatened or maintained by any stockholder of Seller or any partner in the Seller Partnership, whether alleging rights with respect to claims under any Federal or state securities law, contract or tort claims, claims for breach of fiduciary duty or otherwise, will constitute a failure of any of the conditions set forth in Sections 6.2 and 6.3 (and no such action shall cause the chief operating officer of Seller or of Parent or Buyer to be unable to deliver a certificate attesting to compliance with such conditions) unless that action has resulted in the granting of injunctive relief that prevents the consummation of the Merger and the other transactions contemplated hereby or thereby, and such injunctive relief has not been dissolved or vacated.

         6.3 Conditions to Obligations of Seller. The obligation of Seller to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived in writing by Seller:

                  (a) Representations and Warranties. The representations and warranties of Parent and Buyer set forth in this Agreement (i) that are qualified as to Parent Material Adverse Effect or Buyer Material Adverse Effect shall be true and correct and (ii) that are not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date, in each case as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, in which case such representation or warranty shall be true and correct (if qualified as to Parent Material Adverse Effect or Buyer Material Adverse Effect) or true and correct in all material respects (if not so qualified) only as of such specific date, and Seller shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of Parent and Buyer contained herein are so qualified) signed on behalf of Parent and Buyer by the chief executive officer or the chief financial officer of such party, in such capacity, to such effect.

                  (b) Performance of Obligations of Buyer. Each of Parent and Buyer shall have performed in all material respects all obligations required to be performed by them, respectively under this Agreement at or prior to the Effective Time, and Seller shall have received a certificate of Parent and Buyer signed on behalf of Parent and Buyer by the chief executive officer or the chief financial officer of Parent and Buyer, in such capacity, to such effect.

                  (c) Material Adverse Change. Since the date of this Agreement, there shall have been no change in the business, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, or of Buyer and the Buyer Subsidiaries, taken as a whole, that has had or would reasonably be expected to have a material adverse effect on the ability of Parent, Buyer or Buyer Operating Partnership to consummate the transactions contemplated by this Agreement and the Partnership Merger Agreement, and Seller shall have received a certificate of the chief executive officer or chief financial officer of Parent and Buyer, in such capacity, certifying to such effect.

                  (d) Solvency Opinion. Seller and Seller Partnership shall have received an opinion, by a nationally recognized firm selected by Parent and reasonably acceptable to Seller, in a customary form for transactions of this type as to the solvency and adequate capitalization of the Seller and Seller Partnership immediately before and of the Surviving Company and the Surviving Operating Partnership immediately after giving effect to the Transactions, which opinion shall be reasonably satisfactory to Seller.

                  (e) Payment of Expenses. Expenses, to the extent incurred and not exceeding $11,500,000, described in Section 6.2(f) shall have been paid in full or a reasonably satisfactory arrangement exists to pay in full such amounts at Closing.

                  (f) Partnership Merger. The Partnership Merger shall have been consummated.


                                    ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, (in the case of Seller, upon the direction of the Special Committee) whether before or after the Seller Stockholder Approvals are obtained:

                  (a) by mutual written consent duly authorized by Parent, Buyer and Seller;

                  (b) by Parent or Buyer, upon a breach of any (i) representation or warranty, or (ii) covenant, obligation or agreement on the part of Seller set forth in this Agreement, in any case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, are not satisfied or would be incapable of being satisfied within 30 days after the giving of written notice to Seller (or, if sooner, the date the Closing would otherwise occur);

                  (c) by Seller, upon a breach of any (i) representation or warranty, or (ii) covenant obligation or agreement on the part of Parent or Buyer set forth in this Agreement, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, are not satisfied or would be incapable of being satisfied within 30 days after the giving of written notice to Parent or Buyer (or, if sooner, the date the Closing would otherwise occur);

                  (d) by Parent, Buyer or Seller, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and nonappealable (an "Injunction");

                  (e) by Parent, Buyer or Seller, if the Merger shall not have been consummated on or before the Outside Date; provided, however, that a party may not terminate pursuant to this clause (e) if the terminating party shall have breached in any material respect its representations or warranties or its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in this clause;

                  (f) by either Seller (unless Seller is in breach of its obligations under Section 5.1(c)) or Parent and Buyer (unless Parent or Buyer is in breach of its obligations under Section 4.3(e)) if, upon a vote at a duly held Seller Stockholders Meeting or any adjournment thereof, Seller Stockholder Approvals shall not have been obtained as contemplated by Section 5.1 or the Seller Partner Approval shall not have been obtained within 5 business days of receipt of the Seller Stockholder Approvals;

                  (g) by Seller, prior to the Seller Stockholders Meeting, if Seller Board or Special Committee shall have withdrawn or modified its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, a Superior Acquisition Proposal; provided, however, that no termination shall be effective pursuant to this Section 7.1(g) under circumstances in which a Break-Up Fee (as defined in Section 7.2(b)) is payable pursuant to Section 7.2(a)(vii), unless simultaneous with such termination, such Break-Up Fee is paid in full by Seller or Seller Partnership in accordance with
Section 7.2(a)(vii);

                  (h) by Parent or Buyer if (i) prior to the Seller Stockholders Meeting, Seller Board shall have withdrawn or modified in any manner adverse to Buyer its approval or recommendation of the Merger or this Agreement, or approved or recommended any Acquisition Proposal; or (ii) Seller shall have entered into an agreement with respect to any Acquisition Proposal other than a confidentiality agreement that was entered into in compliance with Section 4.1;

                  (i) by Seller, unless a Lender Property Determination (as defined below) shall have occurred, if (x) the borrowings contemplated by the Financing Commitment have not been closed on or prior to the date the Closing would otherwise have occurred (except if the failure of the Closing to occur is due to the failure of the condition set forth in Section 6.2(i) to be satisfied) or (y) the Financing Commitment shall have terminated in accordance with its terms or been terminated for any reason whatsoever;

                  (j) by Parent or Buyer, if (i) the lender under the Financing Commitment does not provide the funds specified in the Financing Commitment on or prior to the date the Closing would otherwise have occurred because (A) the aggregate amount of the sum of (x) the amount of the estimated expenditures necessary to remedy defects which are identified in the Property Reports, as such may have been amended or supplemented, at or with respect to the Seller Properties and, in the case of any defects at or with respect to the Seller Properties which are identified in the Property Reports, as such may have been amended or supplemented, which cannot be remedied, the difference between the value of such Seller Property with such defect and its value without such defect plus (y) the sum of all losses with respect to which there is not insurance and which occur following the date hereof at the Seller Properties exceeds the Defect Amount or (B) the Bench Mark Cash Flow Amount (as defined in the Financing Commitment) is more than 1.5% less than the Bench Mark Cash Flow Amount at May 31, 1999 (a circumstance described in either clause (A) or (B), a "Lender Property Determination"). As used in the prior sentence, "Defect Amount" means $25,000,000;

                  (k) by Parent or Buyer if an Acquisition Proposal shall have been publicly announced and (i) Seller shall not have rejected such proposal within 10 business days after the date of the receipt thereof by Seller or after the date of its existence first becomes publicly announced, if sooner, or (ii) Seller shall have failed to confirm its recommendation described in Section 2.24 within 10 business days after being requested by Buyer to do so;

                  (l) by Parent or Buyer if the Franchise Fees exceed $25,000,000 and Seller does not, within five business days of a request by Parent, notify Parent in writing that Seller has exercised Seller's option described in the last sentence of Section 5.3(d); and

                  (m) by Parent or Buyer in the event the condition set forth in
Section 6.1(a)(ii) is not satisfied by the first business day following receipt of the Seller Stockholder Approvals.

         7.2      Certain Fees and Expenses.

                  (a) If this Agreement shall be terminated:

                      (i) pursuant to Section 7.1(b)(i), then Seller and Seller Partnership will pay Parent an aggregate amount equal to the Break-Up Fee plus the Break-Up Expenses (provided that, in the case of a termination by Parent or Buyer pursuant to Section 7.1(b)(i) on the basis of a breach of (A) the representation in Section 2.9(b) that was not willful or (B) any representation which Alter had actual knowledge (without any duty of investigation or inquiry) as of the date hereof was not true and correct, then Seller and Seller Partnership will pay Parent an aggregate amount equal to the Break-Up Expenses plus $7,500,000;

                      (ii) pursuant to Section 7.1(b)(ii), then Seller and Seller Partnership will pay Parent an aggregate amount equal to the Break-Up Fee plus the Break-Up Expenses;

                      (iii) pursuant to Section 7.1(c)(i), then Parent and Buyer will pay Seller an aggregate amount equal to the Break-Up Fee plus the Break-Up Expenses;

                      (iv) pursuant to Section 7.1(c)(ii), then Parent and Buyer will pay Seller an aggregate amount equal to the Break-Up Fee plus Break-Up Expenses;

                      (v) pursuant to Section 7.1(f) and at the time of the Seller Stockholders Meeting, (A) Parent and Buyer are not in material breach of this Agreement, and (B) the Financing Commitment and Contribution Agreement are then in full force and effect, then Seller and Seller Partnership will pay Parent an aggregate amount equal to the Break-Up Expenses;

                      (vi) pursuant to Section 7.1(f) and (A) at or prior to the time of the termination of this Agreement, an Acquisition Proposal has been received by Seller or publicly announced, (B) Parent and Buyer are not then in material breach of this Agreement, (C) the Financing Commitment and Contribution Agreement are then in full force and effect, and (D) either prior to the termination of this Agreement or within 12 months thereafter an Acquisition Proposal is consummated or Seller, Seller Partnership or any other Seller Subsidiary enters into any written agreement, other than a confidentiality agreement (which confidentiality agreement shall have been entered into in compliance with Section 4.1 if entered into prior to the termination of this Agreement), related to any Acquisition Proposal which is subsequently consummated, in each case with any Person (or any Affiliate thereof) who shall have made an Acquisition Proposal prior to the termination of this Agreement, then Seller and Seller Partnership will pay Parent upon consummation of such Acquisition Proposal an aggregate amount equal to the Break-Up Fee plus Break-Up Expenses (to the extent not already paid);

                      (vii) pursuant to Section 7.1(g), 7.1(h) or 7.1(k) and at the time of such termination (A) Parent and Buyer are not in material breach of this Agreement and (B) the Financing Commitment and Contribution Agreement are in full force and effect, then Seller and Seller Partnership will pay Parent an aggregate amount equal to the Break-Up Fee plus the Break-Up Expenses;

                      (viii) pursuant to Section 7.1(i)(x) then Parent will pay Seller an aggregate amount equal to the Break-Up Fee plus the Break-Up Expenses; provided, however, that Parent shall not be obligated to pay Seller any amount if the lender terminates the Financing Commitment because of a Lender Property Determination;

                      (ix) pursuant to Section 7.1(e) by Seller and Seller had not mailed the Proxy Statement to its stockholders as permitted by
         Section 5.1 due to the failure of the lender under the Financing Commitment to deliver the certification to Seller contemplated by such Section when Seller was otherwise prepared to mail the Proxy Statement, then the terminating party will pay the non-terminating party an aggregate amount equal to the Break-Up Expenses; and

                      (x) pursuant to Section 7.1(m) by Parent or Buyer then Seller will pay Parent an aggregate amount equal to the Break-Up Fee plus the Break-Up Expenses.

         Notwithstanding anything in this Agreement to the contrary, the right of a party to receive payment of the Break-Up Fee, Break-Up Expenses or other amounts in accordance with this Section 7.2 shall be the exclusive remedy of such party for the loss suffered by such party as a result of the failure of the Merger and the Partnership Merger to be consummated, any breach of this Agreement or otherwise, and no party shall have any other liability to any other party after the payment of the Break-Up Fee, Break-Up Expenses or other amounts (as applicable) as a result of the failure of the Merger and the Partnership Merger to be consummated, any breach of this Agreement or otherwise. The Break-Up Fee, Break-Up Expenses or other amounts payable by Seller and Seller Partnership in accordance with this Section 7.2 shall be paid by Seller and Seller Partnership to Parent, in immediately available funds within 15 days after the date the event giving rise to the obligation to make such payment occurred unless a different time is expressly provided. Except as provided in
Section 7.2(b), the Break-Up Fee, the Break-Up Expenses or other amounts payable by Parent and Buyer to Seller in accordance with this Section 7.2 shall be paid by Parent or Buyer to Seller, in immediately available funds within 15 days after the day the event giving rise to the obligation to make such payment occurred except as otherwise specifically provided in Section 7.2.

                  (b) As used in this Agreement, the "Break-Up Fee" payable to Parent shall be an amount equal to $17,500,000. The "Break-Up Fee" payable to Seller shall be an amount equal to the lesser of: (i) $17,500,000, (the "Base Amount"); and (ii) the maximum amount that can be paid to Seller without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code (the "REIT Income

Requirements") determined as if the payment of such amount did not constitute income described in Sections 856(c)(2) and 856(c)(3) of the Code ("Qualifying Income"), as determined by independent accountants to Seller. Notwithstanding the foregoing, in the event Seller receives a letter from outside counsel (the "BreakUp Fee Tax Opinion") or a ruling from the Internal Revenue Service ("IRS") to the effect that Seller's receipt of the Base Amount would either constitute Qualifying Income or would otherwise not cause Seller to fail to meet the REIT Income Requirements, the Break-Up Fee shall be an amount equal to the Base Amount. The obligation of Parent and Buyer to pay any unpaid portion of the Break-Up Fee not payable by reason of the foregoing provisions shall terminate five years from the date of this Agreement. In the event that Seller is not able to receive the full Base Amount, Parent and Buyer shall place the unpaid amount in escrow by wire transfer within three days of termination (except as otherwise provided in Section 7.1(c)), and the Escrow Agent shall not release any portion thereof to Seller, and such portion shall not be payable, except in accordance with, and unless and until the other party receives, either one or a combination of the following: (i) a letter from Seller's independent accountants indicating the maximum amount that can be paid at that time to Seller without causing Seller to fail to meet the REIT Income Requirements or (ii) a Break-Up Fee Tax Opinion, in either of which events the escrow agent or the other party shall pay to Seller the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in (i) above. Parent and Buyer agree to amend this
Section 7.2 at the reasonable request of Seller solely in order to (x) maximize the portion of the Base Amount that may be paid to Seller hereunder without causing Seller to fail to meet the REIT Income Requirements or (y) improve Seller's chances of securing a favorable ruling described in this Section 7.2(b), provided that no such amendment may result in any additional cost or expense to the other party. Amounts remaining in escrow after the obligation of a party to pay the Break-Up Fee is satisfied or otherwise terminates shall be released to the party making such escrow deposit. The amounts described in Sections 7.2(a)(iii) and (iv) shall be subject to the conditional limitations of clause (ii) of this Section 7.2(b) as if it were a Break-Up Fee payable to Seller.

                  (c) As used in this Agreement, the "Break-Up Expenses" payable to Seller or Parent, as the case may be, shall be an amount, not to exceed $7,500,000, equal to the documented out-of-pocket expenses of such party (and, in the case of Parent, including Buyer's and Parent's respective stockholders and members) incurred in connection with this Agreement and the transactions contemplated hereby and any litigation associated therewith (including, without limitation, all fees and expenses payable to financing sources or hedging counterparties, environmental and structural consultants, attorneys', accountants', and investment bankers' fees and expenses); provided that the Break-Up Expenses payable to Seller shall not exceed the maximum amount that can be paid to Seller without causing it to fail to meet the REIT Income Requirements determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to Seller. Notwithstanding the foregoing, in the event Seller receives a letter from outside counsel (the "Break-Up Expenses Tax Opinion") or a ruling from the IRS to the effect that Seller's receipt of the Break-Up Expenses would either constitute Qualifying Income or would otherwise not cause Seller to fail to meet the REIT Income Requirements, the Break-Up Expenses shall be determined without regard to foregoing provisions. The obligation of Buyer, as applicable, to pay any unpaid portion of the Break-Up Expenses not payable by reason of foregoing proviso shall terminate five years from the date of this Agreement. In the event that Seller is not able to receive the full Break-Up Expenses determined without regard to foregoing proviso, Parent and Buyer shall place the unpaid amount in escrow, and the escrow agent shall not release any portion thereof to Seller, and such portion shall not be payable, except in accordance with, and unless and until the Buyer receives any one or a combination of the following: (i) a letter from Seller's independent accountants indicating the maximum amount that can be paid at that time to Seller without causing Seller to fail to meet the REIT Income Requirements or (ii) a Break-Up Expense

Tax Opinion, in either of which events the escrow agent or the Buyer shall pay to Seller the lesser of the unpaid Break-Up Expenses or the maximum amount stated in the letter referred to in (i) above. Amounts remaining in escrow after the obligation of a party to pay the Break-Up Expenses is satisfied or otherwise terminates shall be released to the party making such escrow deposit. Such Break-Up Expenses shall be reflected on invoices or other means verifying the incurrence of such Break-Up Expenses. Buyer agrees to amend this Section 7.2 at the reasonable request of Seller solely in order to (x) maximize the portion of Break-Up Expenses that may be paid to Seller hereunder without causing Seller to fail to meet the REIT Income Requirements or (y) improve Seller's chances of securing a favorable ruling described in this Section 7.2(c), provided that no such amendment may result in any additional cost or expense to the other party.

                  (d) If this Agreement shall be terminated by Seller and, as provided in Section 7.2(a), Parent and Buyer are required to pay to Seller a Break-Up Fee or Break-Up Expenses, then Seller shall be entitled to enforce its rights under the Escrow Agreement to receive the Cash Collateral or to draw on the Letter of Credit in accordance with the terms thereof. Except as described in the preceding sentence, in no other circumstances shall Seller have any right to receive any part of the Cash Collateral or to draw on the Letter of Credit. If this Agreement is terminated in any circumstance other than as described in the first sentence of this Section 7.2(d), Seller shall direct the Escrow Agent to return the Cash Collateral of Letter of Credit, as applicable, to Parent within one business day of any such termination. Notwithstanding anything in this Agreement to the contrary, the receipt by Seller of amounts under the Escrow Agreement shall be the exclusive remedy of Seller, and its stockholders, the Seller Partnership and the OP Unit Holders for any and all losses suffered as a result of the failure of the Merger and the Partnership Merger to be consummated and upon payment of such amounts neither Parent nor Buyer shall have any other liability to Seller hereunder (including under Section 7.2(a)). Any amounts which Seller has the right to receive pursuant to this Section 7.2(d) shall be applied as set forth in the Escrow Agreement.

                  (e) In the event either party is required to file suit to seek all or a portion of the BreakUp Fee and/or Break-Up Expenses, and it ultimately succeeds, it shall be entitled to all expenses, including attorneys' fees and expenses, which it has incurred in enforcing its rights hereunder. Except as specifically provided in this Section 7.2, each party shall bear its own expenses in connection with this Agreement and the Transactions.

                  (f) Notwithstanding anything else to the contrary herein, if Seller or Seller Partnership shall be required to make a payment to Parent or Buyer pursuant to (i) Section 7.2(a), then the amount of such payment shall be increased by $12,500,000 if, on or prior to the termination of this Agreement, Seller has committed a willful violation of the provisions of Section 4.1 and
(ii) Section 7.2(a)(ix), then the maximum amount of Break-Up Expenses pursuant to Section 7.2(c) shall be limited to $3,000,000.

                  (g) If Seller and Seller Partnership shall be required to make a payment to Parent pursuant to Section 7.2(a)(i) and there is a dispute, as the case may be, whether a breach of Section 2.9(b) was willful or Alter had actual knowledge then Seller and Seller Partnership shall, no later than the time that they were required to make such payment to Parent, deliver to the Escrow Agent $10,000,000 or a letter of credit for such amount to be held and disbursed pursuant to the terms of an escrow agreement substantially in the form of the Escrow Agreement, except that such agreement shall secure the obligations of Seller and Seller Partnership described in Section 7.2(g) rather than the obligations of Parent secured under the Escrow Agreement, and if such dispute is ultimately resolved in favor of Parent, in addition to the $10,000,000 held under such escrow, Parent shall be entitled to receive interest from Seller and Seller Partnership on such

$10,000,000 at a rate of 5.5% per annum from the date of termination of the Merger Agreement until Parent receives such $10,000,000.

         7.3 Effect of Termination. In the event of termination of this Agreement by Seller, Buyer or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Buyer, or Seller, other than in accordance with or as provided in Section 7.2, this Section 7.3 and Article 8.

         7.4 Amendment. This Agreement may be amended by Parent, Buyer and Seller in writing by action of their respective Boards of Directors at any time before or after any Seller Stockholder Approvals are obtained and prior to the Effective Time; provided, however, that, after the Seller Stockholder Approvals are obtained, no such amendment, modification or supplement shall be made which by law requires the further approval of stockholders without obtaining such further approval. The parties agree to amend this Agreement in the manner provided in the immediately preceding sentence to the extent required to continue the status of Seller as a REIT.

         7.5 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.4, waive compliance with any of the agreements or conditions of any other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                    ARTICLE 8

                               GENERAL PROVISIONS

         8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement, the Partnership Merger Agreement or in any instrument delivered pursuant to this Agreement or the Partnership Merger Agreement confirming the representations and warranties in this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

                  (a)      if to Parent or Buyer, to:

                           SHP Acquisition, L.L.C.
                           c/o Sunstone Hotel Properties, Inc.
                           903 Calle Amanecer
                           San Clemente, CA  92673
                           Attention:  Robert A. Alter
                           Fax:  (949) 369-4210

                           and to:

                           SHP Acquisition, L.L.C.
                           c/o Westbrook Real Estate Partners
                           599 Lexington Avenue
                           Suite 3800
                           New York, NY  10022
                           Attention:  Jonathan Paul

                           with a copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, NY  10017-3954
                           Attention:  Richard Capelouto, Esq.
                                         Brian M. Stadler, Esq.
                           Fax:  (212) 455-2502

                           and

                           Battle Fowler LLP
                           75 East 55th Street
                           New York, NY  10022
                           Attention: Steve Lichtenfeld, Esq.
                           Fax:  (212) 856-7823

                  (b)      if to Seller, to:

                           Sunstone Hotel Investors, Inc.
                           903 Calle Amanecer
                           San Clemente,  CA  92673
                           Attention: Chief Operating Officer
                           Fax:  (949) 369-4230
                           with a copy to:

                           Altheimer & Gray
                           10 South Wacker Drive
                           Chicago, IL  60606
                           Attention:  Phillip Gordon, Esq.
                           Fax:  (312) 715-4800

All notices shall be deemed given only when actually received.

         8.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Seller Disclosure Letter, the Buyer Disclosure Letter, the Partnership Merger Agreement and the other agreements entered into in connection with the Merger
(a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except as provided in Section 5.7 (the "Third Party Provisions") are not intended to confer upon any Person other than the parties hereto any rights or remedies. The Third Party Provisions may be enforced by the beneficiaries thereof or on behalf of the beneficiaries thereof by the directors of Seller who had been members of the Seller Board prior to the Effective Time.

         8.6 Governing Law. EXCEPT TO THE EXTENT THAT THE MGCL SHALL GOVERN THE MERGER AND THE CHARTER AMENDMENTS, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

         8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         8.8 Enforcement. The parties agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed by any party in accordance with their specific terms or were otherwise breached. It is accordingly agreed that any party shall be entitled to an injunction or injunctions to prevent or redress breaches of this Agreement by any other party and to enforce specifically the terms and provisions of this Agreement in any federal court located in Delaware or in Chancery Court in Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Notwithstanding the foregoing, the parties agree that no party shall be entitled to a judgment specifically enforcing the obligations of any other party to consummate the Merger or the Partnership Merger. The parties agree that the provisions of Section 7.2 constitute the exclusive remedy of any party for the loss suffered by such party as a result of the failure of the Merger and the Partnership Merger to be consummated. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in Delaware or Chancery Court located in Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

         8.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.


                                   * * * * * *

         IN WITNESS WHEREOF, Parent, Buyer and Seller have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                    SHP ACQUISITION, L.L.C.,
                                    a Delaware limited liability company


                                    By: /s/ Paul Kazilionis
                                        ---------------------------------------
                                    Name: Paul Kazilionis
                                          -------------------------------------
                                    Title: Manager
                                           ------------------------------------


                                    SHP INVESTORS SUB, INC.,
                                    a Maryland corporation


                                    By: /s/ Jonathan H. Paul
                                        ---------------------------------------
                                    Name: Jonathan H. Paul
                                          -------------------------------------
                                    Title: Authorized Person
                                           ------------------------------------


                                    SUNSTONE HOTEL INVESTORS, INC.,
                                    a Maryland corporation


                                    By: /s/ R. Terrence Crowley
                                        ---------------------------------------
                                    Name: R. Terrence Crowley
                                          -------------------------------------
                                    Title: Chief Operating Officer
                                           ------------------------------------


         SUNSTONE HOTEL INVESTORS, L.P., a Delaware limited partnership, joins in this Agreement solely with respect to Section 7.2

                                    By:      Sunstone Hotel Investors, L.P.


                                    By: /s/  R. Terrence Crowley
                                        ---------------------------------------
                                    Name: R. Terrence Crowley
                                          -------------------------------------
                                    Title: Authorized Person
                                           ------------------------------------

                                                                       Exhibit A
                                                                       ---------





                               TERMS OF REDEMPTION


Capitalized terms used in this Exhibit A but not defined herein shall have the meaning set forth in the Agreement and Plan of Merger dated as of July 12, 1999 by and among SHP Acquisition, L.L.C., a Delaware limited liability company, SHP Investors Sub, Inc., a Maryland corporation, and Sunstone Hotel Investors, Inc., a Maryland corporation, or if not defined herein or therein, shall have the meaning set forth in the Second Amended and Restated Agreement of Limited Partnership of Sunstone Hotel Investors, L.P. dated as of October 14, 1997.

To effect the Seller Partnership Redemption, Seller will form a new wholly owned subsidiary, SHP Kahler LLC, a Delaware limited liability company ("SHP Kahler"), and will cause SHP Kahler to form (a) a wholly-owned subsidiary, SHP General, Inc., a Delaware corporation ("SHP General") and (b) a subsidiary, SHP Limited, LP, a Delaware limited partnership ("SHP Limited") in which SHP Kahler will hold a 99% limited partnership interest and SHP General will hold a 1% general partnership interest.

The redemptions and distributions set forth in paragraphs 1 through 8 below shall occur immediately prior to the Partnership Merger

1. Seller Partnership Interests to be Redeemed. As consideration and in exchange for the distributions of the equity interests and assets described in items 2 through 7 below (collectively, the "Kahler Assets"), Seller Partnership will redeem that portion of the Partnership Interest held by Seller which is equal in value at Market Price to the fair market value of the Kahler Assets, in each case determined as of the Business Day immediately preceding such distributions. The Seller Partnership will redeem such portion of the Partnership Interest held by Seller in the following order: (i) first, all the Partnership Interest held by Seller in the form of Seller OP Preferred Units and (ii) such portion as is necessary of the Partnership Interest held by Seller in the form of OP Common Units, provided that in no event shall any redemption pursuant to this paragraph 1 cause Seller to lose its status as a General Partner or a Limited Partner.

2. Distribution of Kahler E&P Partners L.P. I: Seller Partnership will make an in-kind distribution to SHP Limited, as designated recipient of such distribution on behalf of Seller, of the 99% limited partnership interest in Kahler E&P Partners L.P. I held by Sunstone Hotels, LLC.

3. Distribution of University Inn Associates: Seller Partnership will make an in-kind distribution to SHP General, as designated recipient of such distribution on behalf of Seller, of a 1% general partnership interest in University Inn Associates held by Seller Partnership.

     Seller Partnership will make an in-kind distribution to SHP Limited, as designated recipient of such distribution on behalf of Seller, of each of
     (i) the remaining 74% general partnership interest in University Inn Associates held by Seller Partnership (which will be converted into a 74% limited partnership interest in University Inn Associates), (ii) the 1% limited partnership interest in University Inn Associates held by Seller Partnership, and (iii) the 24% general partnership interest in University Inn Associates held by Sunstone Hotels, LLC (which will be converted into a 24% limited partnership interest in University Inn Associates).

4. Distribution of Rochester and Chandler Properties: Seller Partnership will make an in-kind distribution to SHP Limited, as designated recipient of such distribution on behalf of Seller, of the Laundry, Rochester, Minnesota property and the Sheraton San Marcos, Chandler, Arizona property held by Sunstone Hotels, LLC.

5. Distribution of Santa Monica Property: Seller Partnership will make an in-kind distribution to SHP Limited, as designated recipient of such distribution on behalf of Seller, of the leasehold interest in the Pacific Shore Hotel, Santa Monica, California property held by Seller Partnership.

6. Distribution of Sunstone Hotels, LLC and Park Hotels, L.C.: Seller Partnership will make an in-kind distribution to Seller of all of the outstanding equity interests of each of Sunstone Hotels, LLC and Park Hotels, L.C..

7. Distribution of Ogden Property: Seller Partnership will form a new subsidiary, SHP Ogden LLC, a Delaware limited liability company ("SHP Ogden") and contribute the Marriott Hotel, Ogden, Utah property (the "Ogden Marriott") to SHP Ogden. Seller Partnership will make an in-kind distribution to SHP Limited and SHP General, as designated recipients of such distribution on behalf of Seller, collectively, of that percentage interest in SHP Ogden equal to the percentage of ownership interests in the Ogden Marriott corresponding to the contribution with respect to such property made by Kahler Realty Corporation. SHP General will receive approximately a 1% interest in SHP Ogden and SHP Limited will receive the remaining portion of such distribution. Seller Partnership will retain ownership of that portion of the ownership interest in SHP Ogden which is not distributed to SHP Limited and SHP General.

8. Other Transfer. Seller will cause SSIE & P Corp. I to transfer its 1% general partnership interest in Kahler E&P Partners L.P. I to SHP General.

Notwithstanding the foregoing, the Seller Redemption may be effected in any alternative manner mutually agreed upon by Seller and Parent, provided that such alternative is acceptable to the lenders under the Financing Commitment and will not result in the Merger or the Partnership Merger causing the disposition of any asset subject to rules similar to Section 1374 of the Code as a result of an election under Internal Revenue Service Notice 88-19.

                                                                       Exhibit B


                            LESSEE/MANAGER AGREEMENT


                                      AMONG


                         SUNSTONE HOTEL INVESTORS, INC.

                         SUNSTONE HOTEL INVESTORS, L.P.

                                 ROBERT A. ALTER

                              CHARLES L. BIEDERMAN

                         SUSNTONE HOTEL PROPERTIES, INC.

                                       AND

                         SUNSTONE HOTEL MANAGEMENT, INC.




                            DATED AS OF JULY 12, 1999

                                TABLE OF CONTENTS


ARTICLE 1
         DEFINITIONS..........................................................2
         Section 1.1       Definitions........................................2
         Section 1.2       Other Interpretive Provisions......................8

ARTICLE 2
         SALE OF LESSEE AND MANAGEMENT EQUITY,
         PAYMENT AND CLOSING..................................................8
         Section  2.1      Purchase Price.....................................8
         Section  2.2      Closing Events.....................................8
         Section  2.3      Time and Place of Closing..........................8

ARTICLE 3
         DRAG-ALONG RIGHT OF SUNSTONE PARTIES.................................9
         Section  3.1      Drag-Along.........................................9
         Section  3.2      Notice. ...........................................9
         Section  3.3      Exercise...........................................9
         Section  3.4      Third Party Acquiror Agreement and Termination
                              of Merger Agreement.............................9

ARTICLE 4
         REPRESENTATIONS AND WARRANTIES OF THE PARTIES.......................10
         Section  4.1      Representations and Warranties of the
                              Stockholders...................................10
         Section 4.2       Representations and Warranties of the Sunstone
                              Parties........................................25
         Section 4.3       Survival of Representations and Warranties........26
         Section 4.4       Exclusion of Contribution Agreement...............27

ARTICLE 5
         COVENANTS ..........................................................27
         Section 5.1       Conduct of Business Pending the Closing...........27
         Section 5.2       Transfers of Equity Interests.....................29
         Section 5.3       Access to Information.............................29
         Section 5.4       Agreement to Cooperate; Further Assurances........29
         Section 5.5       Consents..........................................30
         Section 5.6       Public Statements.................................30
         Section 5.7       Notification of Certain Matters...................30
         Section 5.8       Intentionally Omitted.............................30
         Section 5.9       Transfer Taxes....................................30
         Section 5.10      Injunctions or Restraints.........................30

         Section 5.11      Certification of United States Status of Alter
                              and Biederman..................................31
         Section 5.12      Spousal Claims....................................31
         Section 5.13      Certain Obligations...............................31

ARTICLE 6
         CONDITIONS TO CLOSING...............................................32
         Section 6.1       Conditions Precedent to Obligations of Each
                              Party..........................................32
         Section 6.2       Conditions Precedent to Obligation of the
                              Sunstone Parties...............................32
         Section 6.3       Conditions Precedent to Obligations of Alter......33
         Section 6.4       Conditions Precedent to Obligations of Biederman..34

ARTICLE 7
         TERMINATION.........................................................34
         Section 7.1       Termination Events................................34
         Section 7.2       Effect of Termination.............................35

ARTICLE 8
         INDEMNIFICATION.....................................................35
         Section 8.1       Indemnification by Sunstone Parties...............35
         Section 8.2       Indemnification by Alter..........................35
         Section 8.3       Indemnification by Biederman......................36
         Section 8.4       Tax Indemnification...............................36
         Section 8.5       Third-Party Claims................................36
         Section 8.6       Termination of Indemnification....................37
         Section 8.7       Limitations on Indemnity Obligations..............37
         Section 8.8       Allocation of Certain Indemnity Obligations.......38
         Section 8.9       Exclusive Remedy..................................38

ARTICLE 9
         MISCELLANEOUS AGREEMENTS OF THE PARTIES.............................39
         Section 9.1       Notices...........................................39
         Section 9.2       Integration; Amendments...........................40
         Section 9.3       Waiver............................................40
         Section 9.4       No Assignment; Successors and Assigns.............40
         Section 9.5       Expenses..........................................41
         Section 9.6       Severability......................................41
         Section 9.7       Section Headings; Table of Contents...............41
         Section 9.8       Third Parties.....................................41
         Section 9.9       GOVERNING LAW.....................................41
         Section 9.10      Enforcement.......................................41
         Section 9.11      Counterparts......................................42
         Section 9.12      Cumulative Remedies...............................42
         Section 9.13      Consent of Regina Biederman.......................42

                                  EXHIBIT LIST



Exhibit 3.2

Exhibit 3.3

Exhibit 3.4

                                  SCHEDULE LIST


Schedule 4.1(a)
Schedule 4.1(c)
Schedule 4.1(d)
Schedule 4.1(e)
Schedule 4.1(f)(i)
Schedule 4.1(f)(ii)
Schedule 4.1(f)(iii)
Schedule 4.1(g)
Schedule 4.1(h)
Schedule 4.1(h)(viii)
Schedule 4.1(i)(ii)
Schedule 4.1(i)(iii)
Schedule 4.1(i)(iv)
Schedule 4.1(i)(v)
Schedule 4.1(i)(vi)
Schedule 4.1(i)(vii)
Schedule 4.1(j)
Schedule 4.1(k)
Schedule 4.1(n)
Schedule 4.1(o)
Schedule 4.1(o)(vi)
Schedule 4.1(q)(ii)
Schedule 4.1(q)(iii)
Schedule 4.1(s)
Schedule 4.1(t)
Schedule 4.1(u)
Schedule 4.2(c)
Schedule 4.2(d)
Schedule 5.1(o)
Schedule 5.13(a)
Schedule 5.13(b)

                            LESSEE/MANAGER AGREEMENT
                            ------------------------


         This LESSEE/MANAGER AGREEMENT (the "Agreement"), dated as of July 12, 1999, among SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation ("Sunstone"), SUNSTONE HOTEL INVESTORS, L.P., a Delaware limited partnership ("Sunstone OP"; Sunstone and Sunstone OP sometimes hereinafter collectively referred to as "Sunstone Parties"), ROBERT A. ALTER ("Alter"), CHARLES L. BIEDERMAN ("Biederman"; Alter and Biederman sometimes hereinafter collectively referred to as the "Stockholders"), SUNSTONE HOTEL PROPERTIES, INC., a Colorado corporation ("Lessee") and SUNSTONE HOTEL MANAGEMENT, INC., a Colorado corporation ("Management").

                                R E C I T A L S:

         WHEREAS, the Lessee is the lessee of hotels owned by Sunstone OP;

         WHEREAS, Management has entered into management agreements with the Lessee for each of the hotels the Lessee has leased from Sunstone OP;

         WHEREAS, Alter is the beneficial owner of eighty percent (80%)(the "Alter Lessee Stock") of the issued and outstanding shares of $0.01 par value per share of common stock of the Lessee (the "Lessee Common Stock") and Biederman is the beneficial owner of twenty percent (20%) (the "Biederman Lessee Stock") of the issued and outstanding Lessee Common Stock;

         WHEREAS, Alter is the beneficial owner of one hundred percent (100%) of the issued and outstanding shares of $0.01 par value per share of common stock of Management (the "Management Common Stock," and together with the Lessee Common Stock, the "Lessee and Management Equity");

         WHEREAS, concurrently with the execution and delivery of this Agreement, Parent has entered into a Merger Agreement (the "Merger Agreement") dated as of the date hereof with Sunstone, SHP Investors Sub, Inc., a Maryland corporation ("Buyer") and subsidiary of SHP Acquisition, L.L.C., a Delaware limited liability company ("Parent") and certain other parties pursuant to which, and subject to the terms and conditions thereof, Buyer shall merge with and into Sunstone (the "Merger");

         WHEREAS, concurrently with the execution and delivery of this Agreement, Parent has entered into a merger agreement (the "Partnership Merger Agreement") dated as the date hereof with Sunstone OP, and certain other parties pursuant to which and subject to the terms and conditions thereof, SHP Properties, L.L.C., a Delaware limited liability company and a subsidiary of Parent ("SHP Properties"), shall merge with and into Sunstone OP (the "Partnership Merger"); and

         WHEREAS, concurrently with the execution and delivery of the Merger Agreement, Alter and Biederman and Sunstone Parties desire to enter into this Agreement pursuant to which, under certain circumstances, Sunstone Parties shall have the right to require the Stockholders, and such Stockholders shall have the obligation, to sell all of their respective interests in the Lessee and Management Equity to certain third parties.

         NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, the sufficiency of which is hereby acknowledged and intending to be legally bound, the parties hereto hereby agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS. (a) Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Merger Agreement. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

"ADVANCE BOOKING AGREEMENT" means any agreement relating to advance reservations and bookings of the Real Property or any facilities therein taken from guests, groups, conventions or others.

"AFFILIATE" means with respect to a specified Person, any Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the specified Person.

"ALTER LESSEE STOCK" shall have such meaning ascribed to such term in the recitals hereto.

"ASSUMPTION AGREEMENT" shall have such meaning ascribed to such term in Section
4.4 hereof.

"BIEDERMAN" shall have the meaning ascribed to such term in the preamble hereto.

"BIEDERMAN LESSEE STOCK" shall have such meaning ascribed to such term in the recitals hereto.

"BUSINESS DAY" means a day, other than Saturday or Sunday, on which commercial banks in New York City are open for the general transaction of business.

"BUYER" shall have the meaning described to such term in the recitals hereto.

"CLOSING" shall mean the consummation of the purchase and sale of the Lessee and Management Equity as contemplated by this Agreement.

"CLOSING DATE" means the date of the Closing hereunder, as provided in Section
2.3 hereof.

"CODE" means the Internal Revenue Code of 1986, as amended.

"CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

"EFFECTIVE DATE OF THIS AGREEMENT" shall mean the date on which Sunstone Parties and Stockholders execute this Agreement, or if Sunstone Parties and Stockholders do not execute this Agreement on the same day, the later of the dates on which Sunstone Parties and Stockholders execute this Agreement.

"ENVIRONMENTAL LAWS" means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirement (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment of human health, or employee health and safety.

"EQUIPMENT LEASE" means any lease or rental agreement relating to the equipment, services, vehicles, furniture or any other type of personal property of Management or Lessee together with all supplements, amendments and modifications thereto.

"GAAP" means generally accepted accounting principles in the United States.

"GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government.

"HOTEL MANAGEMENT AGREEMENT" means any hotel management agreement relating to the management and operation of the Real Property together with all supplements, amendments and modifications thereto.

"HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

"KNOWLEDGE" shall mean (i) as to Alter or Biederman, that such individual, as applicable, has actual knowledge without due inquiry, and (ii) as to Sunstone Parties, that R. Terrence Crowley, Daniel Lutz, Kenneth Coatsworth and Gary Stougaard have actual knowledge without due inquiry, without imputing to any such party any knowledge of any other party, including, without limitation, any agents, managing agents or other representatives of such party.

"LEASED REAL PROPERTY" shall mean hotels or other property subject to a lease between Sunstone OP and the Lessee.

"LESSEE" shall have the meaning ascribed to such term in the preamble hereto.

"LESSEE AND MANAGEMENT EQUITY" shall have the meaning ascribed to such term in the recitals hereto.

"LESSEE COMMON STOCK" shall have the meaning ascribed to such term in the recitals hereto.

"LIABILITY" means, as to any Person, all debts, liabilities and obligations, direct, indirect, absolute or contingent of such Person, whether accrued, vested or otherwise, whether known or unknown and whether or not actually reflected, or required in accordance with GAAP to be reflected, in such Person's balance sheets.

"LIEN" means any mortgage, pledge, security interest, claim, encumbrance, lien or charge of any kind.

"LIQUOR LICENSE" means any alcoholic beverage license relating to the use and/or operation of the Real Property.

"LOSSES" means any and all damages, claims, losses, expenses, costs and Liabilities including, without limiting the generality of the foregoing, Liabilities for all reasonable attorneys' fees and expenses (including reasonable attorney and expert fees and expenses incurred to enforce the terms of this Agreement).

"MANAGEMENT" shall have the meaning ascribed to such term in the preamble hereto.

"MANAGEMENT AGREEMENT" means any agreement relating to the management of any of the Real Property.

"MANAGEMENT ASSETS" means all the properties, assets and other rights of Management owned or used by Management in the conduct of its business.

"MATERIAL ADVERSE EFFECT" means (x) a material adverse effect on (i) the assets, Liabilities, business, results of operations or condition (financial or otherwise) of Lessee and Management, taken as a whole, or (ii) the ability of Alter or Biederman to perform his obligations hereunder or (y) the effect of preventing or delaying beyond December 31, 1999 the consummation of the Transactions.

"MATERIALS OF ENVIRONMENTAL CONCERN" means any gasoline or petroleum (including, without limitation, crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

"MERGER" shall have the meaning ascribed to such term in the recitals hereto.

"MERGER AGREEMENT" shall have the meaning ascribed to such term in the recitals hereto.

"PARENT" shall have the meaning ascribed to such term in the recitals hereto.

"PARTNERSHIP MERGER AGREEMENT" shall have the meaning ascribed to such term in the recitals hereto.

"PERMITTED LIENS" means (i) Liens for Taxes that (x) are not yet due or delinquent or (y) are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;
(ii) statutory Liens or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business with respect to amounts not yet overdue for a period of 45 days or amounts being contested in good faith by appropriate proceedings if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (iii) Liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other types of social security or similar benefits; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature; (v) any installment not yet due and payable of assessments of any Governmental Authority imposed after the date hereof; (vi) the rights and interests held by tenants under any Space Leases or subleases of the Real Property Leases; and (vii) any other Liens imposed by operation of law that do not, individually or in the aggregate, materially affect the relevant entity or business, taken as a whole.

"PERSON" means any individual, corporation, partnership, joint venture, trust, incorporated organization, limited liability company, other form of business or legal entity or Governmental Authority.

"PURCHASE PRICE" shall have the meaning given such term in Section 2.1 of this Agreement.

"REAL PROPERTY" means the Leased Real Property and real property, if any, owned by Management or Lessee.

"SERVICE CONTRACT" means any contract and/or agreement relating to the operation and maintenance of the Real Property, including service agreements, brokerage commission agreements, maintenance contracts, contracts for purchase of delivery of services, materials, goods, inventory or supplies, cleaning contracts, equipment rental agreements, equipment leases or leases of personal property (other than franchise agreements and Management Agreements), together with all supplements, amendments and modifications thereto.

"SHP PROPERTIES" shall have the meaning ascribed to such term in the recitals hereto.

"SPACE LEASE" means any lease or other agreement demising space in or providing for the use or occupancy of all or any portion of the Real Property and all guaranties thereof.

"SUBSIDIARY" or "SUBSIDIARIES" of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity and any partnership of which such Person serves as general partner.

"SUPERIOR ACQUISITION PROPOSAL" shall have such meaning ascribed to such term in the Merger Agreement.

"SUNSTONE" shall have the meaning ascribed to such term in the recitals hereto.

"SUNSTONE OP" shall have the meaning ascribed to such term in the recitals hereto.

"TAX RETURN" means any return, report or statement required to be filed with any governmental authority with respect to Taxes, including any schedule or attachment thereto or amendment thereof.

"TAXES" means any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign.

"THIRD PARTY ACQUIROR" shall mean all parties other than Parent, Buyer or the Sunstone Parties who are a party to a Superior Proposal Transaction and shall include all Persons which Control such parties.

"TRANSFER" means, directly or indirectly, assign, sell, exchange, transfer, pledge, mortgage, hypothecate or otherwise dispose or encumber.

"TRANSACTIONS" means all of the transactions contemplated hereby.

         (b) The terms used in this Agreement which are defined in (a) the introductory paragraphs of this Agreement, (b) in the further Articles of this Agreement, and (c) in the Schedules and Exhibits attached to this Agreement, shall have the respective definitions there ascribed to them.

         (c) As used in this Agreement, each of the following capitalized terms shall have the meaning ascribed to them in the Section set forth opposite such term:


         Term                                           Section
         ----                                           -------

Agreement                                               Preamble
Alter                                                   Preamble
Alter Purchase Price                                     2.2(b)
Biederman                                               Preamble
Business Intellectual Property                           4.1(l)
Biederman Lessee Stock                                  Recitals
Biederman Purchase Price                                 2.2(a)
Closing                                                   2.3
Controlled Group Member                                  4.1(o)
December 31 Balance Sheets                             4.1(f)(i)
December 31 Financial Statements                       4.1(f)(i)
Drag-Along Right                                          3.1
Employee Plan                                            4.1(o)
ERISA                                                    4.1(o)
Expenses                                                  7.2
Execution Notice                                          3.2
Insurance Policies                                       4.1(t)
Intellectual Property                                    4.1(l)
Lessee                                                  Recitals
Lessee Line of Credit                                    5.1(o)
Lessee Subsidiary                                      4.1(e)(ii)
Management                                              Recitals
March 31 Balance Sheets                                4.1(f)(ii)
March 31 Financial Statements                          4.1(f)(ii)
Merger                                                  Recitals
Merger Agreement                                        Recitals
Multiemployer Plan                                       4.1(o)
Partnership Merger                                      Recitals

         Term                                           Section
         ----                                           -------

Partnership Merger Agreement                            Recitals
Pension Plan                                             4.1(o)
Real Property Leases                                   4.1(j)(ii)
SAP Purchase Agreement                                    3.2
Section (v) Contract                                   4.1(i)(v)
Term                                                    Section
Term                                                    Section
Securities Act                                           4.1(v)
Straddle Period                                          8.4(b)
Sunstone                                                Recitals
Sunstone OP                                             Recitals
Sunstone Stock                                          Recitals
Superior Proposal Transaction                             3.1
Technology                                               4.1(l)
Vacation Policy                                          5.8(c)
Welfare Plan                                             4.1(o)

         SECTION 1.2 OTHER INTERPRETIVE PROVISIONS. The words "include", "includes and "including" shall be deemed to be followed by the phrase "without limitation." The words "hereof", "herein," "hereby" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                                    ARTICLE 2
                      SALE OF LESSEE AND MANAGEMENT EQUITY,
                               PAYMENT AND CLOSING

         SECTION 2.1 PURCHASE PRICE. The aggregate consideration for the sale of the Lessee and Management Equity shall be Thirty Million and No/100 Dollars ($30,000,000.00) (the "Purchase Price"). The Purchase Price shall be paid by Sunstone Parties at the Closing by wire transfer of immediately available federal funds to an account as designated by the Stockholders in writing not less than two days prior to the Closing Date.

         SECTION 2.2 CLOSING EVENTS.

         (a) Deliveries by Biederman. At Closing Biederman will transfer to Sunstone Parties or their designee the Biederman Lessee Stock (which Biederman Lessee Stock shall constitute 20% of the issued and outstanding Lessee Common Stock as of the Closing Date), and Sunstone Parties will pay Biederman cash in consideration for such Biederman Lessee Stock 18.33% of the Purchase Price (such amount, the "Biederman Purchase Price").

         (b) Deliveries by Alter. At Closing Alter will transfer to Sunstone Parties or their designee the Alter Lessee Stock (which Alter Lessee Stock shall constitute 80% of the issued and outstanding Lessee Common Stock as of the Closing Date) and the Management Common Stock (which Management Common Stock shall constitute 100% of the issued and outstanding Management Common Stock as of the Closing Date), and Sunstone Parties will pay Alter cash in consideration for such Alter Lessee Stock and Management Common Stock 81.67% of the Purchase Price (such amount, the "Alter Purchase Price").

         SECTION 2.3 TIME AND PLACE OF CLOSING. Subject to the satisfaction (or waiver by the parties entitled to the benefit thereof) of the conditions set forth in Article VI, the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Battle Fowler LLP, 75 East 55th Street, New York, New York 10022 concurrently with the closing of the Superior Proposal Transaction.

                                    ARTICLE 3
                      DRAG-ALONG RIGHT OF SUNSTONE PARTIES

         SECTION 3.1 DRAG-ALONG. The Stockholders agree that concurrently with the consummation of any Superior Acquisition Proposal (such a transaction, a "Superior Proposal Transaction"), Sunstone Parties shall have the right (the "Drag-Along Right") to require Alter and Biederman, and Alter and Biederman shall have the obligation, to sell to Sunstone Parties or the Third Party Acquiror in such Superior Proposal Transaction all, but not less than all, of the Lessee and Management Equity in consideration of the Purchase Price.

         SECTION 3.2 NOTICE. If Sunstone Parties enter into a definitive agreement constituting a Superior Acquisition Proposal (such an agreement, the "SAP Purchase Agreement"), then Sunstone Parties shall promptly deliver written notice in the form of Exhibit 3.2 hereof (such notice, the "Execution Notice") no later than five (5) days after entering into such agreement to the Stockholders, attaching thereto (1) a true, correct, complete and originally executed copy of the SAP Agreement together with all exhibits and schedules thereto and all related ancillary agreements executed and delivered in connection therewith by the parties thereto, (2) an originally executed copy of the Assumption Agreement (as defined below), and (3) an originally executed copy of the Drag-Along Notice (as defined below).

         SECTION 3.3 EXERCISE. If Sunstone Parties decide to exercise their Drag-Along Right; provided that the Merger Agreement shall have been terminated in accordance with its terms, then Sunstone Parties shall exercise the Drag-Along Right by delivery of written notice in the form of Exhibit 3.3 (the "Drag Along Notice") to each of Alter and Biederman simultaneously with the delivery of the Execution Notice. The Drag-Along Right must be exercised for all of the Lessee and Management Equity and must be executed and delivered within five (5) days after entering into a SAP Agreement.

         SECTION 3.4 THIRD PARTY ACQUIROR AGREEMENT AND TERMINATION OF MERGER AGREEMENT. Concurrently with the delivery of the Drag-Along Notice and as a condition precedent to the Drag-Along Right, Sunstone Parties shall cause the Third Party Acquiror to execute and deliver an Assumption Agreement pursuant to which the Third Party Acquiror shall assume and guarantee the performance of all of the obligations of Sunstone Parties under this Agreement. If the Third Party Acquiror fails to execute and deliver an assumption agreement in the form attached hereto as Exhibit 3.4 (the "Assumption Agreement") or the Merger Agreement shall not have terminated, then Sunstone Parties shall be prohibited from exercising the Drag- Along Right and any obligations of the Stockholders hereunder shall immediately terminate. The execution and delivery of the Assumption Agreement by the Third Party Acquiror shall not relieve, discharge or otherwise release the Sunstone Parties from any of their obligations under this Agreement.


                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE PARTIES

         SECTION 4.1 REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Alter and Biederman jointly and severally represent and warrant to Sunstone Parties with respect to the Lessee and Lessee Common Stock, and Alter severally represents and warrants with respect to Management and the Management Common Stock, as follows:

         (a) Due Organization; Power and Good Standing. Each of Management and Lessee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority to own, lease and operate its properties and to conduct its business as now conducted by it. Each of Management and Lessee is qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which it conducts its business, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Complete and correct copies of the Certificate of Incorporation and Bylaws of Management and Lessee are set forth in Schedule 4.1(a) hereto.

         (b) Authorization and Validity of Agreement. Each of the Stockholders has all requisite power and authority to enter into this Agreement and to perform his obligations hereunder. This Agreement has been duly executed and delivered by each of the Stockholders, as the case may be, and constitutes a valid and legally binding obligation of each of the Stockholders enforceable against each Stockholder in accordance with its terms. Alter is not married as of the date of this Agreement and agrees that if he becomes married prior to the Closing Date, his spouse shall execute and deliver an acknowledgment to the other parties hereto to the effect of the consent set forth in Section 9.13.

         (c) No Government Approvals or Notices Required; No Conflict with Instruments. Except as described in Schedule 4.1(c), the execution, delivery and performance of this Agreement by the Stockholders and the consummation by each of them of the Transactions will not (i) violate, conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of the Lessee or Management, (ii) except for any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (iii) require the consent or approval of any Person (other than a Governmental Authority), violate, conflict with or result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any Person any right of termination, cancellation, amendment, purchase, sale or acceleration under, or result in the creation of a Lien on any of the assets, properties or stock of Management, Lessee, any Lessee Subsidiary, Sunstone or any of Sunstone's Subsidiaries under, any of the provisions of any contract, lease, note, permit, franchise, license or other instrument or agreement to which such Person is a party or by which it or its assets or properties are bound, or (iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation of any Governmental Authority or arbitrator applicable to Management, Lessee, any Lessee Subsidiary, Sunstone or any of Sunstone's Subsidiaries, or any of their respective assets or properties; other than any consents and approvals the failure of which to obtain and any violations, conflicts, breaches and defaults set forth pursuant to clauses (ii),
(iii) and (iv) above which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         (d) Capitalization. The authorized, issued and outstanding capital stock of Management and Lessee, and the ownership thereof, is described on
Schedule 4.1(d). All such issued shares of Management and Lessee have been duly authorized and validly issued, are fully paid and non-assessable and have not been issued in violation of any preemptive rights. There are no equity interests in Management or Lessee reserved for issuance, and there are (i) no options, warrants or rights of any kind to acquire any equity interests in, or any other securities that are convertible into or exchangeable for any equity interest in, Management or Lessee and (ii) no agreements, commitments or arrangements relating to the sale, issuance, redemption, purchase, acquisition or voting of or the granting of a right to acquire any capital stock of Management or Lessee or any options, warrants, rights or securities described in clause (i) other than this Agreement.

         (e) Subsidiaries.

         (i) There is no corporation, partnership or other entity in which Management directly or indirectly owns any equity or other interest.

         (ii) (A) Schedule 4.1(e) sets forth (x) each Subsidiary of Lessee ("Lessee Subsidiary"), (y) the ownership interest therein of Lessee and (z) if not wholly owned by Lessee, the identity and ownership interest of each of the other owners of such Lessee Subsidiary.

         (B) (1) All the outstanding shares of capital stock owned by Lessee of each Lessee Subsidiary that is a corporation have been validly issued and are (x) fully paid, nonassessable and free of any preemptive rights, (y) owned by Lessee or by another Lessee Subsidiary and (z) owned free and clear of all Liens or any other limitation or restriction (including any contractual restriction on the right to vote or sell the same) other than restrictions under applicable securities laws; and (2) all equity interests in each Lessee Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by Lessee, by another Lessee Subsidiary or by Lessee and another Lessee Subsidiary are owned free and clear of all Liens or any other limitation or restriction (including any contractual restriction on the right to vote or sell the same) other than restrictions under applicable securities laws. Each Lessee Subsidiary that is a corporation is duly incorporated and validly existing under the Laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each Lessee Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Lessee Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Material Adverse Effect. True and correct copies of the charter, by-laws, organizational documents and partnership, joint venture and operating agreements of each Lessee Subsidiary, and all amendments to the date of this Agreement, have been made available to Sunstone Parties and examined by Sunstone Parties on or prior to the date hereof.

         (f) Financial Information, Liabilities.

         (i) Attached as Schedule 4.1(f)(i) are the audited consolidated balance sheets of each of (i) Management and (ii) Lessee and its Subsidiaries as at December 31, 1998 (the "December 31 Balance Sheets") and the accompanying audited consolidated statements of operations and cash flows and, with respect to the Lessee, stockholder's equity for the year then ended audited by Ernst & Young LLP (together with the December 31 Balance Sheets, the "December 31 Financial Statements"). The December 31 Financial Statements have been prepared in accordance with GAAP (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of each of Management and Lessee as at December 31, 1998 and the results of operations of each of Management and Lessee for the year then ended.

         (ii) Attached as Schedule 4.1(f)(ii) are the unaudited consolidated balance sheets of each of (i) Management and (ii) Lessee and its Subsidiaries as at March 31, 1999 (the "March 31 Balance Sheets") and the accompanying unaudited consolidated statements of operations and cash flows for the three months then ended (together with the March 31

     Balance Sheet, the "March 31 Financial Statements"). The March 31 Financial Statements have been prepared in a manner consistent with that employed in the December 31 Financial Statements except as disclosed in the notes to such financial statements. The March 31 Financial Statements have been prepared in accordance with GAAP and fairly present (subject to normal year-end adjustments, which adjustments are not material) in all material respects the financial positions of each of Management and Lessee as at March 31, 1999 and the results of operations of each of Management and Lessee for the three months then ended.

         (iii) None of Management, Lessee or any of the Lessee Subsidiaries has any Liabilities except: (A) as set forth on Schedule 4.1(f)(iii); (B) Liabilities disclosed on the applicable March 31, 1999 Balance Sheet; (C) Liabilities under all contracts and agreements set forth on the schedules hereto, other than any such Liabilities in respect of indebtedness for borrowed money; and (D) Liabilities incurred subsequent to March 31, 1999 in the ordinary course of business consistent with past practice and in compliance with the provisions of this Agreement; (E) Liabilities arising from litigation relating to the Transaction; and (F) Liabilities under all contracts and agreements entered into by such Person after the date of this Agreement so long as such contract or agreement was entered into in compliance with this Agreement.

         (iv) As of March 31, 1999 except as set forth on the March 31, 1999 Balance Sheet or reserved against on such balance sheet, Lessee and its Lessee Subsidiaries do not have Liabilities of the type required to be reflected as Liabilities on a balance sheet prepared in accordance with GAAP.

         (g) Absence of Certain Changes or Events. Since December 31, 1998, Lessee, the Lessee Subsidiaries and Management have conducted their respective businesses, taken as a whole, in all material respects in the ordinary course of business consistent with past practice, and there has not been any material adverse change in the assets, Liabilities, business, results of operations or condition (financial or otherwise) of Management, Lessee or any Lessee Subsidiary or any damage, destruction, loss, conversion, condemnation or taking by eminent domain related to any material asset of Management or Lessee. In addition, except as disclosed on Schedule 4.1(g) or in the March 31 Financial Statements, from December 31, 1998 to the date hereof, none of Lessee, any Lessee Subsidiary or Management has other than as expressly contemplated by this
Agreement:

         (i) increased the compensation or benefits payable by it to its Employees except for increases in compensation or benefits in the ordinary course of business consistent with past practice;

         (ii) incurred, assumed or guaranteed any (i) indebtedness for borrowed money or (ii) other than in the ordinary course of business consistent with past practice, any other indebtedness;

         (iii) made any loan or advance to any Person, except in the ordinary course of business consistent with past practice;

         (iv) made any capital expenditure or commitment for any capital expenditure in excess of $20,000 individually or $200,000 in the aggregate;

         (v) merged or consolidated with, or acquired an interest in, any Person or otherwise acquired any material assets, except for acquisitions in the ordinary course of business consistent with past practice;

         (vi) sold or otherwise disposed of any material properties or assets, except for dispositions in the ordinary course of business consistent with past practice;

         (vii) mortgaged, pledged or encumbered any material assets, other than pursuant to Permitted Liens;

         (viii) issued, sold or redeemed any capital stock or other equity interests, notes, bonds or other securities, or any option, warrant or other right to acquire the same;

         (ix) amended its Certificate of Incorporation or Bylaws;

         (x) made any change in the financial or accounting practices or policies customarily followed by it (other than changes required by GAAP); or

         (xi) entered into any contract or other agreement to do any of the foregoing.

         (h) Contracts, Permits and Other Data. Schedule 4.1(h) lists all of the following to which either Management, Lessee or any Lessee Subsidiary is a party as of the date hereof:

         (i) contracts containing covenants limiting the freedom of Management, Lessee or any Lessee Subsidiary after the date hereof (A) to engage in any line of business or to compete with any Person or (B) to incur indebtedness for borrowed money;

         (ii) partnership, limited liability company, or joint venture or shareholder agreements;

         (iii) hotel franchise agreements;

         (iv) Equipment Leases (excluding any such agreements providing for payment of less than $20,000 per annum on an individual basis or terminable without penalty upon 90 days or less prior written notice);

         (v) Service Contracts (excluding any such agreements providing for payment of less than $20,000 per annum on an individual basis or terminable without penalty of more than $5,000 upon 90 days or less prior written notice);

         (vi) Management Agreements;

         (vii) any Advance Booking Agreements (excluding any such agreements providing for payment of less than $600,000 per annum on an individual basis or terminable without penalty of more than $60,000 upon 90 days or less prior written notice);

         (viii) employment agreements;

         (ix) contracts which provide for payments after the date hereof in excess of $100,000 during any one-year period and which are not otherwise listed on Schedule 4.1(h) or Schedules 4.1(i)(ii) through (vi);

          (x) mortgages, pledges, security agreements, deeds of trust or other instruments creating or, to the Knowledge of Alter or Biederman, as applicable, purporting to create Liens; or

         (xi) contracts for the sale or other Transfer of any material assets of Management, Lessee or any Lessee Subsidiary after the date hereof.

Except as specified in Schedule 4.1(h) hereto, all instruments listed on
Schedule 4.1(h) and all other rights, licenses, leases, registrations, applications, contracts, commitments and other agreements of Lessee, any Lessee Subsidiary or Management which are necessary to the operation of their respective businesses or by which Lessee, any Lessee Subsidiary or Management are bound to the extent they are necessary to the operation of their respective businesses are legal, valid and binding obligations of Lessee, each Lessee Subsidiary or Management, as applicable, and to the Knowledge of Alter or Biederman, as applicable, each other party thereto, enforceable in accordance with their terms, except for such failures to be enforceable that would not, individually or in the aggregate, have a Material Adverse Effect. None of Lessee, any Lessee Subsidiary or Management or, to the Knowledge of Alter or Biederman, any other party, is in breach or default in the performance of any obligation thereunder and no event has occurred or has failed to occur whereby any of the other parties thereto have been or will be released therefrom or will be entitled to refuse to perform thereunder, in any case which would have, either individually or in the aggregate, a Material Adverse Effect.

         (i) Properties.

         (i) Owned Real Property. None of Management, Lessee or any Lessee Subsidiary owns a fee interest in any real property, and neither Management nor Lessee has owned a fee interest in any real property since April 1, 1989.

         (ii) Leased Real Property. Schedule 4.1(i)(ii) sets forth as of the date hereof, by address, each Leased Real Property, all of which are leased from Sunstone OP or its Subsidiaries (collectively, the "Real Property Leases"). Except as set forth on Schedule 4.1(h), as of the date hereof, none of Lessee, any Lessee Subsidiary or Management is a lessor under any ground lease or Space Lease. Pursuant to the Real Property Leases, Management or Lessee holds good and valid leasehold title to the Leased Real Property, in each case in accordance with the provisions of the applicable Real Property Lease and free of all Liens except for Permitted Liens. Other than such exceptions which would not, individually or in the aggregate, have a Material Adverse Effect, all Real Property Leases (i) are legal, valid and binding obligations of Lessee or Management, as applicable, and to the Knowledge of Alter or Biederman, as applicable, each other party thereto, enforceable in accordance with their terms, and (ii) to the knowledge of Alter and Biederman, grant in all respects the leasehold estates or rights of occupancy or use they purport to grant. Except as set forth on Schedule 4.1(i)(ii), as of the date hereof, there are no existing defaults (either on the part of Management or Lessee or, to the Knowledge of Alter or Biederman, as applicable, any other party thereto) under any Real Property Lease and no event has occurred which, with notice or the lapse of time, or both, would constitute a default (either on the part of Management or Lessee or, to the Knowledge of Alter or Biederman, as applicable, any other party thereto) under any of the Real Property Leases, except for any of the foregoing which, individually or in the aggregate, would not have a Material Adverse Effect. The consummation of the Transactions will not result in any payment obligations under any of the Real Property Leases (whether pursuant to a "change in control" provision in the Real Property Leases or otherwise) to any Person other than Sunstone OP or its Subsidiaries, except as set forth on Schedule 4.1(i)(ii).

         (iii) No Transfer Agreements. Except as set forth on Schedule 4.1(i)(iii), as of the date hereof, none of Management, Lessee or any Lessee Subsidiary has entered into any agreement to sell, transfer, mortgage, lease, grant any preferential right to purchase (including but not limited to any option, right of first refusal or right of first negotiation) with respect to, or otherwise dispose of or encumber all or any portion of their respective interest in, the Leased Real Property.

         (iv) Space Leases. Except as set forth on Schedule 4.1(i)(iv), as of the date hereof, there are no Space Leases, nor are there any other tenants or occupants (other than transient guests and as otherwise contemplated in the Hotel Management Agreements) with rights to occupy all or any portion of the Real Property. A copy of each Space Lease described on Schedule 4.1(i)(iv) has been provided to Sunstone Parties and is a true and accurate copy, including all amendments to date, and constitutes the entire agreement between Management or Lessee, as the case may be, and the other party or parties named therein. Each such Space Lease is a legal, valid and binding obligation of Lessee or Management, as applicable, and to the Knowledge of Alter or Biederman, as applicable, each other party thereto, enforceable in accordance with its terms, and, to the Knowledge of Alter or Biederman, as applicable, free of any default by any party thereto, nor has Management or Lessee received any written or verbal notice or other communication of any alleged breach or default thereunder. As of the date hereof, none of Management, Lessee or any Lessee Subsidiary is required to pay for any alterations in excess of $20,000 for any tenant which alterations have not been completed as required pursuant to the relevant lease, except as set forth on Schedule 4.1(j)(iv). To the Knowledge of Alter or Biederman, as applicable, no brokerage commissions or finder's fees that Lessee or Management is required to pay in excess of $20,000 with respect to the negotiation, renewal, extension or modification of any Space Lease set forth on Schedule 4.1(i)(iv) will be owing on the Closing Date. To the Knowledge of Alter or Biederman, as applicable, there are no pending actions or proceedings instituted against Management, Lessee or any Lessee Subsidiary by any tenant under any Space Lease.

         (v) Equipment Leases, Service Contracts, Advance Booking Agreements.
     Schedule 4.1(i)(v), as of the date hereof, sets forth a list of all of the Equipment Leases, Service Contracts and Advance Booking Agreements which involve the payment or receipt of more than $20,000, in any individual case, or which may not be canceled on ninety (90) days notice or less without payment of any penalty in excess of $5,000 and all amendments thereto, and the expiration date of each such Equipment Lease, Service Contract and Advanced Booking Agreement and, in the case of the Advance Booking Agreements, the rates applicable thereunder (each, a "Section (v) Contract"). Each Section (v) Contract is a legal, valid and binding obligation of Lessee or Management, as applicable, and to the Knowledge of Alter or Biederman, as applicable, each other party thereto, enforceable in accordance with its terms, all amounts due thereunder have been paid, to the Knowledge of Alter or Biederman, as applicable, no default except for defaults that would not have a Material Adverse Effect by any Person exists under any Section (v) Contract and neither Management nor Lessee has received any written notice from any party to any Section (v) Contract claiming the existence of any default under such Section (v) Contract and no such Section (v) Contract has been assigned, transferred, hypothecated, pledged or encumbered by Management, Lessee or any Lessee Subsidiary. None of Management, Lessee, any Lessee Subsidiary or any of their Affiliates has any direct or indirect ownership interests in any Person providing goods or services under the Section (v) Contracts. To the Knowledge of Alter or Biederman, as applicable, there are no pending actions or proceedings instituted against Management, Lessee or any Lessee Subsidiary by any party under any Section (v) Contracts. Each Section (v) Contract to be transferred to Sunstone Parties pursuant to this Agreement is transferable without consent, other than as set forth on Schedule 4.1(i)(v) attached hereto.

         (vi) Liquor Licenses. Schedule 4.1(i)(vi) sets forth, as of the date hereof, the Liquor Licenses for the businesses conducted by Management, Lessee and any Lessee Subsidiary, all of which are held in the names set forth on Schedule 4.1(i)(vi). The Liquor Licenses are legal, valid and binding obligations of Lessee, each Lessee Subsidiary and Management, as applicable, and to the Knowledge of Alter or Biederman, as applicable, each other party thereto, enforceable in accordance with their terms. To the Knowledge of Alter or Biederman, as applicable, no default except for defaults that would not have a Material Adverse Effect by any Person exists under the Liquor Licenses, and neither Management nor Lessee has received any written notification of any material violation or alleged material violation of any applicable laws or regulations relating to the sale and service of alcoholic beverages which are outstanding and which have not been remedied. The Liquor Licenses are adequate for the operation of the business conducted by Management, Lessee and each Lessee Subsidiary consistent with past practice. All applicable state and federal liquor stamp taxes have been paid in full or will be paid in full on or prior to the Closing Date.

         (vii) Other Matters. Schedule 4.1(i)(vii), as of the date hereof, is a true, correct and complete list of (A) all properties which Management, Lessee or any Lessee Subsidiary are obligated, or have the right, to purchase or lease, which are now not owned or leased by Management, Lessee or any Lessee Subsidiary, (B) all Real Property which Management, Lessee or any Lessee Subsidiary are obligated to sell or assign, (C) all Real Property which Management, Lessee or any Lessee Subsidiary are in the process of constructing or which are otherwise not yet fully constructed and operational and (D) all Real Property subject to purchase options, rights of first offer, rights of first refusal or similar agreements or arrangements.

         (j) Legal Proceedings. Except as described in Schedule 4.1(j), as of the date hereof, there is no litigation, claim, arbitration, proceeding or investigation to which Management, Lessee or any Lessee Subsidiary is a party pending or, to the Knowledge of Alter or Biederman, as applicable, threatened against Management, Lessee or any Lessee Subsidiary or relating to any of the assets of Management, Lessee or any Lessee Subsidiary or the Transactions which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or which seeks to restrain or enjoin the consummation of any of the Transactions. None of Management, Lessee or any Lessee Subsidiary as of the date hereof is party to nor are any of the assets of Management, Lessee or any Lessee Subsidiary subject to any judgment, writ, decree, injunction or order entered by any court, governmental authority or arbitrator.

         (k) Labor Controversies. Except as set forth on Schedule 4.1(k), as of the date hereof, (i) there have been no labor strikes, slow-downs, work stoppages, lock-outs or other material labor controversies or disputes during the past two years, nor is any such strike, slow- down, work stoppage or other material labor controversy or dispute pending or, to the Knowledge of Alter or Biederman, as applicable, threatened, in each case with respect to the current or former employees of Management, Lessee or any Lessee Subsidiary, (ii) none of Management, Lessee or any Lessee Subsidiary is a party to any labor contract, collective bargaining agreement, contract, letter of understanding or, to the Knowledge of Alter or Biederman, as applicable, any other agreement, formal or informal, with any labor union or organization, nor are any of the employees of Management, Lessee or any Lessee Subsidiary represented by any labor union or organization, and (iii) none of Management, Lessee or any Lessee Subsidiary has closed any facility, effectuated any layoffs of employees or implemented any early retirement, separation or window program within the past three years nor has Management or Lessee planned or announced any such action or program for the future except for any of the foregoing which, individually or in the aggregate, would not have a Material Adverse Effect.

         (l) Intellectual Property and Technology. Management, Lessee and each Lessee Subsidiary own, or are licensed or otherwise have the right to use in the manner currently being used, all patents, patent registrations, patent applications, trademarks, trademark registrations, trademark applications, tradenames, copyrights, copyright applications, copyright registrations, franchises, URLs, domain names, permits and licenses ("Intellectual Property") used by Management and Lessee and necessary to the operation of their respective businesses (the "Business Intellectual Property"), subject to the terms of the respective franchise, license and other agreements. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) none of Management, Lessee or any Lessee Subsidiary has infringed upon or is in conflict with the Intellectual Property of any third party, except with respect to off-the-shelf software and with respect to Intellectual Property licensed under franchise agreements, such exception being applicable only if Management, Lessee or such Lessee Subsidiary, as the case may be, shall not be in violation of the Intellectual Property license provisions of the applicable franchise agreement, (ii) nor has Management, Lessee or any Lessee Subsidiary received any written notice of any claim that Management, Lessee or any Lessee Subsidiary has infringed upon or is in conflict with any Intellectual Property of any third party. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all trademark registrations of each of Management, Lessee and Lessee Subsidiary are valid and subsisting and in full force and effect. Each of Management, Lessee or each Lessee Subsidiary owns or is licensed or otherwise has the right to use all of the processes, formulae, proprietary technology, inventions, trade secrets, know-how, product descriptions and specifications ("Technology") in the manner currently used by Management, Lessee or each Lessee Subsidiary, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there have been no written claims (whether private or governmental) against Management or Lessee asserting the invalidity or unenforceability of its ownership, license or other right to use any of the Technology. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the rights of Management, Lessee or any Lessee Subsidiary to the Business Intellectual Property or the Technology will be impaired in any way by any of the Transactions, except with respect to off-the-shelf software and with respect to Intellectual Property licensed under franchise agreements, such exception being applicable only if Management, Lessee or such

Lessee Subsidiary, as the case may be, shall not be in violation of the Intellectual Property provisions of the applicable franchise agreement, and all of the rights of Management to the Business Intellectual Property and Technology included in the Management Assets will be fully enforceable by Management Newco after the Closing Date to the same extent as such rights would have been enforceable by Management before the Closing.

         (m) Conduct of Business in Compliance with Laws.


         (i) Each of Management, Lessee and each Lessee Subsidiary has complied with all applicable laws, ordinances, regulations or orders or other requirements of any Governmental Authority applicable to it, except where the failure to be in such compliance would not have, either individually or in the aggregate, a Material Adverse Effect.

          (ii) Each of Management, Lessee and each Lessee Subsidiary has all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities required for the conduct of its respective businesses as presently conducted, except where failure would not, individually or in the aggregate, have a Material Adverse Effect.

         (n) Environmental Matters. Except as set forth on Schedule 4.1(n) and except for matters that, individually or in the aggregate, would not have a Material Adverse Effect, (i) each of Management, Lessee and each Lessee Subsidiary complies and has complied with all Environmental Laws applicable to it, and has possessed and complied with all permits required under Environmental Laws for its respective businesses; (ii) to Management's and Lessee's Knowledge, there are and have been no Materials of Environmental Concern at any property currently or formerly owned, operated or leased by Management, Lessee or any Lessee Subsidiary that could reasonably be expected to give rise to any liability under any Environmental Law or result in costs arising out of any Environmental Law; (iii) no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which Management, Lessee or any Lessee Subsidiary is, or to the Knowledge of Alter or Biederman, as applicable, will be, named as a party is pending or, to the Knowledge of Alter or Biederman, as applicable, threatened, with respect to Management, Lessee or any Lessee Subsidiary nor to the Knowledge of Alter or Biederman, as applicable, is Management, Lessee or any Lessee Subsidiary the subject of any investigation in connection with any such proceeding or potential proceeding; (iv) to Management's and Lessee's Knowledge, there are no past, present, or anticipated future events, conditions, circumstances, practices, plans, or legal requirements that could be expected to prevent, or materially increase the burden on Management, Lessee or any Lessee Subsidiary of complying with applicable Environmental Laws or of obtaining, renewing, or complying with all permits required under Environmental Laws required under such laws; and (v) Management, Lessee, Alter and Biederman have provided to Sunstone Parties true and complete copies of all reports with respect to Environmental Laws relating to Management, Lessee or each Lessee Subsidiary or the Real Property in their possession or control.

         (o) Employee Benefits. As used herein, the term "Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, tuition reimbursement, severance pay, or other material employee benefit plan, trust, employment agreement, contract, agreement, policy, program or arrangement (including, without limitation, any pension plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder ("ERISA") ("Pension Plan"), any multiemployer plan, as defined in Section 3(37) of ERISA (a "Multiemployer Plan") and any welfare plan as defined in Section 3(1) of ERISA ("Welfare Plan")), whether or not any of the foregoing is funded, insured or self-funded, written or oral, (i) sponsored or maintained by Management, Lessee, any Lessee Subsidiary, or any entity which, together with Management or Lessee, would be treated as a single employer under
Section 414 of the Code (each a "Controlled Group Member") and covering any Controlled Group Member's active or former employees (or their beneficiaries),
(ii) to which any Controlled Group Member is a party or by which any Controlled Group Member (or any of the rights, properties or assets thereof) is bound or
(iii) with respect to which any current Controlled Group Member may otherwise have any material liability (whether or not such Controlled Group Member still maintains such Employee Plan). Each Employee Plan is listed in Schedule 4.1(o). With respect to the Employee Plans:

         (i) Except as disclosed in Schedule 4.1(o), no Controlled Group Member has any continuing liability under any Welfare Plan which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment, except as may be required by Section 4980B of the Code, or Section 601 (et seq.) of ERISA, or under any applicable state law, and at the expense of the participant or the beneficiary of the participant.

         (ii) Except as disclosed in Schedule 4.1(o), each Employee Plan which is not a Multiemployer Plan (and, to the Knowledge of Alter or Biederman, as applicable, each Multiemployer Plan) complies in all material respects with the applicable requirements of ERISA and any other applicable law governing such Employee Plan, and each Employee Plan which is not a Multiemployer Plan (and, to the Knowledge of Alter or Biederman, as applicable, each Multiemployer Plan) has at all times been administered in all material respects in accordance with all such requirements of law, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all such requirements of law. Each Employee Plan which is intended to be qualified, has (A) received a favorable determination letter from the Internal Revenue Service stating that such Employee Plan meets the requirements of and is qualified under Section 401(a) of the Code and that the trust associated with such Employee Plan is tax exempt under Section 501(a) of the Code, (B) an application for such determination is pending, or (C) the remedial amendment period during which an application for such determination may be timely filed has not expired and such application will be timely filed before the expiration of such remedial amendment period, and to the Knowledge of Alter or Biederman, as applicable, no event has occurred which would jeopardize the qualified status of any such plan or the tax exempt status of any such trust under Sections 401(a) and Section 501(a) of the Code, respectively, except in circumstances in which, individually or in the aggregate, the failure to so qualify or be tax exempt would not have a Material Adverse Effect.

         (iii) No lawsuits, claims (other than routine claims for benefits) or complaints to, or by, any Person or Governmental Authority have been filed or are pending which, individually or in the aggregate, would have a Material Adverse Effect and, to the Knowledge of Alter or Biederman, as applicable, there is no fact or contemplated event which would be expected to give rise to any such lawsuit, claim (other than routine claims for benefits) or complaint with respect to any Employee Plan that would have a Material Adverse Effect.

         Without limiting the foregoing, except in the case of the following clauses (1) through (6) as would not individually or in the aggregate have a Material Adverse Effect, the following are true with respect to each Employee
Plan:

         (1) all Controlled Group Members have filed or caused to be filed every material return, report statement, notice, declaration and other document required by any law or governmental agency, federal, state and local (including, without limitation, the Internal Revenue Service and the Department of Labor) with respect to each such Employee Plan other than a Multiemployer Plan, each of such filings has been complete and accurate in all material respects and no Controlled Group Member has incurred any material liability in connection with such filings;

         (2) all Controlled Group Members have delivered or caused to be delivered to every participant, beneficiary and other party entitled to such material, all material plan descriptions, returns, reports, schedules, notices, statements and similar materials, including, without limitation, summary plan descriptions and summary annual reports, as are required under Title I of ERISA, the Code, or both, and no Controlled Group Member has incurred any material liability in connection with such deliveries;

         (3) all contributions and payments with respect to Employee Plans that are required to be made by a Controlled Group Member with respect to periods ending on or before the Closing Date (including periods from the first day of the current plan or policy year to the Closing Date) have been, or will be, made or accrued before the Closing Date in accordance with the appropriate plan document, actuarial report, collective bargaining agreements or insurance contracts or arrangements or as otherwise required by ERISA or the Code;

         (4) with respect to each such Employee Plan, to the extent applicable, Management and Lessee have delivered to or have made available to Sunstone Parties true and complete copies of (i) plan documents, or any and all other documents that establish the existence of the plan, trust, arrangement, contract, policy, program or arrangement and all amendments thereto, (ii) the most recent determination letter, if any, received from the Internal Revenue Service, (iii) the three most recent Form 5500 Annual Reports (and all schedules and reports relating thereto) and actuarial reports (if required to be prepared) and (iv) all related trust agreements, insurance contract or other funding agreements that implement each such Employee Plan;

         (5) no payment made or to be made to an officer, director or employee pursuant to an Employee Plan either before, on, or after consummation of the Transactions and contingent on or related to such transactions shall constitute an "excess parachute payment" within the meaning of Section 280G of the Code; and

         (6) consummation of the Transactions shall not (i) give rise to a severance pay obligation with respect to those employees of Management or Lessee who continue employment with Management Newco or Lessee or (ii) enhance or trigger (including acceleration of vesting, payment or funding) any benefits under any Employee Plan.

         (iv) With respect to each Employee Plan which is not a Multiemployer Plan (and to the Knowledge of Alter or Biederman, as applicable, with respect to each Multiemployer Plan), there has not occurred, and no Person or entity is contractually bound to enter into, any "prohibited transaction" within the meaning of Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or Section 408 of ERISA which, individually or in the aggregate, would have a Material Adverse Effect on Management or Lessee.

         (v) Except as disclosed on Schedule 4.1(o) hereto, no Controlled Group Member has maintained or been obligated to contribute to any plan subject to Code Section 412 or Title IV of ERISA (other than a Multiemployer Plan).

         (vi) As of the date hereof, Management, Lessee and the Lessee Subsidiaries have approximately 4,700 employees in the aggregate, and no demand for recognition made by any labor organization is pending with respect to any such employees. Schedule 4.1(o)(vi) sets forth all collective bargaining agreements to which the Company is a party as of the date hereof and any pending grievances thereunder. Neither Management nor Lessee has at any time during the last two years (A) had, nor, to the Knowledge of Alter or Biederman, as applicable, is there now threatened, a material strike, picketing, work stoppage, work slowdown, lockout or other labor trouble or dispute or grievance under any collective bargaining agreement or (B) engaged in any unfair labor practice or discriminated on the basis of age or other discrimination prohibited by applicable law in their employment conditions or practices. There are no representation petitions, unfair labor practice or age discrimination charges or complaints, or other charges or complaints alleging illegal discriminatory practices by Management, Lessee or any Lessee Subsidiary, pending or, to the Knowledge of Alter or Biederman, as applicable, threatened before the National Labor Relations Board or any other governmental body. Neither Management, Lessee nor any ERISA Affiliate has incurred any liability or obligation under the Worker Adjustment and Retaining Notification Act or similar state laws which remains unpaid or unsatisfied.

         (vii) All insurance premiums required to be paid with respect to Employee Plans as of the Effective Time have been or will be paid prior thereto and adequate reserves have been provided for on the balance sheets of Management and Lessee for any premiums (or portions thereof) attributable to service on or prior to the Closing Date.


         (p) Entire Business. The properties, assets and other rights of Lessee and Management constitute all of the properties, assets and other rights necessary for the conduct of the business of Lessee and Management, respectively, as currently conducted.

         (q) Tax Matters.

         (i) Management, Lessee and each Lessee Subsidiary have filed all Tax Returns required to be filed in the manner prescribed by law, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and have paid all Taxes due (whether or not shown on such Tax Returns), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all Taxes that Lessee, each Lessee Subsidiary or Management are or were required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the appropriate governmental authority.

         (ii) Except as set forth on Schedule 4.1(q)(ii), as of the date hereof, to the Knowledge of Alter or Biederman, as applicable, no action, suit, proceeding, investigation, claim or audit has been commenced, or is pending or threatened, with respect to Lessee, any Lessee Subsidiary or Management in respect of any Taxes. Any deficiency proposed as a result of such action, suit, proceeding, investigation, claim or audit has been paid or, as described on Schedule 4.1(q)(ii), are being contested in good faith by appropriate proceedings.

         (iii) Except as set forth on Schedule 4.1(q)(iii) or as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of Lessee, any Lessee Subsidiary or Management will be required to include any amount in income for any taxable period ending after the Closing Date by reason of a change in method of accounting, any closing or similar agreement with a governmental authority, any installment sale or any other item which economically accrued prior to the Closing Date.

         (iv) Lessee and Management have at all times qualified as, and have elected to be treated as, "S Corporations" as defined in section 1361 of the Code and no assets of either Lessee or Management are subject to section 1374 of the Code.

         (v) None of Alter, Biederman, Lessee, any Lessee Subsidiary or Management could be responsible to pay the Taxes of any other Person under any agreement or otherwise.

         (r) Year 2000 Compliance. To the Knowledge of Alter or Biederman, as applicable, all of the computer programs, computer firmware, computer hardware (whether general or special purpose) and other similar or related items of automated, computerized and/or software system(s) that are used or relied on by Management, Lessee or any Lessee Subsidiary in the conduct of their respective businesses will not malfunction, will not cease to function, will not generate incorrect data, and will not provide incorrect results when processing, providing, and/or receiving date-related data into and between the twentieth and twenty-first centuries in a manner that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on Management, Lessee or any Lessee Subsidiary.

         (s) Contracts with Certain Persons. Schedule 4.1(s) sets forth each agreement or arrangement between Lessee, any Lessee Subsidiary and Management, on the one hand, and Alter, Biederman, Sunstone, Sunstone OP, or any other Affiliate of Lessee, any Lessee Subsidiary or Management, or any officers, directors, or holders of more than a 10% equity interest in any of the foregoing, on the other hand in excess of $100,000.

         (t) Insurance. Each of Management, Lessee and each Lessee Subsidiary maintain policies of fire, flood and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are reasonable for the businesses, properties and assets of Management, Lessee and the Lessee Subsidiaries. As of the date hereof, the insurance policies maintained with respect to each of Management, Lessee and each Lessee Subsidiary and their respective businesses, assets and properties (the "Insurance Policies") are listed in Schedule 4.1(t). All such Insurance Policies are in full force and effect, and all premiums due and payable thereon have been paid except for any of the foregoing which, individually or in the aggregate, would not have a Material Adverse Effect. To the Knowledge of Alter or Biederman, as applicable, no insurer under any such policy has canceled or generally disclaimed liability under any such policy or indicated any intent to do so or to materially increase the premiums payable under or not renew any such policy except for any of the foregoing which, individually or in the aggregate, would not have a Material Adverse Effect.

         (u) Certain Fees. Except as set forth on Schedule 4.1(u), neither Alter nor Biederman, nor any of Management, Lessee or any Lessee Subsidiary nor the officers, directors or employees thereof have employed any broker or finder or incurred any other Liability for any brokerage fees, commissions or finders' fees in connection with the Transactions.

         (v) Equity Ownership. Alter owns, beneficially and of record, and has good title to, 100 shares of Lessee Common Stock and 100 shares of Management Common Stock in each case free and clear of any Liens, rights, options, agreements or limitations on voting rights of any nature whatsoever other than restrictions imposed by the Securities Act of 1933, as amended (the "Securities Act"), applicable state securities and "Blue Sky" laws.

         (w) Title; Absence of Liens. At the Closing, Sunstone Parties or its designee will acquire from Alter good title to 100 shares of Lessee Stock and 100 shares of Management Common Stock, free and clear of all Liens, rights, options, agreements or limitations on voting rights of any nature whatsoever other than restrictions imposed by the Securities Act and applicable state securities and "Blue Sky" laws.

         (x) Equity Ownership. Biederman owns, beneficially and of record, and has good title to, 25 shares of Lessee Common Stock, in each case free and clear of any Liens, rights, options, agreements or limitations on voting rights of any nature whatsoever other than restrictions imposed by the Securities Act and applicable state securities and "Blue Sky" laws.

         (y) Title; Absence of Liens. At the Closing, Sunstone Parties will acquire from Biederman good title to 25 shares of Lessee Common Stock, free and clear of all Liens, rights, options, agreements or limitations on voting rights of any nature whatsoever other than restrictions imposed by the Securities Act and applicable state securities and "Blue Sky" laws.

         SECTION 4.2 REPRESENTATIONS AND WARRANTIES OF THE SUNSTONE PARTIES. Each of the Sunstone Parties jointly and severally represents and warrants to Stockholders as follows:

         (a) Due Organization; Power and Good Standing. Each Sunstone Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority to own, lease and operate its properties and to conduct its business as now conducted by it. Each Sunstone Party has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder. Each Sunstone Party is qualified to do business and is in good standing as a foreign corporation, partnership or other entity, as applicable, in all jurisdictions in which it conducts its business, except where the failure to be so qualified would not, individually or in the aggregate, materially adversely affect its ability to perform its obligations hereunder.

         (b) Authorization and Validity of Agreement. The execution, delivery and performance by each Sunstone Party of this Agreement and the consummation by such Sunstone Party of the Transactions have been duly authorized by all necessary action on the part of such Sunstone Party. This Agreement has been duly executed and delivered by such Sunstone Party and constitutes a valid and legally binding obligation of such Sunstone Party, enforceable against it in accordance with its terms.

         (c) No Government Approvals or Notices Required; No Conflict with Instruments. Except as described in Schedule 4.2(c), which Schedule shall be delivered by the Sunstone Parties on or prior to the 15th day following the date of this Agreement, the execution, delivery and performance of this Agreement by each Sunstone Party and the consummation by each Sunstone Party of the Transactions will not (i) violate, conflict with or result in a breach of any provision of the limited liability company agreement of such party, (ii) except for any filings required under the HSR Act, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (iii) require the consent or approval of any Person (other than a Governmental Authority), violate, conflict with or result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any Person any right of termination, cancellation, amendment or acceleration under, or result in the creation of a Lien on any of the assets, properties or limited liability interests of such Sunstone Party, under, any of the provisions of any contract, lease, note, permit, franchise, license or other instrument or agreement to which such Sunstone Party is a party or by which it or its assets or properties are bound, or (iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation of any Governmental Authority or arbitrator applicable to such Sunstone Parties or its assets or properties; other than any consents and approvals the failure of which to obtain and any violations, conflicts, breaches and defaults set forth pursuant to clauses (ii), (iii) and (iv) above which, individually or in the aggregate, would not materially adversely affect the ability of such Sunstone Party to perform its obligations hereunder.

         (d) Legal Proceedings. Except as described in Schedule 4.2(d), as of the date hereof, there is no litigation, claim, arbitration, proceeding or investigation to which any Sunstone Party is a party pending or, to the Knowledge of each Sunstone Party, threatened against such Sunstone Party or relating to any of the assets of such Sunstone Party or the Transactions which, either individually or in the aggregate, would reasonably be expected to restrain or enjoin the consummation of any of the Transactions.

         (e) Certain Fees. None of the Sunstone Parties nor any of their members or partners, nor the officers, directors or employees thereof have employed any broker or finder or incurred any other Liability for any brokerage fees, commissions or finders' fees in connection with the Transactions.

         SECTION 4.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties given by the parties in Article IV shall be deemed repeated and remade at the Closing as if made at such time and shall, notwithstanding any investigation on the part of any other party, survive the Closing until the two year anniversary thereof, at which time such representations and warranties will terminate, provided that the representations and warranties contained in Sections 4.1(d), 4.1(v), 4.1(w), 4.1(x) and 4.1(y) shall survive the Closing and shall not terminate, and the representations and warranties contained in Sections 4.1(o) and 4.1(q) shall survive until the expiration of the statute of limitations with respect thereto.

         SECTION 4.4 EXCLUSION OF CONTRIBUTION AGREEMENT. The parties hereto acknowledge that Alter, Biederman, Lessee and Management are parties to the Contribution and Sale Agreement, dated the date hereof (the "Contribution Agreement"), which among other things, grants certain other parties thereto the right, under certain circumstances, to acquire all of the

Lessee Common Stock and the assets of Management and upon receipt of a Drag-Along Notice, Alter and Biederman will cause the Contribution Agreement to be terminated in accordance with its terms.


                                    ARTICLE 5
                                    COVENANTS

         SECTION 5.1 CONDUCT OF BUSINESS PENDING THE CLOSING. Except with the prior written consent of Sunstone Parties and except as may be expressly permitted by this Agreement, prior to the Closing, each of Management and Lessee shall, and Lessee shall cause each Lessee Subsidiary, and Alter and Biederman shall, and shall cause Lessee and each Lessee Subsidiary and, in the case of Alter, Management to, operate its business only in the usual, regular and ordinary manner, on a basis consistent with past practice and, to the extent consistent with such operation, use its reasonable best efforts to preserve its present business organization intact, keep available the services of its present employees, preserve its present business relationships and maintain all rights, privileges and franchises necessary or desirable in the normal conduct of those businesses. Without limitation of the foregoing, prior to the Closing, except as expressly permitted by this Agreement, each of Management and Lessee shall not, and Lessee shall cause each Lessee Subsidiary, and Alter and Biederman shall not, and shall cause Lessee and each Lessee Subsidiary and, in the case of Alter, Management not to:

         (a) amend its Certificate of Incorporation or Bylaws;

         (b) issue, purchase or redeem, or authorize or propose the issuance, purchase or redemption of, or declare or pay any dividend with respect to, any shares of its capital stock or any class of securities convertible into, or rights, warrants or options to acquire, any such shares of other convertible securities, except for dividends on the capital stock of Management and Lessee which do not exceed $500,000 in the aggregate since December 31, 1998;

         (c) form any partnership, limited liability company or other joint venture (other than in the ordinary course consistent with past practice of such business), acquire or dispose of any business (whether by merger, purchase or otherwise) or of any assets (other than in the ordinary course consistent with past practice of such business) or acquire or dispose of any investment in any Person;

         (d) make or incur any capital expenditures other than in the ordinary course of business consistent with past practice and in no event in excess of $20,000 individually or $200,000 in the aggregate;

         (e) enter into any transaction involving the incurrence, assumption or guarantee of indebtedness other than in the ordinary course of business consistent with past practice;

         (f) enter into any agreement of the type described in Sections 4.1(i), 4.1(j)(ii) through (v) or 4.1(t) which contemplates payments in excess of $200,000 during any one year or $600,000 over the term of the contract; provided, however, that Lessee or Management may enter into any agreement or amend any existing agreement in connection with the acquisition or development of hotels by Sunstone or any Subsidiary thereof but only to the extent that (x) such acquisition or development is in compliance with the Merger Agreement and
(y) any such agreement is of the type and contains terms that are in the ordinary course of business consistent with past practice of Lessee or Management, as applicable; provided further, that Lessee may pay reasonable legal fees and expenses incurred in connection with the Transactions;

         (g) except as provided in Section 5.1(f), terminate or amend in any material respect any agreement listed or required to be listed on Schedule 4.1(h), 4.1(i)(ii) through (v) or 4.1(s)

         (h) file any voluntary petition for bankruptcy or receivership or fail to oppose any other Person's petition for bankruptcy of, or action to appoint a receiver regarding, it;

         (i) except as required by applicable law or to the extent required under existing employee benefit plans, agreements or arrangements as in effect on the date of this Agreement, (1) increase the compensation or fringe benefits of any employee, except for increases, in the ordinary course of business, in salary or wages of employees who are not directors or officers, (2) grant any severance or termination pay to any employee or (3) enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any employee;

         (j) change any accounting principle except as required by GAAP;

         (k) make any election with respect to Taxes;

         (l) cancel any indebtedness payable to it in excess of $10,000;

         (m) make any loan or other advance to any Person other than advances to wholly-owned Subsidiaries in existence on the date hereof;

         (n) take any willful action which would cause any representation or warranty of Alter or Biederman contained in this Agreement to be or become untrue at Closing in any material respect; or

         (o) authorize any of, or commit or agree to take any of, the foregoing actions.

         Notwithstanding anything to the contrary herein, Management and Lessee shall have the unrestricted right but not the obligation to pay off Liabilities under the loan agreement set forth on Schedule 5.1(o) (the "Lessee Line of Credit").

         SECTION 5.2 TRANSFERS OF EQUITY INTERESTS. From the date hereof until the Closing, Alter and Biederman each agree not to Transfer any capital stock of Management or Lessee except for the Transfers contemplated by this Agreement.

         SECTION 5.3 ACCESS TO INFORMATION. From the date hereof to the Closing, each of Management and Lessee shall, and Lessee shall cause each Lessee Subsidiary, and Alter and Biederman shall, and shall cause Lessee and, in the case of Alter, Management to, upon prior reasonable notice, afford the officers, employees, auditors and other agents of Sunstone Parties or the Third Party Acquiror reasonable access during normal business hours to the officers, employees, properties, offices, plants and other facilities of Management, Lessee and the Lessee Subsidiaries and to the contracts, commitments, books and records relating thereto, and shall use commercially reasonable efforts to furnish such Persons all such documents and such financial, operating and other data and information regarding such businesses and Persons that are in the possession of such Person as Sunstone Parties, through their officers, employees or agents, may from time to time reasonably request.

         SECTION 5.4 AGREEMENT TO COOPERATE; FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use all reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions, including providing information and using reasonable best efforts to obtain all necessary or appropriate waivers, consents and approvals, and effecting all necessary registrations and filings; provided, however, that, without the prior written consent of Sunstone Parties, no party shall pay any cash or other consideration, make any commitments or incur any liability or other obligation in an aggregate amount in excess of $200,000 in connection with the obtaining of all consents required to effect the Transactions. In case at any time after the Closing Date any further action is necessary or desirable to transfer any of the Lessee and Management Equity pursuant to the terms of this Agreement, or to otherwise to carry out the terms of this Agreement, the parties hereto and their respective Affiliates shall execute such further documents (including assignments, acknowledgments and consents and other instruments of transfer) and shall take such further action as shall be necessary or desirable to effect such transfer and to otherwise carry out the terms of this Agreement, in each case to the extent not inconsistent with applicable law provided that Alter and Biederman are not required to make any payments thereby and are reimbursed for all expenses and costs incurred.

         SECTION 5.5 CONSENTS. Notwithstanding anything to the contrary contained in this Agreement, to the extent that the sale, conveyance, transfer, assignment or delivery or attempted sale, conveyance, transfer, assignment or delivery to Sunstone Parties or the Third Party Acquiror of any Lessee and Management Equity is prohibited by applicable law or would require any governmental or third-party authorization, approval, consent or waiver and such authorization, approval, consent or waiver shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, conveyance, transfer, assignment or delivery, or an attempted sale, conveyance, transfer, assignment or delivery thereof if any of the foregoing would constitute a breach of applicable law or the rights of any third party; provided, however, that, except to the extent that a condition to closing set forth herein, if any, relating to the foregoing shall not be satisfied (in which case the Closing shall not occur unless waived by Sunstone Parties), the Closing shall occur notwithstanding the foregoing on account of such required authorization. Following the Closing, Alter and Biederman shall use all reasonable best efforts to obtain promptly such authorizations, approvals, consents or waivers provided, however, that neither Alter nor Biederman shall be required to make any payments to obtain such authorizations, approvals, consents or waivers.

         SECTION 5.6 PUBLIC STATEMENTS. Before any party to this Agreement or any Affiliate of such party shall release any statements concerning this Agreement or the matters contemplated hereby which is intended for or may result in public dissemination thereof, such party shall cooperate with the other parties and provide the other parties the reasonable opportunity to review and comment upon any such statements and shall not release or permit release of any such information without the consent of the other parties, which shall not be unreasonably withheld.

         SECTION 5.7 NOTIFICATION OF CERTAIN MATTERS. Each party to this Agreement shall give prompt notice to each other party of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect any remedies available to the party receiving such notice. No disclosure by any party pursuant to this Section 5.7 shall be deemed to amend or supplement the disclosures set forth on the Schedules hereto or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

         SECTION 5.8 INTENTIONALLY OMITTED

         SECTION 5.9 TRANSFER TAXES. Sunstone Parties shall bear all share transfer taxes, recording fees and other sales, transfer, use, purchase, stamp or similar taxes resulting or arising out of the Transactions.

         SECTION 5.10 INJUNCTIONS OR RESTRAINTS. In the event that there exists at or prior to Closing (i) any injunction, restraining order or other decree of any nature of any court of competent jurisdiction or other Governmental Authority that is in effect that restrains or prohibits the consummation of any of the Transactions or (ii) any action taken, or any statute, rule, regulation or order enacted, entered or enforced, which makes the consummation of the

Transactions illegal, each party to this Agreement shall use their reasonable commercial efforts to have any such injunction, order, decree, action, statute, rule or regulation vacated or declared inapplicable.

         SECTION 5.11 CERTIFICATION OF UNITED STATES STATUS OF ALTER AND BIEDERMAN. Each of Alter and Biederman shall deliver as of Closing to Sunstone Parties a certificate, duly executed and acknowledged, certifying that each is not a foreign person, as defined in Treasury regulation section 1.1445-2(b)(2)(i), such certification in the form similar to that described in Treasury regulation section 1.1445-2(b)(2)(iii)(A) or otherwise meeting the requirements of Treasury regulation section 1.1445-2(b)(2).

         SECTION 5.12 SPOUSAL CLAIMS. Alter agrees to maintain all Lessee Stock to be sold to Sunstone Parties or the Third Party Acquiror hereunder free from all potential spousal claims including election share, community property interest or otherwise.

         SECTION 5.13 CERTAIN OBLIGATIONS. (a) Sunstone Parties will use its reasonable best efforts to secure the release of each of Alter and Biederman from their respective obligations incurred following the Closing under the guarantees and indemnities listed in Schedule 5.13(a), which release may be accomplished (at Sunstone Parties' election) by issuances of guarantees or indemnities by Sunstone Parties with respect to such obligations or the assumption by Sunstone Parties of such obligations. To the extent Alter and Biederman are not released from such post- Closing obligations, Sunstone Parties and Management and Lessee shall, jointly and severally, indemnify and hold Alter and Biederman, and their respective Affiliates, heirs, executors, successors and assigns, harmless for all Losses suffered or incurred by either of them under such obligations.

         (b) Effective as of the Closing, all arrangements between any of Alter, Biederman or any Affiliate of the foregoing, other than Sunstone and Sunstone's Subsidiaries (collectively the "Alter/Biederman Parties"), on the one hand, and Sunstone or any of Sunstone's Subsidiaries, on the other hand, shall be terminated with no further obligations or Liabilities by Sunstone or any of Sunstone's Subsidiaries thereunder, except for the agreements listed on Schedule 5.13(b) (which shall not be terminated) and the obligations or liabilities incurred thereunder following the Closing. Each of the Alter/Biederman Parties severally represents to Sunstone Parties that no amounts are owing or payable by it or him to Sunstone or any Sunstone Subsidiary under any agreement or arrangement between any of the Alter /Biederman Parties, on the one hand, and Sunstone or any of Sunstone's Subsidiaries, on the other hand, whether or not such agreement or arrangement shall be terminated pursuant to this section. Notwithstanding the termination of the agreements and arrangements referred to in the second preceding sentence, the Alter/Biederman Parties shall retain all obligations and Liabilities to Sunstone and its Subsidiaries under all agreements and arrangements between the Alter/Biederman Parties, on the one hand, and Sunstone and its Subsidiaries, on the other hand, incurred before the Closing, and shall indemnify Sunstone Parties for all Losses incurred by it in connection with such obligations and Liabilities. Except with respect to obligations or Liabilities incurred following the Closing under the agreements listed on Schedule 5.13(a) or Schedule 5.13(b), any obligations or Liabilities under this Agreement or payment obligations under the Lessee Line of Credit, the Alter/Biederman Parties hereby release and discharge and indemnify and hold harmless Sunstone Parties, on behalf of Sunstone and Sunstone's Subsidiaries, and their successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, claims and demands owed by Sunstone or any of Sunstone's Subsidiaries to any of the Alter/Biederman Parties, by reason of any matter, cause, contract, course of dealing or thing whatsoever arising during, or in respect of, the period on or before the Closing.

                                    ARTICLE 6
                              CONDITIONS TO CLOSING

         SECTION 6.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY. The respective obligations of each party to this Agreement to consummate the transactions contemplated hereby shall be subject to the satisfaction (or waiver by the party entitled to the benefit of such condition) of each of the following conditions at or prior to the Closing:

         (a) No Injunctions or Restraints. There shall not be (i) any injunction, restraining order or other decree of any nature of any court of competent jurisdiction or other Governmental Authority that is in effect that restrains or prohibits the consummation of any of the Transactions or (ii) any action taken, or any statute, rule, regulation or order enacted, entered or enforced, which makes the consummation of the Transactions illegal.

         (b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the Transactions shall have expired or been terminated.

         (c) Merger Agreement. The Merger Agreement shall have been terminated in accordance with its terms.

         SECTION 6.2 CONDITIONS PRECEDENT TO OBLIGATION OF THE SUNSTONE PARTIES. The obligation of each of the Sunstone Parties to consummate the Transactions shall be subject to the satisfaction of each of the following conditions (unless waived by Sunstone Parties) at or prior to the Closing:

         (a) Accuracy of Representations and Warranties. The representations and warranties of Alter and Biederman contained in this Agreement shall be true and correct in all material respects (except for representations having a materiality or Material Adverse Effect qualification, which shall be correct in all respects), in each case on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of such time, except to the extent such representations and warranties by their terms speak as of a specified date, in which case they shall be so true and correct as of such date; and Sunstone Parties shall have received from each of Alter and Biederman a certificate to such effect dated as of the Closing Date and signed by each such Person.

         (b) Covenants. Each of Alter and Biederman shall have complied in all material respects with each covenant contained in this Agreement to be performed by him or it on or prior to the Closing; and Sunstone Parties shall have received from each of Alter and Biederman a certificate to such effect dated as of the Closing and signed by each such Person.

         (c) Material Adverse Change. Since the date of this Agreement through and including the Closing Date, there shall have been no Material Adverse Effect and Sunstone Parties shall have received from each of Alter and Biederman a certificate to such effect dated as of the Closing and signed by each such Person.

         (d) Consents. All consents and waivers (including, without limitation, waivers of rights of first refusal) from Governmental Authorities and third parties necessary in connection with the consummation of the Transactions shall have been obtained and not subsequently been revoked as of the Closing Date other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in a Material Adverse Effect.

         SECTION 6.3 CONDITIONS PRECEDENT TO OBLIGATIONS OF ALTER. The obligation of Alter to consummate the Transactions shall be subject to the satisfaction of each of the following conditions (unless waived by Alter) at or prior to the Closing:

         (a) Accuracy of Representations and Warranties. The representations and warranties of Sunstone Parties contained in this Agreement shall be true and correct in all material respects (except for representations having a materiality or Material Adverse Effect qualification, which shall be correct in all respects), in each case on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of such time, except to the extent such representations and warranties by their terms speak as of a specified date, in which case they shall be so true and correct as of such date; and Alter shall have received from each of Sunstone Parties a certificate to such effect dated as of the Closing Date and signed by an officer thereof in the case of Sunstone Party.

         (b) Covenants. Each of Sunstone Parties shall have complied in all material respects with each covenant contained in this Agreement to be performed by it or him on or prior to the Closing; and Alter shall have received from each of Sunstone Parties a certificate to such effect dated as of the Closing Date and signed by an officer thereof in the case of Sunstone Party.

         (c) Assumption Agreement. The Assumption Agreement shall have been executed and delivered by the Third Party Acquiror and shall be a valid and binding obligation of the Third Party Acquiror enforceable against it in accordance with its terms.

         SECTION 6.4 CONDITIONS PRECEDENT TO OBLIGATIONS OF BIEDERMAN. The obligation of Biederman to consummate the Transactions shall be subject to the satisfaction of each of the following conditions (unless waived by Biederman) at or prior to the Closing:

         (a) Accuracy of Representations and Warranties. The representations and warranties each of Sunstone Party in this Agreement shall be true and correct in all material respects (except for representations having a materiality or Material Adverse Effect qualification, which shall be correct in all respects), in each case on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of such time, except to the extent such representations and warranties by their terms speak as of a specified date, in which case they shall be so true and correct as of such date; and Biederman shall have received from each of Sunstone Parties a certificate to such effect dated as of the Closing Date and signed by an officer thereof in the case of Sunstone Parties.

         (b) Covenants. Each of Sunstone Parties shall have complied in all material respects with each covenant contained in this Agreement to be performed by it or him on or prior to the Closing; and Biederman shall have received from each of Sunstone Parties a certificate to such effect dated as of the Closing Date and signed by an officer thereof in the case of Sunstone Parties.

         (c) Assumption Agreement. The Assumption Agreement shall have been executed and delivered by the Third Party Acquiror and shall be a valid and binding obligation of the Third Party Acquiror enforceable against it in accordance with its terms.


                                    ARTICLE 7
                                   TERMINATION

         SECTION 7.1 TERMINATION EVENTS. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing:

         (a) by mutual written consent of Alter, Biederman and Sunstone Parties;

         (b) by Sunstone Parties, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of Alter or Biederman set forth in this Agreement, in any case such that the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, are not satisfied or would be incapable of being satisfied within 30 days after the giving of written notice to Alter;

         (c) by Alter, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of any of Sunstone Parties such that the conditions set forth in Section 6.3(a) or 6.3(b) are not satisfied or would be incapable of being satisfied within 30 days after the giving of written notice to Sunstone Parties; or by Biederman, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of any of Sunstone Parties, such that the conditions set forth in 6.4(a) or 6.4(b) are not satisfied or would be incapable of being satisfied within 30 days after the giving of written notice to Sunstone Parties;

         (d) by any of Alter, Biederman or Sunstone Parties if any court of competent jurisdiction in the United States shall have issued a final and unappealable permanent injunction, order, judgment or other decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the consummation of the Transactions, provided that the party seeking to terminate this Agreement under this clause (d) is not then in material breach of this Agreement and provided, further, that the right to terminate this Agreement under this clause (d) shall not be available to any party who shall not have used reasonable commercial efforts to avoid the issuance of such order, decree or ruling; and

         (e) by any of Alter, Biederman or Sunstone Parties if the Superior Proposal Transaction shall have been terminated in accordance with its terms.

         SECTION 7.2 EFFECT OF TERMINATION. In the event of any termination of the Agreement as provided in Section 7.1 hereto, this Agreement shall forthwith become wholly void and of no further force or effect (except Sections 7.2 and 7.3 and Article IX hereof) and there shall be no liability on the part of any parties hereto or their respective officers or directors, except as provided in such Sections and Articles. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful breach of this Agreement.


                                    ARTICLE 8
                                 INDEMNIFICATION

         SECTION 8.1 INDEMNIFICATION BY SUNSTONE PARTIES. From and after the Closing, Sunstone Parties and Third Party Acquiror shall indemnify and hold harmless each of Alter, Biederman and their respective Affiliates, agents, heirs, executors, successors and assigns from and against any and all Losses suffered or incurred by any such indemnified Person arising from, relating to or otherwise in respect of (a) any breach of, or inaccuracy in, any representation or warranty of any Sunstone Party contained in this Agreement, (b) any breach of any covenant of any Sunstone Party contained in this Agreement, and (c) any breach of any covenant or representation or warranty pursuant to the Assumption Agreement. In addition, the Sunstone Parties and Third Party Acquiror shall provide the indemnity set forth in Section 5.13(a).

         SECTION 8.2 INDEMNIFICATION BY ALTER. From and after the Closing, Alter shall indemnify and hold harmless each of Sunstone Parties and Third Party Acquiror and their Affiliates and respective directors, officers, employees, agents, heirs, executors, successors and assigns of any of the foregoing from and against any and all Losses suffered or incurred by any such indemnified Person arising from, relating to or otherwise in respect of (a) any breach of, or inaccuracy in, any representation or warranty of Alter contained in this Agreement; and (b) any breach of any covenant of Alter contained in this Agreement.

         SECTION 8.3 INDEMNIFICATION BY BIEDERMAN. From and after the Closing, Biederman shall indemnify and hold harmless each of Sunstone Parties and Third Party Acquiror and their respective Affiliates and each of the foregoing's respective agents, directors, officers, employees, agents, heirs, executors, successors and assigns from and against any and all Losses suffered or incurred by any such indemnified Person arising from, relating to or otherwise in respect of, (a) any breach of, or inaccuracy in, any representation or warranty of Biederman contained in this Agreement or (b) any breach of any covenant of Biederman contained in this Agreement. In addition, Alter shall provide the indemnity set forth in Section 5.13(b).

         SECTION 8.4 TAX INDEMNIFICATION. (a) Notwithstanding any other provision of this Agreement (but subject to Section 8.7), following the Closing, Alter and Biederman shall indemnify and hold harmless each of Sunstone Parties and their Affiliates and respective directors, officers, employees, agents, heirs, executors, successors and assigns of any of the foregoing from and against any and all Losses suffered or incurred by any such indemnified Person arising from, relating to or otherwise in respect of (a) any breach of, or inaccuracy in, any representation or warranty in Section 4.1(q)(iv), and (b) any and all income taxes of Lessee or Management for any taxable period or year ending before the Closing Date and with respect to any Straddle Period (as defined), for the portion of such Taxes determined pursuant to Section 8.4(b). In addition, Biederman shall provide the indemnity set forth in Section 5.13(b).

         (b) With respect to any Taxes for any taxable period that includes but does not end as of the day prior to the Closing Date (a "Straddle Period"), the amount of income taxes subject to indemnification under this Section 8.4 attributable to pre-Closing and post-Closing tax periods shall be calculated as if such taxable period ended as of the close of business on the day prior to the Closing Date.

         SECTION 8.5 THIRD-PARTY CLAIMS. If a claim by a third party is made against an indemnified Person hereunder, and if such indemnified Person intends to seek indemnity with respect thereto under this Article, such indemnified Person shall promptly notify the indemnifying Person in writing of such claims setting forth such claims in reasonable detail, provided that failure of such indemnified Person to give prompt notice as provided herein shall not relieve the indemnifying Person of any of its obligations hereunder, except to the extent that the indemnifying Person is materially prejudiced by such failure. If the indemnifying Person acknowledges in writing its obligation to indemnify the indemnified Person against any Losses that may result from such third party claim, then the indemnifying Person shall have 20 days after receipt of such notice to undertake, through counsel of its own choosing, subject to the reasonable approval of such indemnified Person, and at its own expense, the settlement or defense thereof, and the indemnified Person shall cooperate with it in connection therewith; provided, however, that the indemnified Person may participate in such settlement or defense through counsel chosen by such indemnified Person, provided that the fees and expenses of such counsel shall be borne by such indemnified Person. The indemnifying Person shall not settle any claim or consent to the entry of any judgment without the prior written consent of the indemnified Person, unless (i) such settlement or judgement includes as an unconditional term thereof the giving by the claimant of a release of the indemnified Person from all Liability with respect to such claim and (ii) such settlement or judgement does not involve the imposition of equitable remedies or the imposition of any material obligations on such indemnified Person other than financial obligations for which such indemnified Person will be indemnified hereunder. If the indemnifying Person shall assume the defense of a claim, the fees of any separate counsel retained by the indemnified Person shall be borne by such indemnified Person unless there exists or is reasonably likely to exist a conflict of interest between them as to their respective legal defenses (other than one that is of a monetary nature) in the reasonable judgment of the indemnified Person, in which case the indemnified Person shall be entitled to retain one law firm as its separate counsel, the reasonable fees and expenses of which shall be reimbursed as they are incurred by the indemnifying Person. If the indemnifying Person does not notify the indemnified Person within 20 days after the receipt of the indemnified Person's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof and that it acknowledges its obligation to indemnify the indemnified Person against any Losses that may result from such claim, the indemnified Person shall have the right to contest, settle or compromise the claim in a reasonable manner, and the indemnifying Person shall cooperate with in connection therewith, but the indemnified Person shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

         SECTION 8.6 TERMINATION OF INDEMNIFICATION. The obligations to indemnify and hold harmless a party hereto pursuant to Sections 8.1, 8.2, 8.3 and 8.4 shall terminate upon the termination of the relevant representation, warranty or pre-closing agreement pursuant to Section 4.3; provided, however, that such obligation to indemnify and hold harmless shall not terminate with respect to any item as to which the Person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a written notice (stating in reasonable detail the basis of such claim) to the indemnifying party.

         SECTION 8.7 LIMITATIONS ON INDEMNITY OBLIGATIONS. (a) Notwithstanding any contrary provision of this Agreement, (i) the maximum liability of Sunstone Parties pursuant to its indemnification obligation under Section 8.1(a) is $30,000,000, (ii) except as otherwise provided in clause (iii) below or in the last sentence of this Section 8.7(a), the maximum liability of Alter and Biederman, in the aggregate, pursuant to their indemnification obligations under Sections 8.2(a) and 8.3(a) with respect to any breach of a representation or warranty set forth in clause 4.1(c) is $10,000,000, and (iii) the maximum liability of Alter and Biederman, in the aggregate, pursuant to their indemnification obligations under Section 8.2(a) and 8.3(a) with respect to any breach of a representation or warranty set forth in clauses (i), (ii) or (iii) of Section 4.1(f), Sections 4.1(a), 4.1(b), 4.1(n), 4.1(o), 4.1(p), 4.1(q),
4.1(s), 4.1(u) is $30,000,000. These limitations do not apply to any indemnification obligations under Sections 8.2 and 8.3 relating to a breach of any representation or warranty set forth in clause (iv) of Section 4.1(f), Sections 4.1(d), 4.1(v), 4.1(w), 4.1(x), 4.1(y) or any other section of this
Article 8.


         (b) No amount shall be payable:

         (i) under Section 8.1(a) unless and until the aggregate amount of Losses exceeds $500,000 (and if such amount is so exceeded, then only those Losses shall then be payable in accordance with this Article VIII to the extent such Losses exceed $500,000);

         (ii) under Section 8.2(a) unless and until the aggregate amount of Losses exceeds $500,000 (and if such amount is so exceeded, then only those Losses shall then be payable in accordance with this Article VIII to the extent such Losses exceed $500,000);

         (iii) under Section 8.3(a) unless and until the aggregate amount of Losses exceeds $500,000 (and if such amount is so exceeded, then only those Losses shall then be payable in accordance with this Article VIII to the extent such Losses exceed $500,000).

         (iv) no amount shall be payable under clause (a) of Sections 8.1, 8.2 or 8.3 for any breach the Losses arising from which in any individual case amount to $10,000 or less, and such Losses shall not be included in establishing the thresholds established in clauses (i), (ii) and (iii) of
     Section 8.8(b) and, in connection with the foregoing, the parties agree that any breach of any representation in clause (i) of Section 4.1(q) which relates to sales taxes shall be determined also on an individual basis, subject to the $10,000 threshold, and on a hotel by hotel basis for any particular taxable year;

         (c) References in Article 4 to Material Adverse Effect and material adverse effect qualifiers shall be disregarded for purposes of determining whether a party has incurred Losses pursuant to Section 8.1(a), 8.2(a) and 8.3.

         SECTION 8.8 ALLOCATION OF CERTAIN INDEMNITY OBLIGATIONS. Sunstone Parties, Alter and Biederman agree as follows: with respect to any indemnification obligations arising from, relating to or otherwise in respect of any breach of, or inaccuracy in, any representation or warranty with respect to Lessee contained in Section 4.1 of this Agreement or any other indemnification obligations hereunder arising from, relating to or otherwise in respect of the acts or omissions of Alter and Biederman shall not be responsible for more than 80% and 20%, respectively, of such indemnified Losses.

         SECTION 8.9 EXCLUSIVE REMEDY. The indemnification provided in this
Article 8 and Sections 5.13(a) and 5.13(b) shall be the exclusive post-Closing remedy available to any party for any breach of any representation, warranty or covenant contained herein, except in circumstances involving fraud.

                                    ARTICLE 9
                     MISCELLANEOUS AGREEMENTS OF THE PARTIES

         SECTION 9.1 NOTICES. Any notice in connection with this Agreement shall be in writing and shall be delivered personally by overnight courier or by facsimile at the addresses or facsimile numbers given below. If notice is given by: (a) overnight courier, notice shall be deemed given when recorded on the records of the air courier as received by the receiving party; or (b) facsimile, notice shall be deemed given upon transmission, if on a business day and during business hours in the city of receipt; otherwise, notice shall be deemed to have been given at 9:00 A.M. on the next Business Day in the city of receipt.


If to Alter:

                  c/o Sunstone Hotel Investors, Inc.
                  903 Calle Amanecer
                  San Clemente, California 92673-6212
                  Attn.: Robert A. Alter
                  Facsimile: (949) 369-4210

with a copy to:

                  Battle Fowler LLP
                  75 East 55th Street
                  New York, New York 10022
                  Attn.:  Steven Lichtenfeld
                  Facsimile: (212) 856-7823

If to Biederman:

                  c/o Sunstone Hotel Investors, Inc.
                  903 Calle Amanecer
                  San Clemente, California 92673-6212
                  Attn.: Robert A. Alter
                  Facsimile: (949) 369-4210
with a copy to:

                  Battle Fowler LLP
                  75 East 55th Street
                  New York, New York 10022
                  Attn.:  Steven Lichtenfeld
                  Facsimile: (212) 856-7823

If to any Sunstone Entity to:

                  Sunstone Hotel Investors, Inc.
                  903 Calle Amanecer
                  San Clemente, California 92673-6212
                  Attn.:  R. Terrence Crowley
                  Facsimile: (949) 369-4210


with copies to:
                  Altheimer & Gray
                  10 South Wacker Drive
                  Chicago, Illinois 60606-7482
                  Attn: Mark Kindelin
                  Facsimile: (312) 715-4800

or to such other address as any such party shall designate by written notice to the other parties hereto.

         SECTION 9.2 INTEGRATION; AMENDMENTS. This Agreement (including the Schedules and Exhibits hereto) contains the entire agreement and understanding of the parties with regard to the matters contained herein and supercedes any prior written or oral agreement with respect to the subject matter hereto. This Agreement (including the Schedules and Exhibits hereto) may not be amended or modified except in a writing signed by all parties hereto.

         SECTION 9.3 WAIVER. No waiver by any of the parties hereto of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         SECTION 9.4 NO ASSIGNMENT; SUCCESSORS AND ASSIGNS. The parties' respective rights and obligations hereunder may not be assigned, transferred, pledged, or encumbered, in any manner, direct or indirect, contingent or otherwise, in whole or in part, voluntarily or by operation of law, without the prior written consent of the other parties, provided that any of Sunstone Parties may assign, in whole or in part, any of its rights and obligations under this Agreement to the Third Party Acquiror without the consent of the other parties hereto, and such assignee shall have all of the rights and obligations of a "Sunstone Party" hereunder but Sunstone Parties will remain liable for their obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding on the parties hereto and their respective successors and permitted assigns. In the event of the death, disability or incapacity of Alter or Biederman, such party's executors, administrators, testamentary trustees or personal representatives shall be bound by all the terms and conditions of this Agreement.

         SECTION 9.5 EXPENSES. Except as set forth in this Agreement, whether or not the Transactions are consummated, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs.

         SECTION 9.6 SEVERABILITY. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect, and the parties hereto shall negotiate in good faith to replace such illegal, void or unenforceable provision with a provision that corresponds as closely as possible to the intentions of the parties as expressed by such illegal, void or unenforceable provision.

         SECTION 9.7 SECTION HEADINGS; TABLE OF CONTENTS. The section headings contained in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         SECTION 9.8 THIRD PARTIES. Except for the beneficiaries of the indemnification provided in Article VII, this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third party beneficiary hereto.

         SECTION 9.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

         SECTION 9.10 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Alter or Biederman in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Sunstone Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by Alter or Biederman and to enforce specifically the terms and provisions of this Agreement in any federal court located in Delaware or in Chancery Court in Delaware, this being in addition to any other remedy to which Sunstone Parties is entitled at law or in equity. In addition, each of Alter and Biederman (a) consents to submit himself (without making such submission exclusive) to the personal jurisdiction of any federal court located in Delaware or Chancery Court located in Delaware in the event any dispute arises out of this Agreement or any of the Transactions and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

         In the event any dispute or difference of opinion arises under this Agreement, the parties hereto shall endeavor to resolve such dispute or difference of opinion by negotiation or mediation. If, for any reason, such mediation or negotiation fails to result in a mutually acceptable resolution, the parties agree to be bound by their consent to the jurisdiction of any federal court located in Delaware or Chancery Court located in Delaware.

         SECTION 9.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.


         SECTION 9.12 CUMULATIVE REMEDIES. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

         SECTION 9.13 CONSENT OF REGINA BIEDERMAN. Regina Biederman hereby consents to all of the Transactions, and waives any and all right to contest or prevent the consummation of such transactions.



                     [SIGNATURES APPEAR ON FOLLOWING PAGES]

         IN WITNESS WHEREOF, each of the parties has signed its name to this Agreement, authorized as of the day and year first above written.


                               SUNSTONE HOTEL INVESTORS, INC.

                               By: /s/ R. Terrence Crowley
                                  ------------------------------------
                                  Name: R. Terrence Crowley
                                  Title: Chief Operating Officer

                               SUNSTONE HOTEL INVESTORS, L.P.

                               By: Sunstone Hotel Investors, Inc., its general partner

                                     By: /s/ R. Terrence Crowley
                                        ------------------------------
                                        Name: R. Terrence Crowley
                                        Title: Chief Operating Officer

                               ROBERT A. ALTER

                               /s/ Robert A. Alter
                               ------------------------------------------
                               Robert A. Alter

                               CHARLES L. BIEDERMAN

                               /s/ Charles L. Biederman
                               ------------------------------------------
                               Charles L. Biederman

                               SUNSTONE HOTEL PROPERTIES, INC.


                               By: /s/ Robert A. Alter
                                  ---------------------------------------
                                  Name:  Robert A. Alter
                                  Title: Chairman

                               SUNSTONE HOTEL MANAGEMENT, INC.


                               By: /s/ Robert A. Alter
                                  ---------------------------------------
                                  Name: Robert A. Alter
                                  Title: Chairman

                                 REGINA BIEDERMAN

                                 /s/ Regina Biederman
                                 ----------------------------------------
                                 Regina Biederman

EXHIBIT 3.2
                                EXECUTION NOTICE

Mr. Robert A. Alter
Mr. Charles L. Biederman
c/o Robert A. Alter
Sunstone Hotel Properties, Inc.
903 Calle Amanecer
San Clemente, California 92673

                              Re: Execution Notice
                                  ----------------

Attention: Robert A. Alter

         In accordance with the terms and conditions of the Lessee/Manager Agreement among the undersigned and you, dated July ___, 1999, you are hereby notified that the Sunstone Parties have entered into a SAP Purchase Agreement on ____, 1999 (which was entered into within five days of the date of this notice). The undersigned hereby certify to you that attached is a true, correct and complete (i) originally executed copy of the SAP Agreement together with all exhibits and schedules thereto and all ancillary related agreements, executed and delivered in connection therewith by the parties thereto (ii) an originally executed copy of the Assumption Agreement and (iii) an originally executed copy of the Drag-Along Notice.

         Unless otherwise defined herein, all defined terms herein shall have such meaning ascribed such terms in the Lessee/Manager Agreement.

Dated           , 1999
      ----------
                               SUNSTONE HOTEL INVESTORS, INC.

                               By:
                                   ---------------------------------------------
                                   Name:
                                   Title:

                               SUNSTONE HOTEL INVESTORS, L.P.

                               By: Sunstone Hotel Investors, Inc., its general partner

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:
cc:      Steven L. Lichtenfeld
         Battle Fowler LLP

EXHIBIT 3.3
                                DRAG-ALONG NOTICE


Mr. Robert A. Alter
Mr. Charles L. Biederman
c/o Robert A. Alter
Sunstone Hotel Properties, Inc.
903 Calle Amanecer
San Clemente, California 92673

                              Re: Drag-Along Notice
                                  -----------------

Attention: Robert A. Alter

         You are hereby notified in accordance with Section 3.3 of the Lessee/Manager Agreement, dated July ___, 1999, among the undersigned and you (the "Lessee/Manager Agreement") that the undersigned hereby exercises, in accordance with the terms and conditions of the Lessee/Manager Agreement, its Drag-Along Right to the fullest extent provided pursuant to the Lessee Manager Agreement for all of the Stockholders' right title and interest in the Lessee and Management Equity.

         Unless otherwise defined herein, all defined terms herein shall have such meaning ascribed such terms in the Lessee/Manager Agreement.

Dated           , 1999
      ----------
                               SUNSTONE HOTEL INVESTORS, INC.

                               By:
                                   ---------------------------------------------
                                   Name:
                                   Title:

                               SUNSTONE HOTEL INVESTORS, L.P.

                               By: Sunstone Hotel Investors, Inc., its general partner

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:
cc:      Steven L. Lichtenfeld
         Battle Fowler LLP

EXHIBIT 3.4

                              ASSUMPTION AGREEMENT


         THIS ASSUMPTION AGREEMENT, dated as of ______, 1999, by and among [___________________].


                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Sunstone Hotel Investors, Inc., a Maryland corporation (the "REIT") and Sunstone Hotel Investors, L.P., a Delaware limited partnership (the "Operating Partnership," and together with the REIT the "Sunstone Parties") and Robert A. Alter("Alter") and Charles L. Biederman ("Biederman") are parties to a Lessee/Manager Agreement, dated as of July __, 1999 (the "Lessee/Manager Agreement"), which provides, among other things, the Sunstone Parties with the right to require Alter and Biederman to sell to the Sunstone Parties or the Third Party Acquiror, under certain circumstances, all of the Lessee and Management Equity owned by Alter and Biederman;

         WHEREAS, the Lessee/Manager Agreement provides, among other things, that as a condition precedent with the Sunstone Parties exercising their Drag-Along Right, the Third Party Acquiror must assume and guarantee the performance of all of the obligations of the Sunstone Parties under the Lessee/Manager Agreement;

         WHEREAS, the Sunstone Parties desire to exercise the Drag-Along Right;

         NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         (i) The Third Party Acquiror hereby assumes, guarantees, and undertakes to pay, perform and otherwise discharge, as the same shall become due in accordance with their respective terms, all of the liabilities, duties, terms, conditions, indemnities and obligations of the Sunstone Parties under the Lessee/Manager Agreement;

         (ii) The Third Party Acquiror on behalf of itself makes the same representations and warranties and covenants as made by Sunstone Parties under the Lessee/Manager Agreement;

         (iii) The persons set forth on the attached Exhibit A are the persons who have actual knowledge without due inquiry on behalf of the Third Party Acquiror; and

         (iv) The undersigned agree and acknowledge that this Assumption Agreement does not relieve, discharge or otherwise release the Sunstone Parties from any of their obligations existing and arising under the Lessee/Manager Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed this __th day of _____, 1999.


                                      THIRD PARTY ACQUIROR:


                                      -------------------------------
                                      Name:
                                      Title:



                                      [Controlling Persons]


                                      -------------------------------
                                      Name:
                                      Title:

                                    EXHIBIT C

                                VOTING AGREEMENT

         VOTING AGREEMENT, dated as of July 12, 1999 ("Agreement"), by and among Westbrook Real Estate Fund I, L.P., a Delaware limited partnership ("Westbrook"), Robert A. Alter ("Alter") and Charles L. Biederman ("Biederman") in their respective capacities as stockholders ("Stockholders") of Sunstone Hotel Investors, Inc., a Maryland corporation (the "Company"), SHP Acquisition, L.L.C., a Delaware limited liability company ("SHP"), and the Company.

         WHEREAS, concurrently herewith, SHP, SHP Investors Sub, Inc., a Maryland corporation, and the Company are entering into an Agreement and Plan of Merger dated July 12, 1999 (the "Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Merger Agreement);

         WHEREAS, Stockholders are as of the date hereof the beneficial owners of 2,088,815 shares of common stock, $0.01 par value per share, of the Company ("Common Stock") and 250,000 shares of 7.9% Class A Cumulative Convertible Preferred Stock of the Company (collectively with the Common Stock, but excluding any shares of Common Stock issuable (but not yet issued) upon conversion of units in Sunstone Hotel Investors, L.P. or other securities convertible into Common Stock or upon exercise of stock options, the "Shares");

         WHEREAS, approval of the Merger Agreement by the Company's stockholders is a condition to the consummation of the Merger;

         WHEREAS, as a condition to its entering into the Merger Agreement, each of the Company and SHP has required that Stockholders agree, and Stockholders have agreed, to enter into this Agreement; and

         WHEREAS, Stockholders have been informed that the Board of Directors of the Company has approved the Merger Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         Section 1. Agreement to Vote, Restrictions on Dispositions, Etc.

                  a. Each Stockholder hereby agrees to attend any stockholders meeting of the Company, in person or by proxy, and to vote (or cause to be voted) all Shares, and any other voting securities of the Company, owned by such Stockholder whether issued heretofore or hereafter, that such person owns or has the right to vote, for approval and adoption of the Merger Agreement and the Merger, and the transactions contemplated by the Merger Agreement, such agreement to vote to apply also to any adjournment of such stockholder meeting of the Company. Each Stockholder agrees not to grant any proxies or enter into any voting agreement or arrangement inconsistent with this Agreement or the Limited Irrevocable Proxy of even date herewith executed by Stockholders in favor of the Company ("Irrevocable Proxy").

                  b. Each Stockholder hereby agrees that, without the prior written consent of the

         Company, except as provided in the Contribution Agreement, such Stockholder shall not, directly or indirectly, sell, offer to sell, grant any option for the sale of or otherwise transfer or dispose of, or enter into any agreement to sell, any Shares and any other voting securities of the Company that such Stockholder owns beneficially or otherwise. Each Stockholder agrees that the Company may enter stop transfer orders with the transfer agent(s) and the registrar(s) of the Shares against the transfer of Shares and any other voting securities of the Company that Stockholder owns beneficially or otherwise.

                  c. Each Stockholder agrees to vote (or cause to be voted) all Shares, and any other voting securities of the Company, owned by such Stockholder whether issued heretofore or hereafter, that such person owns or has the right to vote, against (i) any recapitalization, merger, consolidation, sale of assets or other business combination or similar transaction involving the Company or any of its Subsidiaries, securities or assets other than the Merger or other transaction with SHP and (ii) any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled.

                  d. Each Stockholder agrees not, directly or indirectly, to solicit or authorize any person to solicit, any inquiries or proposals from any person other than SHP relating to the merger or consolidation of the Company with any person other than SHP or its Affiliates, or the acquisition of the Company's or any of its significant subsidiaries' voting securities by, or the direct or indirect acquisition or disposition of a significant amount of assets of the Company or any of its significant subsidiaries otherwise than in the ordinary course of business of the Company or such significant subsidiary, from or to any person other than SHP or its Affiliates or directly or indirectly enter into or continue any discussions, negotiations or agreements relating to, or vote (or cause to be voted) in favor of, any such transaction. Nothing contained herein shall be construed to limit or otherwise affect each Stockholder, any Affiliate or representative of Stockholder who shall serve as a director of the Company from taking any action permitted by Section 4.1 of the Merger Agreement in his or her capacity as such director.

                  e. Each Stockholder agrees to promptly notify the Company and SHP in writing of the nature and amount of any acquisition by Stockholder after the date hereof of any voting securities of the Company.

         Section 2. Additional Representations and Warranties of Stockholder. Each Stockholder represents and warrants, severally and not jointly, to the Company and SHP as follows: Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder. Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes the valid and binding agreement of Stockholder enforceable against Stockholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles. The Shares of Stockholder are the only voting securities of the Company owned (beneficially or of record) by Stockholder and are owned free and clear of all liens, charges, encumbrances, restrictions and commitments of any kind other than the Contribution Agreement, this Agreement and shares pledged as margin stock. Other than the Irrevocable Proxy, Stockholder has not appointed or granted any irrevocable proxy, which appointment or grant is still effective, with respect to the Shares. The execution and delivery of this Agreement by Stockholder does not (a) conflict with or violate any agreement, law, rule, regulation, order, judgment or decision or other instrument binding upon it, nor require any consent, notification, regulatory filing or approval which has not been obtained or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares owned by Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Shares owned by Stockholder are bound or affected. Stockholder acknowledges that the restrictions imposed upon it are so imposed only in Stockholder's capacity as a stockholder of the Company.

         Section 3. Representations and Warranties of the Company. The Company represents and warrants to the Stockholders as follows: each of this Agreement and the Merger Agreement has been approved by the Board of Directors of the Company. Each of this Agreement and the Merger Agreement has been duly executed and delivered by a duly authorized officer of the Company. Assuming the due authorization, execution and delivery of this Agreement by the Stockholders, each of this Agreement and the Merger Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles.

         Section 4. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of their obligations under this Agreement. Without limiting the generality of the foregoing, neither of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of either party to effectuate, carry out or comply with all the terms of this Agreement.

         Section 5. Effectiveness and Termination. It is a condition precedent to the effectiveness of this Agreement that the Merger Agreement shall have been executed and delivered and be in full force and effect. This Agreement shall automatically terminate and be of no further force or effect upon the earlier termination of the Merger Agreement in accordance with its terms. Upon any termination of this Agreement, except for any rights either party may have in respect of any breach by either party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder. The provisions of Section 1 of this Agreement shall terminate and be of no further force or effect from and after the Effective Time of the Merger.

         Section 6. Covenants of Stockholder Not to Enter Into Inconsistent Agreements. Each Stockholder hereby agrees that, except as contemplated by this Agreement, the Irrevocable Proxy and the Merger Agreement, each Stockholder shall not enter into any voting agreement or grant an irrevocable proxy or power of attorney with respect to the Shares which is inconsistent with this Agreement.

         Section 7. Miscellaneous.

         a. Notices, Etc. All notices, requests, demands or other communications required by or otherwise given with respect to this Agreement shall be in writing and shall be deemed to have been duly given to either party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or seven days after being mailed by first-class mail, postage prepaid in each case to the applicable addresses set forth below:

         If to the Company:
         Sunstone Hotel Investors, Inc.
         903 Calle Amanecer
         San Clemente, CA 92673-6212
         Attention:    Chief Operating Officer
         Facsimile:    949-369-4230

         with a copy to:

         Altheimer & Gray
         10 South Wacker Drive
         Suite 4000
         Chicago, Illinois  60606
         Attention:    Phillip Gordon
         Facsimile:    312-715-4800

         If to Westbrook or SHP:

         Westbrook Real Estate Partners L.L.C.
         599 Lexington Avenue
         Suite 3800
         New York, New York 10022
         Attention:    Jonathan H. Paul
         Facsimile:    212-849-8801

         with a copy to:

         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, NY 10017-3954
         Attention:    Richard Capelouto
                       Brian Stadler
         Facsimile:     212-455-2502

         If to Alter and Biederman:

         c/o Sunstone Hotel Properties, Inc.
         903 Calle Amanecer
         San Clemente, California 92673-6212
         Attention:    Robert A. Alter
         Facsimile:    949-369-4210

         with a copy to:

         Battle Fowler LLP
         Park Avenue Tower
         75 East 55th Street

         New York, NY 10022
         Attention:    Steven L. Lichtenfeld
         Facsimile:     212-856-7808

or to such other address as such party shall have designated by notice so given to each other party.

         b. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by the Company, SHP and the affected Stockholder.

         c. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation any corporate successor by merger or otherwise. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

         d. Entire Agreement. This Agreement (together with the Merger Agreement and the documents referred to therein and the Irrevocable Proxy dated July 12,
1999) embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement, the Merger Agreement and the documents referred to therein and the Irrevocable Proxy.

         e. Severability. If any term of this Agreement or the application thereof to either party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law; provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

         f. Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that either party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

         g. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by either party shall not preclude the simultaneous or later exercise of any other such rights, power or remedy by such party.

         h. No Waiver. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by the other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         i. No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

         j. Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein) provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (j) and shall not be deemed to be in general submission to the jurisdiction of said Court or in the State of Delaware other than for such purposes. Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding.

         k. Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         l. Name, Captions, Gender. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

         m. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

         n. Expenses. Each party shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         o. Beneficial Ownership. For purposes of this Voting Agreement, beneficial ownership shall be determined as set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                   WESTBROOK REAL ESTATE FUND I, L.P.


                                   By: /s/ Jonathan H. Paul
                                       --------------------------------------
                                        Name: Jonathan H. Paul
                                        Title: Authorized Signatory

                                   /s/ Robert A. Alter
                                   --------------------------------------------
                                   Robert A. Alter


                                   /s/ Charles L. Biederman
                                   --------------------------------------------
                                   Charles L. Biederman

                                   SHP ACQUISITION, L.L.C.


                                   By: /s/ Paul Kazilionis
                                       --------------------------------------
                                        Name: Paul Kazilionis
                                        Title: Manager


                                   SUNSTONE HOTEL INVESTORS, INC.


                                   By: /s/ R. Terrence Crowley
                                       --------------------------------------
                                        Name: R. Terrence Crowley
                                        Title: Chief Operating Officer

                            LIMITED IRREVOCABLE PROXY

         The undersigned stockholders of Sunstone Hotel Investors, Inc., a Maryland corporation (the "Company"), hereby irrevocably appoint the Company, the attorney-in-fact and proxy of the undersigned, within the limitations of this Proxy, with respect to shares of common stock, $0.01 par value per share, of the Company and 250,000 shares of 7.9% Class A Cumulative Convertible Preferred Stock of the Company owned of record or beneficially by the undersigned (but excluding any shares of Common Stock issuable (but not yet issued) upon conversion of units in Sunstone Hotel Investors, L.P. or other securities convertible into Common Stock of exercise of stock options, the "Shares"). Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and no subsequent proxies will be given. This Proxy is irrevocable (to the extent permitted under Maryland law), and coupled with an interest and is granted in consideration of the Company entering into the Agreement and Plan of Merger dated July 12, 1999 among SHP Acquisition, L.L.C., a Delaware limited liability company ("SHP"), SHP Investors Sub, Inc., a Maryland corporation, and the Company (the "Merger Agreement"). The attorney and proxy named above will be empowered at any time prior to the earliest of (i) the effectiveness of the Merger as defined in the Merger Agreement or (ii) the termination of the Voting Agreement among the Company, SHP and the undersigned in accordance with its terms, to exercise all voting and other rights to the extent specified in the succeeding paragraph. Upon the occurrence of the earliest of the foregoing events described in clauses (i) or (ii) above, this Proxy shall expire and be of no further force or effect.

         The attorney and proxy named above may only exercise this proxy to vote the Shares subject hereto as set forth in Section 1(a) and 1(c) of the Voting Agreement at any annual, special or other meeting of the holders of capital stock of the Company and any adjournments thereof (including, without limitation, the power to execute and deliver written consents with respect to the Shares) and may not exercise this Proxy on any other matters. The undersigned stockholder may vote the Shares on all other matters. The undersigned will, upon request, execute and deliver any additional documents deemed by the above-named attorney-in-fact and proxy to be necessary or desirable to effect the limited irrevocable proxy created hereby.

Dated:  July 12, 1999


                                   /s/ Robert A. Alter
                                   --------------------------------
                                   Robert A. Alter
                                   Shares Owned: Zero (0)


                                   /s/ Charles L. Biederman
                                   --------------------------------
                                   Charles L. Biederman
                                   Shares Owned: 39,680


                                   WESTBROOK REAL ESTATE FUND I, L.P.


                                   By: /s/ Jonathan Paul
                                       ----------------------------
                                        Name: Jonathan Paul
                                        Title: Authorized Signatory
                                        Shares Owned: 2,049,135

                                                                       Exhibit D

                         SUNSTONE HOTEL INVESTORS, INC.

                               CHARTER AMENDMENTS


1. Article III of the Charter is to be amended by deleting in its entirety the second sentence of said Article III.

2.       The words "Section 5 of Article V" at the end of the first sentence of
         Section 1(a) of Article V are to be deleted in their entirety and "Section 3 of Article V" inserted in lieu thereof.

3.       The words "Section 6 of Article V" at the end of the third sentence of
         Section 1(a) of Article V are to be deleted in their entirety and "Section 4 of Article V" inserted in lieu thereof.

4. Sections 2, 4 and 7 of Article V of the Charter are to be deleted in their entirety.

5. The initial phrase of the first sentence of Section 3 of Article V of the Charter is to be deleted in its entirety and the following inserted in lieu thereof:

                  Subject to the provisions of Sections 3 and 4 of this Article V, the Common Shares shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of the redemption and such other rights as may be afforded by law:.

6. The initial phrase of the first sentence of Section 6 of Article V of the Charter is to be deleted in its entirety and the following inserted in lieu thereof:

                  The power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferenced stock, special stock or other stock, by determining, fixing or altering one or more of the following:.

7. Section 1 of Article VII of the Charter is to be deleted in its entirety and the following inserted in lieu thereof:

                  The Corporation shall be authorized to act as the general partner of the Partnership. In addition, the Corporation shall be permitted to exchange Common Shares for partnership interests in the Partnership pursuant to the provisions contained in the Partnership Agreement and without any action by the stockholders.

8. Section 3 of Article VII of the Charter is to be deleted in its entirety and the following inserted in lieu thereof:

                  Except as provided by the Board of Directors in authorizing the issuance of

                  Preferred Shares pursuant to Section 3 of Article V, no holder of any stock or any securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe to or purchase (i) any shares of capital stock of the Corporation, (ii) any warrants, rights or options to purchase any such shares, or (iii) any other securities of the Corporation or obligations convertible into any shares of capital stock of the Corporation or such other securities or into warrants, rights or options to purchase any such shares or other securities.

9. Section 3 of Article IX of the Charter is to be amended by deleting in its entirety the last sentence of subsection (a) of said Section 3 of
         Article IX.

10. Section 3 of Article IX of the Charter is to be amended by deleting in its entirety subsection (b) of said Section 3 of Article IX and by redesignating subsection (c) of said Section 3 of Article IX as subsection (b) of said Section 3.

11. Sections 3, 5 and 6 of Article V of the Charter are to be renumbered as Sections 2, 3 and 4, respectively of Article V of the Charter.

                                                                       Exhibit E
                               PARTNER CONSENT
                     Action Taken by the Written Consent of
                   Partners of Sunstone Hotel Investors, L.P.

                                                                   July 12, 1999

                  The undersigned partner of Sunstone Hotel Investors, L.P., a Delaware limited partnership ("Seller Partnership"), acting by written consent in lieu of a meeting pursuant to Section 17-302(e) of the Delaware Revised Uniform Limited Partnership Act, as amended, hereby irrevocably consents to the adoption of and adopts the following resolution with respect to the partnership units in Seller Partnership owned of record by such partner on the date hereof:

                  RESOLVED, that the Agreement and Plan of Merger, dated as of July 12, 1999 (the "Merger Agreement"), among Seller Partnership, SHP Acquisition, L.L.C., a Delaware limited liability company ("SHP"), and SHP OP, L.L.C., an indirect wholly-owned subsidiary of SHP, a copy of which has been furnished to the undersigned partner, and the transactions contemplated thereunder, be, and hereby are, adopted and approved by the undersigned partner.



                                        Sunstone Hotel Investors, Inc.
                                        ---------------------------------------
                                        (Print Name)

                                        By: /s/ R. Terrence Crowley
                                            -----------------------------------
                                            Name: R. Terrence Crowley
                                                  -----------------------------
                                            Title: Chief Operating Officer
                                                   ----------------------------

                                        Partnership Interest: 37,929,477 Units
                                                              -----------------
                                        Address of the partner:

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------

                                        Date of Execution:
                                                           --------------------

                                 PARTNER CONSENT
                     Action Taken by the Written Consent of
                   Partners of Sunstone Hotel Investors, L.P.

                                                                   July 12, 1999

                  The undersigned partner of Sunstone Hotel Investors, L.P., a Delaware limited partnership ("Seller Partnership"), acting by written consent in lieu of a meeting pursuant to Section 17-302(e) of the Delaware Revised Uniform Limited Partnership Act, as amended, hereby irrevocably consents to the adoption of and adopts the following resolution with respect to the partnership units in Seller Partnership owned of record by such partner on the date hereof:

                  RESOLVED, that the amendments to the Second Amended and Restated Agreement of Limited Partnership of Seller Partnership, dated as of October 14, 1997, attached as Exhibit A hereto, be, and hereby are, adopted and approved by the undersigned partner.



                                        Sunstone Hotel Investors, Inc.
                                        ---------------------------------------
                                        (Print Name)

                                        By: /s/ R. Terrence Crowley
                                            -----------------------------------
                                            Name:  R. Terrence Crowley
                                                  -----------------------------
                                            Title:  Chief Operating Officer
                                                   ----------------------------

                                        Partnership Interest:   37,929,477 Units
                                                              ------------------
                                        Address of the partner:

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------

                                        Date of Execution:
                                                           --------------------

                                 PARTNER CONSENT
                     Action Taken by the Written Consent of
                   Partners of Sunstone Hotel Investors, L.P.

                                                                  July 12, 1999

                  The undersigned partner of Sunstone Hotel Investors, L.P., a Delaware limited partnership ("Seller Partnership"), acting by written consent in lieu of a meeting pursuant to Section 17-302(e) of the Delaware Revised Uniform Limited Partnership Act, as amended, hereby irrevocably consents to the adoption of and adopts the following resolution with respect to the partnership units in Seller Partnership owned of record by such partner on the date hereof:

                  RESOLVED, that the Agreement and Plan of Merger, dated as of July 12, 1999 (the "Merger Agreement"), among Seller Partnership, SHP Acquisition, L.L.C., a Delaware limited liability company ("SHP"), and SHP OP, L.L.C., an indirect wholly-owned subsidiary of SHP, a copy of which has been furnished to the undersigned partner, and the transactions contemplated thereunder, be, and hereby are, adopted and approved by the undersigned partner.


                                  ALTER INVESTMENT GROUP, LTD.


                                  By: /s/ Robert A. Alter
                                      -----------------------------------
                                      Robert A. Alter, as general partner

                                  Partnership Interest:      99,251 Units

                                  Address of the partner:

                                  ________________________________________

                                  ________________________________________

                                  ________________________________________

                                  Date of Execution:   July 12, 1999

                                 PARTNER CONSENT
                     Action Taken by the Written Consent of
                   Partners of Sunstone Hotel Investors, L.P.

                                                                  July 12, 1999

                  The undersigned partner of Sunstone Hotel Investors, L.P., a Delaware limited partnership ("Seller Partnership"), acting by written consent in lieu of a meeting pursuant to Section 17-302(e) of the Delaware Revised Uniform Limited Partnership Act, as amended, hereby irrevocably consents to the adoption of and adopts the following resolution with respect to the partnership units in Seller Partnership owned of record by such partner on the date hereof:

                  RESOLVED, that the amendments to the Second Amended and Restated Agreement of Limited Partnership of Seller Partnership, dated as of October 14, 1997, attached as Exhibit A hereto, be, and hereby are, adopted and approved by the undersigned partner.


                                  RIVERSIDE HOTEL PARTNERS, INC.


                                  By: /s/ Robert A. Alter
                                     -------------------------------------
                                     Name:       Robert A. Alter
                                     Title:      President

                                  Partnership Interest:      80,000 Units

                                  Address of the partner:

                                  ________________________________________

                                  ________________________________________

                                  ________________________________________

                                  Date of Execution:  July 12, 1999

                                 PARTNER CONSENT
                     Action Taken by the Written Consent of
                   Partners of Sunstone Hotel Investors, L.P.

                                                                  July 12, 1999

                  The undersigned partner of Sunstone Hotel Investors, L.P., a Delaware limited partnership ("Seller Partnership"), acting by written consent in lieu of a meeting pursuant to Section 17-302(e) of the Delaware Revised Uniform Limited Partnership Act, as amended, hereby irrevocably consents to the adoption of and adopts the following resolution with respect to the partnership units in Seller Partnership owned of record by such partner on the date hereof:

                  RESOLVED, that the Agreement and Plan of Merger, dated as of July 12, 1999 (the "Merger Agreement"), among Seller Partnership, SHP Acquisition, L.L.C., a Delaware limited liability company ("SHP"), and SHP OP, L.L.C., an indirect wholly-owned subsidiary of SHP, a copy of which has been furnished to the undersigned partner, and the transactions contemplated thereunder, be, and hereby are, adopted and approved by the undersigned partner.



                                 /s/ Robert A. Alter
                                 ---------------------------------------
                                 Robert A. Alter


                                 Partnership Interest:     318,961 Units

                                 Address of the partner:

                                 ________________________________________

                                 ________________________________________

                                 ________________________________________

                                 Date of Execution:    July 12, 1999

                                 PARTNER CONSENT
                     Action Taken by the Written Consent of
                   Partners of Sunstone Hotel Investors, L.P.

                                                                  July 12, 1999

                  The undersigned partner of Sunstone Hotel Investors, L.P., a Delaware limited partnership ("Seller Partnership"), acting by written consent in lieu of a meeting pursuant to Section 17-302(e) of the Delaware Revised Uniform Limited Partnership Act, as amended, hereby irrevocably consents to the adoption of and adopts the following resolution with respect to the partnership units in Seller Partnership owned of record by such partner on the date hereof:

                  RESOLVED, that the amendments to the Second Amended and Restated Agreement of Limited Partnership of Seller Partnership, dated as of October 14, 1997, attached as Exhibit A hereto, be, and hereby are, adopted and approved by the undersigned partner.



                                 /s/ Charles L. Biederman
                                 ----------------------------------------
                                 Charles L. Biederman

                                 Partnership Interest:      382,647

                                 Address of the partner:

                                 ________________________________________

                                 ________________________________________

                                 ________________________________________

                                 Date of Execution:    July 12, 1999

                                 PARTNER CONSENT
                     Action Taken by the Written Consent of
                   Partners of Sunstone Hotel Investors, L.P.

                                                                  July 12, 1999

                  The undersigned partner of Sunstone Hotel Investors, L.P., a Delaware limited partnership ("Seller Partnership"), acting by written consent in lieu of a meeting pursuant to Section 17-302(e) of the Delaware Revised Uniform Limited Partnership Act, as amended, hereby irrevocably consents to the adoption of and adopts the following resolution with respect to the partnership units in Seller Partnership owned of record by such partner on the date hereof:

                  RESOLVED, that the Agreement and Plan of Merger, dated as of July 12, 1999 (the "Merger Agreement"), among Seller Partnership, SHP Acquisition, L.L.C., a Delaware limited liability company ("SHP"), and SHP OP, L.L.C., an indirect wholly-owned subsidiary of SHP, a copy of which has been furnished to the undersigned partner, and the transactions contemplated thereunder, be, and hereby are, adopted and approved by the undersigned partner.


                                 /s/ Audrey Enever
                                 ----------------------------------------
                                 Audrey Enever

                                 Partnership Interest:      20,799 Units

                                 Address of the partner:

                                 ________________________________________

                                 ________________________________________

                                 ________________________________________

                                 Date of Execution:   July 12, 1999

                                 PARTNER CONSENT
                     Action Taken by the Written Consent of
                   Partners of Sunstone Hotel Investors, L.P.

                                                                  July 12, 1999

                  The undersigned partner of Sunstone Hotel Investors, L.P., a Delaware limited partnership ("Seller Partnership"), acting by written consent in lieu of a meeting pursuant to Section 17-302(e) of the Delaware Revised Uniform Limited Partnership Act, as amended, hereby irrevocably consents to the adoption of and adopts the following resolution with respect to the partnership units in Seller Partnership owned of record by such partner on the date hereof:

                  RESOLVED, that the amendments to the Second Amended and Restated Agreement of Limited Partnership of Seller Partnership, dated as of October 14, 1997, attached as Exhibit A hereto, be, and hereby are, adopted and approved by the undersigned partner.


                                 ENEVER ROUTT INVESTMENT GROUP LTD


                                 By: /s/ Robert Enever
                                     ------------------------------------
                                     Name: Robert Enever
                                     Title: General Partner

                                 Partnership Interest:      100,254

                                 Address of the partner:

                                 ________________________________________

                                 ________________________________________

                                 ________________________________________

                                 Date of Execution:   July 12, 1999

                                PARTNER CONSENT
                     Action Taken by the Written Consent of
                   Partners of Sunstone Hotel Investors, L.P.

                                                                  July 12, 1999

                  The undersigned partner of Sunstone Hotel Investors, L.P., a Delaware limited partnership ("Seller Partnership"), acting by written consent in lieu of a meeting pursuant to Section 17-302(e) of the Delaware Revised Uniform Limited Partnership Act, as amended, hereby irrevocably consents to the adoption of and adopts the following resolution with respect to the partnership units in Seller Partnership owned of record by such partner on the date hereof:

                  RESOLVED, that the Agreement and Plan of Merger, dated as of July 12, 1999 (the "Merger Agreement"), among Seller Partnership, SHP Acquisition, L.L.C., a Delaware limited liability company ("SHP"), and SHP OP, L.L.C., an indirect wholly-owned subsidiary of SHP, a copy of which has been furnished to the undersigned partner, and the transactions contemplated thereunder, be, and hereby are, adopted and approved by the undersigned partner.


                                 /s/ Robert Enever
                                 ----------------------------------------
                                 Robert Enever

                                 Partnership Interest:      26,148 Units

                                 Address of the partner:

                                 ________________________________________

                                 ________________________________________

                                 ________________________________________

                                 Date of Execution:         July 12, 1999

                                 PARTNER CONSENT
                     Action Taken by the Written Consent of
                   Partners of Sunstone Hotel Investors, L.P.

                                                                  July 12, 1999

                  The undersigned joint partners of Sunstone Hotel Investors, L.P., a Delaware limited partnership ("Seller Partnership"), acting by written consent in lieu of a meeting pursuant to Section 17-302(e) of the Delaware Revised Uniform Limited Partnership Act, as amended, hereby irrevocably consents to the adoption of and adopts the following resolution with respect to the partnership units in Seller Partnership owned of record by such partner on the date hereof:

                  RESOLVED, that the amendments to the Second Amended and Restated Agreement of Limited Partnership of Seller Partnership, dated as of October 14, 1997, attached as Exhibit A hereto, be, and hereby are, adopted and approved by the undersigned partner.


                                 /s/ Robert Enever
                                 ---------------------------------------
                                 Robert Enever


                                 /s/ Audrey Enever
                                 ---------------------------------------
                                 Audrey Enever

                                 Partnership Interest:      34,901 Units

                                 Address of the partner:

                                 ________________________________________

                                 ________________________________________

                                 ________________________________________

                                 Date of Execution:    July 12, 1999

                                VOTING AGREEMENT

         VOTING AGREEMENT, dated as of July 12, 1999 ("Agreement"), by and among Robert A. Alter in his capacity as a partner ("Partner") of Sunstone Hotel Investors, L.P., a Delaware partnership (the "Seller Partnership"), SHP Acquisition, L.L.C., a Delaware limited liability company ("SHP"), and the Seller Partnership.

         WHEREAS, concurrently herewith, SHP, SHP OP, LLC, a Delaware limited liability company, and the Seller Partnership are entering into an Agreement and Plan of Merger dated July 12, 1999 (the "Partnership Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Partnership Merger Agreement);

         WHEREAS, Partner is as of the date hereof the beneficial owner of 318,961 common partnership units of Seller Partnership ("Common Units") and 0 units of 7.9% Class A Cumulative Convertible Preferred Partnership Units of the Seller Partnership ("Preferred Units" and, collectively with the Common Units, but excluding any Common Units or Preferred Units issuable (but not yet issued) upon conversion of any securities convertible into Common Units or Preferred Units, the "Units");

         WHEREAS, approval of the Partnership Merger Agreement by the Seller Partnership's partners is a condition to the consummation of the Partnership Merger;

         WHEREAS, as a condition to its entering into the Partnership Merger Agreement, each of the Seller Partnership and SHP has required that Partner agrees, and Partner has agreed, to enter into this Agreement; and

         WHEREAS, Partner has been informed that the Board of Directors of the general partner of Seller Partnership has approved the Partnership Merger Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         Section 1. Agreement to Vote, Restrictions on Dispositions, Etc.

         a. Partner hereby agrees to attend any partners meeting of the Seller Partnership, in person or by proxy, and to vote (or cause to be voted) all Units, and any other voting securities of the Seller Partnership, owned by Partner whether issued heretofore or hereafter, that such person owns or has the right to vote, (i) for approval and adoption of the Partnership Merger Agreement and the Partnership Merger, and the transactions contemplated by the Partnership Merger Agreement and (ii) for approval and adoption of the amendments to the Second Amended and Restated Agreement of Limited Partnership of Seller Partnership attached as Exhibit A to the Consents (as defined below) (the "Amendments"), such agreements to vote to apply also to any adjournment of such partner meeting of the Seller Partnership.

Partner agrees not to grant any proxies or enter into any voting agreement or arrangement inconsistent with this Agreement or the two consents of even date herewith executed by Partner (the "Consents"). Partner agrees to deliver the executed Consents to SHP, at the request of SHP, and Partner agrees not to rescind, modify or withdraw the Consents.

         b. Partner hereby agrees that, without the prior written consent of the Seller Partnership, except as provided in the Contribution Agreement, Partner shall not, directly or indirectly, sell, offer to sell, grant any option for the sale of or otherwise transfer or dispose of, or enter into any agreement to sell, any Units and any other voting securities of the Seller Partnership that Partner owns beneficially or otherwise. Partner agrees that the Seller Partnership may enter stop transfer orders with the transfer agent(s) and the registrar(s) of the Units against the transfer of Units and any other voting securities of the Seller Partnership that Partner owns beneficially or otherwise. Partner agrees to vote (or cause to be voted) all Units, and any other voting securities of the Seller Partnership, owned by Partner whether issued heretofore or hereafter, that such person owns or has the right to vote, against (i) any recapitalization, merger, consolidation, sale of assets or other business combination or similar transaction involving the Seller Partnership or any of its Subsidiaries, securities or assets other than the Partnership Merger or other transaction with SHP and (ii) any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Seller Partnership under the Partnership Merger Agreement or which could result in any of the conditions to the Seller Partnership's obligations under the Partnership Merger Agreement not being fulfilled.

         c. Partner agrees not, directly or indirectly, to solicit or authorize any person to solicit, any inquiries or proposals from any person other than SHP relating to the merger or consolidation of the Seller Partnership with any person other than SHP or its Affiliates, or the acquisition of the Seller Partnership's or any of its significant subsidiaries' voting securities by, or the direct or indirect acquisition or disposition of a significant amount of assets of the Seller Partnership or any of its significant subsidiaries otherwise than in the ordinary course of business of the Seller Partnership or such significant subsidiary, from or to any person other than SHP or its Affiliates or directly or indirectly enter into or continue any discussions, negotiations or agreements relating to, or vote (or cause to be voted) in favor of, any such transaction.

         d. Partner agrees to promptly notify the Seller Partnership and SHP in writing of the nature and amount of any acquisition by Partner after the date hereof of any voting securities of the Seller Partnership.

         Section 2. Additional Representations and Warranties of Partner. Partner represents and warrants to the Seller Partnership and SHP as follows:
Partner has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Partner. Assuming the due authorization, execution and delivery of this Agreement by the Seller Partnership, this Agreement constitutes the valid and binding agreement of Partner enforceable against Partner in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles. The Units of Partner are the only voting securities of the Seller Partnership owned (beneficially or of record) by Partner and are owned free and clear of all liens, charges, encumbrances, restrictions and commitments of any kind other than the Contribution Agreement, this Agreement and the Consents. Partner has not appointed or granted any irrevocable proxy, which appointment or grant is still effective, with respect to the Units. The execution and delivery of this Agreement by Partner does not (a) conflict with or violate any agreement, law, rule, regulation, order, judgment or decision or other instrument binding upon it, nor require any consent, notification, regulatory filing or approval which has not been obtained or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Units owned by Partner pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Partner is a party or by which Partner or the Units owned by Partner are bound or affected. Partner acknowledges that the restrictions imposed upon it are so imposed only in Partner's capacity as a partner of the Seller Partnership.

         Section 3. Representations and Warranties of the Seller Partnership. The Seller Partnership represents and warrants to Partner as follows: each of
(i) this Agreement, (ii) the Partnership Merger Agreement and (iii) the Amendments has been approved by the Board of Directors of the general partner of Seller Partnership. Each of this Agreement and the Partnership Merger Agreement has been duly executed and delivered by a duly authorized officer of the Seller Partnership. Assuming the due authorization, execution and delivery of this Agreement by Partner, each of this Agreement and the Partnership Merger Agreement constitutes a valid and binding agreement of the Seller Partnership, enforceable against the Seller Partnership in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles.

         Section 4. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of their obligations under this Agreement. Without limiting the generality of the foregoing, neither of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of either party to effectuate, carry out or comply with all the terms of this Agreement.

         Section 5. Effectiveness and Termination. It is a condition precedent to the effectiveness of this Agreement that the Partnership Merger Agreement shall have been executed and delivered and be in full force and effect. This Agreement shall automatically terminate and be of no further force or effect upon the earlier termination of the Partnership Merger Agreement in accordance with its terms. Upon any termination of this Agreement, except for any rights either party may have in respect of any breach by either party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder. The provisions of Section 1 of this Agreement shall terminate and be of no further force or effect from and after the Effective Time of the Partnership Merger.

         Section 6. Covenants of Partner Not to Enter Into Inconsistent Agreements. Partner hereby agrees that, except as contemplated by this Agreement, the Consents and the Partnership Merger Agreement, Partner shall not enter into any voting agreement or grant an irrevocable proxy or power of attorney with respect to the Units which is inconsistent with this Agreement.

         Section 7. Miscellaneous.

         a. Notices, Etc. All notices, requests, demands or other communications required by or otherwise given with respect to this Agreement shall be in writing and shall be deemed to have been duly given to either party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or seven days after being mailed by first-class mail, postage prepaid in each case to the applicable addresses set forth below:

If to the Seller Partnership:

Sunstone Hotel Investors, L.P.
903 Calle Amanecer
San Clemente, CA 92673-6212
Attention:     Chief Operating Officer
Facsimile:     949-369-4230

with a copy to:

Altheimer & Gray
10 South Wacker Drive
Suite 4000
Chicago, Illinois  60606
Attention:   Phillip Gordon
Facsimile:   312-715-4800

If to Westbrook or SHP:

Westbrook Real Estate Partners L.L.C.
599 Lexington Avenue
Suite 3800
New York, New York 10022
Attention:     Jonathan H. Paul
Facsimile: 212-849-8801

with a copy to:

Simpson Thacher & Bartlett
425 Lexington Avenue
New York, NY 10017-3954
Attention:     Richard Capelouto
               Brian Stadler
Facsimile:      212-455-2502

If to Partner, at its address set forth on the unitholder ledger maintained by the transfer agent of Seller Partnership with respect to the Seller Partnership;

or to such other address as such party shall have designated by notice so given to each other party.

         b. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by the Seller Partnership, SHP and Partner.

         c. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation any corporate successor by merger or otherwise. Notwithstanding any transfer of Units, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

         d. Entire Agreement. This Agreement (together with the Partnership Merger Agreement and the documents referred to therein and the Consents) embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement, the Partnership Merger Agreement and the documents referred to therein.

         e. Severability. If any term of this Agreement or the application thereof to either party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law; provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

         f. Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that either party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

         g. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by either party shall not preclude the simultaneous or later exercise of any other such rights, power or remedy by such party.

         h. No Waiver. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by the other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         i. No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

         j. Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein) provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (j) and shall not be deemed to be in general submission to the jurisdiction of said Court or in the State of Delaware other than for such purposes. Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding.

         k. Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         l. Name, Captions, Gender. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

         m. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

         n. Expenses. Each party shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         o. Beneficial Ownership. For purposes of this Voting Agreement, beneficial ownership shall be determined as set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



                                   /s/ Robert A. Alter
                                   --------------------------------------
                                   Robert A. Alter



                                   SHP ACQUISITION, L.L.C.


                                   By: /s/ Paul Kazilionis
                                   --------------------------------------
                                   Name:  Paul Kazilionis
                                   Title: Manager


                                   SUNSTONE HOTEL INVESTORS, L.P.


                                   By: /s/ R. Terrence Crowley
                                   --------------------------------------
                                   Name:  R. Terrence Crowley
                                   Title: Authorized Signatory

                                VOTING AGREEMENT

         VOTING AGREEMENT, dated as of July 12, 1999 ("Agreement"), by and among Charles L. Biederman in his capacity as a partner ("Partner") of Sunstone Hotel Investors, L.P., a Delaware partnership (the "Seller Partnership"), SHP Acquisition, L.L.C., a Delaware limited liability company ("SHP"), and the Seller Partnership.

         WHEREAS, concurrently herewith, SHP, SHP OP, LLC, a Delaware limited liability company, and the Seller Partnership are entering into an Agreement and Plan of Merger dated July 12, 1999 (the "Partnership Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Partnership Merger Agreement);

         WHEREAS, Partner is as of the date hereof the beneficial owner of 382,647 common partnership units of Seller Partnership ("Common Units") and 0 units of 7.9% Class A Cumulative Convertible Preferred Partnership Units of the Seller Partnership ("Preferred Units" and, collectively with the Common Units, but excluding any Common Units or Preferred Units issuable (but not yet issued) upon conversion of any securities convertible into Common Units or Preferred Units, the "Units");

         WHEREAS, approval of the Partnership Merger Agreement by the Seller Partnership's partners is a condition to the consummation of the Partnership Merger;

         WHEREAS, as a condition to its entering into the Partnership Merger Agreement, each of the Seller Partnership and SHP has required that Partner agrees, and Partner has agreed, to enter into this Agreement; and

         WHEREAS, Partner has been informed that the Board of Directors of the general partner of Seller Partnership has approved the Partnership Merger Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         Section 1.        Agreement to Vote, Restrictions on Dispositions, Etc.

         a. Partner hereby agrees to attend any partners meeting of the Seller Partnership, in person or by proxy, and to vote (or cause to be voted) all Units, and any other voting securities of the Seller Partnership, owned by Partner whether issued heretofore or hereafter, that such person owns or has the right to vote, (i) for approval and adoption of the Partnership Merger Agreement and the Partnership Merger, and the transactions contemplated by the Partnership Merger Agreement and (ii) for approval and adoption of the amendments to the Second Amended and Restated Agreement of Limited Partnership of Seller Partnership attached as Exhibit A to the Consents (as defined below) (the "Amendments"), such agreements to vote to apply also to any adjournment of such partner meeting of the Seller Partnership.

Partner agrees not to grant any proxies or enter into any voting agreement or arrangement inconsistent with this Agreement or the two consents of even date herewith executed by Partner (the "Consents"). Partner agrees to deliver the executed Consents to SHP, at the request of SHP, and Partner agrees not to rescind, modify or withdraw the Consents.

         b. Partner hereby agrees that, without the prior written consent of the Seller Partnership, except as provided in the Contribution Agreement, Partner shall not, directly or indirectly, sell, offer to sell, grant any option for the sale of or otherwise transfer or dispose of, or enter into any agreement to sell, any Units and any other voting securities of the Seller Partnership that Partner owns beneficially or otherwise. Partner agrees that the Seller Partnership may enter stop transfer orders with the transfer agent(s) and the registrar(s) of the Units against the transfer of Units and any other voting securities of the Seller Partnership that Partner owns beneficially or otherwise. Partner agrees to vote (or cause to be voted) all Units, and any other voting securities of the Seller Partnership, owned by Partner whether issued heretofore or hereafter, that such person owns or has the right to vote, against (i) any recapitalization, merger, consolidation, sale of assets or other business combination or similar transaction involving the Seller Partnership or any of its Subsidiaries, securities or assets other than the Partnership Merger or other transaction with SHP and (ii) any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Seller Partnership under the Partnership Merger Agreement or which could result in any of the conditions to the Seller Partnership's obligations under the Partnership Merger Agreement not being fulfilled.

         c. Partner agrees not, directly or indirectly, to solicit or authorize any person to solicit, any inquiries or proposals from any person other than SHP relating to the merger or consolidation of the Seller Partnership with any person other than SHP or its Affiliates, or the acquisition of the Seller Partnership's or any of its significant subsidiaries' voting securities by, or the direct or indirect acquisition or disposition of a significant amount of assets of the Seller Partnership or any of its significant subsidiaries otherwise than in the ordinary course of business of the Seller Partnership or such significant subsidiary, from or to any person other than SHP or its Affiliates or directly or indirectly enter into or continue any discussions, negotiations or agreements relating to, or vote (or cause to be voted) in favor of, any such transaction.

         d. Partner agrees to promptly notify the Seller Partnership and SHP in writing of the nature and amount of any acquisition by Partner after the date hereof of any voting securities of the Seller Partnership.

         Section 2. Additional Representations and Warranties of Partner. Partner represents and warrants to the Seller Partnership and SHP as follows:
Partner has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Partner. Assuming the due authorization, execution and delivery of this Agreement by the Seller Partnership, this Agreement constitutes the valid and binding agreement of Partner enforceable against Partner in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles. The Units of Partner are the only voting securities of the Seller Partnership owned (beneficially or of record) by Partner and are owned free and clear of all liens, charges, encumbrances, restrictions and commitments of any kind other than the Contribution Agreement, this Agreement and the Consents. Partner has not appointed or granted any irrevocable proxy, which appointment or grant is still effective, with respect to the Units. The execution and delivery of this Agreement by Partner does not (a) conflict with or violate any agreement, law, rule, regulation, order, judgment or decision or other instrument binding upon it, nor require any consent, notification, regulatory filing or approval which has not been obtained or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Units owned by Partner pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Partner is a party or by which Partner or the Units owned by Partner are bound or affected. Partner acknowledges that the restrictions imposed upon it are so imposed only in Partner's capacity as a partner of the Seller Partnership.

         Section 3. Representations and Warranties of the Seller Partnership. The Seller Partnership represents and warrants to Partner as follows: each of
(i) this Agreement, (ii) the Partnership Merger Agreement and (iii) the Amendments has been approved by the Board of Directors of the general partner of Seller Partnership. Each of this Agreement and the Partnership Merger Agreement has been duly executed and delivered by a duly authorized officer of the Seller Partnership. Assuming the due authorization, execution and delivery of this Agreement by Partner, each of this Agreement and the Partnership Merger Agreement constitutes a valid and binding agreement of the Seller Partnership, enforceable against the Seller Partnership in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles.

         Section 4. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of their obligations under this Agreement. Without limiting the generality of the foregoing, neither of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of either party to effectuate, carry out or comply with all the terms of this Agreement.

         Section 5. Effectiveness and Termination. It is a condition precedent to the effectiveness of this Agreement that the Partnership Merger Agreement shall have been executed and delivered and be in full force and effect. This Agreement shall automatically terminate and be of no further force or effect upon the earlier termination of the Partnership Merger Agreement in accordance with its terms. Upon any termination of this Agreement, except for any rights either party may have in respect of any breach by either party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder. The provisions of Section 1 of this Agreement shall terminate and be of no further force or effect from and after the Effective Time of the Partnership Merger.

         Section 6. Covenants of Partner Not to Enter Into Inconsistent Agreements. Partner hereby agrees that, except as contemplated by this Agreement, the Consents and the Partnership Merger Agreement, Partner shall not enter into any voting agreement or grant an irrevocable proxy or power of attorney with respect to the Units which is inconsistent with this Agreement.

         Section 7. Miscellaneous.

         a. Notices, Etc. All notices, requests, demands or other communications required by or otherwise given with respect to this Agreement shall be in writing and shall be deemed to have been duly given to either party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or seven days after being mailed by first-class mail, postage prepaid in each case to the applicable addresses set forth below:

If to the Seller Partnership:

Sunstone Hotel Investors, L.P.
903 Calle Amanecer
San Clemente, CA 92673-6212
Attention:     Chief Operating Officer
Facsimile:     949-369-4230

with a copy to:

Altheimer & Gray
10 South Wacker Drive
Suite 4000
Chicago, Illinois  60606
Attention:   Phillip Gordon
Facsimile:   312-715-4800

If to Westbrook or SHP:

Westbrook Real Estate Partners L.L.C.
599 Lexington Avenue
Suite 3800
New York, New York 10022
Attention:     Jonathan H. Paul

Facsimile: 212-849-8801

with a copy to:

Simpson Thacher & Bartlett
425 Lexington Avenue
New York, NY 10017-3954
Attention:     Richard Capelouto
               Brian Stadler
Facsimile:      212-455-2502

If to Partner, at its address set forth on the unitholder ledger maintained by the transfer agent of Seller Partnership with respect to the Seller Partnership;

or to such other address as such party shall have designated by notice so given to each other party.

         b. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by the Seller Partnership, SHP and Partner.

         c. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation any corporate successor by merger or otherwise. Notwithstanding any transfer of Units, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

         d. Entire Agreement. This Agreement (together with the Partnership Merger Agreement and the documents referred to therein and the Consents) embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement, the Partnership Merger Agreement and the documents referred to therein.

         e. Severability. If any term of this Agreement or the application thereof to either party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law; provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

         f. Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that either party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

         g. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by either party shall not preclude the simultaneous or later exercise of any other such rights, power or remedy by such party.

         h. No Waiver. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by the other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         i. No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

         j. Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein) provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (j) and shall not be deemed to be in general submission to the jurisdiction of said Court or in the State of Delaware other than for such purposes. Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding.

         k. Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         l. Name, Captions, Gender. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

         m. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

         n. Expenses. Each party shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         o. Beneficial Ownership. For purposes of this Voting Agreement, beneficial ownership shall be determined as set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



                                   /s/ Charles L. Biederman
                                   ---------------------------------------
                                   Charles L. Biederman





                                   SHP ACQUISITION, L.L.C.


                                   By: /s/ Paul Kazilionis
                                   ---------------------------------------
                                   Name: Paul Kazilionis
                                   Title: Manager


                                   SUNSTONE HOTEL INVESTORS, L.P.


                                   By: /s/ R. Terrence Crowley
                                   ---------------------------------------
                                   Name: R. Terrence Crowley
                                   Title: Authorized Signatory

                                VOTING AGREEMENT

         VOTING AGREEMENT, dated as of July 12, 1999 ("Agreement"), by and among Riverside Hotel Partners, Inc., a California corporation, in its capacity as a partner ("Partner") of Sunstone Hotel Investors, L.P., a Delaware partnership (the "Seller Partnership"), SHP Acquisition, L.L.C., a Delaware limited liability company ("SHP"), and the Seller Partnership.

         WHEREAS, concurrently herewith, SHP, SHP OP, LLC, a Delaware limited liability company, and the Seller Partnership are entering into an Agreement and Plan of Merger dated July 12, 1999 (the "Partnership Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Partnership Merger Agreement);

         WHEREAS, Partner is as of the date hereof the beneficial owner of 80,000 common partnership units of Seller Partnership ("Common Units") and 0 units of 7.9% Class A Cumulative Convertible Preferred Partnership Units of the Seller Partnership ("Preferred Units" and, collectively with the Common Units, but excluding any Common Units or Preferred Units issuable (but not yet issued) upon conversion of any securities convertible into Common Units or Preferred Units, the "Units");

         WHEREAS, approval of the Partnership Merger Agreement by the Seller Partnership's partners is a condition to the consummation of the Partnership Merger;

         WHEREAS, as a condition to its entering into the Partnership Merger Agreement, each of the Seller Partnership and SHP has required that Partner agrees, and Partner has agreed, to enter into this Agreement; and

         WHEREAS, Partner has been informed that the Board of Directors of the general partner of Seller Partnership has approved the Partnership Merger Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         Section 1.        Agreement to Vote, Restrictions on Dispositions, Etc.

         a. Partner hereby agrees to attend any partners meeting of the Seller Partnership, in person or by proxy, and to vote (or cause to be voted) all Units, and any other voting securities of the Seller Partnership, owned by Partner whether issued heretofore or hereafter, that such person owns or has the right to vote, (i) for approval and adoption of the Partnership Merger Agreement and the Partnership Merger, and the transactions contemplated by the Partnership Merger Agreement and (ii) for approval and adoption of the amendments to the Second Amended and Restated Agreement of Limited Partnership of Seller Partnership attached as Exhibit A to the Consents (as defined below) (the "Amendments"), such agreements to vote to apply also to any adjournment of such partner meeting of the Seller Partnership.

Partner agrees not to grant any proxies or enter into any voting agreement or arrangement inconsistent with this Agreement or the two consents of even date herewith executed by Partner (the "Consents"). Partner agrees to deliver the executed Consents to SHP, at the request of SHP, and Partner agrees not to rescind, modify or withdraw the Consents.

         b. Partner hereby agrees that, without the prior written consent of the Seller Partnership, except as provided in the Contribution Agreement, Partner shall not, directly or indirectly, sell, offer to sell, grant any option for the sale of or otherwise transfer or dispose of, or enter into any agreement to sell, any Units and any other voting securities of the Seller Partnership that Partner owns beneficially or otherwise. Partner agrees that the Seller Partnership may enter stop transfer orders with the transfer agent(s) and the registrar(s) of the Units against the transfer of Units and any other voting securities of the Seller Partnership that Partner owns beneficially or otherwise. Partner agrees to vote (or cause to be voted) all Units, and any other voting securities of the Seller Partnership, owned by Partner whether issued heretofore or hereafter, that such person owns or has the right to vote, against (i) any recapitalization, merger, consolidation, sale of assets or other business combination or similar transaction involving the Seller Partnership or any of its Subsidiaries, securities or assets other than the Partnership Merger or other transaction with SHP and (ii) any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Seller Partnership under the Partnership Merger Agreement or which could result in any of the conditions to the Seller Partnership's obligations under the Partnership Merger Agreement not being fulfilled.

         c. Partner agrees not, directly or indirectly, to solicit or authorize any person to solicit, any inquiries or proposals from any person other than SHP relating to the merger or consolidation of the Seller Partnership with any person other than SHP or its Affiliates, or the acquisition of the Seller Partnership's or any of its significant subsidiaries' voting securities by, or the direct or indirect acquisition or disposition of a significant amount of assets of the Seller Partnership or any of its significant subsidiaries otherwise than in the ordinary course of business of the Seller Partnership or such significant subsidiary, from or to any person other than SHP or its Affiliates or directly or indirectly enter into or continue any discussions, negotiations or agreements relating to, or vote (or cause to be voted) in favor of, any such transaction.

         d. Partner agrees to promptly notify the Seller Partnership and SHP in writing of the nature and amount of any acquisition by Partner after the date hereof of any voting securities of the Seller Partnership.

         Section 2. Additional Representations and Warranties of Partner. Partner represents and warrants to the Seller Partnership and SHP as follows:
Partner has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Partner. Assuming the due authorization, execution and delivery of this Agreement by the Seller Partnership, this Agreement constitutes the valid and binding agreement of Partner enforceable against Partner in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles. The Units of Partner are the only voting securities of the Seller Partnership owned (beneficially or of record) by Partner and are owned free and clear of all liens, charges, encumbrances, restrictions and commitments of any kind other than the Contribution Agreement, this Agreement and the Consents. Partner has not appointed or granted any irrevocable proxy, which appointment or grant is still effective, with respect to the Units. The execution and delivery of this Agreement by Partner does not (a) conflict with or violate any agreement, law, rule, regulation, order, judgment or decision or other instrument binding upon it, nor require any consent, notification, regulatory filing or approval which has not been obtained or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Units owned by Partner pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Partner is a party or by which Partner or the Units owned by Partner are bound or affected. Partner acknowledges that the restrictions imposed upon it are so imposed only in Partner's capacity as a partner of the Seller Partnership.

         Section 3. Representations and Warranties of the Seller Partnership. The Seller Partnership represents and warrants to Partner as follows: each of
(i) this Agreement, (ii) the Partnership Merger Agreement and (iii) the Amendments has been approved by the Board of Directors of the general partner of Seller Partnership. Each of this Agreement and the Partnership Merger Agreement has been duly executed and delivered by a duly authorized officer of the Seller Partnership. Assuming the due authorization, execution and delivery of this Agreement by Partner, each of this Agreement and the Partnership Merger Agreement constitutes a valid and binding agreement of the Seller Partnership, enforceable against the Seller Partnership in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles.

         Section 4. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of their obligations under this Agreement. Without limiting the generality of the foregoing, neither of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of either party to effectuate, carry out or comply with all the terms of this Agreement.

         Section 5. Effectiveness and Termination. It is a condition precedent to the effectiveness of this Agreement that the Partnership Merger Agreement shall have been executed and delivered and be in full force and effect. This Agreement shall automatically terminate and be of no further force or effect upon the earlier termination of the Partnership Merger Agreement in accordance with its terms. Upon any termination of this Agreement, except for any rights either party may have in respect of any breach by either party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder. The provisions of Section 1 of this Agreement shall terminate and be of no further force or effect from and after the Effective Time of the Partnership Merger.

         Section 6. Covenants of Partner Not to Enter Into Inconsistent Agreements. Partner hereby agrees that, except as contemplated by this Agreement, the Consents and the Partnership Merger Agreement, Partner shall not enter into any voting agreement or grant an irrevocable proxy or power of attorney with respect to the Units which is inconsistent with this Agreement.

Section 7.        Miscellaneous.

         a. Notices, Etc. All notices, requests, demands or other communications required by or otherwise given with respect to this Agreement shall be in writing and shall be deemed to have been duly given to either party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or seven days after being mailed by first-class mail, postage prepaid in each case to the applicable addresses set forth below:

If to the Seller Partnership:

Sunstone Hotel Investors, L.P.
903 Calle Amanecer
San Clemente, CA 92673-6212
Attention:     Chief Operating Officer
Facsimile:     949-369-4230

with a copy to:

Altheimer & Gray
10 South Wacker Drive
Suite 4000
Chicago, Illinois  60606
Attention:   Phillip Gordon
Facsimile:   312-715-4800

If to Westbrook or SHP:

Westbrook Real Estate Partners L.L.C.
599 Lexington Avenue
Suite 3800
New York, New York 10022
Attention:     Jonathan H. Paul

         Facsimile:    212-849-8801

with a copy to:

Simpson Thacher & Bartlett
425 Lexington Avenue
New York, NY 10017-3954
Attention:     Richard Capelouto
               Brian Stadler
Facsimile:      212-455- 2502

If to Partner, at its address set forth on the unitholder ledger maintained by the transfer agent of Seller Partnership with respect to the Seller Partnership;

or to such other address as such party shall have designated by notice so given to each other party.

         b. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by the Seller Partnership, SHP and Partner.

         c. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation any corporate successor by merger or otherwise. Notwithstanding any transfer of Units, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

         d. Entire Agreement. This Agreement (together with the Partnership Merger Agreement and the documents referred to therein and the Consents) embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement, the Partnership Merger Agreement and the documents referred to therein.

         e. Severability. If any term of this Agreement or the application thereof to either party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law; provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

         f. Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that either party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

         g. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by either party shall not preclude the simultaneous or later exercise of any other such rights, power or remedy by such party.

         h. No Waiver. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by the other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         i. No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

         j. Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein) provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (j) and shall not be deemed to be in general submission to the jurisdiction of said Court or in the State of Delaware other than for such purposes. Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding.

         k. Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         l. Name, Captions, Gender. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

         m. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

         n. Expenses. Each party shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         o. Beneficial Ownership. For purposes of this Voting Agreement, beneficial ownership shall be determined as set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



         RIVERSIDE HOTEL PARTNERS, INC.


         By:/s/ Robert A. Alter
            ------------------------------------
         Name:  Robert A. Alter
         Title: President

         SHP ACQUISITION, L.L.C.


         By:/s/ Paul Kazilionis
            ------------------------------------
         Name:  Paul Kazilionis
         Title: Manager


         SUNSTONE HOTEL INVESTORS, L.P.


         By:/s/ R. Terrence Crowley
            ------------------------------------
         Name:  R. Terrence Crowley
         Title: Authorized Signatory

                                VOTING AGREEMENT

         VOTING AGREEMENT, dated as of July 12, 1999 ("Agreement"), by and among Enever Routt Investment Group Ltd., a Colorado limited partnership, in its capacity as a partner ("Partner") of Sunstone Hotel Investors, L.P., a Delaware partnership (the "Seller Partnership"), SHP Acquisition, L.L.C., a Delaware limited liability company ("SHP"), and the Seller Partnership.

         WHEREAS, concurrently herewith, SHP, SHP OP, LLC, a Delaware limited liability company, and the Seller Partnership are entering into an Agreement and Plan of Merger dated July, 12, 1999 (the "Partnership Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Partnership Merger Agreement);

         WHEREAS, Partner is as of the date hereof the beneficial owner of 100,254 common partnership units of Seller Partnership ("Common Units") and 0 units of 7.9% Class A Cumulative Convertible Preferred Partnership Units of the Seller Partnership ("Preferred Units" and, collectively with the Common Units, but excluding any Common Units or Preferred Units issuable (but not yet issued) upon conversion of any securities convertible into Common Units or Preferred Units, the "Units");

         WHEREAS, approval of the Partnership Merger Agreement by the Seller Partnership's partners is a condition to the consummation of the Partnership Merger;

         WHEREAS, as a condition to its entering into the Partnership Merger Agreement, each of the Seller Partnership and SHP has required that Partner agrees, and Partner has agreed, to enter into this Agreement; and

         WHEREAS, Partner has been informed that the Board of Directors of the general partner of Seller Partnership has approved the Partnership Merger Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         Section 1.        Agreement to Vote, Restrictions on Dispositions, Etc.

         a. Partner hereby agrees to attend any partners meeting of the Seller Partnership, in person or by proxy, and to vote (or cause to be voted) all Units, and any other voting securities of the Seller Partnership, owned by Partner whether issued heretofore or hereafter, that such person owns or has the right to vote, (i) for approval and adoption of the Partnership Merger Agreement and the Partnership Merger, and the transactions contemplated by the Partnership Merger Agreement and (ii) for approval and adoption of the amendments to the Second Amended and Restated Agreement of Limited Partnership of Seller Partnership attached as Exhibit A to the Consents (as defined below) (the "Amendments"), such agreements to vote to apply also to any adjournment of such partner meeting of the Seller Partnership.

Partner agrees not to grant any proxies or enter into any voting agreement or arrangement inconsistent with this Agreement or the two consents of even date herewith executed by Partner (the "Consents"). Partner agrees to deliver the executed Consents to SHP, at the request of SHP, and Partner agrees not to rescind, modify or withdraw the Consents.

         b. Partner hereby agrees that, without the prior written consent of the Seller Partnership, except as provided in the Contribution Agreement, Partner shall not, directly or indirectly, sell, offer to sell, grant any option for the sale of or otherwise transfer or dispose of, or enter into any agreement to sell, any Units and any other voting securities of the Seller Partnership that Partner owns beneficially or otherwise. Partner agrees that the Seller Partnership may enter stop transfer orders with the transfer agent(s) and the registrar(s) of the Units against the transfer of Units and any other voting securities of the Seller Partnership that Partner owns beneficially or otherwise. Partner agrees to vote (or cause to be voted) all Units, and any other voting securities of the Seller Partnership, owned by Partner whether issued heretofore or hereafter, that such person owns or has the right to vote, against (i) any recapitalization, merger, consolidation, sale of assets or other business combination or similar transaction involving the Seller Partnership or any of its Subsidiaries, securities or assets other than the Partnership Merger or other transaction with SHP and (ii) any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Seller Partnership under the Partnership Merger Agreement or which could result in any of the conditions to the Seller Partnership's obligations under the Partnership Merger Agreement not being fulfilled.

         c. Partner agrees not, directly or indirectly, to solicit or authorize any person to solicit, any inquiries or proposals from any person other than SHP relating to the merger or consolidation of the Seller Partnership with any person other than SHP or its Affiliates, or the acquisition of the Seller Partnership's or any of its significant subsidiaries' voting securities by, or the direct or indirect acquisition or disposition of a significant amount of assets of the Seller Partnership or any of its significant subsidiaries otherwise than in the ordinary course of business of the Seller Partnership or such significant subsidiary, from or to any person other than SHP or its Affiliates or directly or indirectly enter into or continue any discussions, negotiations or agreements relating to, or vote (or cause to be voted) in favor of, any such transaction.

         d. Partner agrees to promptly notify the Seller Partnership and SHP in writing of the nature and amount of any acquisition by Partner after the date hereof of any voting securities of the Seller Partnership.

         Section 2. Additional Representations and Warranties of Partner. Partner represents and warrants to the Seller Partnership and SHP as follows:
Partner has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Partner. Assuming the due authorization, execution and delivery of this Agreement by the Seller Partnership, this Agreement constitutes the valid and binding agreement of Partner enforceable against Partner in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles. The Units of Partner are the only voting securities of the Seller Partnership owned (beneficially or of record) by Partner and are owned free and clear of all liens, charges, encumbrances, restrictions and commitments of any kind other than the Contribution Agreement, this Agreement and the Consents. Partner has not appointed or granted any irrevocable proxy, which appointment or grant is still effective, with respect to the Units. The execution and delivery of this Agreement by Partner does not (a) conflict with or violate any agreement, law, rule, regulation, order, judgment or decision or other instrument binding upon it, nor require any consent, notification, regulatory filing or approval which has not been obtained or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Units owned by Partner pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Partner is a party or by which Partner or the Units owned by Partner are bound or affected. Partner acknowledges that the restrictions imposed upon it are so imposed only in Partner's capacity as a partner of the Seller Partnership.

         Section 3. Representations and Warranties of the Seller Partnership. The Seller Partnership represents and warrants to Partner as follows: each of
(i) this Agreement, (ii) the Partnership Merger Agreement and (iii) the Amendments has been approved by the Board of Directors of the general partner of Seller Partnership. Each of this Agreement and the Partnership Merger Agreement has been duly executed and delivered by a duly authorized officer of the Seller Partnership. Assuming the due authorization, execution and delivery of this Agreement by Partner, each of this Agreement and the Partnership Merger Agreement constitutes a valid and binding agreement of the Seller Partnership, enforceable against the Seller Partnership in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles.

         Section 4. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of their obligations under this Agreement. Without limiting the generality of the foregoing, neither of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of either party to effectuate, carry out or comply with all the terms of this Agreement.

         Section 5. Effectiveness and Termination. It is a condition precedent to the effectiveness of this Agreement that the Partnership Merger Agreement shall have been executed and delivered and be in full force and effect. This Agreement shall automatically terminate and be of no further force or effect upon the earlier termination of the Partnership Merger Agreement in accordance with its terms. Upon any termination of this Agreement, except for any rights either party may have in respect of any breach by either party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder. The provisions of Section 1 of this Agreement shall terminate and be of no further force or effect from and after the Effective Time of the Partnership Merger.

         Section 6. Covenants of Partner Not to Enter Into Inconsistent Agreements. Partner hereby agrees that, except as contemplated by this Agreement, the Consents and the Partnership Merger Agreement, Partner shall not enter into any voting agreement or grant an irrevocable proxy or power of attorney with respect to the Units which is inconsistent with this Agreement.

Section 7.        Miscellaneous.

         a. Notices, Etc. All notices, requests, demands or other communications required by or otherwise given with respect to this Agreement shall be in writing and shall be deemed to have been duly given to either party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or seven days after being mailed by first-class mail, postage prepaid in each case to the applicable addresses set forth below:

If to the Seller Partnership:

Sunstone Hotel Investors, L.P.
903 Calle Amanecer
San Clemente, CA 92673-6212
Attention:     Chief Operating Officer
Facsimile:     949-369-4230

with a copy to:

Altheimer & Gray
10 South Wacker Drive
Suite 4000
Chicago, Illinois  60606
Attention:   Phillip Gordon
Facsimile:   312-715-4800

If to Westbrook or SHP:

Westbrook Real Estate Partners L.L.C.
599 Lexington Avenue
Suite 3800
New York, New York 10022
Attention:     Jonathan H. Paul

         Facsimile:    212-849-8801

with a copy to:

Simpson Thacher & Bartlett
425 Lexington Avenue
New York, NY 10017-3954
Attention:     Richard Capelouto
               Brian Stadler
Facsimile:      212-455- 2502

If to Partner, at its address set forth on the unitholder ledger maintained by the transfer agent of Seller Partnership with respect to the Seller Partnership;

or to such other address as such party shall have designated by notice so given to each other party.

         b. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by the Seller Partnership, SHP and Partner.

         c. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation any corporate successor by merger or otherwise. Notwithstanding any transfer of Units, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

         d. Entire Agreement. This Agreement (together with the Partnership Merger Agreement and the documents referred to therein and the Consents) embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement, the Partnership Merger Agreement and the documents referred to therein.

         e. Severability. If any term of this Agreement or the application thereof to either party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law; provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

         f. Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that either party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

         g. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by either party shall not preclude the simultaneous or later exercise of any other such rights, power or remedy by such party.

         h. No Waiver. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by the other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         i. No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

         j. Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein) provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (j) and shall not be deemed to be in general submission to the jurisdiction of said Court or in the State of Delaware other than for such purposes. Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding.

         k. Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         l. Name, Captions, Gender. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

         m. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

         n. Expenses. Each party shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         o. Beneficial Ownership. For purposes of this Voting Agreement, beneficial ownership shall be determined as set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



         ENEVER ROUTT INVESTMENT GROUP LTD


         By:/s/ Robert Enever
            ------------------------------------
         Name:  Robert Enever
         Title: General Partner

         SHP ACQUISITION, L.L.C.


         By:/s/ Paul Kazilionis
            ------------------------------------
         Name:  Paul Kazilionis
         Title: Manager


         SUNSTONE HOTEL INVESTORS, L.P.


         By:/s/ R. Terrence Crowley
            ------------------------------------
         Name:  R. Terrence Crowley
         Title: Authorized Signatory

                                VOTING AGREEMENT

         VOTING AGREEMENT, dated as of July 12, 1999 ("Agreement"), by and among Robert Enever and Audrey Enever jointly in their capacity as a partner ("Partner") of Sunstone Hotel Investors, L.P., a Delaware partnership (the "Seller Partnership"), SHP Acquisition, L.L.C., a Delaware limited liability company ("SHP"), and the Seller Partnership.

         WHEREAS, concurrently herewith, SHP, SHP OP, LLC, a Delaware limited liability company, and the Seller Partnership are entering into an Agreement and Plan of Merger dated July, 12, 1999 (the "Partnership Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Partnership Merger Agreement);

         WHEREAS, Partner is as of the date hereof the beneficial owner of 34,901 common partnership units of Seller Partnership ("Common Units") and 0 units of 7.9% Class A Cumulative Convertible Preferred Partnership Units of the Seller Partnership ("Preferred Units" and, collectively with the Common Units, but excluding any Common Units or Preferred Units issuable (but not yet issued) upon conversion of any securities convertible into Common Units or Preferred Units, the "Units");

         WHEREAS, approval of the Partnership Merger Agreement by the Seller Partnership's partners is a condition to the consummation of the Partnership Merger;

         WHEREAS, as a condition to its entering into the Partnership Merger Agreement, each of the Seller Partnership and SHP has required that Partner agrees, and Partner has agreed, to enter into this Agreement; and

         WHEREAS, Partner has been informed that the Board of Directors of the general partner of Seller Partnership has approved the Partnership Merger Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         Section 1.        Agreement to Vote, Restrictions on Dispositions, Etc.

         a. Partner hereby agrees to attend any partners meeting of the Seller Partnership, in person or by proxy, and to vote (or cause to be voted) all Units, and any other voting securities of the Seller Partnership, owned by Partner whether issued heretofore or hereafter, that such person owns or has the right to vote, (i) for approval and adoption of the Partnership Merger Agreement and the Partnership Merger, and the transactions contemplated by the Partnership Merger Agreement and (ii) for approval and adoption of the amendments to the Second Amended and Restated Agreement of Limited Partnership of Seller Partnership attached as Exhibit A to the Consents (as defined below) (the "Amendments"), such agreements to vote to apply also to any adjournment of such partner meeting of the Seller Partnership.

Partner agrees not to grant any proxies or enter into any voting agreement or arrangement inconsistent with this Agreement or the two consents of even date herewith executed by Partner (the "Consents"). Partner agrees to deliver the executed Consents to SHP, at the request of SHP, and Partner agrees not to rescind, modify or withdraw the Consents.

         b. Partner hereby agrees that, without the prior written consent of the Seller Partnership, except as provided in the Contribution Agreement, Partner shall not, directly or indirectly, sell, offer to sell, grant any option for the sale of or otherwise transfer or dispose of, or enter into any agreement to sell, any Units and any other voting securities of the Seller Partnership that Partner owns beneficially or otherwise. Partner agrees that the Seller Partnership may enter stop transfer orders with the transfer agent(s) and the registrar(s) of the Units against the transfer of Units and any other voting securities of the Seller Partnership that Partner owns beneficially or otherwise. Partner agrees to vote (or cause to be voted) all Units, and any other voting securities of the Seller Partnership, owned by Partner whether issued heretofore or hereafter, that such person owns or has the right to vote, against (i) any recapitalization, merger, consolidation, sale of assets or other business combination or similar transaction involving the Seller Partnership or any of its Subsidiaries, securities or assets other than the Partnership Merger or other transaction with SHP and (ii) any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Seller Partnership under the Partnership Merger Agreement or which could result in any of the conditions to the Seller Partnership's obligations under the Partnership Merger Agreement not being fulfilled.

         c. Partner agrees not, directly or indirectly, to solicit or authorize any person to solicit, any inquiries or proposals from any person other than SHP relating to the merger or consolidation of the Seller Partnership with any person other than SHP or its Affiliates, or the acquisition of the Seller Partnership's or any of its significant subsidiaries' voting securities by, or the direct or indirect acquisition or disposition of a significant amount of assets of the Seller Partnership or any of its significant subsidiaries otherwise than in the ordinary course of business of the Seller Partnership or such significant subsidiary, from or to any person other than SHP or its Affiliates or directly or indirectly enter into or continue any discussions, negotiations or agreements relating to, or vote (or cause to be voted) in favor of, any such transaction.

         d. Partner agrees to promptly notify the Seller Partnership and SHP in writing of the nature and amount of any acquisition by Partner after the date hereof of any voting securities of the Seller Partnership.

         Section 2. Additional Representations and Warranties of Partner. Partner represents and warrants to the Seller Partnership and SHP as follows:
Partner has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Partner. Assuming the due authorization, execution and delivery of this Agreement by the Seller Partnership, this Agreement constitutes the valid and binding agreement of Partner enforceable against Partner in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles. The Units of Partner are the only voting securities of the Seller Partnership owned (beneficially or of record) by Partner and are owned free and clear of all liens, charges, encumbrances, restrictions and commitments of any kind other than the Contribution Agreement, this Agreement and the Consents. Partner has not appointed or granted any irrevocable proxy, which appointment or grant is still effective, with respect to the Units. The execution and delivery of this Agreement by Partner does not (a) conflict with or violate any agreement, law, rule, regulation, order, judgment or decision or other instrument binding upon it, nor require any consent, notification, regulatory filing or approval which has not been obtained or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Units owned by Partner pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Partner is a party or by which Partner or the Units owned by Partner are bound or affected. Partner acknowledges that the restrictions imposed upon it are so imposed only in Partner's capacity as a partner of the Seller Partnership.

         Section 3. Representations and Warranties of the Seller Partnership. The Seller Partnership represents and warrants to Partner as follows: each of
(i) this Agreement, (ii) the Partnership Merger Agreement and (iii) the Amendments has been approved by the Board of Directors of the general partner of Seller Partnership. Each of this Agreement and the Partnership Merger Agreement has been duly executed and delivered by a duly authorized officer of the Seller Partnership. Assuming the due authorization, execution and delivery of this Agreement by Partner, each of this Agreement and the Partnership Merger Agreement constitutes a valid and binding agreement of the Seller Partnership, enforceable against the Seller Partnership in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles.

         Section 4. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of their obligations under this Agreement. Without limiting the generality of the foregoing, neither of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of either party to effectuate, carry out or comply with all the terms of this Agreement.

         Section 5. Effectiveness and Termination. It is a condition precedent to the effectiveness of this Agreement that the Partnership Merger Agreement shall have been executed and delivered and be in full force and effect. This Agreement shall automatically terminate and be of no further force or effect upon the earlier termination of the Partnership Merger Agreement in accordance with its terms. Upon any termination of this Agreement, except for any rights either party may have in respect of any breach by either party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder. The provisions of Section 1 of this Agreement shall terminate and be of no further force or effect from and after the Effective Time of the Partnership Merger.

         Section 6. Covenants of Partner Not to Enter Into Inconsistent Agreements. Partner hereby agrees that, except as contemplated by this Agreement, the Consents and the Partnership Merger Agreement, Partner shall not enter into any voting agreement or grant an irrevocable proxy or power of attorney with respect to the Units which is inconsistent with this Agreement.

Section 7.        Miscellaneous.

         a. Notices, Etc. All notices, requests, demands or other communications required by or otherwise given with respect to this Agreement shall be in writing and shall be deemed to have been duly given to either party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or seven days after being mailed by first-class mail, postage prepaid in each case to the applicable addresses set forth below:

If to the Seller Partnership:

Sunstone Hotel Investors, L.P.
903 Calle Amanecer
San Clemente, CA 92673-6212
Attention:     Chief Operating Officer
Facsimile:     949-369-4230

with a copy to:

Altheimer & Gray
10 South Wacker Drive
Suite 4000
Chicago, Illinois  60606
Attention:   Phillip Gordon
Facsimile:   312-715-4800

If to Westbrook or SHP:

Westbrook Real Estate Partners L.L.C.
599 Lexington Avenue
Suite 3800
New York, New York 10022
Attention:     Jonathan H. Paul

         Facsimile:    212-849-8801

with a copy to:

Simpson Thacher & Bartlett
425 Lexington Avenue
New York, NY 10017-3954
Attention:     Richard Capelouto
               Brian Stadler
Facsimile:      212-455- 2502

If to Partner, at its address set forth on the unitholder ledger maintained by the transfer agent of Seller Partnership with respect to the Seller Partnership;

or to such other address as such party shall have designated by notice so given to each other party.

         b. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by the Seller Partnership, SHP and Partner.

         c. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation any corporate successor by merger or otherwise. Notwithstanding any transfer of Units, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

         d. Entire Agreement. This Agreement (together with the Partnership Merger Agreement and the documents referred to therein and the Consents) embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement, the Partnership Merger Agreement and the documents referred to therein.

         e. Severability. If any term of this Agreement or the application thereof to either party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law; provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

         f. Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that either party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

         g. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by either party shall not preclude the simultaneous or later exercise of any other such rights, power or remedy by such party.

         h. No Waiver. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by the other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         i. No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

         j. Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein) provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (j) and shall not be deemed to be in general submission to the jurisdiction of said Court or in the State of Delaware other than for such purposes. Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding.

         k. Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         l. Name, Captions, Gender. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

         m. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

         n. Expenses. Each party shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         o. Beneficial Ownership. For purposes of this Voting Agreement, beneficial ownership shall be determined as set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



         /s/ Robert Enever
         -----------------------------------
         Robert Enever


         /s/ Audrey Enever
         -----------------------------------
         Audrey Enever


         SHP ACQUISITION, L.L.C.


         By:/s/ Paul Kazilionis
            ------------------------------------
         Name:  Paul Kazilionis
         Title: Manager


         SUNSTONE HOTEL INVESTORS, L.P.


         By:/s/ R. Terrence Crowley
            ------------------------------------
         Name:  R. Terrence Crowley
         Title: Authorized Person

                                VOTING AGREEMENT

         VOTING AGREEMENT, dated as of July 12, 1999 ("Agreement"), by and among Robert Enever in his capacity as a partner ("Partner") of Sunstone Hotel Investors, L.P., a Delaware partnership (the "Seller Partnership"), SHP Acquisition, L.L.C., a Delaware limited liability company ("SHP"), and the Seller Partnership.

         WHEREAS, concurrently herewith, SHP, SHP OP, LLC, a Delaware limited liability company, and the Seller Partnership are entering into an Agreement and Plan of Merger dated July 12, 1999 (the "Partnership Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Partnership Merger Agreement);

         WHEREAS, Partner is as of the date hereof the beneficial owner of 26,148 common partnership units of Seller Partnership ("Common Units") and 0 units of 7.9% Class A Cumulative Convertible Preferred Partnership Units of the Seller Partnership ("Preferred Units" and, collectively with the Common Units, but excluding any Common Units or Preferred Units issuable (but not yet issued) upon conversion of any securities convertible into Common Units or Preferred Units, the "Units");

         WHEREAS, approval of the Partnership Merger Agreement by the Seller Partnership's partners is a condition to the consummation of the Partnership Merger;

         WHEREAS, as a condition to its entering into the Partnership Merger Agreement, each of the Seller Partnership and SHP has required that Partner agrees, and Partner has agreed, to enter into this Agreement; and

         WHEREAS, Partner has been informed that the Board of Directors of the general partner of Seller Partnership has approved the Partnership Merger Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         Section 1.        Agreement to Vote, Restrictions on Dispositions, Etc.

         a. Partner hereby agrees to attend any partners meeting of the Seller Partnership, in person or by proxy, and to vote (or cause to be voted) all Units, and any other voting securities of the Seller Partnership, owned by Partner whether issued heretofore or hereafter, that such person owns or has the right to vote, (i) for approval and adoption of the Partnership Merger Agreement and the Partnership Merger, and the transactions contemplated by the Partnership Merger Agreement and (ii) for approval and adoption of the amendments to the Second Amended and Restated Agreement of Limited Partnership of Seller Partnership attached as Exhibit A to the Consents (as defined below) (the "Amendments"), such agreements to vote to apply also to any adjournment of such partner meeting of the Seller Partnership.

Partner agrees not to grant any proxies or enter into any voting agreement or arrangement inconsistent with this Agreement or the two consents of even date herewith executed by Partner (the "Consents"). Partner agrees to deliver the executed Consents to SHP, at the request of SHP, and Partner agrees not to rescind, modify or withdraw the Consents.

         b. Partner hereby agrees that, without the prior written consent of the Seller Partnership, except as provided in the Contribution Agreement, Partner shall not, directly or indirectly, sell, offer to sell, grant any option for the sale of or otherwise transfer or dispose of, or enter into any agreement to sell, any Units and any other voting securities of the Seller Partnership that Partner owns beneficially or otherwise. Partner agrees that the Seller Partnership may enter stop transfer orders with the transfer agent(s) and the registrar(s) of the Units against the transfer of Units and any other voting securities of the Seller Partnership that Partner owns beneficially or otherwise. Partner agrees to vote (or cause to be voted) all Units, and any other voting securities of the Seller Partnership, owned by Partner whether issued heretofore or hereafter, that such person owns or has the right to vote, against (i) any recapitalization, merger, consolidation, sale of assets or other business combination or similar transaction involving the Seller Partnership or any of its Subsidiaries, securities or assets other than the Partnership Merger or other transaction with SHP and (ii) any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Seller Partnership under the Partnership Merger Agreement or which could result in any of the conditions to the Seller Partnership's obligations under the Partnership Merger Agreement not being fulfilled.

         c. Partner agrees not, directly or indirectly, to solicit or authorize any person to solicit, any inquiries or proposals from any person other than SHP relating to the merger or consolidation of the Seller Partnership with any person other than SHP or its Affiliates, or the acquisition of the Seller Partnership's or any of its significant subsidiaries' voting securities by, or the direct or indirect acquisition or disposition of a significant amount of assets of the Seller Partnership or any of its significant subsidiaries otherwise than in the ordinary course of business of the Seller Partnership or such significant subsidiary, from or to any person other than SHP or its Affiliates or directly or indirectly enter into or continue any discussions, negotiations or agreements relating to, or vote (or cause to be voted) in favor of, any such transaction.

         d. Partner agrees to promptly notify the Seller Partnership and SHP in writing of the nature and amount of any acquisition by Partner after the date hereof of any voting securities of the Seller Partnership.

         Section 2. Additional Representations and Warranties of Partner. Partner represents and warrants to the Seller Partnership and SHP as follows:
Partner has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Partner. Assuming the due authorization, execution and delivery of this Agreement by the Seller Partnership, this Agreement constitutes the valid and binding agreement of Partner enforceable against Partner in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles. The Units of Partner are the only voting securities of the Seller Partnership owned (beneficially or of record) by Partner and are owned free and clear of all liens, charges, encumbrances, restrictions and commitments of any kind other than the Contribution Agreement, this Agreement and the Consents. Partner has not appointed or granted any irrevocable proxy, which appointment or grant is still effective, with respect to the Units. The execution and delivery of this Agreement by Partner does not (a) conflict with or violate any agreement, law, rule, regulation, order, judgment or decision or other instrument binding upon it, nor require any consent, notification, regulatory filing or approval which has not been obtained or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Units owned by Partner pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Partner is a party or by which Partner or the Units owned by Partner are bound or affected. Partner acknowledges that the restrictions imposed upon it are so imposed only in Partner's capacity as a partner of the Seller Partnership.

         Section 3. Representations and Warranties of the Seller Partnership. The Seller Partnership represents and warrants to Partner as follows: each of
(i) this Agreement, (ii) the Partnership Merger Agreement and (iii) the Amendments has been approved by the Board of Directors of the general partner of Seller Partnership. Each of this Agreement and the Partnership Merger Agreement has been duly executed and delivered by a duly authorized officer of the Seller Partnership. Assuming the due authorization, execution and delivery of this Agreement by Partner, each of this Agreement and the Partnership Merger Agreement constitutes a valid and binding agreement of the Seller Partnership, enforceable against the Seller Partnership in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles.

         Section 4. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of their obligations under this Agreement. Without limiting the generality of the foregoing, neither of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of either party to effectuate, carry out or comply with all the terms of this Agreement.

         Section 5. Effectiveness and Termination. It is a condition precedent to the effectiveness of this Agreement that the Partnership Merger Agreement shall have been executed and delivered and be in full force and effect. This Agreement shall automatically terminate and be of no further force or effect upon the earlier termination of the Partnership Merger Agreement in accordance with its terms. Upon any termination of this Agreement, except for any rights either party may have in respect of any breach by either party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder. The provisions of Section 1 of this Agreement shall terminate and be of no further force or effect from and after the Effective Time of the Partnership Merger.

         Section 6. Covenants of Partner Not to Enter Into Inconsistent Agreements. Partner hereby agrees that, except as contemplated by this Agreement, the Consents and the Partnership Merger Agreement, Partner shall not enter into any voting agreement or grant an irrevocable proxy or power of attorney with respect to the Units which is inconsistent with this Agreement.

Section 7.        Miscellaneous.

         a. Notices, Etc. All notices, requests, demands or other communications required by or otherwise given with respect to this Agreement shall be in writing and shall be deemed to have been duly given to either party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or seven days after being mailed by first-class mail, postage prepaid in each case to the applicable addresses set forth below:

If to the Seller Partnership:

Sunstone Hotel Investors, L.P.
903 Calle Amanecer
San Clemente, CA 92673-6212
Attention:     Chief Operating Officer
Facsimile:     949-369-4230

with a copy to:

Altheimer & Gray
10 South Wacker Drive
Suite 4000
Chicago, Illinois  60606
Attention:   Phillip Gordon
Facsimile:   312-715-4800

If to Westbrook or SHP:

Westbrook Real Estate Partners L.L.C.
599 Lexington Avenue
Suite 3800
New York, New York 10022
Attention:     Jonathan H. Paul

         Facsimile:    212-849-8801

with a copy to:

Simpson Thacher & Bartlett
425 Lexington Avenue
New York, NY 10017-3954
Attention:     Richard Capelouto
               Brian Stadler
Facsimile:      212-455- 2502

If to Partner, at its address set forth on the unitholder ledger maintained by the transfer agent of Seller Partnership with respect to the Seller Partnership;

or to such other address as such party shall have designated by notice so given to each other party.

         b. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by the Seller Partnership, SHP and Partner.

         c. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation any corporate successor by merger or otherwise. Notwithstanding any transfer of Units, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

         d. Entire Agreement. This Agreement (together with the Partnership Merger Agreement and the documents referred to therein and the Consents) embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement, the Partnership Merger Agreement and the documents referred to therein.

         e. Severability. If any term of this Agreement or the application thereof to either party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law; provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

         f. Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that either party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

         g. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by either party shall not preclude the simultaneous or later exercise of any other such rights, power or remedy by such party.

         h. No Waiver. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by the other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         i. No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

         j. Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein) provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (j) and shall not be deemed to be in general submission to the jurisdiction of said Court or in the State of Delaware other than for such purposes. Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding.

         k. Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         l. Name, Captions, Gender. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

         m. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

         n. Expenses. Each party shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         o. Beneficial Ownership. For purposes of this Voting Agreement, beneficial ownership shall be determined as set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



         /s/ Robert Enever
         -----------------------------------
         Robert Enever



         SHP ACQUISITION, L.L.C.


         By:/s/ Paul Kazilionis
            ------------------------------------
         Name:  Paul Kazilionis
         Title: Manager


         SUNSTONE HOTEL INVESTORS, L.P.


         By:/s/ R. Terrence Crowley
            ------------------------------------
         Name:  R. Terrence Crowley
         Title: Authorized Signatory

                                VOTING AGREEMENT

         VOTING AGREEMENT, dated as of July 12, 1999 ("Agreement"), by and among Audrey Enever in her capacity as a partner ("Partner") of Sunstone Hotel Investors, L.P., a Delaware partnership (the "Seller Partnership"), SHP Acquisition, L.L.C., a Delaware limited liability company ("SHP"), and the Seller Partnership.

         WHEREAS, concurrently herewith, SHP, SHP OP, LLC, a Delaware limited liability company, and the Seller Partnership are entering into an Agreement and Plan of Merger dated July, 12, 1999 (the "Partnership Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Partnership Merger Agreement);

         WHEREAS, Partner is as of the date hereof the beneficial owner of 20,799 common partnership units of Seller Partnership ("Common Units") and 0 units of 7.9% Class A Cumulative Convertible Preferred Partnership Units of the Seller Partnership ("Preferred Units" and, collectively with the Common Units, but excluding any Common Units or Preferred Units issuable (but not yet issued) upon conversion of any securities convertible into Common Units or Preferred Units, the "Units");

         WHEREAS, approval of the Partnership Merger Agreement by the Seller Partnership's partners is a condition to the consummation of the Partnership Merger;

         WHEREAS, as a condition to its entering into the Partnership Merger Agreement, each of the Seller Partnership and SHP has required that Partner agrees, and Partner has agreed, to enter into this Agreement; and

         WHEREAS, Partner has been informed that the Board of Directors of the general partner of Seller Partnership has approved the Partnership Merger Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         Section 1.        Agreement to Vote, Restrictions on Dispositions, Etc.

         a. Partner hereby agrees to attend any partners meeting of the Seller Partnership, in person or by proxy, and to vote (or cause to be voted) all Units, and any other voting securities of the Seller Partnership, owned by Partner whether issued heretofore or hereafter, that such person owns or has the right to vote, (i) for approval and adoption of the Partnership Merger Agreement and the Partnership Merger, and the transactions contemplated by the Partnership Merger Agreement and (ii) for approval and adoption of the amendments to the Second Amended and Restated Agreement of Limited Partnership of Seller Partnership attached as Exhibit A to the Consents (as defined below) (the "Amendments"), such agreements to vote to apply also to any adjournment of such partner meeting of the Seller Partnership.

Partner agrees not to grant any proxies or enter into any voting agreement or arrangement inconsistent with this Agreement or the two consents of even date herewith executed by Partner (the "Consents"). Partner agrees to deliver the executed Consents to SHP, at the request of SHP, and Partner agrees not to rescind, modify or withdraw the Consents.

         b. Partner hereby agrees that, without the prior written consent of the Seller Partnership, except as provided in the Contribution Agreement, Partner shall not, directly or indirectly, sell, offer to sell, grant any option for the sale of or otherwise transfer or dispose of, or enter into any agreement to sell, any Units and any other voting securities of the Seller Partnership that Partner owns beneficially or otherwise. Partner agrees that the Seller Partnership may enter stop transfer orders with the transfer agent(s) and the registrar(s) of the Units against the transfer of Units and any other voting securities of the Seller Partnership that Partner owns beneficially or otherwise. Partner agrees to vote (or cause to be voted) all Units, and any other voting securities of the Seller Partnership, owned by Partner whether issued heretofore or hereafter, that such person owns or has the right to vote, against (i) any recapitalization, merger, consolidation, sale of assets or other business combination or similar transaction involving the Seller Partnership or any of its Subsidiaries, securities or assets other than the Partnership Merger or other transaction with SHP and (ii) any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Seller Partnership under the Partnership Merger Agreement or which could result in any of the conditions to the Seller Partnership's obligations under the Partnership Merger Agreement not being fulfilled.

         c. Partner agrees not, directly or indirectly, to solicit or authorize any person to solicit, any inquiries or proposals from any person other than SHP relating to the merger or consolidation of the Seller Partnership with any person other than SHP or its Affiliates, or the acquisition of the Seller Partnership's or any of its significant subsidiaries' voting securities by, or the direct or indirect acquisition or disposition of a significant amount of assets of the Seller Partnership or any of its significant subsidiaries otherwise than in the ordinary course of business of the Seller Partnership or such significant subsidiary, from or to any person other than SHP or its Affiliates or directly or indirectly enter into or continue any discussions, negotiations or agreements relating to, or vote (or cause to be voted) in favor of, any such transaction.

         d. Partner agrees to promptly notify the Seller Partnership and SHP in writing of the nature and amount of any acquisition by Partner after the date hereof of any voting securities of the Seller Partnership.

         Section 2. Additional Representations and Warranties of Partner. Partner represents and warrants to the Seller Partnership and SHP as follows:
Partner has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Partner. Assuming the due authorization, execution and delivery of this Agreement by the Seller Partnership, this Agreement constitutes the valid and binding agreement of Partner enforceable against Partner in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles. The Units of Partner are the only voting securities of the Seller Partnership owned (beneficially or of record) by Partner and are owned free and clear of all liens, charges, encumbrances, restrictions and commitments of any kind other than the Contribution Agreement, this Agreement and the Consents. Partner has not appointed or granted any irrevocable proxy, which appointment or grant is still effective, with respect to the Units. The execution and delivery of this Agreement by Partner does not (a) conflict with or violate any agreement, law, rule, regulation, order, judgment or decision or other instrument binding upon it, nor require any consent, notification, regulatory filing or approval which has not been obtained or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Units owned by Partner pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Partner is a party or by which Partner or the Units owned by Partner are bound or affected. Partner acknowledges that the restrictions imposed upon it are so imposed only in Partner's capacity as a partner of the Seller Partnership.

         Section 3. Representations and Warranties of the Seller Partnership. The Seller Partnership represents and warrants to Partner as follows: each of
(i) this Agreement, (ii) the Partnership Merger Agreement and (iii) the Amendments has been approved by the Board of Directors of the general partner of Seller Partnership. Each of this Agreement and the Partnership Merger Agreement has been duly executed and delivered by a duly authorized officer of the Seller Partnership. Assuming the due authorization, execution and delivery of this Agreement by Partner, each of this Agreement and the Partnership Merger Agreement constitutes a valid and binding agreement of the Seller Partnership, enforceable against the Seller Partnership in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles.

         Section 4. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of their obligations under this Agreement. Without limiting the generality of the foregoing, neither of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of either party to effectuate, carry out or comply with all the terms of this Agreement.

         Section 5. Effectiveness and Termination. It is a condition precedent to the effectiveness of this Agreement that the Partnership Merger Agreement shall have been executed and delivered and be in full force and effect. This Agreement shall automatically terminate and be of no further force or effect upon the earlier termination of the Partnership Merger Agreement in accordance with its terms. Upon any termination of this Agreement, except for any rights either party may have in respect of any breach by either party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder. The provisions of Section 1 of this Agreement shall terminate and be of no further force or effect from and after the Effective Time of the Partnership Merger.

         Section 6. Covenants of Partner Not to Enter Into Inconsistent Agreements. Partner hereby agrees that, except as contemplated by this Agreement, the Consents and the Partnership Merger Agreement, Partner shall not enter into any voting agreement or grant an irrevocable proxy or power of attorney with respect to the Units which is inconsistent with this Agreement.

Section 7.        Miscellaneous.

         a. Notices, Etc. All notices, requests, demands or other communications required by or otherwise given with respect to this Agreement shall be in writing and shall be deemed to have been duly given to either party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or seven days after being mailed by first-class mail, postage prepaid in each case to the applicable addresses set forth below:

If to the Seller Partnership:

Sunstone Hotel Investors, L.P.
903 Calle Amanecer
San Clemente, CA 92673-6212
Attention:     Chief Operating Officer
Facsimile:     949-369-4230

with a copy to:

Altheimer & Gray
10 South Wacker Drive
Suite 4000
Chicago, Illinois  60606
Attention:   Phillip Gordon
Facsimile:   312-715-4800

If to Westbrook or SHP:

Westbrook Real Estate Partners L.L.C.
599 Lexington Avenue
Suite 3800
New York, New York 10022
Attention:     Jonathan H. Paul

         Facsimile:    212-849-8801

with a copy to:

Simpson Thacher & Bartlett
425 Lexington Avenue
New York, NY 10017-3954
Attention:     Richard Capelouto
               Brian Stadler
Facsimile:      212-455- 2502

If to Partner, at its address set forth on the unitholder ledger maintained by the transfer agent of Seller Partnership with respect to the Seller Partnership;

or to such other address as such party shall have designated by notice so given to each other party.

         b. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by the Seller Partnership, SHP and Partner.

         c. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation any corporate successor by merger or otherwise. Notwithstanding any transfer of Units, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

         d. Entire Agreement. This Agreement (together with the Partnership Merger Agreement and the documents referred to therein and the Consents) embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement, the Partnership Merger Agreement and the documents referred to therein.

         e. Severability. If any term of this Agreement or the application thereof to either party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law; provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

         f. Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that either party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

         g. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by either party shall not preclude the simultaneous or later exercise of any other such rights, power or remedy by such party.

         h. No Waiver. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by the other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         i. No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

         j. Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein) provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (j) and shall not be deemed to be in general submission to the jurisdiction of said Court or in the State of Delaware other than for such purposes. Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding.

         k. Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         l. Name, Captions, Gender. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

         m. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

         n. Expenses. Each party shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         o. Beneficial Ownership. For purposes of this Voting Agreement, beneficial ownership shall be determined as set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



         /s/ Audrey Enever
         ---------------------------------------
         Audrey Enever



         SHP ACQUISITION, L.L.C.


         By: /s/ Paul Kazilionis
         ---------------------------------------
         Name: Paul Kazilionis
         Title: Manager


         SUNSTONE HOTEL INVESTORS, L.P.


         By: /s/ R. Terrence Crowley
         ---------------------------------------
         Name: R. Terrence Crowley
         Title: Authorized Signatory

                                VOTING AGREEMENT

         VOTING AGREEMENT, dated as of July 12, 1999 ("Agreement"), by and among Alter Investment Group, Ltd. in its capacity as a partner
("Partner") of Sunstone Hotel Investors, L.P., a Delaware partnership (the "Seller Partnership"), SHP Acquisition, L.L.C., a Delaware limited liability company ("SHP"), and the Seller Partnership.

         WHEREAS, concurrently herewith, SHP, SHP OP, LLC, a Delaware limited liability company, and the Seller Partnership are entering into an Agreement and Plan of Merger dated July, 12, 1999 (the "Partnership Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Partnership Merger Agreement);

         WHEREAS, Partner is as of the date hereof the beneficial owner of 99,251 common partnership units of Seller Partnership ("Common Units") and 0 units of 7.9% Class A Cumulative Convertible Preferred Partnership Units of the Seller Partnership ("Preferred Units" and, collectively with the Common Units, but excluding any Common Units or Preferred Units issuable (but not yet issued) upon conversion of any securities convertible into Common Units or Preferred Units, the "Units");

         WHEREAS, approval of the Partnership Merger Agreement by the Seller Partnership's partners is a condition to the consummation of the Partnership Merger;

         WHEREAS, as a condition to its entering into the Partnership Merger Agreement, each of the Seller Partnership and SHP has required that Partner agrees, and Partner has agreed, to enter into this Agreement; and

         WHEREAS, Partner has been informed that the Board of Directors of the general partner of Seller Partnership has approved the Partnership Merger Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         Section 1.        Agreement to Vote, Restrictions on Dispositions, Etc.

         a. Partner hereby agrees to attend any partners meeting of the Seller Partnership, in person or by proxy, and to vote (or cause to be voted) all Units, and any other voting securities of the Seller Partnership, owned by Partner whether issued heretofore or hereafter, that such person owns or has the right to vote, (i) for approval and adoption of the Partnership Merger Agreement and the Partnership Merger, and the transactions contemplated by the Partnership Merger Agreement and (ii) for approval and adoption of the amendments to the Second Amended and Restated Agreement of Limited Partnership of Seller Partnership attached as Exhibit A to the Consents (as defined below) (the "Amendments"), such agreements to vote to vote to apply also to any adjournment of such partner meeting of the Seller Partnership. Partner agrees not to grant any proxies or enter into any voting agreement or arrangement inconsistent with this Agreement or the two consents of even date herewith executed by Partner (the "Consents"). Partner agrees to deliver the executed Consents to SHP, at the request of SHP, and Partner agrees not to rescind, modify or withdraw the Consents.

         b. Partner hereby agrees that, without the prior written consent of the Seller Partnership, except as provided in the Contribution Agreement, Partner shall not, directly or indirectly, sell, offer to sell, grant any option for the sale of or otherwise transfer or dispose of, or enter into any agreement to sell, any Units and any other voting securities of the Seller Partnership that Partner owns beneficially or otherwise. Partner agrees that the Seller Partnership may enter stop transfer orders with the transfer agent(s) and the registrar(s) of the Units against the transfer of Units and any other voting securities of the Seller Partnership that Partner owns beneficially or otherwise. Partner agrees to vote (or cause to be voted) all Units, and any other voting securities of the Seller Partnership, owned by Partner whether issued heretofore or hereafter, that such person owns or has the right to vote, against (i) any recapitalization, merger, consolidation, sale of assets or other business combination or similar transaction involving the Seller Partnership or any of its Subsidiaries, securities or assets other than the Partnership Merger or other transaction with SHP and (ii) any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Seller Partnership under the Partnership Merger Agreement or which could result in any of the conditions to the Seller Partnership's obligations under the Partnership Merger Agreement not being fulfilled.

         c. Partner agrees not, directly or indirectly, to solicit or authorize any person to solicit, any inquiries or proposals from any person other than SHP relating to the merger or consolidation of the Seller Partnership with any person other than SHP or its Affiliates, or the acquisition of the Seller Partnership's or any of its significant subsidiaries' voting securities by, or the direct or indirect acquisition or disposition of a significant amount of assets of the Seller Partnership or any of its significant subsidiaries otherwise than in the ordinary course of business of the Seller Partnership or such significant subsidiary, from or to any person other than SHP or its Affiliates or directly or indirectly enter into or continue any discussions, negotiations or agreements relating to, or vote (or cause to be voted) in favor of, any such transaction.

         d. Partner agrees to promptly notify the Seller Partnership and SHP in writing of the nature and amount of any acquisition by Partner after the date hereof of any voting securities of the Seller Partnership.

         Section 2. Additional Representations and Warranties of Partner. Partner represents and warrants to the Seller Partnership and SHP as follows:
Partner has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This

Agreement has been duly executed and delivered by Partner. Assuming the due authorization, execution and delivery of this Agreement by the Seller Partnership, this Agreement constitutes the valid and binding agreement of Partner enforceable against Partner in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles. The Units of Partner are the only voting securities of the Seller Partnership owned (beneficially or of record) by Partner and are owned free and clear of all liens, charges, encumbrances, restrictions and commitments of any kind other than the Contribution Agreement, this Agreement and the Consents. Partner has not appointed or granted any irrevocable proxy, which appointment or grant is still effective, with respect to the Units. The execution and delivery of this Agreement by Partner does not (a) conflict with or violate any agreement, law, rule, regulation, order, judgment or decision or other instrument binding upon it, nor require any consent, notification, regulatory filing or approval which has not been obtained or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Units owned by Partner pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Partner is a party or by which Partner or the Units owned by Partner are bound or affected. Partner acknowledges that the restrictions imposed upon it are so imposed only in Partner's capacity as a partner of the Seller Partnership.

         Section 3. Representations and Warranties of the Seller Partnership. The Seller Partnership represents and warrants to Partner as follows: each of
(i) this Agreement, (ii) the Partnership Merger Agreement and (iii) the Amendments has been approved by the Board of Directors of the general partner of Seller Partnership. Each of this Agreement and the Partnership Merger Agreement has been duly executed and delivered by a duly authorized officer of the Seller Partnership. Assuming the due authorization, execution and delivery of this Agreement by Partner, each of this Agreement and the Partnership Merger Agreement constitutes a valid and binding agreement of the Seller Partnership, enforceable against the Seller Partnership in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles.

         Section 4. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of their obligations under this Agreement. Without limiting the generality of the foregoing, neither of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of either party to effectuate, carry out or comply with all the terms of this Agreement.

         Section 5. Effectiveness and Termination. It is a condition precedent to the effectiveness of this Agreement that the Partnership Merger Agreement shall have been executed and delivered and be in full force and effect. This Agreement shall automatically terminate and be of no further force or effect upon the earlier termination of the Partnership Merger Agreement in accordance with its terms. Upon any termination of this Agreement, except for any rights either party may have in respect of any breach by either party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder. The provisions of Section 1 of this Agreement shall terminate and be of no further force or effect from and after the Effective Time of the Partnership Merger.

         Section 6. Covenants of Partner Not to Enter Into Inconsistent Agreements. Partner hereby agrees that, except as contemplated by this Agreement, the Consents and the Partnership Merger Agreement, Partner shall not enter into any voting agreement or grant an irrevocable proxy or power of attorney with respect to the Units which is inconsistent with this Agreement.

Section 7.        Miscellaneous.

         a. Notices, Etc. All notices, requests, demands or other communications required by or otherwise given with respect to this Agreement shall be in writing and shall be deemed to have been duly given to either party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or seven days after being mailed by first-class mail, postage prepaid in each case to the applicable addresses set forth below:

If to the Seller Partnership:

Sunstone Hotel Investors, L.P.
903 Calle Amanecer
San Clemente, CA 92673-6212
Attention:     Chief Operating Officer
Facsimile:     949-369-4230

with a copy to:

Altheimer & Gray
10 South Wacker Drive
Suite 4000
Chicago, Illinois  60606
Attention:   Phillip Gordon
Facsimile:   312-715-4800

If to Westbrook or SHP:

Westbrook Real Estate Partners L.L.C.
599 Lexington Avenue
Suite 3800
New York, New York 10022
Attention:     Jonathan H. Paul

         Facsimile:    212-849-8801

with a copy to:

Simpson Thacher & Bartlett
425 Lexington Avenue
New York, NY 10017-3954
Attention:     Richard Capelouto
               Brian Stadler
Facsimile:      212-455- 2502

If to Partner, at its address set forth on the unitholder ledger maintained by the transfer agent of Seller Partnership with respect to the Seller Partnership;

or to such other address as such party shall have designated by notice so given to each other party.

         b. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by the Seller Partnership, SHP and Partner.

         c. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation any corporate successor by merger or otherwise. Notwithstanding any transfer of Units, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

         d. Entire Agreement. This Agreement (together with the Partnership Merger Agreement and the documents referred to therein and the Consents) embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement, the Partnership Merger Agreement and the documents referred to therein.

         e. Severability. If any term of this Agreement or the application thereof to either party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law; provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

         f. Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that either party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

         g. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by either party shall not preclude the simultaneous or later exercise of any other such rights, power or remedy by such party.

         h. No Waiver. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by the other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         i. No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

         j. Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein) provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (j) and shall not be deemed to be in general submission to the jurisdiction of said Court or in the State of Delaware other than for such purposes. Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding.

         k. Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         l. Name, Captions, Gender. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

         m. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

         n. Expenses. Each party shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         o. Beneficial Ownership. For purposes of this Voting Agreement, beneficial ownership shall be determined as set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



         ALTER INVESTMENT GROUP, LTD.


         By: /s/ Robert A Alter
             -----------------------------------
             Robert A. Alter, as general partner


         SHP ACQUISITION, L.L.C.


         By: /s/ Paul Kazilionis
             -----------------------------------
         Name: Paul Kazilionis
         Title: Manager


         SUNSTONE HOTEL INVESTORS, L.P.


         By: /s/ R. Terrence Crowley
            -----------------------------------
         Name: R. Terrence Crowley
         Title: Authorized Person

                                                                       EXHIBIT F
                                                                       ---------


     Amendments Effective Immediately. The following amendment of the Second Amended and Restated Agreement of Limited Partnership (the "Original Agreement") of Sunstone Hotel Investors, L.P. (the "Partnership") shall be effective as of the date of approval:

               (a) The Original Agreement is hereby amended to add a new Section 8.5(i) reading as follows:

               "(i) Notwithstanding any other provision or this Section 8.5 to the contrary, or any other provision of this Agreement to the contrary, but subject to Section 17-607 of the Act, the Partnership, acting by and through the General Partner (who shall act in its sole discretion on behalf of the Partnership), may at any time and from time to time redeem from the General Partner any or all of the Preferred Units or Common Units held by the General Partner in its capacity as a Preferred Unitholder or Common Unitholder, as the case may be, in exchange for the Partnership's distributing to the General Partner certain assets of the Partnership consisting of any or all of the assets of the Partnership the disposition of which would be subject to rules similar to Section 1374 of the Internal Revenue Code of 1986, as amended, as a result of an election under Internal Revenue Service Notice 88-19 (the "Kahler Assets"). The Kahler Assets distributed to the General Partner pursuant to this Section 8.5(i) shall be valued, as of the Business Day immediately preceding such distribution, at fair market value, and such number of the Preferred Units and Common Units held by the General Partner as are equal in value, as of the Business Day immediately preceding such distribution, at Market Price to the Kahler Assets to be conveyed to the General Partner in consideration of the Preferred Units and Common Units to be redeemed from the General Partner, shall be redeemed by the Partnership from the General Partner in exchange for such distribution and shall upon any such redemption be canceled. In no event shall any redemption by the Partnership pursuant to this
               Section 8.5(i) cause the General Partner to lose its status as a general partner and as a limited partner of the Partnership."

     Amendments Effective Upon Merger Approval. The following amendments of the Second Amended and Restated Agreement of Limited Partnership (the "Original Agreement") of Sunstone Hotel Investors, L.P. (the "Partnership") shall be effective as of the date that the merger of SHP Acquisition Sub, L.P., a Delaware limited partnership, with and into the Partnership is approved by the Limited Partners or, following such Limited Partner approval, when implemented by the General Partner, in its sole discretion, pursuant to authority granted to the General Partner as part of the Limited Partner approval vote:

               (a) The introductory paragraph of the Original Agreement is hereby amended by deleting the words ", in its individual capacity (the "Company") and in its capacity as the general partner of the Partnership (the "General Partner")", and by inserting in lieu thereof the words "(the "General Partner"),".

               (b) Article I of the Original Agreement is hereby amended by deleting the term "Company" and the definition thereof in its entirety from the DEFINED TERMS of Article I.

               (c) Article I of the Original Agreement is hereby amended by adding the following words immediately prior to the period at the end of the definition of "REIT PREFERRED SHARE" in the DEFINED TERMS of Article I:

               ", but shall not mean a share of preferred stock of any substitute general partner of the Partnership admitted pursuant to Section 7.1(e) of this Agreement"

               (d) Article I of the Original Agreement is hereby amended by adding the following words immediately prior to the period at the end of the definition of "REIT SHARE" in the DEFINED TERMS of Article I:

               ", but shall not mean a share of common stock of any substitute general partner of the Partnership admitted pursuant to Section 7.1(e) of this Agreement"

               (e) The Original Agreement is hereby amended by deleting the word "Company" wherever it appears in the Original Agreement, and by inserting in lieu thereof the words "General Partner", so that all references to the "Company" in the Original Agreement shall now refer to the "General Partner".

               (f) The first and second sentences of Section 2.4(a) of the Original Agreement are hereby deleted in their entirety.


               (g) The second sentence of Section 4.3 of the Original Agreement is hereby deleted in its entirety.

               (h) Section 6.1(b) of the Original Agreement is hereby deleted and replaced in its entirety by the following:

               "[Intentionally omitted.]"

               (i) Section 6.6 of the Original Agreement is hereby amended by deleting the words "Subject to Section 6.8 hereof, the Articles of Incorporation and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary," from the first sentence of Section 6.6, and by inserting in lieu thereof the words "The General Partner and".

               (j) Section 6.8 of the Original Agreement is hereby deleted in its entirety.

               (k) Section 7.1(a) of the Original Agreement is hereby amended by adding the following words immediately prior to the period at the end of Section 7.1(a):

               "or Section 7.1(e)"

               (l) Section 7.1(b) of the Original Agreement is hereby deleted and replaced in its entirety by the following:

               "[Intentionally omitted.]"

               (m) Section 7.1(c) of the Original Agreement is hereby amended by deleting the words "or Section 7.1(d)" from the first clause of Section 7.1(c), and by inserting in lieu thereof the words "Section 7.1(d) or Section 7.1(e)".

               (n) The Original Agreement is hereby amended to add a new Section 7.1(e) reading as follows:

               "(e) Notwithstanding Section 7.1(c) or Section 7.1(d) or any other provision of this Agreement to the contrary, SHP Investors Sub, Inc., a Maryland corporation, and Sunstone Hotel Investors, Inc., a Maryland corporation, may merge, with Sunstone Hotel Investors, Inc. surviving the said merger. In connection with such merger, Sunstone Hotel Investors, Inc., may transfer any or all of the Partnership Interests held by Sunstone Hotel Investors, Inc., in any capacity, to any Person, including to SHP Properties Corp., a Delaware corporation, and may withdraw as a Partner of the Partnership, including as the general partner of the Partnership. Upon the occurrence of any of the events described above in this Section 7.1(e), and upon the satisfaction by SHP Properties Corp. of the conditions for becoming a substitute general partner as set forth in Section 7.2(b) below, including its filing of an amendment of the Certificate, SHP Properties Corp. shall be, and hereby is deemed, admitted to the Partnership as a substitute general partner of the Partnership, effective immediately prior to the withdrawal of Sunstone Hotel Investors, Inc., from the Partnership as the general partner of the Partnership, and SHP Properties Corp. shall have the rights and duties of a Surviving General Partner as described in the second, third and fourth full sentences of
               Section 7.1(d)(ii) above, along with any other rights and duties of a general partner of the Partnership under this Agreement. To the fullest extent permitted by law, all of the mergers, transfers, withdrawals, admissions, activities and events described in this Section 7.1(e), and anything contemplated thereby and related thereto, may, and shall, take place without any further act, vote or approval of any Partner or other Person, notwithstanding any other provision of this Agreement to the contrary, the Act or other applicable law, rule or regulation."

               (o) Section 7.2 of the Original Agreement is hereby amended by deleting the word "A" as the first word of the opening sentence of Section 7.2, and by inserting in lieu thereof the words "Except as provided in Section 7.1(e) above, a".

                                                                       Exhibit G

                         PW REAL ESTATE INVESTMENTS INC.
                           1285 Avenue of the Americas
                            New York, New York 10019




July 12, 1999


WESTBROOK REAL ESTATE FUND III, L.P.
c/o Westbrook Real Estate Partners, L.L.C.
599 Lexington Avenue
Suite 3800
New York, New York 10022

Attention:  Jonathan H. Paul, Managing Principal

re  Senior Mortgage Financing


Gentlemen:

            You have requested that PW Real Estate Investments Inc. ("PWREI") provide the Mortgage Loan defined and described in Exhibit A (the "Term Sheet") attached to this letter (this "Commitment") and made a part hereof. All capitalized terms used in this Commitment without definition shall have the respective meanings ascribed to them in the Term Sheet. You have requested that PWREI provide the Mortgage Loan to finance a portion of the purchase price to be paid by your affiliates to acquire the assets, business and operations (including the management company and interests in the operating lessee) of Sunstone Hotel Investors, Inc. and its affiliates (whether such transaction is effected through a merger, stock acquisition, asset acquisition or other acquisition transaction, the "Acquisition"). PWREI hereby commits to provide the Mortgage Loan in accordance with this Commitment and the Term Sheet, subject to satisfaction of all conditions set forth in this Commitment and the Term Sheet. You, on behalf of the Borrower (as defined in the Term Sheet), hereby agree to accept the Mortgage Loan in accordance with this Commitment and the Term Sheet.

            As a material inducement for PWREI to provide the Mortgage Loan, you hereby agree:

            (a) to indemnify PWREI and any other Indemnified Person (as hereinafter defined) and hold each Indemnified Person harmless against any and all losses, claims, damages, liabilities or expenses (including any and all investigative, legal and other expenses reasonably incurred in connection with any action, suit or proceeding or any claim asserted) to which PWREI or any other Indemnified Person may become subject insofar as such losses, claims, damages, liabilities or expenses (A) are related to or arise in any manner out of or in connection with (i) actions taken or omitted to be taken (including without limitation any untrue statements made or any statements omitted to be made in a preliminary or final prospectus circulated with respect to the Securitization) by you or any of your affiliates or (ii) actions taken or omitted to be taken by any Indemnified Person with the consent of, or in conformity with the instruction, action or omission of, you or any of your affiliates, in each case, in connection with matters contemplated by this Commitment or the Term Sheet or (B) are otherwise related to, or arise in any manner out of or in connection with the transactions contemplated by this Commitment or the Term Sheet or the rendering of services by PWREI hereunder and thereunder, unless and to the extent it is finally judicially determined that such losses, claims, damages, liabilities or expenses resulted solely and directly from the gross negligence, willful misconduct or breach of this Commitment by such Indemnified Person; and

            (b) subject to the provisions of the following paragraph, to reimburse PWREI and each other Indemnified Person promptly for any reasonable legal or other expenses incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuits, investigations, claims or other proceedings related to or arising in any manner out of or in connection with the transactions contemplated by this Commitment or the Term Sheet or the rendering of services by PWREI hereunder and thereunder (including, without limitation, in connection with the enforcement of this Commitment and the indemnification obligations set forth herein) whether or not any Indemnified Person is named as a party in a proceeding and whether or not any liability results therefrom. All such legal fees, disbursements and other expenses shall be reimbursed by the indemnifying party promptly as they are incurred. In the event a final judicial determination is made to the effect specified in subparagraph (a) above, PWREI will promptly remit to you any amounts reimbursed under this subparagraph (b).

            You also agree that no Indemnified Person shall have any liability to you or any of your affiliates for or in connection with the transactions contemplated by this Commitment or the Term Sheet or the rendering of services by PWREI hereunder and thereunder unless and to the extent that it is finally judicially determined that liability for losses, claims, damages, liabilities or expenses incurred by you or such affiliates resulted from the gross negligence, willful misconduct or breach of this Commitment by such Indemnified Person.

            Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action, the Indemnified Person shall, if a claim in respect thereof is to be made against you, notify you in writing of the claim or the commencement of that action; provided, however, that the failure to notify you shall not relieve you from any liability which you may have under the indemnification provisions of this Commitment except to the extent that you have been materially prejudiced by such failure; and, provided further, that the failure to notify you shall not relieve you from any liability which you may have to an Indemnified Person otherwise than under the indemnification provisions of this Commitment. If any such claim or action shall be brought against an Indemnified Person, and it shall notify you thereof, you shall be entitled to participate therein and, to the extent that you wish, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. After notice from you to the Indemnified Person of your election to assume the defense of such claim or action, you shall not be liable to the Indemnified Person under the indemnification provisions of this Commitment for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof except as provided in the following sentence. The Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the employment thereof has been specifically authorized by you in writing; or (ii) in such claims or action there is, in the opinion of independent counsel, a conflict concerning any material issue between the positions of you and such Indemnified Person, in which case if such Indemnified Person notifies you in writing that it elects to employ separate counsel at your expense, you shall not have the right to assume the defense of such action on behalf of such Indemnified Person; provided, however, that unless an actual or potential conflict exists between two or more Indemnified Persons, you shall not be required to pay the fees and disbursements of more than one separate counsel for all Indemnified Persons. Nothing set forth herein is intended to or shall impair the right of any Indemnified Person to retain separate counsel at its own expense.

            Without the prior written consent of PWREI, neither you nor any of your affiliates will settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless (a) you shall have given PWREI reasonable prior written notice thereof and used all reasonable efforts, after consultation with PWREI, to obtain an unconditional release of PWREI and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceedings, or (b) you reaffirm in writing your indemnity and contribution obligations hereunder regardless of any common, federal or state statutory law to the contrary. As long as you have complied with your obligations to defend and indemnify hereunder, you shall not be liable for any settlement made by PWREI or any other Indemnified Person without your consent.

            You and PWREI agree that if any indemnification or reimbursement sought pursuant to the foregoing provisions of this Commitment is finally judicially determined to be unavailable for a reason other than the gross negligence, willful misconduct or breach of the provisions of this Commitment by any Indemnified Person or is otherwise unavailable or insufficient to hold an Indemnified Person harmless, then, whether or not PWREI is the Indemnified Person, you and PWREI shall contribute to the losses, claims, damages, liabilities and expense for which such indemnification or reimbursement is held unavailable: (x) in such proportion as is appropriate to reflect the relative benefits to you, on the one hand, and PWREI, on the other hand, from the transactions to which such indemnification or reimbursement relates; or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) but also the relative faults of you, on the one hand, and all Indemnified Persons, on the other hand, as well as any other equitable considerations. Notwithstanding the provisions of this paragraph, or any other provisions of this Commitment or the Term Sheet, you and PWREI agree that in no event shall the amount to be contributed by PWREI pursuant to this paragraph exceed the amount of the fees actually received by PWREI hereunder.

            You agree that the indemnification, contribution and reimbursement obligations set forth in this Commitment shall apply whether or not PWREI or any other Indemnified Person is a formal party to any such lawsuits, claims or other proceedings, and that such obligations shall extend upon the terms set forth in this Commitment to any controlling person, affiliate (including, without limitation, PaineWebber Incorporated), director, officer, employee, representative or agent of PWREI (each, with PWREI, an "Indemnified Person"). You further agree that your indemnification, contribution and reimbursement obligations set forth in this Commitment shall be in addition to any liability which you may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Indemnified Persons within the meaning of the Securities Act of 1933, as amended. The indemnification, contribution and reimbursement provisions of this Commitment shall survive any termination of this Commitment, but simultaneous with the closing of the Acquisition and the Mortgage Loan, all of your rights and all of your obligations under this Commitment, including without limitation, all of your indemnification, contribution and reimbursement obligations hereunder, may be assigned by you to the Holding Company (as defined in the Term Sheet), provided, that (i) the Holding Company shall have a net worth of not less than $250,000,000 after giving effect to the Acquisition and (ii) the Holding Company shall assume all of your rights and obligations hereunder simultaneous with such assignment. Upon such assignment and assumption, you shall have no further obligations under this Commitment ab initio, and PWREI and all other Indemnified Persons shall look solely to the Holding Company for performance of your obligations hereunder, regardless of the date from which such obligations accrued. The provisions of the two immediately preceding sentences of this paragraph shall survive closing of the Mortgage Loan.

            In addition to the fees described in the Term Sheet, and regardless of whether or not the Mortgage Loan is funded, you will promptly pay to PWREI upon request all reasonable out-of-pocket expenses incurred by PWREI in connection with the Mortgage Loan and the performance of its services hereunder or under the Term Sheet, including, without limitation, the costs of title, survey and lien searches, the fees and disbursements of legal counsel, accountants, environmental experts, engineers, appraisers, due diligence contractors and travel expenses and rating agency fees and expenses. PWREI will keep you reasonably informed of its ongoing out-of-pocket expenses, and will advise you as to the estimated cost of any material third party due diligence (including reports prepared by third parties) prior to contracting for services and incurring such costs. Your obligations with respect to expenses set forth in this paragraph shall survive any termination of this Commitment, but may be assigned to, and assumed by, the Holding Company in accordance with the foregoing provisions hereof.

            This Commitment and the Term Sheet are delivered to you with the understanding that, whether or not this or any other commitment is accepted from PWREI relating to any aspect of the transactions outlined herein, this Commitment and the terms outlined herein and in the Term Sheet will be kept confidential by you and your affiliates and not disclosed to any third party (including, without limitation, other sources of financing) without the express prior written consent of PWREI, except that (a) you and your affiliates may disclose this Commitment and the Term Sheet, and the contents hereof and thereof
(i) to the seller in the Acquisition and to investors in the Acquisition (including their beneficial owners) on a confidential basis in connection with the Acquisition, (ii) to your respective partners, shareholders, officers, directors, employees, accountants, attorneys and other advisors on a confidential basis in connection with the transactions contemplated hereby or thereby or (iii) as required by law, and
(b) after acceptance of this Commitment by you, you may disclose this Commitment, the Term Sheet and the contents hereof and thereof (as well as a summary of the principal terms and conditions of PWREI's commitments and obligations hereunder or thereunder) in any public filings whether in connection with the transactions contemplated hereby or otherwise (provided that any such summary written disclosure shall be subject to PWREI's reasonable review and approval). The provisions of this paragraph shall survive any termination of this Commitment.

            You represent and warrant that neither you nor any person acting on your behalf has employed or used a broker in connection with the transactions contemplated herein, and you agree to indemnify and hold harmless PWREI and each other Indemnified Person from and against all loss, cost, damage or expense arising by reason of any claim made by any such broker. PWREI represents and warrants that neither it nor any person acting on its behalf has employed or used a broker in connection with the transactions contemplated herein, and PWREI agrees to indemnify and hold harmless you and your affiliates from and against all loss, cost, damage or expense arising by reason of any claim made by any such broker. The provisions of this paragraph shall survive any termination of this Commitment.

            You are hereby advised (and hereby agree) that other entities with conflicting interests may also be (or become at any time in the future) customers of PWREI or any of its affiliates, and, subject to the section of the Term Sheet entitled "Exclusivity", that PWREI or any of its affiliates may be providing financing or other services to such other customers. PWREI agrees to disclose to you the existence of any such conflicting interests as and when they arise, provided that PWREI shall only be required to make such disclosure if and to the extent (x) that the existence of such conflicting interests is actually known by one of Steven Baum, John Taylor or James Glasgow, (y) such disclosure is not prohibited by law or any rule, regulation or policy of any governmental authority having jurisdiction over PWREI or any of its affiliates, and (z) such disclosure will not cause PWREI or any of its affiliates to be in breach of any agreement (including, without limitation, any confidentiality agreement) to which PWREI or any of its affiliates is a party. The foregoing provisions of this paragraph have been reviewed and approved by your counsel.

            You recognize that PWREI has issued this Commitment only for your benefit, and that the agreements set forth herein and in the Term Sheet are not intended to confer rights upon any of your shareholders, owners or partners or any other person not a party hereto as against PWREI or any of its affiliates or the respective directors, officers, agents, employees or representatives of PWREI or its affiliates. No one other than you is authorized to rely upon the agreements set forth herein and in the Term Sheet or any statements or conduct by PWREI.

            This Commitment and the rights and obligations of the parties set forth herein and in the Term Sheet shall terminate and be of no further force or effect (other than those obligations set forth in this Commitment which are expressly stated to survive termination of this Commitment) if the Mortgage Loan has not been funded by November 23, 1999.

            THIS COMMITMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND

GOVERNED BY THE LAW OF THE STATE OF NEW YORK. THE PARTIES HERETO AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS COMMITMENT, THE TERM SHEET, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION HEREWITH OR THEREWITH. THE FOREGOING WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY HERETO, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY HERETO IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BOTH PARTIES HERETO.

            This Commitment shall be of no force or effect until executed and delivered by both parties hereto. This Commitment may not be amended except by written instrument executed by both parties hereto. This Commitment may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one instrument.

            This Commitment, the Term Sheet and the letter regarding fees, dated the date hereof (the "Fee Letter"), between you and us contain all of the agreements and understandings of the parties hereto relating to the transactions described herein and therein, and the respective obligations of PWREI and its affiliates and you and your affiliates in connection therewith. All prior negotiations, proposals, agreements and understandings relating to the subject matter of this Commitment, the Term Sheet and the Fee Letter are null and void.

            If you are in agreement with the foregoing, please sign and return to PWREI the enclosed copy of each of this Commitment and the Fee Letter by no later than 11:00 p.m., New York time on July 12, 1999. This Commitment shall terminate at such time unless you accept this Commitment as provided above.

            Each signatory hereto represents and warrants that he or she is duly authorized and empowered to execute this Commitment and the Fee Letter on behalf of the relevant party hereto.

                                    Very truly yours,

                                    PW REAL ESTATE INVESTMENTS INC.


                                    By: /s/ John A. Taylor
                                       ------------------------------
                                       Name:  John A. Taylor
                                       Title: President

Agreed to and Accepted this
12 day of July, 1999


WESTBROOK REAL ESTATE FUND III, L.P.,
   a Delaware limited partnership


By:  Westbrook Real Estate Management III, L.L.C., its
           general partner

By:  Westbrook Real Estate Partners, L.L.C., its
      managing member


By: /s/ Jonathan H. Paul
   --------------------------------
      Name:  Jonathan H. Paul
      Title: Authorized Person

                                                                       EXHIBIT A


                                   TERM SHEET
                                       FOR
                     FLOATING RATE SENIOR MORTGAGE FINANCING


      This is the Term Sheet referred to in that certain letter agreement dated July 12, 1999 (the "Commitment") between PW Real Estate Investments Inc. and Westbrook Real Estate Fund III, L.P. All capitalized terms used in this Term Sheet without definition shall have the meanings ascribed to them in the Commitment.


CLIENT: Westbrook Real Estate Fund III, L.P. and its affiliates (collectively, the "Client"), including, without limitation, the surviving holding company following consummation of the Acquisition (such surviving company, the "Holding Company").

BORROWER:             The entities listed in Schedule I attached hereto and
                      the lessee under the operating lease (collectively, the "Borrower"), which entities shall be (i) special purpose and bankruptcy remote, (ii) owned by the Client and Robert A. Alter and other minority owners, (iii) controlled by the Client, (iv) engaged only in the fee or leasehold ownership of the Properties (hereinafter defined) and (v) otherwise reasonably satisfactory to Lender.

LENDER: PW Real Estate Investments Inc., a wholly-owned subsidiary of Paine Webber Real Estate Securities Inc., or any affiliate.

MORTGAGE LOAN:        The proposed loan (the "Mortgage Loan") will be fully
                      cross-collateralized and cross-defaulted.

SECURITY:             The Mortgage Loan will be secured by (i) first mortgage
                      liens on the properties listed on Exhibit B attached hereto (collectively, the "Properties", and individually, a "Property"), (ii) a first priority assignment of all leases and rents attributable to the Properties, (iii) a first priority assignment of all Security Accounts and other reserves and escrows described below for the Properties, and (iv) a first priority assignment of all rights of the Borrower or the operating lessee, as applicable, under operating leases, management agreements, franchise agreements, licensing agreements and other licenses, permits and agreements relating to the ownership and/or operation of the Properties. The items of security described in clauses
                      (i) through (iv) of the preceding sentence are referred to collectively herein as the

                                                                       EXHIBIT A
                                                                          Page 2

                      "Collateral". All management agreements and leases (including operating leases but excluding any land leases which by their terms do not require such subordination) are required to be subordinated to the Mortgage Loan. All franchise agreements and land leases must be satisfactory to Lender and meet rating agency requirements. The Collateral must be free and clear of all liens, claims and encumbrances of any kind or nature whatsoever other than those reasonably approved by Lender.

TERM:                 The Mortgage Loan will have a term (the "Term") of four
                      (4) years with one, one (1) year extension option to be granted to Borrower, subject to satisfaction of the extension conditions described below.

EXTENSION CONDITIONS: The one (1) year extension option will be conditioned upon: (i) no monetary or material non-monetary event of default existing with respect to the Mortgage Loan at the time of the extension, (ii) Borrower having requested the Term extension not less than 60 days nor more than 150 days prior to the then existing maturity date, (iii) Borrower paying an extension fee at the time of the extension in the amount of 1.0% of the outstanding principal amount of the Mortgage Loan at the time of the extension, and (iv) the debt service coverage ratio for the Mortgage Loan, calculated based on the trailing twelve month Actual Net Cash Flow (subject to a 4% FF&E and replacement reserve) of the Properties and a 10.5% underwriting constant (the "DSCR") being not less than
                      1.35 times, which DSCR will be calculated 30 days after Lender's receipt of Borrower's extension request. To the extent the DSCR test is not met, Borrower will be permitted to pay down the Mortgage Loan to bring it into compliance. The term "Actual Net Cash Flow" when used herein shall mean, for the relevant calculation period, the aggregate gross revenues of the Properties minus the aggregate operating expenses, fixed expenses and fees attributable to the management and operation of the Properties. For purposes of calculating Actual Net Cash Flow, "gross revenues" shall mean actual revenues received from hotel departments, including but not limited to room rental, food and beverage operations, telecommunications, health club, golf, tennis, business center activities, retail, parking and any other related activities. Non-recurring revenues will not be included in gross revenues. For purposes of calculating Actual Net Cash Flow, "operating expenses", "fixed expenses" and "fees" shall include all expenses paid in connection with the operation and management of

                                                                       EXHIBIT A
                                                                          Page 3


                      the Properties, and will additionally include all accrued but unpaid expenses associated with real estate taxes and insurance. For purposes of calculating operating expenses, fixed expenses and fees, franchise and management fees will be included at the higher of the actual amount paid or the contractual amount.

LOAN AMOUNT:          The original principal amount of the Mortgage
                      Loan (the "Original Loan Amount") is currently estimated to be $502 million. The Original Loan
                      Amount shall in no event exceed $502 million, nor shall it exceed 64.5% of the total purchase price paid in the Acquisition (inclusive of $69.2 million of Existing Debt (as defined below)), including customary closing costs, the purchase price paid to acquire a minimum 49% interest in the operating lessee (together with rights to 100% of the net cash flow from the leasehold interests), and the purchase price paid to acquire the management company. Lender's approval shall be required with respect to (x)
                      Fees (as hereinafter defined) in the event that the actual aggregate amount thereof exceeds $10.8 million; (y) closing costs other than Fees in the event that the actual aggregate amount thereof exceeds $12.5 million; and (z) the aggregate price to acquire the management company and the interests in the operating lessee in the event that such amount exceeds $30 million. The actual
                      Original Loan Amount will be determined by Lender upon the completion of Lender's underwriting analysis and in accordance with the DSCR and LTV
                      Parameters described below.  The term "Existing
                      Debt" when used herein refers to $69.2 million of existing first mortgage debt encumbering the properties listed on Exhibit C. The term "Fees" when used herein refers to the structuring fee payable hereunder to Lender, the fees and disbursements payable by Lender to
                      PriceWaterhouse Coopers in connection herewith, the fees and disbursements payable by Lender to its attorneys in connection herewith, and the purchase price of the interest rate cap described below.

AMORTIZATION:         Lender will receive 27% of Actual Net Cash Flow
                      (subject to a 4% FF&E and replacement reserve), determined and payable monthly after the payment of debt service on the Mortgage Loan and other required reserves, to amortize the principal balance of the Mortgage Loan by 3.4% of the Original Loan Amount (the "Amortization Amount").
                      If the principal balance of the Mortgage Loan is not reduced by the Amortization Amount through application of such Actual Net Cash Flow by March
                      31, 2001, the Borrower will be

                                                                       EXHIBIT A
                                                                          Page 4


                      obligated to provide additional funds to reduce the principal balance of the Mortgage Loan by the Amortization Amount at that time. Notwithstanding the foregoing, if the DSCR is less than 1.50 times on the Final Test Date (as defined below), additional amortization in an amount equal to 2.26% of the Original Loan Amount (the "Additional Amortization Amount") will be required by March 31, 2001, and Lender will continue to collect 27% of Actual Net Cash Flow for application to this additional amortization obligation. If the principal balance of the Mortgage Loan is not reduced by the Amortization Amount and, if required, the Additional Amortization Amount through application of such Actual Net Cash Flow by March 31, 2001, the Borrower will be obligated to provide additional funds to reduce the principal balance of the Mortgage Loan by the Amortization Amount and, if required, the Additional Amortization Amount at that time.

                      If the DSCR is equal to or greater than 1.50 times on the Final Test Date, the Reserved Interest Amount (as defined below) will be applied to amortize the principal balance of the Mortgage Loan as provided in the section hereof entitled "Interest Rate", and such amortization shall be credited toward the foregoing amortization requirements.

                      Prepayments of the Mortgage Loan made in connection with Property releases or in connection with the occurrence of any casualty or condemnation at a Property will not be deemed to satisfy the Borrower's obligations to amortize the principal balance of the Mortgage Loan set forth in this section; provided, however, in the event of a Property release, the aggregate principal amount of the required amortization under this section shall be reduced in the same proportion as the portion of the Mortgage Loan originally allocated to such Property bears to the Original Loan Amount.

                      After the principal amortization required by this section has been paid, the Mortgage Loan will be interest only during the remainder of the Term.

INTEREST RATE:        The Mortgage Loan will bear interest at a per
                      annum rate determined by Lender which shall be equal to the one month LIBOR rate plus ____%, subject to the provisions of the last paragraph of this section. If, as of ____________ (the
                      "First Test Date") or ____________ (the "Final
                      Test Date"), the following DSCR tests are met, the interest rate

                                                                       EXHIBIT A
                                                                          Page 5


                      spread for the Mortgage Loan will be adjusted prospectively, effective as of the applicable test date, as follows:

                             Trailing 12-month DSCR   Spread to one (1)
                                ("Test Coverage")        month LIBOR
                                -----------------        -----------
                              ____ times up to (but         ____%
                                 excluding) ____
                              ____ times up to (but         ____%
                                 excluding) ____
                              ____ times or greater         ____%

                      Notwithstanding the foregoing, prior to the Final Test Date, a portion of the interest payable by the Borrower equal to ____ basis points (the "Reserved Interest Amount") shall be deposited into a Security Account (as defined below) for application on the Final Test Date in accordance with this section and the section hereof entitled "Amortization". If the DSCR is equal to or greater than ____ times on the First Test Date, (x) the Reserved Interest Amount will no longer be collected and deposited in the Security Account, and (y) the Reserved Interest Amount theretofore collected and deposited in the Security Account will be applied on the Final Test Date to amortize the principal balance of the Mortgage Loan as provided in the section hereof entitled "Amortization". If the DSCR is equal to or greater than ____ times on the Final Test Date, the Reserved Interest Amount will be applied on the Final Test Date to amortize the principal balance of the Mortgage Loan as provided in the section hereof entitled "Amortization". If the foregoing DSCR test is not met on the Final Test Date, then the Reserved Interest Amount shall be released to Lender from the Security Account on the Final Test Date and applied to the payment of interest on the Mortgage Loan for the period for which such Reserve Interest Amount was collected.

INTEREST PAYMENTS:    Interest payments will be due monthly on the
                      first business day of each month, in arrears.
                      Interest will be calculated on an actual/360 day basis.

DSCR PARAMETERS:      The minimum debt service coverage ratio for the Mortgage
                      Loan at closing will be 1.30 times, calculated based upon Lender's underwriting analysis and an underwriting constant anticipated to be 10.5%.

                                                                       EXHIBIT A
                                                                          Page 6

LTV PARAMETERS:       MAI Appraisals of the Properties satisfactory in
                      form and content to the Lender, prepared by duly licensed MAI Appraisers, will be required prior to closing. Once appraisal reports have been received and approved by Lender in its sole discretion, Lender will review the Original Loan
                      Amount to ensure that it does not exceed at closing a loan-to-value ("LTV") of 67%, based upon Lender's underwriting analysis in respect of the Mortgage Loan.

DUE DILIGENCE:        Based on the financial due diligence Lender has
                      done to date for the limited purpose of
                      determining compliance with the DSCR Parameters and the LTV Parameters, Lender hereby commits to fund an Original Loan Amount at least equal to $454,600,000 less the Sale Reduction Amount on the Closing Date, subject to (i) satisfaction of all other conditions set forth in the Commitment and this Term Sheet as of the Closing Date, including, without limitation, those set forth in the section hereof entitled "Credit Underwriting" and (ii) there not occurring prior to the Closing
                      Date a material adverse change in the condition, financial or otherwise, of the Borrower, the Client or the Properties; provided, however, that a change or changes in the financial performance of the Properties shall be deemed to be a material adverse change in the financial condition of the Properties only if such change or changes result in the Bench Mark Cash Flow
                      Amount (as defined below) as of the last day of any month after May, 1999 being less than 98.5% of the Bench Mark Cash Flow Amount as of May 31,
                      1999. In addition to the foregoing, with respect to the DSCR Parameters and LTV Parameters described above, provided that Client and Borrower cooperate in all respects with Lender, Lender shall, not later than July 20, 1999, complete a sufficient amount of its financial due diligence for the limited purpose of determining compliance with the DSCR Parameters and the LTV
                      Parameters, and shall notify Client on July 20, 1999 of the Original Loan Amount that Lender will commit to fund on the Closing Date and the Bench
                      Mark Cash Flow Amount as of May 31, 1999, subject to (i) satisfaction of all other conditions set forth in the Commitment and this Term Sheet as of the Closing Date, including, without limitation, those set forth in the section hereof entitled
                      "Credit Underwriting", (ii) the Bench Mark Cash
                      Flow Amount as of the last day of any month after May, 1999 being not less than the Bench Mark Cash
                      Flow Amount as of May 31, 1999, and (iii) there not occurring prior to the Closing Date a material adverse change in the condition, financial or otherwise, of the

                                                                       EXHIBIT A
                                                                          Page 7


                      Borrower, the Client or the Properties. Borrower and Client agree that their lack of cooperation will automatically extend the July 20, 1999 date. The term "Bench Mark Cash Flow Amount" when used herein means the trailing 12 month Actual Net Cash Flow for the Properties as determined as of any determination date; provided, however, that in the event that any of the Properties listed on Exhibit D attached hereto are sold prior to a determination date the trailing 12 month Actual Net Cash Flow for such Property shall be excluded from the Bench Mark Cash Flow Amounts as of May 31, 1999 and as of such determination date.

                      Client shall notify Lender in writing of the anticipated date of the mailing of the Proxy Statement and the Consent Solicitation Statement (as such terms are defined in the Merger Agreement (as defined below)) not more than fourteen (14) days and not less than ten (10) days prior to such anticipated date. Within seven (7) days following receipt of such notice, Lender shall deliver to Client a written report (the "Status Report") with respect to the status of Lender's due diligence. The Status Report shall describe as of a date three (3) days prior to its date (a) the extent to which Lender has completed its due diligence (the "Completed Due Diligence"); and (b) any issues identified by Lender as a result of the Completed Due Diligence.

PREPAYMENT
PROVISION:            The Mortgage Loan will be prepayable in whole or
                      in part during its Term in accordance with the provisions of this paragraph. The Mortgage Loan will have a prepayment fee of ____% of the principal amount prepaid in loan years one and two and ____% of the principal amount prepaid in loan years three and four; provided, however, that there will be a right to prepay up to a portion of the principal of the Mortgage Loan equal to $100 million less the Sale Reduction
                      Amount as of the Closing Date within the first nine (9) months of the Term, but in no event later than May 31, 2000, with a prepayment fee of ____% of the principal amount prepaid. No prepayment fee shall be payable in connection with (i) the payments required pursuant to the section hereof entitled "Amortization", (ii) involuntary prepayments due to casualty or condemnation or (iii) prepayments made to obtain an extension of the Term of the Mortgage Loan pursuant to the section hereof entitled
                      "Extension Conditions".

                                                                       EXHIBIT A
                                                                          Page 8


RELEASE: Borrower may obtain the release of a Property from the liens and security interests securing the Mortgage Loan in connection with a sale or refinancing of such Property, subject to the Prepayment Provision set forth above and subject to certain customary release provisions, including, but not limited to, the following:

                      (i) no monetary or material non-monetary default shall have occurred and be continuing on the date of the release;

                      (ii) in connection with any release of a Property during
                           the period from the Closing Date to (but excluding) the Final Test Date, the Borrower shall make a prepayment of the Mortgage Loan in an amount not less than the greatest of (a) an amount sufficient to cause the DSCR (after giving effect to the release and prepayment) to equal the DSCR on the Closing Date, (b) an amount sufficient to cause the DSCR (after giving effect to the release and prepayment) to equal the average of the DSCR existing immediately prior to such release and the DSCR on the Closing Date, and (c) an amount equal to (x) ____ times the original principal amount of the Mortgage Loan allocated by Lender to the Property being released if such Property was previously identified and deemed by Lender to be a limited service hotel (which aggregate allocable loan amount shall equal approximately $____ million), (y) ____ times the original principal amount of the Mortgage Loan allocated by Lender to the Property being released if such Property was previously identified and deemed by Lender to be an early disposition hotel (which aggregate allocable loan amount shall equal approximately $____ million), or (z) ____ times the original principal amount of the Mortgage Loan allocated by Lender to any other Property being released;

                      (iii)in connection with any release of a Property
                           occurring during the Period from the Final Test Date to the Maturity Date, the Borrower shall make a prepayment of the Mortgage Loan in an amount not less than the greatest of (a) an amount sufficient to cause the DSCR (after giving effect to the release and prepayment) to equal the DSCR on the Final Test Date, (b) an amount sufficient to cause the DSCR (after giving effect to the release and prepayment) to equal the average of the DSCR existing immediately prior to such release and the DSCR on the

                                                                       EXHIBIT A
                                                                          Page 9


                           Final Test Date, (c) an amount sufficient to cause the DSCR (after giving effect to the release and prepayment) to equal the DSCR on the Closing Date, and (d) an amount equal to ____ times the original principal amount of the Mortgage Loan allocated by Lender to the Property being released; and

                      (iv) if the Property being released is being refinanced,
                           such Property must be transferred to an entity that is not a subsidiary of the Borrower and otherwise satisfies all rating agency requirements.

                      Notwithstanding the foregoing, the Borrower shall make a prepayment of the Mortgage Loan in connection with each release of any of the Properties identified on Exhibit B as Building Pads or a Development Land in an amount to be agreed by the parties; provided, however, that the aggregate of such prepayment amounts shall equal $1,000,000.

                      The parties understand that some or all of the Properties listed on Exhibit D attached hereto may be sold prior to the Closing Date. In such event (x) any of such Properties which are sold shall not constitute Collateral, (y) the Original Loan Amount shall be reduced on account of each of such Properties which is sold by an amount equal to the amount specified in clause (ii) (c) above which would be payable in connection with the release of such Property (the aggregate of such reduction amounts as of any relevant date being referred to herein as the "Sale Reduction Amount"), and (z) Lender shall be entitled in its reasonable discretion to reallocate the Original Loan Amount as so reduced among the remaining Properties.

ACQUISITION; EQUITY
PORTION OF
PURCHASE PRICE:       The Acquisition shall not include a tender offer
                      and shall be consummated on the Closing Date pursuant to a structure which shall be in accordance with the terms of the forms of merger agreement (the "Merger Agreement")and contribution agreement annexed hereto as Exhibits
                      E and F, respectively, and shall otherwise be on terms that do not conflict with the terms hereof and of the Commitment and which are satisfactory to the Lender. The Acquisition shall include, without limitation, acquisition of the management and leasing companies affiliated with Sunstone
                      Hotel Investors, Inc.  Prior to the Closing

                                                                       EXHIBIT A
                                                                         Page 10


                      Date, the Client and Borrower will provide evidence satisfactory to Lender, in its sole discretion, that the total equity provided by Client and Borrower (without duplication) is not less than 35.5% of an amount equal to the total purchase price paid in the Acquisition less $69.2 million of Existing Debt (or, if greater, the net proceeds of any refinancing of the Existing Debt), including customary closing costs, the purchase price paid to acquire the interests in the operating lessee and the purchase price paid to acquire the management company.

INTEREST RATE CAP:    The Borrower shall be obligated to purchase an
                      interest rate cap reasonably satisfactory to Lender from a provider whose identity and credit worthiness are satisfactory to Lender in its sole discretion as soon as one (1) month LIBOR reaches
                      ____% but in no event later than the earlier of
                      ____________ or Securitization of the Mortgage
                      Loan.  The cap shall have a ____% one (1) month
                      LIBOR strike price. The principal that is required to be repaid by March 31, 2001 under the terms of the first paragraph of the section hereof entitled "Amortization" may have an interest rate cap that expires on March 31, 2001.

SECURITY ACCOUNTS:    One or more security accounts shall be
                      established in the name of, and under the sole dominion and control of, the Lender or its designated representatives (the "Security
                      Accounts"), and all income from the Properties shall be deposited directly into such Security
                      Accounts. At the discretion of Lender, such Security Accounts may include (but may not be limited to) the following:

                      (i) Debt Service Account - A replenishable account in an amount equal to the sum of
                             (a) one month's interest payment, which
                             amount will be collected during the term of the Mortgage Loan over the course of each month and deposited into the debt service account and applied as described more fully in the loan documents; and (b) $2,000,000, which amount will be deposited in the debt service account on the Closing Date and maintained therein at all times in addition to the amount collected monthly;

                      (ii) Basic Carrying Cost Account - An annual budget for monthly payments to be made on account of the real estate taxes and assessments, insurance premiums and land lease rental payments for the Properties (in an amount sufficient to pay

                                                                       EXHIBIT A
                                                                         Page 11


                             these costs) shall be submitted to Lender for approval each year. Once such budget is approved, the amounts therein shall be reserved in monthly installments to be mutually agreed from the revenues deposited in the Security Accounts. The budget for each year of the Term will be at least 3% in excess of the actual amount of the previous year's real estate taxes and assessments and insurance premiums for the Properties;

                      (iii) FF&E Reserve Account/Replacement Reserve Account - An amount, subject (as to replacement reserves) to an engineering report for each Property, to be escrowed monthly in increments equal to 4.0% of the prior month's total gross revenues for such Property. At closing, such amount will be equal to 1/12th of 4.0% of year-end Pro Forma 1999 gross revenues of the Properties;

                      (iv) Deferred Maintenance Account and Environmental Remediation Account - Such accounts to be established as recommended in the relevant third party reports and such additional amounts as mutually agreed between the parties;

                      (v) Reserved Interest Account - An account for purposes of holding the Reserved Interest Amount until its application on the Final Test Date in accordance with the section hereof entitled "Interest Rate"; and

                      (vi) Net Cash Flow Reserve Account - An account to be established in accordance with the section hereof entitled "Net Cash Flow
                                Reserve Account".

NET CASH FLOW
RESERVE ACCOUNT:      If the DSCR drops below _____ times for any
                      trailing twelve month period during the Term of the Mortgage Loan, all cash flow after debt service, reserves, income taxes, non-affiliate fees, approved affiliate management fees, and operating expenses will be collected and held in a reserve account (the "Net Cash Flow Reserve
                      Account") as part of the Collateral. Funds will be released from the Net Cash Flow Reserve
                      Account when the DSCR is equal to or greater than _____times for a trailing twelve-month period.
                      In addition to the foregoing, from and after the Final Test Date, if the DSCR is less than ____ times

                                                                       EXHIBIT A
                                                                         Page 12


                      but greater than or equal to ____ times for any trailing twelve month period, ___% of all cash flow after debt service, reserves, income taxes, non-affiliate fees, approved affiliate management fees, and operating expenses will be collected and held in the Net Cash Flow Reserve Account, and the funds therein will be released when the DSCR is equal to or greater than _____ times for a trailing twelve-month period. Provided no default then exists on the Mortgage Loan, Lender shall, from time to time, release funds from the Net Cash Flow Reserve Account to the Borrower for the purpose of paying operating expenses that have been approved by Lender in its sole discretion, if and to the extent the Borrower has insufficient funds to pay such operating expenses at the time such payment is due. At Borrower's option, funds in the Net Cash Flow Reserve Account may be applied to prepay principal of the Mortgage Loan; provided, however, that such prepayment will be deemed voluntary and will be subject to the prepayment fee described above.

REQUIRED LENDER
APPROVALS:            Lender's approval, which shall not be
                      unreasonably withheld, is required for changes in a Property flag if (i) there is a proposed flag downgrade, (ii) the Property in question is one of the largest ten assets in allocated loan amount, or (iii) if, after giving effect to such flag change there have been flag changes in respect of more than seven (7) Properties during the Term. Lender's approval is required for the management agreement and the operating lease and any change in the property manager or operating lessee , as well as any change in the form and content of the management agreement or the operating lease.

PROPERTY MANAGEMENT
REPLACEMENT:          Lender reserves the right to replace the property
                      manager if (i) the Actual Net Cash Flow (adjusted for a 4% FF&E and replacement reserve) for any trailing 12-month period during the Term of the Mortgage Loan is insufficient to cause the debt service coverage ratio for the Mortgage Loan to be at least equal to 1.10 times (using the then current interest rate on the Mortgage Loan), (ii) there is a material default under the management agreement by the property manager, or (iii) the property manager becomes insolvent.

RECOURSE:             The Mortgage Loan will be non-recourse to the
                      Borrower and the Holding Company, except for losses sustained by Lender with regard to (i) fraud, (ii) misappropriation of funds, (iii) breach of

                                                                       EXHIBIT A
                                                                         Page 13


                      representations or warranties, provided such breach is intentional or if unintentional, involved information that a similarly situated borrower in similar circumstances should have known assuming due inquiry,
                      (iv) violation of restrictions against transfer and/or encumbrances, and (v) any other matters upon which Borrower and Lender may agree. The Mortgage Loan shall in all events be recourse to the Borrower and the Holding Company in the case of voluntary bankruptcy or failure to contest involuntary bankruptcy. The Mortgage Loan will be non-recourse to the Client except for losses sustained by Lender with regard to fraud or misappropriation of funds by the Client or of which the Client has actual knowledge. Up to $10.5 million of the senior-most (i.e., least risky) portion of the Mortgage Loan may be guaranteed on a recourse basis by the direct or indirect owners of Borrower but only if such guaranty does not impair the bankruptcy remote nature of Borrower or cause Borrower not to meet the requirements of the rating agencies involved in any Securitization of the Mortgage Loan (including, without limitation, the requirement for the delivery by Borrower's counsel of a satisfactory non-consolidation opinion).

CLOSING: The Client and Lender currently anticipate that the Mortgage Loan will close by no later than November 19, 1999, subject to Client's timely delivery of information satisfactory to Lender, and subject to the satisfaction of all of the conditions of the Commitment and this Term Sheet.

CREDIT UNDERWRITING:  Lender will perform credit underwriting of the
                      Mortgage Loan in accordance with the standards of prudent institutional investors, which will include, among other things, environmental reviews, engineering reports (which for all Properties identified by Lender must include a seismic assessment), title reports, appraisal reports, NOI audits, assessments of casualty and liability insurance coverages (which coverages shall be satisfactory to Lender and shall include earthquake insurance for all properties in an earthquake zone), and a full legal documentation review. The bankruptcy remote nature of the Borrower must be satisfactory to Lender's counsel and must meet the requirements of the rating agencies involved in any Securitization of the Mortgage Loan. Origination of the Mortgage Loan is contingent upon and subject to Lender's complete satisfaction, in its sole and absolute discretion, with the result of its credit underwriting; provided, however, that if such credit underwriting causes Lender to

                                                                       EXHIBIT A
                                                                         Page 14


                      require cash reserves in order to include any of the Properties as Collateral or if Lender rejects any of the Properties as Collateral because cash reserves are insufficient, no such rejection or reserve requirement shall entitle Lender to refuse to make the Mortgage Loan as a result of its credit underwriting unless the sum of
                      (a) the principal amount of the Mortgage Loan allocated by Lender to the Properties so rejected and (b) the amount of cash reserves so required by Lender, exceeds $25 million. Additionally, earthquake insurance and/or seismic upgrades may be required. Notwithstanding the foregoing, Lender shall determine compliance with the DSCR Parameters and LTV Parameters by July 20, 1999 as provided in the section hereof entitled "Due Diligence in Respect of DSCR and LTV".

ADDITIONAL FINANCING: Borrower will not be permitted to incur, directly or indirectly, any additional indebtedness other than the Mortgage Loan, except for de minimus amounts of short term unsecured trade debt incurred in the ordinary course of business. The parent of Borrower (the "Parent") will not be permitted to incur, directly or indirectly, any additional indebtedness other than mezzanine financing after December 31, 2000, provided the following criteria are met with respect thereto: (i) the total indebtedness of the Parent shall not exceed the lesser of (x) ____% of the portion of the purchase price paid in the Acquisition for the Properties which constitute the Collateral for the Mortgage Loan and (y) ___% of the then current fair market value of such Properties, (ii) the rating agencies affirm that there will be no downgrades of the ratings given to any securities issued in a securitization of the Mortgage Loan, and (iii) the mezzanine debt may be secured by a pledge of equity interests in the Borrower.

ADVERTISING:          Lender and Client and their respective affiliates
                      do not intend to advertise the Mortgage Loan.
                      However, either party will be entitled to advertise the Mortgage Loan, at its own expense, subject to the prior written consent of the other party, such consent to be granted in the sole discretion of such other party.

DOCUMENTATION:        All documents relating to the Mortgage Loan must
                      be mutually satisfactory to the parties.

SERVICER:             Lender or its designee will originate the
                      Mortgage Loan and may engage a third party loan servicer (the "Servicer") to administer the Mortgage Loan. The Client will be responsible for reasonable initial

                                                                       EXHIBIT A
                                                                         Page 15


                      setup fees of the Servicer and any direct bank charges of the Servicer. Client will not incur any on-going servicing fees.

REPRESENTATIONS AND
WARRANTIES:           It is a condition of Lender's origination of the
                      Mortgage Loan that the Borrower provide satisfactory representations and warranties. In addition, the Mortgage
                      Loan must contain indemnities from the Borrower which are satisfactory to Lender.

COOPERATION:          Lender's funding is not contingent upon any rating or
                      subordination levels being obtained from any rating agencies for the Mortgage Loan. However, Client acknowledges and agrees that Lender has the absolute right to securitize, sell or otherwise dispose of all or any portion of the Mortgage Loan (each, a "Securitization"), and Client agrees that it and its affiliates (including Borrower) shall cooperate in all respects at Lender's request in connection with any such Securitization of the Mortgage Loan by Lender, including in connection with any documentation changes (which result in no material economic adverse changes to Borrower), the preparation, completion, execution and delivery (including as issuer and/or registrant, as applicable) of all necessary registration statements, prospectuses and/or private placement memoranda, site inspections, updated appraisals, or other diligence requested or conducted by any investors, and/or any rating agency, whether before or after funding.

                      Lender's Securitization of the Mortgage Loan may include a syndication of all or a portion of the Mortgage Loan to other lenders, to be accomplished through one or more Mortgage Loan assignments and/or participations. Client agrees that it and its affiliates (including Borrower) shall cooperate in all respects at Lender's request in connection with any such syndication of the Mortgage Loan by Lender, including in connection with any documentation changes requested by Lender (which result in no material economic adverse changes to Borrower).

                      In order to implement a Securitization, Lender may, in its sole discretion, determine to (i) reconstitute the Mortgage Loan such that it is recast into multiple senior and subordinate loan tranches, (ii) reallocate the Collateral among the various tranches of the Mortgage Loan and/or (iii) sever the Mortgage Loan or any tranche thereof into two or more self-contained, internally cross-collateralized

                                                                       EXHIBIT A
                                                                         Page 16


                      mortgage loan financings (any or all of the foregoing, a "Loan Reconstitution"). Client agrees that it and its affiliates (including Borrower) shall cooperate in all respects at Lender's request in connection with any such Loan Reconstitution by Lender, including in connection with any documentation changes and any changes to the structure of the Mortgage Loan or the ownership of the Properties requested by Lender (which result in no material economic adverse changes to Borrower).

                      Borrower shall pay all Securitization costs and expenses; provided, however, that Borrower shall not be obligated to pay any third party out of pocket costs and expenses which accrue after the Closing Date.

EXCLUSIVITY:          From the date of the Commitment until its expiration or
                      termination, (i) Lender shall have the exclusive right to arrange for the financing of the Acquisition and Client shall not enter into discussions with any other source in respect of, or procure from any other source, financing for the Acquisition, and (ii) neither Lender nor any of its affiliates shall provide financing to any third party competing with the Client to acquire
                      Sunstone Hotel Investors, Inc. or its assets, business and operations.


                      Notwithstanding the first paragraph of this section, if the Original Loan Amount specified by Lender on July 20, 1999 is less than an amount equal to $478,300,000 less the Sale Reduction Amount as of such date, then Client will have thirty (30) days to notify Lender whether or not Client will accept the specified Original Loan Amount. If Client accepts the specified Original Loan Amount, this Commitment will remain in full force and effect. If Client rejects the specified Original Loan Amount or does not respond within such 30-day period, this Commitment shall terminate at the expiration of such 30-day period.

                      Lender shall have (i) an exclusive right of first offer to provide mortgage or entity financing for any Properties that are refinanced by Borrower, Client or any of their respective affiliates (and Lender's refinancing offer must be accepted unless an alternative bid for the same loan is accepted from a third party on terms that are materially more favorable to Client, Borrower or their relevant affiliate, as applicable), (ii) the right to serve as lead manager in connection with

                                                                       EXHIBIT A
                                                                         Page 17


                      any public or private debt offering by Client or any of its affiliates, the proceeds of which are to be used, in whole or in part, to repay all or any portion of the Mortgage Loan, (iii) the right to serve as co-lead manager on equal economic terms with any other co-lead manager in connection with any equity offering made by Client or any of its affiliates, the proceeds of which are to be used, in whole or in part, to repay all or any portion of the Mortgage Loan, and (iv) the right to serve as dealer/manager for the Client in the event the Acquisition takes the form of a tender offer.

ATTORNEY'S FEES:      In the event of any litigation, arbitration or other
                      dispute resolution proceedings between the parties hereto arising out of or relating to the Commitment, this Term Sheet or the transactions contemplated hereby and thereby, the party prevailing in such litigation, arbitration or proceeding shall be entitled to recover from the other party the reasonable attorney's fees and disbursements incurred by such prevailing party in connection with such litigation, arbitration or proceeding.

NO JOINT VENTURE:     Nothing contained herein or in the Commitment (i) shall
                      constitute Lender or any of its affiliates as members of any partnership, joint venture, association or other separate entity with the Client, the Borrower, their respective affiliates or any other entities, (ii) shall be construed to impose any liability as such on Lender, or (iii) shall constitute a general or limited agency or be deemed to confer on either party hereto any express, implied or apparent authority to incur any obligation or liability on behalf of the other.

                                                                      Schedule I


                           LIST OF BORROWERS


               -     Sunstone Hotel Properties, Inc.

               -     Sunstone Hotel Investors, L.P.

               -     Kahler E&P Partners, L.P.

               -     Sunstone Hotels, LLC

               -     Park Hotels, LLC

               -     Sunstone Kent Associates, L.P.

                                                                       EXHIBIT B

PROPERTY                 CITY                    STATE    FEE/LEASEHOLD    ROOMS
--------                 ----                    -----    -------------    -----
Residence Inn            Provo                     UT          Fee          114
Marriott                 Provo Park                UT          Fee          333
Economy Inn              Rochester                 MN          Fee          266
Holiday Inn              Rochester                 MN          Fee          170
Marriott                 Rochester                 MN          Fee          194
Hilton                   Salt Lake City            UT          Fee          362
Courtyard by Marriott    Cypress                   CA          Fee          180
Holiday Inn              Flagstaff                 AZ          Fee          156
Marriott Courtyard       Fresno                    CA          Fee          116
Residence Inn            High. Ranch               CO          Fee          117
Hawthorn Suites          Kent                      WA          Fee          152
Marriott                 Napa                      CA          Fee          192
Hampton Inn              Oakland                   CA          Fee          152
Residence Inn            Oxnard                    CA          Fee          252
Holiday Inn Express      Poulsbo                   WA          Fee          63
Holiday Inn              Price                     UT          Fee          151
Holiday Inn              Provo                     UT          Fee          78
Marriott Courtyard       Riverside                 CA          Fee          163
Residence Inn            Sacramento                CA          Fee          126
Holiday Inn              San Diego (Harbor)        CA          Fee          202
Holiday Inn              San Diego (Stadium)       CA       Leasehold       175
Fairfield Inn            Santa Clarita             CA          Fee          66
Residence Inn            Santa Clarita             CA          Fee          90
Comfort Suites           South San Francisco       CA          Fee          165
Holiday Inn              Steamboat                 CO          Fee          82
Hampton Inn              Clackamas                 OR       Leasehold       114
Holiday Inn              Kent                      WA          Fee          122
Holiday Inn Express      Starks                    OR          Fee          85
Hampton Inn              Tucson                    AZ          Fee          125
Hampton Inn              Silverthorne              CO          Fee          160
Hilton                   Carson                    CA          Fee          224
Holiday Inn              La Mirada                 CA          Fee          289
Marriott Courtyard       Los Angeles (LAX)         CA       Leasehold       180
Holiday Inn              Mesa                      AZ          Fee          246
Hampton Inn              Mesa                      AZ          Fee          118
Marriott                 Pueblo                    CO       Leasehold       164
Hawthorn Suites          Sacramento                CA          Fee          272

                                                                       EXHIBIT B
                                                                     (Continued)


PROPERTY                 CITY                    STATE    FEE/LEASEHOLD    ROOMS
--------                 ----                    -----    -------------    -----
Holiday Inn              San Diego (Old Town)      CA          Fee          175
Residence Inn            San Diego                 CA     Fee/Leasehold     144
Ramada Inn               San Diego (Vacation       CA          Fee          125
                         Inn)
Hawthorn Suites          Anaheim                   CA       Leasehold       130
Holiday Inn              Craig                     UT          Fee          152
Best Western             Lynnwood                  WA          Fee          103
Marriott Courtyard       Lynnwood                  WA          Fee          164
Radisson                 Oxnard                    CA          Fee          160
Holiday Inn Select       Renton                    CA          Fee          226
Hilton Garden Inn        Sacramento                CA          Fee          153
Residence Inn            San Diego                 CA          Fee          121
Holiday Inn              Santa Clara               CA          Fee          168
Hampton Inn              Santa Clarita             CA          Fee          130
Pacific Shores           Santa Monica              CA       Leasehold       164
Marriott Courtyard       Sante Fe                  NM          Fee          213
Building Pads            San Clemente              CA          Fee          ___
Development Land         Napa                      CA          Fee          ___
Development Land         Cypress                   CA          Fee          ___
Development Land         Rochester                Minn         Fee          ___

                                                                       EXHIBIT C


PROPERTY                 CITY                  STATE    FEE/LEASEHOLD     ROOMS
--------                 ----                  -----    -------------     -----
Sheraton                 Chandler                AZ          Fee           295
University Marriott      Salt Lake City          UT          Fee           218
Kahler Hotel             Rochester               MN          Fee           699
Marriott                 Park City               UT          Fee           200
Marriott                 Ogden                   UT          Fee           288
Two (2) Laundry
facilities

                                                                       Exhibit D


                              PROPERTIES WHICH MAY
                                BE SOLD PRIOR TO
                                  CLOSING DATE

Property                    City                State        Property Type
--------                    ----                -----        -------------
Hampton Inn               Clackamas              OR          Limited Service
Holiday Inn Express        Starks                OR          Limited Service
Hawthorne Suites            Kent                 WA          Other
Holiday Inn                 Kent                 WA          Other

                                                                       Exhibit E




                             FORM OF MERGER
                               AGREEMENT

                                                                      Exhibit F




                              FORM OF CONTRIBUTION
                                    AGREEMENT

                                                                       Exhibit H


Bank of America



                      IRREVOCABLE STANDBY LETTER OF CREDIT

ISSUING BANK:
NATIONSBANK, N.A.

ISSUE DATE:  08JUL99                    EXPIRY DATE:  31JAN00

LETTER OF CREDIT NUMBER:  941648        PLACE:  DALLAS, TEXAS

AMOUNT:  USD 25,000,000.00
TWENTY FIVE MILLION AND 00/100

BENEFICIARY:
FIDELITY NATIONAL TITLE INSURANCE
COMPANY, AS ESCROW AGENT, OR ANY
SUCCESSOR AS ESCROW AGENT UNDER THE
ESCROW AGREEMENT DATED JULY __,1999
BY AND AMONG SUNSTONE HOTEL ****

APPLICANT:
WESTBROOK REAL ESTATE FUND III, LP
13155 NOEL RD., LB 54, STE 2300
DALLAS, TX 75240


WE HEREBY ISSUE THIS IRREVOCABLE STANDBY LETTER OF CREDIT IN BENEFICIARY'S FAVOR WHICH IS AVAILABLE BY PAYMENT AGAINST DRAFTS DRAWN AT SIGHT ON NATIONSBANK, N.A. BEARING THE CLAUSE: QUOTE DRAWN UNDER IRREVOCABLE LETTER OF CREDIT NO. 941648 CLOSE QUOTE ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1. A WRITTEN STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY IN THE FORM OF EXHIBIT "A" ATTACHED HERETO.

2.       THE ORIGINAL OF THIS LETTER OF CREDIT AND ANY AMENDMENTS HERETO.

SPECIAL CONDITIONS:-
****     INVESTORS, L.P.,
         SUNSTONE HOTEL INVESTORS, INC.


         SHP ACQUISITION, L.L.C. AND
         FIDELITY NATIONAL TITLE INSURANCE COMPANY
         AS ESCROW AGENT
         1300 DOVE ST., STE 310
         NEWPORT BEACH, CA  92660
         ATTN:  PATTY BEVERLY

IRREVOCABLE STANDBY LETTER OF CREDIT NO. 941648, PAGE 1

Bank of America



PRESENT DOCUMENTS TO BANK OF AMERICA, N.A., ATTN: LETTER OF CREDIT DEPARTMENT, 901 MAIN STREET, 9TH FLOOR, TX1-492-09-01, DALLAS, TEXAS 75202.

UNLESS OTHERWISE SPECIFICALLY STATED, THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS 1993 REVISION. THE INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500.

FOR ASSISTANCE PLEASE CALL BARBARA TEAGUE AT 214-209-3097.




------------------------
AUTHORIZED SIGNATURE
NATIONSBANK, N.A.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. 941648, PAGE 2

Bank of America



              EXHIBIT A TO IRREVOCABLE LETTER OF CREDIT NO. 941648

                                   CERTIFICATE

THE UNDERSIGNED, A DULY AUTHORIZED OFFICER OF FIDELITY NATIONAL TITLE INSURANCE COMPANY, AS ESCROW AGENT (THE "ESCROW AGENT"), HEREBY CERTIFIES TO NATIONSBANK, N.A. (THE "ISSUER") WITH REFERENCE TO LETTER OF CREDIT NO. 941648 (THE "LETTER OF CREDIT") HELD BY THE ESCROW AGENT UNDER THE ESCROW AGREEMENT DATED JULY __, 1999 BY AND AMONG SUNSTONE HOTEL INVESTORS, L.P., SUNSTONE HOTEL INVESTORS, INC., SHP ACQUISITION, L.L.C. AND THE ESCROW AGENT, AS AMENDED THROUGH THE DATE OF THIS CERTIFICATE (AS SO AMENDED, THE "ESCROW AGREEMENT") THAT:

         1. THE UNDERSIGNED IS A DULY AUTHORIZED OFFICER OF FIDELITY NATIONAL TITLE INSURANCE COMPANY.

         2. THE UNDERSIGNED IS AUTHORIZED TO DRAW ON, AND DISBURSE THE PROCEEDS OF, THE LETTER OF CREDIT PURSUANT TO SECTION 4 OF THE ESCROW AGREEMENT.

PLEASE WIRE THE FUNDS AS FOLLOWS:

                          ABA NO.:.....................
                          ACCOUNT NO.:.................
                          ACCOUNT NAME:................
                          BANK:........................
                          AMOUNT:......................
                          REFERENCE:...................

IN WITNESS WHEREOF, THE UNDERSIGNED HAS EXECUTED AND DELIVERED THIS CERTIFICATE AS OF THE ____ DAY OF____, ____.

                                        FIDELITY NATIONAL TITLE
                                        INSURANCE COMPANY, AS ESCROW
                                        AGENT

                                        BY:_________________________

                                           PATTY BEVERLY
                                           VICE PRESIDENT AND
                                           ESCROW MANAGER

                                                                       Exhibit I

                     [BROBECK PHLEGER & HARRISON LETTERHEAD]


                   RE: SUNSTONE HOTEL INVESTORS, INC./TAX OPINION

Ladies and Gentlemen:

         This opinion is being delivered to you in connection with the Agreement and Plan of Merger dated as of July 12, 1999 (the "Merger Agreement") by and among SHP Acquisition, Inc., a Delaware limited liability company ("Parent"), SHP Acquisition Corp., a Maryland corporation and indirect subsidiary of Parent ("Buyer") and Sunstone Hotel Investors, Inc., a Maryland corporation (the "Company"). Except as otherwise provided, capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement and the exhibits thereto. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

         The Company currently owns more than a 90% general partner interest in Sunstone Hotel Investors, L.P. (the "Partnership"). The Partnership currently owns, either directly or indirectly through subsidiary entities, several hotels and associated personal property (the "Hotels"). Each of the Hotels is leased to Sunstone Hotel Properties, Inc., a Colorado corporation (the "Lessee"), pursuant to a percentage lease (collectively, the "Leases"). Sunstone Hotel Management, Inc. (the "Management Company") is managing the Hotels. Robert A. Alter and Charles L. Biederman are 80% and 20% shareholders, respectively, of the Lessee and Mr. Alter is the sole shareholder of the Management Company.

         In 1997, the Company acquired all of the stock of Kahler Realty Corporation ("Kahler"). (This transaction is referred to herein as the "Acquisition".) Kahler adopted a plan of liquidation after the Acquisition and all of its assets, subject to all of its outstanding liabilities, were transferred to the Company during 1997. The Company in turn contributed all such assets to the Partnership.

         In our capacity as counsel to the Company in connection with the opinions rendered below, we have examined the following:

                  1. The Articles of Incorporation of the Company, as amended to date.

                  2. The Company's By-Laws, as amended to date.

                  3. The Merger Agreement.

                  4. The Limited Partnership Agreement of the Partnership, as amended to date (the "Partnership Agreement").

                  5. The cost segmentation analysis dated August 15, 1995, the cost segmentation analysis as of December 31, 1995, the cost segmentation analysis as of May 31, 1996, and the cost segmentation analysis as of December 31, 1996, prepared by Coopers & Lybrand L.L.P., and the cost segmentation analysis prepared by Ernst & Young LLP ("Ernst & Young") in connection with the Acquisition. (The foregoing analyses and information are referred to herein as the "Cost Segmentation Analyses.")

                  6. An analysis dated June 25, 1999, of the Company's satisfaction of the tests for qualification as a REIT for income tax purposes prepared by Ernst & Young (the "REIT Qualification Analysis").

                  7. The analysis of Kahler's pre-Acquisition earnings and profits prepared by KPMG Peat Marwick LLP in connection with the Acquisition (the "KPMG E&P Analysis").

                  8. The review of the KPMG E&P Analysis prepared by Ernst & Young in connection with the Acquisition (the "Ernst & Young E&P Review").

                  9. A representation certificate from the Company as to certain factual matters (the "Representation Certificate," a copy of which is attached to this letter).

                  10. Such other documents and data as we have deemed necessary or appropriate for purposes of this opinion.

         In connection with the opinions rendered below, we have assumed or obtained representations that:

                  A. Each of the documents referred to above has been duly authorized, executed, and delivered, is authentic if an original or accurate if a copy, and has not been amended.

                  B. The Company will not make any amendments to its organizational documents, or in its operations or the Leases, after the date of this opinion that would affect its qualification as a REIT for any taxable period prior to the Effective Time.

                  C. No actions will be taken by the Company, the shareholders of the Company, the Partnership, the partners of the Partnership or any other entity in which the Company owns an interest (either directly or indirectly) after the date hereof that would have the effect of materially altering the facts upon which we have relied in rendering our opinion, including those facts set forth in the Representation Certificate.

                  D. The Cost Segmentation Analyses and the REIT Qualification Analysis are accurate in all material respects and there have been no material changes in the information reflected in the Ernst & Young REIT Qualification Analysis since the date thereof that would adversely affect the Company's qualification as a REIT.

                  E. The information and conclusions reflected in the KPMG E&P Analysis and the Ernst & Young E&P Review are accurate in all material respects.

                  F. All projections that have been provided to us by the Company regarding the expected financial performance of the Company, the Lessee and the Management Company represented reasonable projections when prepared.

                  G. All representations made by the Company in the Merger Agreement and other agreements to which the Company is a party related to the Merger are true and correct in all material respects.

                  H. The Company's taxable year that commenced on January 1, 1999, will end on the date of the Effective Time and the Company will be included in the consolidated return of _______________ from the day after the date of the Effective Time.

                  I. The Company is a validly organized and duly incorporated corporation under the laws of the State of Maryland.

                  J. The Partnership is a duly organized and validly existing partnership under the laws of the State of Delaware.

                  K. Each partnership, limited liability company or joint venture in which the Company or the Partnership has an interest was properly treated as a partnership for federal income tax purposes for all relevant periods.

         We are of the opinion that, if all of the representations and assumptions upon which we have relied are accurate in all material respects:

                  1. Since the inception of its taxable year ended December 31, 1995, through its taxable year ended December 31, 1998, the Company was organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and qualified as a REIT under the Code.

                  2. For the period that commenced on January 1, 1999, and continuing through the Effective Time of the Merger, the Company was organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and qualified as a REIT under the Code.

                  3. For all periods commencing upon the formation of the Partnership on September 22, 1994, and ending at the Effective Time of the Merger, for United States federal income tax purposes, the Partnership has been classified as a partnership, rather than as an association taxable as a corporation, and has not been a "publicly traded partnership" taxable as a corporation pursuant to Section 7704 of the Code.

         If any of the representations upon which we have relied is inaccurate in any material respect, you may not rely on the foregoing opinions. In that event, our opinion could be different (e.g., that the Company was not organized and operated in conformity with the requirements for qualification as a REIT under the Code and did not qualify as a REIT under the Code for the pertinent portion or all periods prior to the Effective Time). Inasmuch as a failure of the Company to qualify as REIT for all periods or a loss of REIT status at a particular point in time prior to the Merger could result in substantial taxes, interest and penalties to the Company, Parent should assure itself prior to the closing of the Merger that the factual representations and information referred to above (including, without limitation, each of the representations set forth in the attached representation certificate) are accurate in all material respects. We have undertaken no independent investigation of these factual representations and we express no opinion as to the accuracy of any such factual representations or information. Therefore, we cannot provide certainty that the Company actually qualified as a REIT during the periods in question or that the Partnership was treated as a partnership for federal income tax purposes during the periods in question.

         Furthermore, inasmuch as we are acting as counsel for the Company and not as Parent's counsel, Parent should consult with its own tax advisers to satisfy itself with regard to the opinion set forth in this letter.

         The foregoing opinions are based on current provisions of the Code, the Treasury Regulations, published administrative interpretations thereof, and published court decisions. The Internal Revenue Service (the "Service") has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REITs. The foregoing opinion is not binding on the Service or the courts, and no assurance can be given that the Service will not successfully challenge our opinion upon audit. Furthermore, no assurance can be given that the tax law will not change in a way that will adversely affect the Company and its shareholders.

         The foregoing opinion is limited to the federal income tax matters specifically addressed herein, and no other opinion is rendered with respect to other federal tax matters or to any issues arising under the tax laws of any state or locality. We undertake no obligation to update the opinion expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressees and may not be relied upon for any purpose by any other person without our express written consent.


                                    Very truly yours,



                                    BROBECK, PHLEGER & HARRISON LLP

                           REPRESENTATION CERTIFICATE
                                       FOR
                                   TAX OPINION



               This certificate is delivered in connection with the tax opinion (the "Tax Opinion") to be rendered by Brobeck, Phleger & Harrison LLP as a condition to the closing of the merger (the "Merger") pursuant to that certain Agreement and Plan of Merger dated as of the 12th day of July, 1999 (the "Merger Agreement") by and among SHP Acquisition, Inc., a Delaware corporation, SHP Acquisition Corp., a Maryland corporation, and Sunstone Hotel Investors, Inc., a Maryland corporation (the "Company").

               The undersigned is aware that the Tax Opinion will contain as a material premise the truthfulness and accuracy of the representations set forth in this certificate.

               Terms not defined in this certificate have the meaning ascribed to them in the Merger Agreement filed with respect to the issuance of the Warrants and Common Stock. Particular sections of the Internal Revenue Code of 1986, as amended (the "Code") referred to in this Certificate are explained in the Appendix attached hereto.

               The undersigned, to the best of his actual knowledge and belief with respect to each of the following representations, on behalf of the Company and Sunstone Hotel Investors, L.P. (the "Partnership"), represents and certifies as follows:

                  1. Commencing with its 1995 taxable year and in all subsequent taxable years through the Effective Time of the Merger, the Company has been and will be operated in such a manner that will make the representations set forth below true for all such years. The Company's taxable year commencing January 1, 1999, will end on the date of the closing of the Merger, and the Company will file a consolidated return with _______________ as the common parent commencing the day after the closing.

                  2. The Company will not make any amendments to its organizational documents through the Effective Time of the Merger, or in its operations or the Leases, after the date of the Tax Opinion that would affect its qualification as a REIT for any taxable year.

                  3. No actions will be taken by the Company, the Partnership or any other entity in which the Company owns an interest after the date hereof that would have the effect of materially altering the facts upon which the Tax Opinion is based, including the representations set forth in this Certificate. Neither the Merger nor any transaction related to the Merger will have the effect of materially altering the representations set forth in this Certificate (including, without limitation, the representations relating to the Company's sources of income, distributions and composition of assets).

                  4. The cost segmentation analysis dated August 15, 1995, the cost segmentation analysis as of December 31, 1995, the cost segmentation analysis as of May 31, 1996, and the cost segmentation analysis as of December 31, 1996, prepared by Coopers & Lybrand, L.L.P., and the cost segmentation analysis prepared by Ernst & Young LLP ("Ernst & Young") in connection with the offering of the Company's stock incident to the acquisition (the "Acquisition") of Kahler Realty Corporation ("Kahler") are accurate in all material respects.

                  5. The analysis dated June 25, 1999, prepared by Ernst & Young with respect to, among other things, the Company's assets and sources of income is accurate in all material respects, and there have been no material changes in the information reflected in the Ernst & Young analysis since the date thereof that would adversely affect the Company's qualification as a REIT.

                  6. All projections that the Company has provided to Brobeck, Phleger & Harrison LLP regarding the expected financial performance of the Company, the Lessee (as defined below) and the Management Company have represented good faith estimates when prepared.

                  7. The following requirements have been and will be met by the Lessee, the Management Company and any other person who leases, manages, or operates the hotels presently owned directly or indirectly by the Partnership (the "Hotels") or other hotel properties ("Other Hotel Properties") or non-hotel properties ("Non-Hotel Properties") in which the Company owns, or may in the future own, an interest, either directly, through a qualified REIT subsidiary (a "QRS") within the meaning of Section 856(i) of the Code, or through a limited liability company or a partnership:

                  (a) Such person will not own, directly or indirectly (within the meaning of Section 856(d)(5) of the Code), more than 35% of the shares of the Company.

                  (b) If such person is a corporation, not more than 35% of its stock, measured by voting power or number of shares, or, if such person is a noncorporate entity, not more than 35% of the interest in its assets or net profits will be owned, directly or indirectly (within the meaning of Section 856(d)(5) of the Code), by one or more persons who own 35% or more of the shares of the Company.

                  (c) The Company and any QRS of the Company will not derive or receive any income, directly or indirectly, from such person, other than rents from the Hotels, Other Hotel Properties or Non-Hotel Properties.

                  (d) Such person will be adequately compensated for its services.

                  (e) If such person is an individual, he or she will not be an officer or employee of the Company.

                  (f) If such person is a corporation, none of its officers or employees will be officers or employees of the Company.

                  (g) If an individual serves as both (i) one of such person's directors and (ii) a director and officer or employee of the Company, that individual will not receive any compensation for serving as one of such person's directors.

                  (h) If an individual serves as both (i) one of such person's directors and officers (or employees) and (ii) a director of the Company, that individual will not receive any compensation for serving as a director of the Company.

                  (i) If an individual serves as a director, officer or employee of the Company, such person will not be engaged in the day-to-day management of the Hotels, Other Hotel Properties or Non-Hotel Properties and will confine his or her activities as a shareholder or director of any corporate entity which leases or manages the Hotels, Other Hotel Properties or Non-Hotel Properties to such activities as are consistent with his or her status as a shareholder and/or director (as opposed to an officer or employee) of such entity.

                  8. The Company (and any QRS of the Company and any partnership or limited liability company in which the Company owns an interest) have not furnished or rendered, and will not furnish or render, or bear the cost of furnishing or rendering, any services to tenants (including the Lessee) of the Hotels or Other Hotel Properties, other than the payment of real and personal property taxes, ground lease rent (where applicable), insurance (other than workers' compensation insurance), capital improvements, and the cost of repairing, replacing or refurbishing furniture, fixtures and equipment with respect to such hotel property (to the extent prescribed in the Leases). The costs and services described in the preceding sentences are usually or customarily borne or provided by lessors of hotel properties in the geographic areas in which the Hotels or Other Hotel Properties are located. The Company (and any QRS of the Company and any partnership or limited liability company in which the Company owns an interest) has not rendered, and will not render, or bear the cost of furnishing or rendering, any services to tenants (including the Lessee) of any Non-Hotel Properties.

                  9. The following requirements have been and will be met by the Lessee, the Management Company and any other person who furnishes or renders services ("Noncustomary Services") to the tenants of the Hotels or Other Hotel Properties, other than services that are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant:

                  (a) The Lessee, the Management Company and each such other person will satisfy the requirements described in paragraph 7 above.

                  (b) The cost of the Noncustomary Services will be borne by the Lessee, the Management Company or such other person.

                  (c) Any charge for such Noncustomary Services will be made, received and retained by the Lessee, the Management Company or such other person.

                  10. The Company has not been and is not chartered or supervised as a bank, savings and loan, or similar association under state or federal law.

                  11. The Company has not and will not operate as a small business investment company under the Small Business Investment Act of 1958.

                  12. The Company was not created by or pursuant to an act of a state legislature for the purpose of promoting, maintaining, and assisting the economy within the state by making loans that generally would not be made by banks.

                  13. The Company has not and will not engage in the business of issuing life insurance, annuity contracts, or contracts of health or accident insurance.

                  14. Beginning with the Company's 1996 taxable year, beneficial ownership of the Company has been and will be held by 100 or more persons for at least 335 days of each taxable year or during a proportionate part of the short taxable year commenced January 1, 1999, and ending on the closing date of the Merger. During the entire 1995 through 1999 taxable years, the Company has been managed by one or more directors and the beneficial ownership of the Company has been represented by transferable shares.

                  15. At all times during the last half of each taxable year beginning with the Company's 1996 taxable year and ending with the Company's 1999 taxable year (which will end on the closing date of the Merger) no more than 50% in value of the Company's outstanding shares has been or will be (during such period of time) owned, directly or indirectly (within the meaning of Section 544 of the Code, as modified by Section 856(h)(i)(B) of the Code), by or for five or fewer individuals. For this purpose, a qualified stock bonus, pension, or profit-sharing plan (as described in Section 401(a) of the Code), a supplemental unemployment compensation benefits plan (as described in Section 501(c)(17) of the Code), a private foundation (as described in Section 509(a) of the Code), or a portion of a trust permanently set aside or to be used exclusively for charitable purposes (as described in Section 642(c) of the Code) generally is considered an individual. However, stock held by a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code (a "Qualified Trust") generally is treated as held directly by the Qualified Trust's beneficiaries in proportion to their actuarial interests in the Qualified Trust.

                  16. The Company was organized on September 23, 1994. The Company has not at any time been a party to a tax-free reorganization with another corporation and, except for assets acquired upon the liquidation of Kahler, has not held any asset the disposition of which could be subject to
Section 1374 of the Code. The assets received upon the liquidation of Kahler are assets subject to Section 1374 of the Code.

                  17. The Company elected to be a REIT for its taxable year ended December 31, 1995, by computing its taxable income as a REIT on its federal income tax return for that taxable year (i.e., IRS Form 1120-REIT). The Company has also computed and reported, or will compute and report its taxable income as a REIT for the taxable years ended December 31, 1996, December 31, 1997, December 31, 1998, and the taxable year commenced January 1, 1999, and ending on the closing date of the Merger. The Company has revoked and will not terminate or revoke its REIT election prior to the closing of the Merger.

                  18. The Company has not had, and will not have, at the end of any taxable year, and will not succeed to, any earnings and profits accumulated during a non-REIT year of the Company or any other corporation.

                  19. During 1995 and each subsequent taxable year, at least 95% of the Company's gross income, including any gross income of any QRS of the Company and excluding gross income from the sale of property held as inventory or held primarily for sale to customers in the ordinary course of the Company's (or any QRS's) trade or business ("Prohibited Income"), has been and will be (for such period of time) derived from:

                  (a) Dividends.

                  (b) Interest.

                  (c) "Rents from real property" within the meaning of Section 856(d) of the Code.

                  (d) Gain from the sale or other disposition of stock, securities, and real property (including interests in real property and interests in mortgages on real property) that is not Prohibited Income.

                  (e) Abatements and refunds of taxes on real property.

                  (f) Income and gain derived from real property acquired directly by foreclosure or deed in lieu thereof ("Foreclosure Property"), not including property acquired as a result of indebtedness arising from the sale of property held as inventory or primarily for sale to customers in the ordinary course of the Company's business.

                  (g) Amounts (other than amounts based on the income or profits of any person within the meaning of Section 856 of the Code) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property).

                  (h) Gain from the sale or other disposition of real estate assets that is not Prohibited Income.

                  (i) Payments under bona fide interest rate swap or cap agreements, options, futures contracts, forward rate agreement, or any similar financial instrument, entered into by the Company (or any QRS of the Company) in a transaction to reduce the interest rate risks with respect to any indebtedness incurred or to be incurred by the Company to acquire or carry real estate assets ("Qualified Hedging Contracts").

                  (j) Gain from the sale or other disposition of Qualified Hedging Contracts.

                  20. During 1995 and each subsequent taxable year, at least 75% of the Company's gross income (including any gross income of any QRS of the Company, but excluding Prohibited Income) has been and will be (for such period of time) derived from:

                  (a) "Rents from real property" within the meaning of Section 856(d) of the Code.

                  (b) Interest (as defined in Section 856(f) of the Code) on obligations secured by mortgages on real property or on interests in real property.

                  (c) Gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) that is not Prohibited Income.

                  (d) Dividends or other distributions on, and gain (other than Prohibited Income) from the sale or other disposition of, transferable shares in other REITs.

                  (e) Abatements and refunds of taxes on real property.

                  (f) Income and gain (other than Prohibited Income) derived from Foreclosure Property.

                  (g) Amounts (other than amounts based on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property).

                  (h) Income that was (i) attributable to stock or a debt instrument (with a maturity date of at least five years), (ii) attributable to the temporary investment of new capital, and (iii) received or accrued during the one-year period beginning on the date on which the Company received such capital.

                  21. For purposes of this representation, the term "Adjusted Basis Ratio" means the ratio of (i) the average of the adjusted bases of the personal property contained in a Hotel (or other property) at the beginning and at the end of such taxable year to (ii) the average of the aggregate adjusted bases of both the real property and personal property comprising the Hotel (or other property) at the beginning and at the end of such taxable year. To the extent that the Adjusted Basis Ratio for each Hotel, Other Hotel Property or Non-Hotel Property of the Company, a QRS of the Company or the Partnership (or any partnership or limited liability company in which the Partnership, the Company or a QRS of the Company owns an interest) has exceeded or in the future exceeds 15% for any taxable year, the percentage-of-gross-income tests set forth in the two immediately preceding representations has been and will be satisfied notwithstanding that the gross income of the Company properly attributable to the subject personal property is disqualified income not constituting "rents from real property."

                  22. The Leases provide that rent is the greater of a fixed amount or a percentage amount that is calculated by multiplying specified percentages by the gross room revenues for each of the Hotels in excess of certain levels (the "Rent"). The lease terms, base rent and percentages used to compute the Rent (i) have not been and will not be renegotiated during the term of the Leases in a manner that bases the Rent on income or profits of any person and (ii) have and will at all times conform with normal business practices. In this regard, any rent abatements under the Leases (and any subsequent Leases) have and will conform with normal business practices, have been and will be based and calculated on objective factors other than the Lessee's net income from the particular Hotel (or other property) involved and have not been and will not be administered in a manner such that any rent abatement is determined with reference to the Lessee's net income from the particular Hotel (or other property) involved.

                  23. At all times since 1995, the Company's and the Lessee's financial projections have indicated that the Lessee will have sufficient future revenue to enable the Lessee to satisfy all of its liabilities and obligations (including payments under the Leases and payments to the Management Company) and generate a reasonable profit to the Lessee.

                  24. The stock of the Lessee has been ascribed an approximate value of $___________ in connection with the Merger.

                  25. The Company has leased and will lease any Non-Hotel Properties to the Lessee (or another lessee) for fixed rental payments on commercially reasonable terms or for rental payments which comply with the requirements in the immediately following representation and conform with normal business practices.

                  26. The Company has not received and will not receive or accrue, directly or indirectly (including through any QRS of the Company, the Partnership or any other partnership or limited liability company), any rent, interest, contingency fees, or other amounts that were or are determined in whole or in part with reference to the income or profits derived by any person (excluding amounts received (i) as rents from Hotels that are (A) based solely on a percentage or percentages of receipts or sales and the percentage or percentages are fixed at the time the leases are entered into, are not renegotiated during the term of the leases in a manner that has the effect of basing rent on income or profits, and conform with normal business practices or
(B) attributable to qualified rents from subtenants as provided by Section 856(d)(6) of the Code and (ii) as interest that is (A) based solely on a fixed percentage or percentages of receipts or sales or (B) attributable to qualified rents received or accrued by debtors as provided by Section 856(f)(2) of the
Code).

                  27. The Company (and any QRS of the Company) has not owned and will not own, directly or indirectly (within the meaning of Section 856(d)(5) of the Code), 10% or more of the stock, by voting power or number of shares, of the Lessee, any other lessee of its properties, the Management Company or any other manager of its properties. The Company (and any QRS of the Company) will not receive or accrue, directly or indirectly, any rents from any of the following parties:

                  (a) A corporation of which the Company (or any QRS of the Company) owns, directly or indirectly (within the meaning of Section 856(d)(5) of the Code), 10% or more of the stock, by voting power or number of shares.

                  (b) A noncorporate entity in which the Company (or any QRS of the Company) owns, directly or indirectly (within the meaning of
         Section 856(d)(5) of the Code), an interest of 10% or more of the assets or net profits.

                  28. During each taxable year through 1997, less than 30% of the Company's gross income (including any gross income of any QRS of the Company) was derived from the sale or other disposition of:

                  (a) Stock, Qualified Hedging Contracts or other securities held for less than one year.

                  (b) Property in a transaction that generated Prohibited income.

                  (c) Real property (including interests in real property interests in mortgages on real property) held for less than four years other than (i) property compulsorily or involuntarily converted to another form as a result of its destruction (in whole or in part), seizure, requisition, or condemnation (or the threat or imminence thereof) and (ii) Foreclosure Property.

                  29. At the close of each quarter of each taxable year of the Company (including the taxable year commenced January 1, 1995) through the closing date of the Merger, (i) at least 75% of the value of the Company's total assets (including the assets of any QRS of the Company) have and will be represented by real estate assets, cash and cash items, and government securities (the "75% Basket") and (ii) with respect to securities not included in the 75% Basket, (A) not more than 5% of the value of the Company's total assets have or will consist of the securities of any one issuer (excluding QRS's of the Company) and (B) the Company has not and will not hold more than 10% of the outstanding voting securities of any one issuer (excluding QRS's of the Company). For purposes of this representation, (i) the term "securities" does not include the Company's interest in the Partnership (or any other partnership or limited liability company in which the Company or the Partnership owns an interest if such entity is not taxable as a corporation), (ii) the Company's proportionate share of the assets of the Partnership (and any other partnership or limited liability company in which the Company or the Partnership owns an interest if such entity is not taxable as a corporation) are treated as assets of the Company, and (iii) the term "value" means (A) fair value as determined in good faith by the Board of Directors of the Company or (B) in the case of securities for which market quotations are readily available, the market value of such securities.

                  30. The Company has and will maintain sufficient records as to its investments to be able to show that it complies with the diversification requirements described in the preceding paragraph.

                  31. For each taxable year (including the taxable year commenced on January 1, 1999, and ending on the closing date), the deduction for dividends paid by the Company (as defined in Section 561 of the Code, but without regard to capital gain dividends, as defined in Section 857(b)(3)(C) of the Code) has and will equal or exceed (i) the sum of (A) 95% of the Company's real estate investment trust taxable income (as defined in Section 857(b)(2) of the Code, but without regard to the deduction for dividends paid and excluding any net capital gain) and (B) 95% of the excess of its net income from Foreclosure Property over the tax imposed on such income by Section 857(b)(4)(A) of the Code, minus (ii) any excess noncash income (as defined in Section 857(e) of the Code).

                  32. The dividends paid by the Company (including dividends deemed paid under any dividend reinvestment plan or optional cash purchase plan) have been and will be made pro rata, with no preference to any share as compared with other shares of the same class. The Company has not sold and will not sell any shares under any dividend reinvestment plan

(including optional cash purchases) at a discount in excess of Internal Revenue Service ("IRS") published guide-lines, in a manner that is preferential with respect to any purchaser as compared to another purchaser or in a manner inconsistent with the IRS private letter ruling issued to the Company with respect to its dividend reinvestment plan and optional cash purchase plan.

                  33. Within 30 days after the end of each of the 1995 through 1998 taxable years the Company demanded, and within 30 days after the end of its taxable year commenced January 1, 1999, and ending on the closing date of the Merger, the Company will demand, written statements from its shareholders that, at any time during the last six months of the taxable year, owned 5% or more of its shares (or if the Company has less than 2,000 and more than 200 shareholders of record of its shares on any dividend record date, 1% or more of its shares, or if the Company has 200 or less shareholders of record on any dividend record date, one-half of 1% or more of its shares) setting forth the following information:

                  (a) The actual owners of the Company's stock (i.e., the persons who are required to include in gross income in their returns the dividends received on the stock).

                  (b) The maximum number of shares of the Company (including the number and face value of securities convertible into shares of the Company) that were considered owned, directly or indirectly (within the meaning of Section 544 of the Code, as modified by Section 856
         (h)(1)(B) of the Code), by each of the actual owners of any of the Company's shares at any time during the last half of the Company's taxable year.

                  34. The Company has maintained and will maintain the written statements described in the preceding paragraph (and other information required by Section 1.857-8(d) of the Regulations) in its principal office, and the statements (and such other information) will be available for inspection by the IRS.

                  35. The Company has and will use the calendar year as its taxable year (provided that the 1999 taxable year will end on the closing date of the Merger).

                  36. The Partnership has been duly formed as a limited partnership under Delaware law and has been and will be operated in accordance with applicable Delaware law and the Partnership Agreement.

                  37. The Partnership Agreement will remain in substantially the same form as its current form and will not be amended in any respect that could adversely affect the Company's qualification as a REIT.

                  38. No Limited Partner (nor any affiliate of any Limited Partner) has owned or will own at any time, directly, indirectly or by attribution (as defined in Section 856(d)(5) of the Code), 10% or more of the Company. For purposes of this representation, beneficial ownership of the interests in the Partnership is taken into account.

                  39. A majority of the Company's Board of Directors at all times has been and, through the closing of the Merger, will be independent directors.

                  40. The Partnership has since its formation satisfied the private placement "safe harbor" from publicly traded partnership status under Notice 88-75 issued by the Service (including the requirement that the Partnership not have more than 500 partners). If the Partnership should fail to satisfy at least one of the safe harbors set forth in Notice 88-75 or the Regulations under Section 7704 of the Code, whichever is applicable, in any taxable year, the Partnership will satisfy the gross income test to avoid corporate treatment, as set forth in Section 7704(c)(2) of the Code, for such taxable year and all taxable years thereafter.

                  41. The interests in the Partnership have not been and will not be traded on an established securities market.

                  42. The Partnership has not issued and will not issue any Units in a transaction required to be registered under the Securities Act of 1933 (the "1933 Act").

                  43. The Partnership has not elected and will not elect to be taxable as a corporation under the Code.

                  44. No partnership or limited liability company in which the Company, the Partnership or a QRS of the Company owns an interest has elected or will elect to be treated as a corporation for tax purposes or will otherwise be treated as a corporation for tax purposes.

                  45. The Company has owned all of the stock of its corporate subsidiaries at all times since the incorporation of those subsidiaries and will continue to own all such stock.

                  46. The Company has not made, and will not make, an election under Section 338 of the Code.

                  47. The Company has elected pursuant to Notice 88-19, 1988-1 C.B. 486, to be subject to rules similar to those in Section 1374 of the Code with respect to the net built-in gain in properties acquired from Kahler and its subsidiaries.

                The undersigned recognizes that (a) the Tax Opinion will be based on the representations set forth herein and on the statements contained in the Merger Agreement and other documents relating to Merger and (b) the Tax Opinion will be subject to certain limitations and qualifications, including that it may not be relied upon if any such representations are not accurate in all material respects.

                The undersigned recognizes that the Tax Opinion will not address any tax consequences except as expressly set forth in such opinion.


                                SUNSTONE HOTEL INVESTORS, INC.




Dated:                          By
         -----------------               --------------------------------------
                                Title
                                         --------------------------------------